Exhibit 10.3

EIGHTH AMENDMENT TO CREDIT AGREEMENT

This EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of June 12, 2020, is entered into by and among (a) AT HOME HOLDING III INC. (formerly known as GRD Holding III Corporation), a Delaware corporation, and AT HOME STORES LLC (successor in interest to Garden Ridge, L.P.), a Delaware limited liability company (collectively, the “Borrowers” and each individually, a “Borrower”), (b) AT HOME HOLDING II INC. (formerly known as GRD Holding II Corporation), a Delaware corporation (“Holdings”), (c) the other Guarantors (as defined in the Existing Credit Agreement referred to below) party hereto, (d) the Lenders (as defined below), (e) BANK OF AMERICA, N.A., as administrative agent and collateral agent for all Lenders (in such capacities, including any successor thereto in such capacities,  the “Administrative Agent”), and (f) TCG SENIOR FUNDING L.L.C., as agent for the FILO Lenders (in such capacity, including any successor thereto in such capacity, the “FILO Agent”).

W I T N E S S E T H:

WHEREAS, reference is made to that certain Credit Agreement, dated as of October 5, 2011 (as amended by the First Amendment to Credit Agreement, dated as of May 9, 2012, as further amended by the Second Amendment to Credit Agreement, dated as of May 23, 2013, as further amended by the Third Amendment to Credit Agreement, dated as of July 28, 2014, as further amended by the Assumption and Ratification Agreement, dated as of September 29, 2014, as further amended by the Fourth Amendment to Credit Agreement, dated as of June 5, 2015, as further amended by the Fifth Amendment to Credit Agreement, dated as of June 15, 2016, further amended by the Sixth Amendment to Credit Agreement, dated as of June 2, 2017, as further amended by the Seventh Amendment to Credit Agreement, dated as of July 27, 2017, as further modified by a certain commitment increase letter agreement, dated as of June 14, 2019, as further amended from time to time by certain joinder agreements, and as otherwise amended, extended, supplemented or otherwise modified in writing from time to time and in effect immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”), by and among (a) the Borrowers, (b) the Guarantors party thereto, (c) the lenders from time to time party thereto (each a “Lender”, and collectively, the “Lenders”), and (d) the Administrative Agent;

WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended to add a new tranche of term loans in a principal amount of $35,000,000 on a “first-in, last-out” basis (the “FILO Loans”) to be extended to the Borrowers on the Eighth Amendment Effective Date (as defined below) by TCG Senior Funding L.L.C. and certain of its affiliates and debt funds, as the lenders holding commitments for FILO Loans as of the Eighth Amendment Effective Date (collectively, the “Initial FILO Lenders”), subject to the terms and conditions set forth in this Amendment and the Amended Credit Agreement; and

WHEREAS, (a) the Administrative Agent and the Lenders party hereto (which collectively constitute the Required Supermajority Lenders under the Existing Credit Agreement) are willing, on the terms and subject to the conditions set forth in this Amendment, to amend the Existing Credit Agreement as provided herein, (b) each Initial FILO Lender is willing, on the terms and subject to the conditions set forth in this Amendment, to join the Amended Credit Agreement as a Lender and a FILO Lender thereunder and to extend the FILO Loans to the Borrowers as provided herein, and (c) TCG Senior Funding L.L.C. is willing, on the terms and subject to the conditions set forth in this Amendment, to join the Amended Credit Agreement as the FILO Agent.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

1.         Defined Terms; Amendment as Loan Document.  All capitalized terms used in this Amendment, including in the preamble and recitals hereto, and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.  This Amendment constitutes a “Loan Document” under the Amended Credit Agreement.

2.         Amendments to Existing Credit Agreement.  As of the Eighth Amendment Effective Date:

(a)        Amended Credit Agreement.  The Existing Credit Agreement (excluding the schedules and exhibits thereto, which shall remain in full force and effect, except as specifically amended and restated pursuant to Section 2(b) and (c) of this Amendment) is hereby amended as set forth in Annex A attached hereto such that all of the newly inserted double underlined text (indicated textually in the same manner as the following example: double-underlined text) and any formatting changes attached hereto shall be deemed to be inserted and all stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) shall be deemed to be deleted therefrom.

(b)        Amendments to Exhibits to the Existing Credit Agreement.

(i)         Each of the following exhibits to the Existing Credit Agreement is hereby deleted in its entirety and replaced with the corresponding exhibits set forth in Annex B-1 attached to this Amendment:

a)         Exhibit A (Committed Loan Notice),

b)         Exhibit B (Swing Line Loan Notice),

c)         Exhibit C-1 (Revolving Note),

d)         Exhibit D (Compliance Certificate),

e)         Exhibit E (Assignment and Assumption), and

f)          Exhibit F (Borrowing Base Certificate).

(ii)        Each of the following exhibits are hereby added to the Amended Credit Agreement in the form set forth in Annex B-2 attached to this Amendment:

a)         Exhibit C-2 (FILO Note), and

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b)         Exhibit I (Joinder).

(c)        Amendments to Schedules to the Existing Credit Agreement.

(i)         Each of the following schedules to the Existing Credit Agreement is hereby deleted in its entirety and replaced with the corresponding schedules to the Amended Credit Agreement set forth in Annex C attached to this Amendment:

a)         Schedule I (Guarantors),

b)         Schedule E-1 (Excluded Subsidiaries),

c)         Schedule 2.01(a)(i) (Revolving Commitments),

d)         Schedule 2.01(a)(ii) (FILO Commitments),

e)         Schedule 5.08(b) (Owned Real Property),

f)          Schedule 5.08(c) (Leased Real Property),

g)         Schedule 5.08(d) (Other Locations of Tangible Personal Property),

h)         Schedule 5.09 (Environmental Matters),

i)          Schedule 5.11(a) (ERISA Compliance),

j)          Schedule 5.11(d) (Pension Plans),

k)         Schedule 5.12 (Subsidiaries and Other Equity Investments),

l)          Schedule 5.16 (Intellectual Property Matters),

m)        Schedule 5.17(b) (Credit Card Arrangements),

n)         Schedule 5.20 (Labor Matters),

o)         Schedule 6.02 (Collateral Reports),

p)         Schedule 7.01 (Existing Liens),

q)         Schedule 7.02 (Existing Investments),

r)          Schedule 7.03 (Permitted Surviving Debt),

s)          Schedule 7.08 (Transactions with Affiliates), and

t)          Schedule 10.02 (Administrative Agent’s Office, Certain Addresses for Notices).

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3.         Amendments to Existing Security Agreement.  As of the Eighth Amendment Effective Date, the Security Agreement, dated of October 5, 2011 (amended, supplemented or otherwise modified in writing from time to time and in effect immediately prior to the effectiveness of this Amendment, the “Existing Security Agreement”, and the Existing Security Agreement, as amended by this Amendment, the “Amended Security Agreement”) is hereby amended by adding a new Section 10(f) immediately after Section 10(e) therein as follows:

“(f)       Without limiting the provisions of Section 1 or any other rights of the Administrative Agent as the holder of a security interest in any Intellectual Property Collateral, for the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Grantor, and wherever the same may be located (whether or not any license by and between any Grantor and any other Person relating to the use of such Intellectual Property Collateral may be terminated hereafter), and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, provided, however, that any license and any sublicense granted by the Administrative Agent to a third party shall be subject to and include reasonable and customary terms necessary to preserve the existence, validity and value of the affected Intellectual Property Collateral, including without limitation, provisions requiring the continuing confidential handling of trade secrets, requiring the use of appropriate notices and prohibiting the use of false notices, protecting and maintaining the quality standards of the Trademarks in the manner set forth below.

The use by the Administrative Agent of the license granted pursuant to this Section 10(f) may only be exercised, at the option of the Administrative Agent, during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall immediately and automatically terminate at such time as the Administrative Agent is no longer lawfully entitled to exercise its rights and remedies under this Agreement and the other Loan Documents.  In the event the license granted pursuant to this Section 10(f) is exercised with regard to any Trademarks, then the following shall apply:  (i) all goodwill arising from any licensed or sublicensed use of any Trademark shall inure to the benefit of the relevant Grantor; (ii) the licensed or sublicensed Trademarks shall only be used in association with goods or services of a quality and nature consistent with the quality and reputation with which such Trademarks were associated when used by the relevant Grantor prior to the exercise of the license rights set forth herein; and (iii) at the relevant Grantor’s request and expense, licensees and sublicensees shall provide reasonable cooperation in any effort by such Grantor to maintain the registration or otherwise secure the ongoing validity and effectiveness of such licensed Trademarks.”

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4.         Conditions to Effectiveness. This Amendment shall not be effective until the date that each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent (such date, the “Eighth Amendment Effective Date”):

(a)        Amendment.  This Amendment shall have been duly executed and delivered by the Borrowers, the Guarantors, the existing Lenders (constituting the Required Supermajority Lenders under the Existing Credit Agreement), the FILO Agent, and the Initial FILO Lenders.

(b)        FILO Note.  The Administrative Agent and the FILO Agent shall have received a FILO Note made by the Borrowers in favor of each Initial FILO Lender, to the extent requested by such Initial FILO Lender.

(c)        Collateral Matters.

(i)         Omnibus Reaffirmation Agreement.  The Administrative Agent shall have received an Omnibus Reaffirmation of the Loan Documents, duly executed by the Borrowers, the Guarantors, and the Administrative Agent.

(ii)        Perfection Certificate.  The Administrative Agent shall have received a customary perfection certificate, dated as of the Eighth Amendment Effective Date, duly executed by a Responsible Officer of each Loan Party.

(iii)       Lien Searches.  The Administrative Agent shall have received the results of (A) searches of the Uniform Commercial Code filings (or equivalent filings) and (B) judgment and tax lien searches, made with respect to the Loan Parties in, with respect to searches in respect of clause (A), the states or other jurisdictions of organization, incorporation or formation of such Loan Parties and, with respect to searches in respect of clause (B), such other locations as are satisfactory to the Administrative Agent, together with copies of the financing statements (or, in the case of clause (B), similar or equivalent documents or filings) disclosed by such searches.

(d)        Borrowing Base Certificate.  The Administrative Agent and the FILO Agent shall have received a Borrowing Base Certificate, dated as of the Eighth Amendment Effective Date, setting forth a calculation of the Revolving Borrowing Base and FILO Borrowing Base as of a date to be agreed by the Administrative Agent and the FILO Agent, duly executed by a Responsible Officer of the Borrowers, and such Borrowing Base Certificate shall demonstrate that Availability, as of the Eighth Amendment Effective Date and after giving pro forma effect to this Amendment and the transactions contemplated hereby, is not less than $75,000,000.

(e)        Solvency Certificate.  The Administrative shall have received a certificate from the chief financial officer of Holdings and the Borrowers certifying that after giving effect to the transactions contemplated by this Amendment (including the extension of the FILO Loans on the Eighth Amendment Effective Date), the Loan Parties, on a consolidated basis, are Solvent.

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(f)        Officer’s Closing Certificate.  The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrowers certifying that the conditions specified in Sections 4(i) and (j) hereof have been satisfied.

(g)        Corporate Authority.  The Administrative Agent shall have received (i) a copy of the Organization Document of each Loan Party filed in connection with such Loan Party’s organization, incorporation or formation, including all amendments thereto, certified, if applicable, as of a recent date by the Secretary of State (or similar Governmental Authority) in the jurisdiction of organization, incorporation or formation of such Loan Party, and a certificate as to the good standing (or local equivalent) of each Loan Party as of a recent date, from such Secretary of State (or similar Governmental Authority) in the jurisdiction of organization, incorporation or formation of such Loan Party; (ii) a certificate of the Secretary or Assistant Secretary (or equivalent Responsible Officer) of each Loan Party, dated the Eighth Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of all Organization Documents of such Loan Party as in effect on the Eighth Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or similar governing body or entity) of such Loan Party authorizing the execution, delivery and performance of this Amendment, the other Amendment Documents, the transactions contemplated hereby and thereby, and, in the case of the Borrowers, the borrowing of the FILO Loans, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each Responsible Officer executing this Amendment, any other Amendment Document, or any other Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) for each Loan Party, a certificate of another Responsible Officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary (or equivalent Responsible Officer) executing the certificate pursuant to clause (ii) above.

(h)        Legal Opinions.  The Administrative Agent shall have received a customary written opinion (addressed to the Administrative Agent, the FILO Agent and the Lenders (including the Initial FILO Lenders) and dated as of the Eighth Amendment Effective Date) of Fried, Frank, Harris, Shriver & Jacobson LLP, as counsel for the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent and its counsel. The Loan Parties hereby request such counsel to deliver such opinions.

(i)         Representations and Warranties. On the Eighth Amendment Effective Date, the representations and warranties set forth in Section 6 hereof shall be true and correct.

(j)         No Material Adverse Effect.  Since January 25, 2020, there shall have been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

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(k)        Committed Loan Notice.  The Administrative Agent and the FILO Agent shall have received a duly executed Committed Loan Notice in respect of the FILO Loans at least one (1) Business Day prior to the Eighth Amendment Effective Date (or such shorter period as may be acceptable to the FILO Agent).

(l)         Projections.  The Administrative Agent and the FILO Agent shall have received reasonably detailed projections, including an Availability model, prepared by management of the Borrowers in a form reasonably acceptable to the Administrative Agent and the FILO Agent; provided that the Administrative Agent and the FILO Agent acknowledge that the projections previously delivered by management of the Borrowers are in a form and substance acceptable to both the Administrative Agent and the FILO Agent.

(m)       Fees and Expenses.  The Borrowers shall have (i) paid all fees required to be paid pursuant to that certain fee letter agreement, dated as of the Eighth Amendment Effective Date, among the Borrowers and the FILO Agent (the “FILO Fee Letter”), and (ii) reimbursed the Administrative Agent and the FILO Agent for all reasonable and documented out-of-pocket fees, costs and expenses, including reasonable attorneys’ fees and disbursements, in connection with or relating to this Amendment.

(n)        KYC. The Administrative Agent, the FILO Agent and the Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, to the extent requested in writing not less than five (5) days prior to the Eighth Amendment Effective Date.

Without limiting the generality of the provisions of Section 9.04 of the Amended Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, the FILO Agent and each Lender (including the Initial FILO Lenders), to the extent such Person has signed this Amendment, shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Person, unless the Administrative Agent shall have received notice from such Person prior to the proposed Eighth Amendment Effective Date specifying its objection thereto.

5.         Post-Closing Obligations.  The Borrowers shall use commercially reasonable efforts to complete, or cause to be completed, each of the post-closing obligations listed on Annex D attached to this Amendment, as soon as commercially reasonable and in any event on or before the date set forth for such post-closing obligation on Annex D (as such date may be extended by the Administrative Agent in writing in its reasonable discretion), each of which post-closing obligation shall be completed or provided in form and substance reasonably satisfactory to the Administrative Agent.

6.         Representations and Warranties.  Each Loan Party hereby represents and warrants to the Administrative Agent, the FILO Agent and the Lenders (including the Initial FILO Lenders) that as of the Eighth Amendment Effective Date:

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(a)        Representations and Warranties; No Defaults.  The following statements shall be true on the Eighth Amendment Effective Date, both immediately before and immediately after giving effect to this Amendment and the consummation of the transactions contemplated by this Amendment (including the making of the FILO Loan and any other Credit Extensions made on the Eighth Amendment Effective Date and the application of the proceeds thereof):

(i)         the representations and warranties of the Borrowers and each other Loan Party contained in Article 5 of the Amended Credit Agreement or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Eighth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this clause (i), the representations and warranties contained in the first sentence of Section 5.05(a) of the Amended Credit Agreement and in Section 5.05(e) of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) of the Amended Credit Agreement, in the case of the first sentence of Section 5.05(a) of the Amended Credit Agreement, and Section 6.01(b) or (c) Amended Credit Agreement, in the case of Section 5.05(e) of the Amended Credit Agreement; and

(ii)        no Default or Event of Default under the Amended Credit Agreement or any other Loan Document, as amended hereby, shall exist or would result therefrom.

(b)        Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of this Amendment and all other instruments and agreements required to be executed and delivered by such Loan Party in connection with the transactions contemplated hereby or referred to herein (collectively, the “Amendment Documents”), and the consummation of the transactions contemplated by the Amendment Documents, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Amended Credit Agreement), or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except with respect to any conflict, breach, contravention or payment (but not creation of Liens) referred to in clause (ii)(A), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a

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Material Adverse Effect.

(c)        Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, any other Amendment Document, the Amended Credit Agreement or any other Loan Document, or for the consummation of the transactions contemplated hereby or thereby, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

(d)        Binding Effect. This Amendment, each other Amendment Document, the Amended Credit Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto.  This Amendment, each other Amendment Document, the Amended Credit Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

7.         Effect on Loan Documents.  After giving effect to this Amendment on the Eight Amendment Effective Date, the Amended Credit Agreement and the other Loan Documents shall be and remain in full force and effect in accordance with their terms and are hereby ratified and confirmed by the Loan Parties in all respects.  Each Loan Party hereby acknowledges and agrees that, after giving effect to this Amendment, all of its obligations and liabilities under the Existing Credit Agreement and the other Loan Documents to which it is a party, as such obligations and liabilities have been amended by this Amendment, are reaffirmed and remain in full force and effect.  All references to the “Credit Agreement” in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to the Amended Credit Agreement.  Nothing contained herein shall be construed as a novation of the Obligations outstanding under and as defined in the Existing Credit Agreement, which shall remain in full force and effect, except as modified and amended hereby.  Each Loan Party hereby further acknowledges and agrees that the Collateral Documents continue to secure the Obligations (including, for the avoidance of doubt, the FILO Obligations), as modified pursuant to this Amendment, to the same extent as prior to giving effect to this Amendment.

8.         Joinder of Initial FILO Lenders.  As of the Eighth Amendment Effective Date, the parties hereto hereby agree and acknowledge that, by executing this Amendment, each Initial FILO Lender shall become a “Lender” and a “FILO Lender” under the Amended Credit Agreement and the other Loan Documents with a Commitment as set forth on Schedule 2.01(a)(ii) of the Amended Credit Agreement.  Each Initial FILO Lender (a)

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represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Amended Credit Agreement, (ii) it shall be bound by the provisions of the Amended Credit Agreement as a Lender and FILO Lender thereunder and, to the extent of its Commitment (or Loans) and all other related rights and obligations under the Amended Credit Agreement and the Intercreditor Agreement, shall have the obligations of a Lender and a FILO Lender thereunder, (iii) it has received a copy of the Existing Credit Agreement and the Intercreditor Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and become a Lender and a FILO Lender under the Amended Credit Agreement, and (iv) it has, independently and without reliance upon the Administrative Agent, the FILO Agent or any existing Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and become a Lender and a FILO Lender under the Amended Credit Agreement; and (b) agrees that (i) it will, independently and without reliance on any of the Administrative Agent, the FILO Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and a FILO Lender.

9.         Joinder and Appointment of the FILO Agent.  As of the Eighth Amendment Effective Date, the parties hereto hereby agree and acknowledge that, by executing this Amendment, TCG Senior Funding L.L.C. shall become the FILO Agent, and such Person shall be bound by the terms of the Amended Credit Agreement and the other Loan Documents.

10.       Acknowledgment of Intercreditor Agreement.  The FILO Agent, on behalf of itself and each FILO Secured Party, (a) hereby consents to the subordination of the Liens on the Collateral other than the ABL Priority Collateral securing the Obligations on the terms set forth in the Intercreditor Agreement, and (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement.

11.       Limited Effect.  This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be an amendment or waiver of any rights or remedies that the Administrative Agent or any Lender may have under the Existing Credit Agreement or any other Loan Document or a consent to any transaction thereunder (in each case, except as expressly set forth herein) or under applicable Law, and shall not be considered to create a course of dealing or to otherwise obligate in any respect the Administrative Agent or any Lender to execute similar or other amendments, waivers or consents or grant any amendments, waivers or consents under the same or similar or other circumstances in the future.

12.       Binding Effect.  The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns.

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13.       Multiple Counterparts.   This Amendment may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy, or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually executed counterpart of this Amendment.

14.       Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first above written.

BORROWERS:	AT HOME HOLDING III INC.

	By:	/s/ Mary Jane Broussard
Name: Mary Jane Broussard
Title: Senior Vice President, General Counsel and Secretary

AT HOME STORES LLC

	By:	/s/ Mary Jane Broussard
Name: Mary Jane Broussard
Title: Senior Vice President, General Counsel and Secretary

Signature Page to Eighth Amendment to Credit Agreement

GUARANTORS:

AT HOME COMPANIES LLC

AT HOME HOLDING II INC.

AT HOME PROPERTIES LLC

1600 EAST PLANO PARKWAY, LLC

2650 WEST INTERSTATE 20, LLC

11501 BLUEGRASS PARKWAY LLC

12990 WEST CENTER ROAD LLC

1944 SOUTH GREENFIELD ROAD LLC

4700 GREEN ROAD LLC

4304 WEST LOOP 289 LLC

642 SOUTH WALNUT AVENUE LLC

15065 CREOSOTE ROAD LLC

335 N. ACADEMY BOULEVARD (1031), LLC

1660 W. MIDWAY BOULEVARD (1031), LLC

3003 WEST VINE, LLC

7613 NORTH EAST LOOP 1604, LLC

334 CHICAGO DRIVE, LLC

4949 GREENWOOD DRIVE, LLC

2251 SOUTHWYCK BLVD, LLC

1605 BUFORD HWY, LLC

1267 CENTRAL PARK DR, LLC

4801 183A TOLL ROAD, LLC

19000 LIMESTONE COMMERCIAL DR, LLC

5501 GROVE BLVD, LLC

1600 W. KELLY AVENUE, LLC

1919 WELLS RD, LLC

7697 WINCHESTER RD, LLC

1000 TURTLE CREEK DRIVE LLC

2201 PORTER CREEK DR LLC

2000 E. SANTA FE LLC

301 S TOWN EAST MALL DR LLC

621 SW 19TH STREET LLC

4200 AMBASSADOR CAFFERY PKWY LLC

4405 PHEASANT RIDGE DR LLC

6360 RIDGEWOOD COURT DR LLC

AT HOME RMS INC.

AT HOME PROCUREMENT INC.

AT HOME GIFT CARD LLC

1376 E. 70TH STREET LLC

25 PACE BLVD LLC

	By:	/s/ Mary Jane Broussard
Name: Mary Jane Broussard
Title: Senior Vice President, General Counsel and Secretary

Signature Page to Eighth Amendment to Credit Agreement

2780 WILMA RUDOLPH BOULEVARD LLC

E. WILLIAMS FIELD RD LLC

3000 KIRBY DRIVE LLC

3551 S 27TH STREET LLC

4833 WATERVIEW MEADOW DR LLC

10800 ASSEMBLY PARK DR LLC

1050 W. ELLIOTT RD LLC

15255 N NORTHSIGHT BLVD LLC

1811 MONOCACY BLVD LLC

2016 GRAND CYPRESS DR LLC

2301 EARL RUDDER FRWY S LLC

24340 NORTHWEST FREEWAY LLC

2520 MACARTHUR RD LLC

300 TANGER OUTLET BLVD LLC

3002 FIREWHEEL PARKWAY LLC

3015 W 86TH ST LLC

361 NEWNAN CROSSING BYPASS LLC

4825 MARBURG AVENUE LLC

535 PLEASANT GROVE RD LLC

5540 STATE HIGHWAY 121 LLC

602 US HWY 287 LLC

7050 WATTS RD LLC

8651 AIRPORT FREEWAY LLC

9570 FIELDS ERTEL ROAD LLC

10460 SW FELLOWSHIP WAY LLC

1160 GEMINI PLACE LLC

1720 N HARDIN BLVD LLC

216 GABLE CROSSING DRIVE LLC

3820 W WISCONSIN AVENUE LLC

COMPASS CREEK PARKWAY LLC

By:	/s/ Mary Jane Broussard
Name: Mary Jane Broussard
Title: Senior Vice President, General Counsel and Secretary

Signature Page to Eighth Amendment to Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer

By:	/s/ Brian Lindblom
Name: Brian Lindblom
Title: Senior Vice President

BANK OF AMERICA, N.A., as a Revolving Credit Lender

By:	/s/ Brian Lindblom
Name: Brian Lindblom
Title: Senior Vice President

Signature Page to Eighth Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Revolving Credit Lender

By:	/s/ Brendan Hogan
Name: Brendan Hogan
Title: Assistant Vice President

Signature Page to Eighth Amendment to Credit Agreement

REGIONS BANK, as a Revolving Credit Lender

By:	/s/ Ankur Shah
Name: Ankur Shah
Title: Director

Signature Page to Eighth Amendment to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Revolving Credit Lender

By:	/s/ Steven C. Gonzalez
Name: Steven C. Gonzalez
Title: Vice President

Signature Page to Eighth Amendment to Credit Agreement

BBVA USA, as a Revolving Credit Lender

By:	/s/ Jason Nichols
Name: Jason Nichols
Title: Senior Vice President

Signature Page to Eighth Amendment to Credit Agreement

TCG SENIOR FUNDING L.L.C., as FILO Agent

By:	/s/ David Storer
Name: David Storer
Title: Managing Director

Signature Page to Eighth Amendment to Credit Agreement

TCG BDC, INC., as an Initial FILO Lender

By:	/s/ David Storer
Name: David Storer
Title: Managing Director

Signature Page to Eighth Amendment to Credit Agreement

TCG BDC II SPV LLC, as an Initial FILO Lender

By:	/s/ David Storer
Name: David Storer
Title: Managing Director

Signature Page to Eighth Amendment to Credit Agreement

TCG BDC II SPV 2 LLC, as an Initial FILO Lender

By:	/s/ David Storer
Name: David Storer
Title: Managing Director

Signature Page to Eighth Amendment to Credit Agreement

CARLYLE TACTICAL PRIVATE CREDIT FUND, as an Initial FILO Lender

By:	/s/ Brian Marcus
Name: Brian Marcus
Title: Principal

Signature Page to Eighth Amendment to Credit Agreement

CCOF MAIN SPV, L.P., as an Initial FILO Lender

By:	/s/ Alexander Popov
Name: Alexander Popov
Title: Managing Director

Signature Page to Eighth Amendment to Credit Agreement

ANNEX A

AMENDED CREDIT AGREEMENT

[see attached]

[EXECUTION COPY]

Composite Credit Agreement reflecting changes pursuant to
First Amendment to Credit Agreement dated as of May 9, 2012,
Second Amendment to Credit Agreement dated as of May 23, 2013

Third Amendment to Credit Agreement dated as of July 28, 2014,

Assumption and Ratification Agreement dated as of September 29, 2014,

Fourth Amendment to Credit Agreement dated as of June 5, 2015,

Fifth Amendment to Credit Agreement dated as of June 16, 2016,
Sixth Amendment to Credit Agreement dated as of June 2, 2017,

Seventh Amendment to Credit Agreement dated as of July 27, 2017,

~~and~~ Commitment Increase Letter Agreement dated as of June 14, 2019,

and Eighth Amendment to Credit Agreement dated as of June 12, 2020

CREDIT AGREEMENT

~~Dated~~dated as of October 5, 2011,

among

AT HOME HOLDING III INC.

~~(formerly known as GRD Holding III Corporation),~~ and AT HOME STORES LLC

~~(as successor in interest to Garden Ridge, L.P.)~~,

as Borrowers,

AT HOME HOLDING II INC.,

as Holdings,

The GUARANTORS party hereto,

The LENDERS party hereto,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and an L/C Issuer

~~The Other Lenders Party Hereto~~,

~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED~~

and

TCG SENIOR FUNDING L.L.C.,

as FILO Agent

_____________________________

BofA SECURITIES, INC.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Joint Lead Arrangers and Bookrunners,

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and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Syndication Agent

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TABLE OF CONTENTS

PAGE

ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS	2
Section 1.01. Defined Terms~~.~~	2
Section 1.02. Other Interpretive Provisions	~~5~~69
Section 1.03. Accounting Terms~~.~~	~~5~~ 69
Section 1.04. Rounding	~~5~~70
Section 1.05. References to Agreements and Laws	~~5~~70
Section 1.06. Times of Day	~~5~~70
Section 1.07. Timing of Payment or Performance	~~5~~70
Section 1.08. Currency Equivalents Generally	~~5~~70
Section 1.09. Letter of Credit Amounts	~~5~~70
Section 1.10. Interest Rates	71
Section 1.11. Divisions	71

ARTICLE 2 THE COMMITMENTS AND CREDIT EXTENSIONS	~~57~~71
Section 2.01. ~~The Revolving~~ Credit ~~Borrowings. 57~~Facilities; Reserves	71
Section 2.02. Borrowings, Conversions and Continuations of Loans~~.~~	~~58~~ 72
Section 2.03. Letters of Credit~~.~~	~~61~~ 76
Section 2.04. Swing Line Loans~~.~~	~~69~~ 84
Section 2.05. Prepayments~~.~~	~~72~~ 87
Section 2.06. Termination or Reduction of Revolving Commitments~~.~~	~~73~~ 89
Section 2.07. Repayment of Loans.	~~74~~90
Section 2.08. Interest~~.~~	~~74~~ 90
Section 2.09. Fees	91~~5~~
Section 2.10. Computation of Interest and Fees	91~~5~~
Section 2.11. Evidence of Indebtedness~~.~~	~~75~~ 91
Section 2.12. Payments Generally; Administrative Agent’s Clawback~~.~~	~~76~~ 92
Section 2.13. Sharing of Payments	~~78~~94
Section 2.14. Increase in Revolving Credit Facility~~.~~	~~7~~ 95
Section 2.15. Cash Collateral.	~~80~~97
Section 2.16. Defaulting Lenders~~.~~	~~81~~ 98
Section 2.17. Settlement Amongst Revolving Credit Lenders~~.~~	~~83~~ 100

ARTICLE 3 TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY	~~84~~100
Section 3.01. Taxes~~.~~	~~84~~ 100
Section 3.02. Illegality	~~86~~103
Section 3.03. Inability To Determine Rates	~~87~~103
Section 3.04. Increased Cost ~~And~~and Reduced Return; Capital Adequacy~~.~~	~~87~~ 106
Section 3.05. Funding Losses	~~88~~107
Section 3.06. Matters Applicable to all Requests for Compensation~~.~~	~~89~~ 107

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Section 3.07. Replacement of Lenders under Certain Circumstances~~.~~	~~9~~ 108
Section 3.08. Survival	~~9~~109
Section 3.09. Designation of At Home III as Borrower’s Agent~~. 9~~; Joint and Several Liability	110

ARTICLE 4 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSIONS	~~92~~111
Section 4.01. Conditions to Initial Credit Extensions	~~92~~111
Section 4.02. Conditions to All Credit Extensions	~~96~~115

ARTICLE 5 REPRESENTATIONS AND WARRANTIES	~~97~~116
Section 5.01. Existence, Qualification and Power; Compliance with Laws	~~97~~116
Section 5.02. Authorization; No Contravention	~~98~~117
Section 5.03. Governmental Authorization; other Consents	~~98~~117
Section 5.04. Binding Effect	~~98~~117
Section 5.05. Financial Statements; No Material Adverse Effect~~.~~	~~98~~ 117
Section 5.06. Litigation	~~99~~118
Section 5.07. No Default	~~99~~118
Section 5.08. Ownership of Property; Liens~~.~~	~~99~~ 118
Section 5.09. Environmental Compliance	1~~00~~19
Section 5.10. Taxes	1~~0~~20
Section 5.11. ERISA Compliance~~.~~	1~~0~~20
Section 5.12. Subsidiaries; Equity Interests	1~~02~~21
Section 5.13. Margin Regulations; Investment Company Act~~.~~	1~~02~~21
Section 5.14. Disclosure	1~~03~~22
Section 5.15. Compliance with Laws	1~~03~~22
Section 5.16. Intellectual Property; Licenses, Etc~~.~~	1~~03~~22
Section 5.17. Anti-Corruption Laws and Sanctions~~.~~	1~~03~~23
Section 5.18. Solvency	1~~04~~23
Section 5.19. ~~[Reserved]~~EEA Financial Institutions	1~~04~~23
Section 5.20. Labor Matters	1~~04~~23
Section 5.21. Perfection, Etc~~.~~	1~~04~~23
Section 5.22. Tax Shelter Regulations	123~~4~~
Section 5.23. PATRIOT Act	124~~4~~

ARTICLE 6 AFFIRMATIVE COVENANTS	124~~5~~
Section 6.01. Financial Statements	124~~5~~
Section 6.02. Certificates; other Information	1~~06~~26
Section 6.03. Notices	1~~09~~30
Section 6.04. Payment of Obligations	1~~10~~30
Section 6.05. Preservation of Existence, Etc~~.~~	1~~10~~31
Section 6.06. Maintenance of Properties	1~~11~~31
Section 6.07. Maintenance of Insurance~~.~~	1~~11~~31
Section 6.08. Compliance with Laws	1~~11~~31
Section 6.09. Books and Records	1~~11~~32
Section 6.10. Inspection Rights	1~~11~~32
Section 6.11. Use of Proceeds	1~~13~~33

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Section 6.12. Covenant to Guarantee Obligations and Give Security~~.~~	1~~13~~34
Section 6.13. Compliance with Environmental Laws	136~~5~~
Section 6.14. Further Assurances.	1~~15~~36
Section 6.15. Cash Management~~.~~	1~~15~~36
Section 6.16. Physical Inventories~~.~~	1~~17~~38

ARTICLE 7 NEGATIVE COVENANTS	1~~18~~38
Section 7.01. Liens	1~~18~~38
Section 7.02. Investments	1~~21~~42
Section 7.03. Indebtedness	1~~2~~45
Section 7.04. Fundamental Changes	1~~27~~48
Section 7.05. Dispositions	1~~28~~49
Section 7.06. Restricted Payments	1~~29~~50
Section 7.07. Change in Nature of Business	1~~32~~53
Section 7.08. Transactions with Affiliates	1~~32~~53
Section 7.09. Burdensome Agreements	1~~32~~53
Section 7.10. Use of Proceeds	1~~33~~54
Section 7.11. ~~Financial Covenants.~~Minimum Availability Covenant	1~~33~~54
Section 7.12. Amendments of Organization Documents	1~~33~~54
Section 7.13. Accounting Changes	1~~33~~54
Section 7.14. Prepayments, Etc. of Indebtedness~~.~~	1~~34~~55
Section 7.15. Holding Company	1~~34~~55
Section 7.16. Deposit Accounts; Credit Card Processors	1~~34~~56

ARTICLE 8 EVENTS OF DEFAULT AND REMEDIES	1~~3~~56
Section 8.01. Events of Default	1~~3~~56
Section 8.02. Remedies upon Event of Default	1~~37~~58
Section 8.03. ~~Right to Cure~~[Reserved]	1~~38~~61
Section 8.04. Application of Funds	1~~39~~61
Section 8.05. Turnover by the FILO Secured Parties	163
Section 8.06. DIP Financings; Proceedings under Debtor Relief Laws	166
Section 8.07. Separate Classification	168
Section 8.08. Avoidance and Reinstatement	168
Section 8.09. Payments Over	169
Section 8.10. Subrogation	169

ARTICLE 9 ADMINISTRATIVE AGENT AND OTHER AGENTS	1~~41~~69
Section 9.01. Appointment and Authorization of Agents~~.~~	1~~41~~69
Section 9.02. Delegation of Duties	170~~2~~
Section 9.03. ~~Liability of Agents~~Exculpatory Provisions	1~~42~~70
Section 9.04. Reliance by Agents~~.~~	1~~42~~72
Section 9.05. ~~Notice of Default~~[Reserved]	1~~43~~72
Section 9.06. Credit Decision; Disclosure of Information by Agents	1~~43~~72
Section 9.07. Indemnification of Agents	1~~44~~73
Section 9.08. Agents in their Individual Capacities	1~~44~~74
Section 9.09. Successor Agent~~.~~	1~~45~~74
Section 9.10. Administrative Agent May File Proofs of Claim	1~~4~~75

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Section 9.11. Collateral and Guaranty Matters	1~~46~~77
Section 9.12. Secured Bank Product Agreements, Secured Cash Management Agreements and Secured Hedge Agreements	1~~4~~78
Section 9.13. Other Agents; Arranger and Managers	1~~48~~79
Section 9.14. Appointment of Supplemental Administrative Agents~~.~~	~~148~~ 179
Section 9.15. Reserves; FILO Deficiency Reserve and FILO Seasonal Reserve	180
Section 9.16. Appointment and Resignation of FILO Agent.	182
Section 9.17. Certain ERISA Matters	183

ARTICLE 10 MISCELLANEOUS	1~~49~~84
Section 10.01. Amendments, Etc~~.~~	1~~49~~84
Section 10.02. Notices; Effectiveness; Electronic Communications~~.~~	1~~51~~90
Section 10.03. Waiver; Cumulative Remedies; Enforcement	1~~53~~92
Section 10.04. Expenses and Taxes	1~~53~~93
Section 10.05. Indemnification by the Borrower	1~~54~~93
Section 10.06. Payments Set Aside	1~~55~~95
Section 10.07. Successors And Assigns~~.~~	1~~56~~95
Section 10.08. Confidentiality	1~~5~~99
Section 10.09. Setoff	2~~60~~00
Section 10.10. Interest Rate Limitation	2~~61~~00
Section 10.11. Counterparts	2~~61~~01
Section 10.12. Integration; Effectiveness	2~~62~~01
Section 10.13. Survival of Representations and Warranties	2~~62~~01
Section 10.14. Severability	2~~62~~02
Section 10.15. Tax Forms~~.~~	2~~62~~02
Section 10.16. Governing Law; Jurisdiction; Etc~~.~~	2~~65~~05
Section 10.17. WAIVER OF RIGHT TO TRIAL BY JURY	2~~66~~05
Section 10.18. Binding Effect	2~~67~~06
Section 10.19. No Advisory or Fiduciary Responsibility	2~~67~~06
Section 10.20. Affiliate Activities	~~167~~207
Section 10.21. Electronic Execution of Assignments and Certain other Documents	207~~68~~
Section 10.22. USA PATRIOT ACT	207~~68~~
Section 10.23. Press Releases~~.~~	208~~68~~
Section 10.24. Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~169~~208
Section 10.25. Keepwell	209
Section 10.26~~9~~. Intercreditor Agreement	209

Section 10.27. Acknowledgment Regarding Any Supported QFCs	209

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SCHEDULES

I	Guarantors
E-1	Excluded Subsidiaries
2.1	Commitments and Pro Rata Shares
Revolving Commitments
FILO Commitments
2.03	Existing Letters of Credit
5.05	Supplement to Interim Financial Statements
5.08(b)	Owned Real Property
5.08(c)	Leased Real Property
5.08(d)	Other Locations of Tangible Personal Property
5.09	Environmental Matters
5.11(a)	ERISA Compliance
5.11(d)	Pension Plans
5.12	Subsidiaries and Other Equity Investments
5.16	Intellectual Property Matters
5.17(b)	Credit Card Arrangements
5.20	Labor Matters
6.02	Collateral Reports
7.1	Existing Liens
7.2	Existing Investments
7.3	Permitted Surviving Debt
7.08	Transactions with Affiliates
10.02	Administrative Agent’s Office, Certain Addresses for Notices

9714105v13

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
~~C~~ C-1	Revolving Credit Note
C-2	FILO Note
~~D~~ D	Compliance Certificate
E~~-1~~	Assignment and Assumption
~~E-2~~	~~Administrative Questionnaire~~
F	Borrowing Base Certificate
G-1	Holdings Guaranty
G-2	Subsidiary Guaranty
H	Security Agreement
I	~~[Reserved]~~Joinder Agreement
J	Intellectual Property Security Agreement
K-1	Opinion Matters – Counsel to Loan Parties
K-2	Opinion Matters – Local Counsel to Loan Parties
L	Credit Card Notification

9714105v13

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into on October 5, 2011 among (a) AT HOME HOLDING III INC. (formerly known as GRD Holding III Corporation), a Delaware corporation, and AT HOME STORES LLC (as successor in interest to Garden Ridge, L.P.), a Delaware limited liability company (collectively, and jointly and severally, the “Borrower” and each individually, a “Borrower”), (b) AT HOME HOLDING II INC. (formerly known as GRD Holding II Corporation), a Delaware corporation (“Holdings”), (c) each other Guarantor (as hereinafter defined) from time to time party hereto, ~~the~~(d) each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), ~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Joint Lead Arrangers and Bookrunners, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent, and~~(e) BANK OF AMERICA, N.A., as administrative agent and collateral agent for all Lenders (in such capacities, including any successor thereto in such capacities, the “Administrative Agent”), Swing Line Lender and an L/C Issuer~~.~~ , and (f) TCG SENIOR FUNDING L.L.C., as agent for the FILO Lenders (in such capacity, including any successor thereto in such capacity, the “FILO Agent”).

PRELIMINARY STATEMENTS

A.        Pursuant to the Stock Purchase Agreement, dated as of July 12, 2011 (the “Acquisition Agreement”), among Garden Holdings Inc., a Delaware corporation (the “Company”), the sellers named therein (the “Sellers”), and the Borrower, the Borrower acquired on the Closing Date (in part directly and in part through an indirect contribution of rollover equity by the Sellers to the Borrower, as contemplated by the contribution agreement referred to in the Acquisition Agreement) 100% of the issued and outstanding shares of capital stock or other equity interests of the Company (the “Acquisition”) in accordance with the terms thereof.

B.         The Borrower has requested that the Lenders make available to the Borrower a revolving credit facility in an aggregate principal amount of $425,000,0001 for the making of revolving loans and the issuance of letters of credit for the account of the Borrower, from time to time.

C.         The Borrower has requested that the FILO Lenders (as hereinafter defined) extend a “first-in, last-out” term loan in an aggregate principal amount of $35,000,000, as of the Eighth Amendment Effective Date.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1         After giving effect to the commitment increase letter agreement dated June 14, 2019.

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ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01.   Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“ABL License” shall mean the irrevocable license granted by the Loan Parties to the Administrative Agent pursuant to Section 10(f) of the Security Agreement.

“ABL Priority Collateral” has the meaning specified in the Intercreditor Agreement.

“Acceptable Credit Card Processor” means any major credit or debit card processor (including Visa, MasterCard, American Express, Diners Club, and other processors reasonably acceptable to the Administrative Agent in its Permitted Discretion).

“Acceptable Document of Title” means, with respect to any Inventory, a bill of lading or other Document (as defined in the Uniform Commercial Code) that (a) is issued by a common carrier which is not an Affiliate of any Loan Party which is in actual possession of such Inventory, (b) is issued to the order of the Borrower or Procurement Company, as applicable, or, if so requested by the Administrative Agent, to the order of the Administrative Agent, (c) names the Administrative Agent as a notify party and bears a conspicuous notation on its face of the Administrative Agent’s security interest therein, (d) is not subject to any Lien (other than in favor of the Administrative Agent or a Term Loan Agent), and (e) is on terms otherwise reasonably acceptable to the Administrative Agent in its Permitted Discretion.

“Account” means “accounts” or “payment intangibles” (each as defined in the Uniform Commercial Code), and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered or (c) arising out of the use of a credit or charge card or information contained on or for use with the card.

“ACH” means automated clearing house transfers.

“Acquisition” as defined in the Preliminary Statements to this Agreement.

“Acquisition Agreement” as defined in the Preliminary Statements to this Agreement.

“Adjustment Date” means the first day of each fiscal quarter, commencing ~~at the end of~~with the first ~~full~~ fiscal quarter beginning after the ~~Closing~~Eighth Amendment Effective Date.

“Administrative Agent” ~~means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent~~has the meaning specified in the introductory paragraph to this Agreement.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

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“Administrative Questionnaire” means an Administrative Questionnaire in ~~substantially the form of Exhibit E-2 or any other~~a form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Agent-Related Persons” means each Agent, together with its Affiliates, and the officers, directors, employees, agents, attorneys-in-fact, trustees and advisors of such Persons and Affiliates.

“Agents” means, collectively, Bank of America, in its capacity as the Administrative Agent and the Syndication Agent.

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Revolving Credit Lenders.  The Aggregate Revolving Commitment of all Revolving Credit Lenders ~~shall be~~is $425,000,000 ~~on~~as of the ~~Commitment Increase~~Eighth Amendment Effective Date, as such amount may be increased or reduced from time to time in accordance with the terms of this Agreement.

“Agreement” means this Credit Agreement.

~~“Anticipated Cure Deadline” has the meaning specified in Section 8.03(c).~~

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which a Loan Party or Subsidiary thereof is located or doing business.

“Applicable Rate” means, with respect to the Revolving Credit Facility, Revolving Credit Loans, Swing Line Loans and Letters of Credit:

(i)         ~~(A) From~~from and after the ~~Seventh~~Eighth Amendment Effective Date until the first Adjustment Date occurring after the ~~first full fiscal quarter following the Seventh~~Eighth Amendment Effective Date, the percentages set forth in Level I of the pricing grid below; and

(ii)        ~~(B) From~~from and after the first Adjustment Date occurring after the ~~first full fiscal quarter following the Seventh~~Eighth Amendment Effective Date and on each Adjustment Date thereafter, the Applicable Rate shall be determined from the following

~~US\OMARAR\218~~5v1~~621.2~~3	9~~94~~7~~677.~~1410

pricing grid based upon the Average Daily Availability for the most recent fiscal quarter ended immediately preceding such Adjustment Date~~; provided that, until the first Adjustment Date occurring after first full fiscal quarter ending after the Seventh Amendment Effective Date, the Applicable Rate shall be established at Level I (even if the Average Daily Availability for Level III has been met); provided further that, notwithstanding anything to the contrary set forth herein, upon the occurrence of an Event of Default, the Administrative Agent may, and at the direction of the Required Lenders shall, immediately increase the Applicable Rate to that set forth in Level I (even if the Average Daily Availability requirements for a different Level have been met); provided further that, if any Borrowing Base Certificates are at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in any Borrowing Base Certificates otherwise proves to be false or incorrect such that the Applicable Rate would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.~~.

Applicable Rate for Revolving Credit Facility
Pricing Level	Average Daily Availability	Eurodollar Rate Loans and Letters of Credit	Base Rate Loans
I	Less than or equal to $100,000,000	~~1~~2.~~7~~25%	~~0~~1.~~7~~25%
II	Greater than $100,000,000 but less than or equal to $150,000,000	~~1~~2.~~5~~00%	1.0~~.5~~0%
III	Greater than $150,000,000	1.~~2~~75%	0.~~2~~75%

Notwithstanding anything to the contrary set forth in this Agreement, including in this definition, upon the occurrence of an Event of Default, the Administrative Agent may, and at the direction of the Required Revolving Credit Lenders shall, immediately increase the Applicable Rate to that set forth in Level I (even if the Average Daily Availability requirements for a different Level have been met); provided, further that, if any Borrowing Base Certificates are at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in any Borrowing Base Certificates otherwise proves to be false or incorrect such that the Applicable Rate determined pursuant to clause (ii) of this definition would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

~~US\OMARAR\218~~5v1~~621.2~~3	9~~94~~7~~677.~~1410

“Appraisal Percentage” means 90.0%; provided that, so long as no amount in respect of the FILO Loans remains outstanding, during the period beginning August 15 and ending on November 30 of each year, Appraisal Percentage shall mean 92.5%.

“Appraised Value” means the appraised orderly liquidation value, net of costs and expenses to be incurred in connection with any such liquidation, which value is expressed as a percentage of Cost of Eligible Inventory as set forth in the Inventory stock ledger of the Borrower or Procurement Company, as applicable, which value shall be determined from time to time by reference to the most recent appraisal undertaken by an independent appraiser engaged by the Administrative Agent.

“Approved Domestic Bank” has the meaning specified in clause (b) of the definition of “Cash Equivalents”.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arrangers” means each of ~~Merrill Lynch, Pierce, Fenner & Smith Incorporated,~~BofA Securities, Inc. and Wells Fargo Bank, National Association, in their capacities as exclusive lead arrangers and bookrunners.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption ~~substantially in the form of Exhibit E-1~~entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“At Home III” means At Home Holding III Inc. (formerly known as GRD Holding III Corporation), a Delaware corporation.

“At Home Stores” means At Home Stores LLC (as successor in interest to Garden Ridge, L.P.), a Delaware limited liability company.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended January 28, 2012 and the related consolidated statement of income or operations and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

~~US\OMARAR\218~~5v1~~621.2~~3	9~~94~~7~~677.~~1410

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability” means, as of any date of determination thereof by the Administrative Agent, the result, if a positive number, of:

(a)        the Loan Cap,

minus

(b)        the Total Revolving Outstandings.

~~In~~Except as otherwise permitted in writing by the Administrative Agent, in calculating Availability at any time and for any purpose under this Agreement, the Borrower shall certify to the Administrative Agent that all accounts payable and Taxes are being paid on a timely basis.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the Revolving Commitment of each Revolving Credit Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria or in the determination of Appraised Value, such Reserves as the Administrative Agent from time to time determines in its Permitted Discretion as being appropriate (a) to reflect the impediments to the ~~Agents~~Administrative Agent’s ability to realize upon the Collateral, (b) to reflect claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon the Collateral, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of any portion of the Borrowing Base or the assets, business, financial performance or financial condition of any Loan Party, (d) to reflect that a Default or an Event of Default then exists or (e) to reflect any restrictions in the Term Loan Documents on the incurrence of Indebtedness by the Loan Parties, but only to the extent that such restrictions reduce, or with the passage of time could reduce, the amounts available to be borrowed hereunder in order for the Loan Parties to comply with the Term Loan Documents.  Without limiting the generality of the foregoing, Availability Reserves may include, in the Administrative Agent’s Permitted Discretion, (but are not limited to) Reserves based on: (i) rent (not to exceed two months’ rent for each location plus any past due rent) (A) for any Store locations and (B) for each distribution center leased by a Loan Party unless, in each case, the applicable lessor has delivered to the Administrative Agent, as applicable, a Collateral Access Agreement; (ii) customs duties, and other costs to release Inventory which is being imported into the United States; (iii) outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, claims of the PBGC and other Taxes which may have priority over the interests of the Administrative Agent in any Collateral; (iv) salaries, wages, vacation pay and benefits due and owing to employees of any Loan Party, (v) Customer Credit Liabilities, (vi) customer deposits, (vii) ~~Reserves for~~ reasonably anticipated changes in the Appraised Value of Eligible Inventory between appraisals, (viii) warehousemen’s, carrier’s or bailee’s charges which may have priority over the interests of the Administrative Agent in any Collateral, (ix) amounts

~~US\OMARAR\218~~5v1~~621.2~~3	9~~94~~7~~677.~~1410

due to vendors on account of consigned goods, and (x) (I) so long as any amount in respect of the FILO Loans remains outstanding, upon the direction of the FILO Agent in accordance with Section 9.15(a) and (II) when no amount in respect of the FILO Loans remains outstanding, at any time that Availability is less than 25.0% of the Loan Cap, Reserves to reflect the reasonably anticipated liabilities and obligations of the Loan Parties or any Subsidiary thereof with respect to any Secured Bank Product Agreement, Secured Hedge Agreement or Secured Cash Management Agreement then provided or outstanding.  The amount of any Availability Reserve established by the Administrative Agent hereunder shall have a reasonable relationship to the event, condition or other matter which is the basis for such Availability Reserve.

“Average Daily Availability” means the average daily Availability for the immediately preceding fiscal quarter.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Bank Product Agreement” means any agreement relating to services ~~of~~or facilities provided on account of (a) purchase cards, (b) credit cards or debit cards, (c) leasing, (~~c~~d) factoring, ~~and (d~~(e) supply chain finance services (including, without limitation, trade payable services and supplier accounts receivable purchases), and (f) merchant services constituting a line of credit to any Loan Party or any Subsidiary of any Loan Party, but excluding any Cash Management Agreement.

“Bank Product Provider” means any Person that (i) at the time it enters into a Bank Product Agreement, is a Lender or an Affiliate of a Lender, or (ii) is, as of the Closing Date, a Lender or an Affiliate of a Lender and a party to a Bank Product Agreement, in each case, in its capacity as a party to such Bank Product Agreement.

“Bankers’ Acceptance” means a time draft or bill of exchange or other deferred payment obligation relating to a commercial Letter of Credit which has been accepted by the L/C Issuer.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus ~~1/2 of 1~~0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurodollar Rate plus 1.00%; provided that, if the Base Rate as so determined shall be less than 1.00%, then the Base Rate shall be deemed to be 1.00% for purposes of this Agreement.  The “prime rate” is a rate

~~US\OMARAR\218~~5v1~~621.2~~3	9~~94~~7~~677.~~1410

set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.  If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03(a), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Blocked Account” has the meaning provided in Section 6.15(b).

“Blocked Account Agreement” means, with respect to an account established by a Loan Party, an agreement, in form and substance reasonably satisfactory to the Administrative Agent, establishing control (as defined in the Uniform Commercial Code) of such Blocked Account by the Administrative Agent (for the benefit of itself and the other Secured Parties) and whereby the bank maintaining such account agrees, during a Cash Dominion Trigger Period, to comply only with the instructions originated by the Administrative Agent without the further consent of any Loan Party.

“Blocked Account Bank” means each bank with whom deposit accounts are maintained in which any funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in Section 6.02(m).

“Borrower Parties” means the collective reference to the Borrower and its Restricted Subsidiaries, and “Borrower Party” means any one of them.

“Borrowing” means a Revolving Credit Borrowing ~~or~~, a Swing Line Borrowing or a FILO Borrowing, as the context may require.

“Borrowing Base” means, ~~at any time of calculation, an amount equal to:~~

~~US\OMARAR\218~~5v1~~621.2~~3	9~~94~~7~~677.~~1410

~~(a)        the face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate;~~

~~plus~~

~~(b)        the Cost of Eligible Inventory, net of Inventory Reserves, multiplied by the product of Appraisal Percentage multiplied by the Appraised Value of Eligible Inventory;~~

~~plus~~

~~(c)        at any time other than during a Cash Dominion Trigger Period, the lesser of (x) 100% of Borrowing Base Eligible Cash Collateral and (y) $20,000,000;~~

~~minus~~

~~(d)        without duplication, the then amount of all Availability Reserves.~~collectively, the Revolving Borrowing Base and the FILO Borrowing Base.

“Borrowing Base Certificate” means a certificate which sets forth the calculation of the Revolving Borrowing Base and the FILO Borrowing Base, substantially in the form of Exhibit F hereto (with such changes therein as may be required by the Administrative Agent to reflect the components of, and ~~reserves~~Reserves against, the Revolving Borrowing Base and/or the FILO Borrowing Base, including the FILO Deficiency Reserve and the FILO Seasonal Reserve, as provided for hereunder from time to time), executed and certified as accurate and complete by a Responsible Officer of the Borrower, and which shall include appropriate exhibits, schedules, supporting documentation, and additional reports as reasonably requested by the Administrative Agent.

“Borrowing Base Eligible Cash Collateral” means cash that is unrestricted and in the Borrowing Base Eligible Cash Collateral Account.

“Borrowing Base Eligible Cash Collateral Account” means a segregated deposit account in the name of the Borrower subject to a Blocked Account Agreement, in which only Borrowing Base Eligible Cash Collateral shall be deposited.

“Borrowing Base Reporting Recovery Event” shall mean Availability is at least the greater of (i) $~~18~~40,~~75~~000,000 and (ii) 12.5% of the Combined Loan Cap for thirty (30) consecutive days and no Event of Default is outstanding during such thirty (30) day period.

“Borrowing Base Reporting Trigger Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrower to maintain Availability, at any time, of at least the greater of (x) $~~18~~40,~~75~~000,000, and (y) 12.5% of the Combined Loan Cap ~~for five (5) consecutive days~~.

“Borrowing Base Reporting Trigger Period” shall mean the period after a Borrowing Base Reporting Trigger Event and prior to a Borrowing Base Reporting Recovery Event.

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“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Capital Expenditures” means, as of any date for the applicable period then ended, all capital expenditures of the Borrower Parties on a consolidated basis for such period, as determined in accordance with GAAP.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Carve Out” means, in connection with any proceeding under any Debtor Relief Law relating to any Loan Party, any carve out amount granted with respect to professional fees and expenses, court costs, filing fees, and fees and costs of the Office of the United States Trustee as granted by the court or as agreed to by the Administrative Agent in its reasonable discretion.

“Cash Collateral Account” means a blocked, non-interest bearing deposit account at Bank of America in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Secured Parties, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable).  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Dominion Recovery Event” shall mean Availability is at least the greater of (i) $~~1~~35,000,000 and (ii) 10.0% of the Combined Loan Cap for thirty (30) consecutive days and no Event of Default is outstanding during such thirty (30) day period; provided that for the purposes of  Section 6.15 a Cash Dominion Trigger Event may be discontinued only two (2) times in any twelve (12) month period, and the termination of a Cash Dominion Trigger Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Cash Dominion Trigger Event in the event that the conditions set forth in this definition again arise.

“Cash Dominion Trigger Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrower to maintain Availability, at any time, of at least the greater of (x) $~~1~~35,000,000, and (y) 10.0% of the Combined Loan Cap ~~for five (5) consecutive Business Days~~.

“Cash Dominion Trigger Period” shall mean the period after a Cash Dominion Trigger Event and prior to a Cash Dominion Recovery Event.

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“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Restricted Subsidiaries:

(a)        readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than twenty four months from the date of acquisition thereof; provided, that the full faith and credit of the United States is pledged in support thereof;

(b)        time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Revolving Credit Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated at least P-1 (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade by S&P), and (iii) has combined capital and surplus of at least $250,000,000 (any such bank being an “Approved Domestic Bank”), in each case with maturities of not more than three hundred and sixty (360) days from the date of acquisition thereof;

(c)        commercial paper and variable or fixed rate notes issued by an Approved Domestic Bank (or by the parent company thereof) or any variable rate note issued by, or guaranteed by a domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s, in each case with maturities of not more than three hundred and sixty (360) days from the date of acquisition thereof;

(d)        marketable short-term money market and similar funds (including such funds investing a portion of their assets in municipal securities) having a rating of at least P-1 or A-1 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);

(e)        repurchase agreements entered into by any Person with a bank or trust company (including any of the Revolving Credit Lenders) or recognized securities dealer having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the United States government or any agency or instrumentality of the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(f)        Investments, classified in accordance with GAAP as Current Assets of the Borrower or any of its Restricted Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions having capital of at least $250,000,000, and the portfolios of which are limited such that at least 95% of such investments are of the character, quality and maturity described in clauses (a), through (e) of this definition;

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(g)        investment funds investing at least 95% of their assets in securities of the types (including as to credit quality and maturity) described in clauses (a) through (f) above; and

(h)        solely with respect to any Restricted Subsidiary that is a Foreign Subsidiary, (x) such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business and (y) investments of comparable tenor and credit quality to those described in the foregoing clauses (a) through (g) customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes.

“Cash Flow Forecast” means a rolling 13-week cash flow forecast, in a form consistent with the form of Cash Flow Forecast delivered to the Administrative Agent and the FILO Agent prior to the Eighth Amendment Effective Date, prepared by the Borrower in good faith based on assumptions the Borrower believes to be reasonable, which shall include a weekly cash forecast and weekly projections of cash receipts, disbursements (including ordinary course operating expenses, Capital Expenditures, fees and expenses) and total available liquidity (including forecasts of the Revolving Borrowing Base, the FILO Borrowing Base, and Availability) on a reasonably detailed line-item basis, and which is otherwise in form and substance reasonably satisfactory to the FILO Agent.

“Cash Flow Variance Report” has the meaning set forth in Section 6.01(e).

“Cash Interest Charges” means, as of any date for the applicable period ending on such date with respect to the Borrower Parties on a consolidated basis, Consolidated Interest Charges that have been paid or are payable in cash during such period net of cash interest income.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, ~~credit or debit card,~~ electronic funds transfer and other cash management arrangements to any Loan Party or any Subsidiary of any Loan Party, but excluding (i) credit and debit cards, (ii) purchase cards, and (iii) any other merchant service constituting a line of credit.

“Cash Management Bank” means any Person that (i) at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, or (ii) is, as of the Closing Date, a Lender or an Affiliate of a Lender and a party to a Cash Management Agreement, in each case, in its capacity as a party to such Cash Management Agreement.

“Casualty Event” means any event that gives rise to the receipt by Holdings, the Borrower or any of its Restricted Subsidiaries of any casualty insurance proceeds or condemnation awards in respect of any asset, including but not limited to Inventory, equipment, fixed assets or real property (including any improvements thereon).

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“Change of Control” means the earliest to occur of:

(a)        the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as that term is used

~~US\OMARAR\218~~5v1~~621.2~~3	9~~94~~7~~677.~~1410

in Section 13(d) of the Security Exchange Act of 1934, as amended)), other than the Permitted Holders, shall have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings or, after a Consolidating Merger, the Consolidated Entity; or

(b)        the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Holdings and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than one or more Permitted Holders; or

(c)        any “Change of Control” (or any comparable term) in any document pertaining to the Term Loan Facilities or any Senior Secured Debt in each case with an aggregate outstanding principal amount in excess of the Threshold Amount; or

(d)        other than in the case of a Consolidating Merger, At Home III shall cease to be a wholly owned Subsidiary of Holdings.

“Closing Date” means the first date all the conditions precedent in Article 4 are satisfied or waived in accordance with Article 4.

“Closing Material Adverse Effect” has the meaning set forth in Section 4.01(e).

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Administrative Agent executed by (a) a bailee or other Person in possession of Collateral~~, and~~ or (b) any landlord of real property leased by any Loan Party, pursuant to which such Person (i) acknowledges the Administrative Agent’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such real property, (iii) provides the Administrative Agent with access to the Collateral held by such bailee or other Person or located in or on such real property, (iv) as to any landlord, provides the Administrative Agent with a reasonable time to sell and dispose of the Collateral from such real property, and (v) makes such other agreements with the Administrative Agent as the Administrative Agent may reasonably require.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement, each of the mortgages, collateral assignments, Security Agreement Supplements, IP Security Agreement Supplements, the Blocked Account Agreements, the Credit Card Notifications, security agreements, pledge agreements, control agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

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~~“Commitment” means, as to each Lender, its obligation to (a) make Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be increased or decreased from time to time in accordance with this Agreement.~~

“Combined Loan Cap” means, at any time of determination, the sum of (a) the Loan Cap and (b) the Total FILO Outstandings at such time.

“Commitment” means, as to each Lender, its Revolving Commitment or FILO Commitment, as applicable.

“Commitment Fee” means 0.25% per annum.

~~“Commitment Increase Effective Date” means June 14, 2019.~~

“Committed Loan Notice” means a notice of (a) a Revolving Credit Borrowing, (b) a FILO Borrowing, (c) a conversion of Loans from one Type to the other, or (~~c~~d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), ~~which, if in writing, shall be~~ substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning set forth in the Preliminary Statements.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Concentration Account” has the meaning set forth in Section 6.15(d).

“Conforming DIP” has the meaning set forth in Section ~~6.15(d~~8.06(a).

“Consolidated Cash Balance” means, at any time, (a) the aggregate amount of the cash and Cash Equivalents of the Loan Parties and their Restricted Subsidiaries, less (b) an amount of Cash and Cash Equivalents necessary for the Loan Parties and their Restricted Subsidiaries to satisfy the current liabilities incurred by them in the ordinary course of their business and without acceleration of the satisfaction of such current liabilities within the following five (5) Business Days, including amounts held for the purpose of (i) paying any taxes, payroll, employee wage and benefit payments and trust and fiduciary obligations or (ii) making principal and interest payments on any permitted Indebtedness of the Loan Parties and their Restricted Subsidiaries (including the Loans and the Term Loans).

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“Consolidated Cash EBITDA” has the meaning specified in the First Lien Credit Agreement as in effect on the Fourth Amendment Effective Date.

“Consolidated Cash Taxes” means, as of any date for the applicable period ending on such date with respect to the Borrower Parties on a consolidated basis, the aggregate of all income, franchise and similar taxes, as determined in accordance with GAAP, to the extent the same are payable in cash with respect to such period.

“Consolidated EBITDA” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, the sum of (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for, without duplication,

(i)         total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income, (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments, (d) the interest component of Capitalized Leases, (e) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Swap Contracts with respect to Indebtedness, (f) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and (g) any expensing of bridge, commitment and other financing fees) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations,

(ii)        provision for taxes based on income, profits or capital of the Borrower and the Restricted Subsidiaries, including, without limitation, federal, state, franchise and similar taxes (such as Delaware franchise tax, Pennsylvania capital tax or Texas margin tax) and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations,

(iii)       depreciation and amortization expense (including amortization of intangible assets),

(iv)       non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs to employees of Holdings, the Borrower or any Restricted Subsidiary pursuant to a written plan or agreement or the treatment of such options under variable plan accounting,

(v)        any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Equity Interests),

(vi)       all extraordinary, non-recurring or unusual charges,

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(vii)      costs and expenses in connection with store openings; provided that the aggregate amount of add backs made pursuant to this clause (vii) shall not exceed an amount equal to 15% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (vii)),

(viii)     cash expenses and employee bonuses incurred in connection with, or in anticipation of, the Transaction,

(ix)       cash restructuring charges or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with Permitted Acquisitions after the Closing Date, project start-up costs, costs related to the closure and/or consolidation of facilities, retention charges, contract termination costs, recruiting, retention, relocation, severance and signing bonuses and expenses, transaction fees and expenses (including those in connection with, to the extent permitted hereunder, any Investment, any Debt Issuance, any Equity Issuance, any Disposition, or any Casualty Event, in each case, whether or not consummated), systems establishment costs, conversion costs and excess pension charges, consulting fees and any one-time expense relating to enhanced accounting function, or costs associated with becoming a public company or any other costs (including legal services costs) incurred in connection with any of the foregoing; provided that the aggregate amount of add backs made pursuant to this clause (ix) when added to the aggregate amount of add backs made pursuant to clause (xix) below, shall not exceed an amount equal to 15% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (ix) or clause (xix) below);

(x)        any losses (or minus any gains) realized upon the disposition of property outside of the ordinary course of business,

(xi)       any (x) expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement or (y) expenses, charges or losses with respect to liability or casualty events or business interruption covered by insurance, in each case to the extent actually reimbursed, or, so long as the Borrower has made a determination that reasonable evidence exists that such indemnification or reimbursement will be made, and only to the extent that such amount is (A) not denied by the applicable indemnifying party, obligor or insurer in writing and (B) in fact indemnified or reimbursed within eighteen (18) months of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such eighteen (18) months),

(xii)      to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied in writing by the applicable insurer and (B) in fact reimbursed within three hundred and sixty-five (365) days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed

~~US\OMARAR\218~~5v1~~621.2~~3	9~~94~~7~~677.~~1410

within such three hundred and sixty-five (365) days), expenses, charges or losses with respect to liability or casualty events or business interruption,

(xiii)     management fees permitted under Section 7.08(d),

(xiv)     any non-cash purchase accounting adjustment and any step-ups with respect to re-valuing assets and liabilities in connection with the Transaction or any Investment permitted under Section 7.02,

(xv)      non cash-losses from Joint Ventures and non-cash minority interest reductions,

(xvi)     fees and expenses in connection with the exchanges or refinancings permitted by Section 7.14,

(xvii)    expenses representing the implied principal component under Synthetic Lease Obligations,

(xviii)   other expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income which do not represent a cash item in such period or any future period,

(xix)     the amount of net cost savings, operating expense reductions, other operating improvements and acquisition synergies projected by the Borrower in good faith to be realized during such period (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken in connection with the Transaction, any acquisition or disposition by the Borrower or any Restricted Subsidiary or any operational changes (including, without limitation, operational changes arising out of the modification of contractual arrangements (including, without limitation, renegotiation of lease agreements, utilities and logistics contracts and insurance policies, as well as purchases of leased real properties)) or headcount reductions, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions, provided that (A) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent together with the Compliance Certificate required to be delivered pursuant to Section 6.02, certifying that (x) such cost savings, operating expense reductions and synergies are reasonably expected and factually supportable as determined in good faith by the Borrower, and (y) such actions are to be taken within (I) in the case of any such cost savings, operating expense reductions and synergies in connection with the Transaction, twelve (12) months after the Closing Date and (II) in all other cases, within twelve (12) months after the consummation of the acquisition or disposition, which is expected to result in such cost savings, expense reductions or synergies, (B) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (xix) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, (C) to the extent that any cost savings, operating expense reductions and synergies are not associated with the Transaction, all steps shall have been taken for realizing such savings, (D)

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projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (xix) to the extent occurring more than four (4) full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions and synergies and (E) the aggregate amount of add backs made pursuant to this clause (xix), when added to the aggregate amount of add backs made pursuant to clause (ix) above, shall not exceed an amount equal to 15% of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (xix) or clause (ix) above),

(xx)      the amount of expenses relating to payments made to option holders of any direct or indirect parent company of the Borrower or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted hereunder provided that the aggregate amount of add backs made pursuant to this clause (xx) shall not exceed $20,000,000 in any four (4) fiscal quarter period, and

(xxi)     costs of surety bonds incurred in such period in connection with financing activities; provided that the aggregate amount of add backs made pursuant to this clause (xxi) when added to the aggregate amount of add backs made pursuant to clause (ix) and (xix) above, shall not exceed an amount equal to 10% of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (xxi) or clauses (ix) and (xix) above), minus

(c)        an amount which, in the determination of Consolidated Net Income, has been included for

(i)         all extraordinary, non-recurring or unusual gains and non cash income during such period, and

(ii)        any gains realized upon the disposition of property outside of the ordinary course of business, plus/minus

(d)        unrealized losses/gains in respect of Swap Contracts, all as determined in accordance with GAAP, minus

(e)        the amount of Restricted Payments made in reliance on Sections 7.06(e)(i), 7.06(e)(ii), Section 7.06(e)(vii) or 7.06(h) (except to the extent that (x) the amount paid with such Restricted Payments by Holdings would not, if the respective expense or other item had been incurred directly by the Borrower, have reduced Consolidated EBITDA determined in accordance with this definition or (y) such Restricted Payment is paid by the Borrower in respect of an expense or other item that has resulted in, or will result in, a reduction of Consolidated EBITDA, as calculated pursuant to this definition).

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Notwithstanding anything to the contrary, to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any income (loss) for such period attributable to the early extinguishment of (i) Indebtedness, (ii) obligations under any Swap Contracts or (iii) other derivative instruments.

“Consolidated Entity” has the meaning specified in the definition of “Consolidating Merger.”

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) all Consolidated Cash Taxes, minus (iii) Unfinanced Capital Expenditures made during such period to (b) the sum of all Consolidated Scheduled Funded Debt Payments of the Borrower Parties for the most recently completed Measurement Period, all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Funded Indebtedness” means all Indebtedness of a Person and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but (x) excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transaction or any Permitted Acquisition and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire principal amount thereof), excluding (i) net obligations under any Swap Contract, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of the applicable Person and is expected to be paid in a fiscal quarter immediately following the date of determination of the Consolidated Funded Indebtedness, (iii) any deferred compensation arrangements, (iv) any non-compete or consulting obligations incurred in connection with Permitted Acquisitions, or (v) obligations in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Funded Indebtedness until three (3) Business Days after such amount is drawn.  The amount of Consolidated Funded Indebtedness for which recourse is limited either to a specified amount or to an identified asset of such Person shall be deemed to be equal to such specified amount (or, if less, the fair market value of such identified asset).

“Consolidated Interest Charges” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, interest expense (including the amortization of debt discount and premium, the interest component under Capitalized Leases and the implied interest component under Synthetic Lease Obligations, but excluding, to the extent included in interest expense, (i) fees and expenses associated with the consummation of the Transaction, (ii) annual agency fees paid to the Administrative Agent or to a Term Loan Agent, (iii) costs associated with obtaining Swap Contracts and (iv) fees and expenses associated with any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (whether or not consummated)), as determined in accordance with GAAP, to the extent the same are payable in cash with respect to such period.

“Consolidated Net Income” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, net

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income (excluding, without duplication, (i) extraordinary items, (ii) any amounts attributable to Investments in any Unrestricted Subsidiary or Joint Venture to the extent that either (x) such amounts have not been distributed in cash to such Person and its Restricted Subsidiaries during the applicable period, (y) such amounts were not earned by such Unrestricted Subsidiary or Joint Venture during the applicable period or (z) there exists in respect of any future period any encumbrance or restriction on the ability of such Unrestricted Subsidiary or Joint Venture to pay dividends or make any other distributions in cash on the Equity Interests of such Unrestricted Subsidiary or Joint Venture held by such Person and its Restricted Subsidiaries, (iii) the cumulative effect of foreign currency translations during such period to the extent included in Consolidated Net Income, (iv) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis) and (v) net income of any Restricted Subsidiary (other than a Loan Party) for any period to the extent that, during such period, there exists any encumbrance or restriction on the ability of such Restricted Subsidiary to pay dividends or make any other distributions in cash on the Equity Interests of such Restricted Subsidiary held by such Person and its Restricted Subsidiaries, except to the extent that such net income is distributed in cash during such period to such Person or to a Restricted Subsidiary of such Person that is not itself subject to any such encumbrance or restriction) as determined in accordance with GAAP.

“Consolidated Scheduled Funded Debt Payments” means, as of any date for the applicable period ending on such date with respect to the Borrower Parties on a consolidated basis, the sum of (a) Cash Interest Charges during such period plus (b) all scheduled payments of principal (and with respect to any Term Loan, as such payments may be adjusted in accordance with the applicable Term Loan Documents as a result of any prepayment of the Term Loans) during such period on Consolidated Funded Indebtedness that constitutes Funded Debt (including the implied principal component of payments due on Capitalized Leases and Synthetic Lease Obligations during such period), as determined in accordance with GAAP.

“Consolidating Merger” means a merger of any combination of At Home III, Holdings, and At Home Group Inc. (formerly known as GRD Holding I Corporation), a Delaware corporation, into a single entity (the “Consolidated Entity”) in contemplation of an issuance by the Consolidated Entity of its common Equity Interests in a public offering; provided that (i) upon any Consolidating Merger involving (x) At Home III, references to the “Borrower” in this Agreement shall mean the Consolidated Entity and/or At Home Stores LLC, as applicable, and (y) Holdings, references to “Holdings” in this Agreement shall, to the extent applicable, mean the Consolidated Entity, and to the extent not applicable, be disregarded; (ii) the representations and warranties contained in Article 5, to the extent applicable, shall be true with respect to the Consolidated Entity; (iii) immediately before and immediately after giving effect to such Consolidating Merger, no Default or Event of Default shall have occurred and be continuing; and (iv) upon request by the Administrative Agent, At Home III and Holdings shall deliver such certifications, certificates, joinders, agreements, financial information, or opinions of counsel, that the Administrative Agent deems necessary to confirm (x) the continuing validity and perfection of the Secured Parties’ security interests in the Collateral and (y) the enforceability of the Loan Documents.

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“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Cost” means the lower of cost or market value of Inventory, based upon the Borrower’s accounting practices, known to the Administrative Agent, which practices are in effect on the Closing Date as such calculated cost is determined from invoices received by the Borrower or Procurement Company, as applicable, the Borrower’s or Procurement Company’s purchase journals or the Borrower’s or Procurement Company’s stock ledger.  “Cost” does not include Inventory capitalization costs, other non- purchase price charges (such as freight) used in the Borrower’s calculation of cost of goods sold or any costs related to the transfer of Inventory between Procurement Company and the Borrower.

~~“Covenant Recovery Event” shall mean Availability is at least the greater of (i) $15,000,000 and (ii) 10% of the Loan Cap for thirty (30) consecutive days and no Event of Default is outstanding during such thirty (30) day period.~~

~~“Covenant Trigger Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrower to maintain Availability of at least the greater of (x) $15,000,000, and (y) 10% of the Loan Cap.~~

~~“Covenant Trigger Period” shall mean the period after a Covenant Trigger Event and prior to a Covenant Recovery Event.~~

“Credit Card Advance Rate” means 90.0%.

“Credit Card Notifications” has the meaning provided in Section 6.15(a).

“Credit Card Receivables” means each “payment intangible” (as defined in the Uniform Commercial Code), together with all income, payments and proceeds thereof, owed by an Acceptable Credit Card Processor to the Borrower resulting from charges by a customer of the Borrower on credit or debit cards issued by such Acceptable Credit Card Processor in connection with the sale of goods by the Borrower, or services performed by the Borrower, in each case in the ordinary course of its business.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

~~“Cure Amount” has the meaning provided in Section 8.03.~~

~~“Cure Right” has the meaning provided in Section 8.03.~~

“Credit Extension Conditions” means, in relation to any determination thereof at any time, the requirements that:

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(a)        the Total Outstandings at such time shall not exceed the Combined Loan Cap at such time (other than as a result of any Permitted Overadvance or Protective Advance);

(b)        the Total Revolving Outstandings at such time shall not exceed the Loan Cap at such time (other than as a result of any Permitted Overadvance or Protective Advance);

(c)        the sum of (i) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, (ii) such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, and (iii) such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed (other than in the case of the Revolving Credit Lender acting as the Swing Line Lender) such Revolving Credit Lender’s Revolving Commitment;

(d)        solely in connection with the issuance, amendment, renewal or extension of any Letter of Credit, the Outstanding Amount of the L/C Obligations at such time shall not exceed the Letter of Credit Sublimit;

(e)        solely in connection with the making of any Swing Line Loans, the Outstanding Amount of Swing Line Loans at such time shall not exceed the Swing Line Sublimit; and

(f)        the Consolidated Cash Balance shall not exceed $35,000,000;

“Current Assets” means, with respect to any Person, all assets of such Person that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP.

“Customer Credit Liabilities” means at any time, the aggregate remaining value at such time of (a) outstanding gift certificates and gift cards ~~of~~relating to the Borrower or Procurement Company entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits ~~of~~relating to the Borrower or Procurement Company.

“Customs Broker/Carrier Agreement” means an agreement in form and substance reasonably satisfactory to the Administrative Agent among the Borrower (or Procurement Company, as applicable), a customs broker, freight forwarder, consolidator, or carrier, and the Administrative Agent, in which the customs broker, freight forwarder, consolidator, or carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Administrative Agent and agrees, upon notice from the Administrative Agent, to hold and dispose of the subject Inventory solely as directed by the Administrative Agent.

“DDA” means each checking, savings or other demand deposit account maintained by any of the Loan Parties, other than any such account used solely for payroll, taxes, pension, medical and other ERISA benefit funds.  All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the ~~Agents~~Administrative Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

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“Debt Issuance” means the issuance by any Person and its Restricted Subsidiaries of any Indebtedness for borrowed money.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means ~~an interest rate equal to~~, when used with respect to Revolving Obligations, (a) the Base Rate plus (b) the Applicable Rate~~, if any,~~ applicable to Revolving Credit Loans that are Base Rate Loans ~~hereunder~~ plus (c) 2.00% per annum; provided~~, however,~~ that, with respect to ~~a Eurodollar Rate Loan~~the outstanding principal amount of any Revolving Credit Loan (including any Swing Line Loan), the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Revolving Credit Loan plus 2.00 % per annum, in ~~each~~any case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.16, any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans within two (2) Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements generally in which it commits to extend credit, (c) has failed, within two (2) Business Days after reasonable request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) become the subject of a Bail-In Action, (iii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iv) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“DIP Financing” means, in connection with a proceeding under any Debtor Relief Laws with respect to a Loan Party, the consensual use of cash collateral by, or the provision of financing or financial accommodations to, such Loan Party (including, in either event, all of the terms and conditions established and/or approved in connection with the consensual use of cash collateral, financing or financial accommodations).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any

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issuance of Equity Interests by a Restricted Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided, however, that “Disposition” and “Dispose” shall not be deemed to include any issuance by Holdings of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligations or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Holdings (or any direct or indirect parent thereof), the Borrower or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or if its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division.  A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia and any other Subsidiary that is not a “controlled foreign corporation” under Section 957 of the Code.

“EBITDA Condition” means that the actual Consolidated EBITDA for the twelve (12) consecutive months ending on December 31 of the applicable year, or, if such actual Consolidated EBITDA is not achieved for such period, such later twelve (12) consecutive month period prior to September 30 of the immediately succeeding year for which financial statements have been

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delivered pursuant to this Agreement, shall be not less than (x) with respect to the FILO Seasonal Reserve for the fiscal year ending on January 30, 2021, the amount set forth as the section entitled “EBITDA Amount” in the calculations delivered to the Administrative Agent and the FILO Agent prior to the Eighth Amendment Effective Date (the “EBITDA Threshold Calculations”) for the applicable Test Date (as defined in the EBITDA Threshold Calculations) and (y) with respect to the FILO Seasonal Reserve for the fiscal year ending on January 29, 2022, the amount set forth as the EBITDA Amount in the EBITDA Threshold Calculations for the applicable Test Date.  Notwithstanding the definition of “Consolidated EBITDA” as set forth herein or anything else herein to the contrary, for purposes of determining compliance with the EBITDA Condition, addbacks made in cash to Consolidated EBITDA shall not exceed those set forth in the EBITDA Threshold Calculations.

“EBITDA Threshold Calculations” has the meaning assigned to it in the definition of “EBITDA Condition.”

“EEA Financial Institution” means  (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eighth Amendment” means Eighth Amendment to Credit Agreement, dated as of June 12, 2020.

“Eighth Amendment Effective Date” has the meaning specified in the Eighth Amendment.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.07(b)(iii)); provided that~~,~~ “Eligible Assignee” shall not include any natural person, the Loan Parties or any of their Affiliates, any Permitted Holder or any Affiliate of a Permitted Investor.

“Eligible Credit Card Receivables” means at the time of any determination thereof, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Credit Card Receivable (i) has been earned by performance and represents the bona fide amounts due to the Borrower from an Acceptable Credit Card Processor or a credit card payment processor, and in each case originated in the ordinary course of business of the Borrower, and (ii) is not ineligible for inclusion in the calculation of any portion of the Borrowing Base pursuant to any of clauses (a) through (i) below.  Without

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limiting the foregoing, to qualify as an Eligible Credit Card Receivable, an Account shall indicate no Person other than the Borrower as payee or remittance party.  In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Borrower may be obligated to rebate to a customer, a credit card payment processor, or Acceptable Credit Card Processor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrower to reduce the amount of such Credit Card Receivable.  Except as otherwise agreed by the Administrative Agent, any Credit Card Receivable included within any of the following categories shall not constitute an Eligible Credit Card Receivable:

(a)        Credit Card Receivables which do not constitute an Account;

(b)        Credit Card Receivables that have been outstanding for more than five (5) Business Days from the date of sale;

(c)        Credit Card Receivables (i) that are not subject to a perfected first-priority security interest and Lien in favor of the Administrative Agent, or (ii) with respect to which the Borrower does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Administrative Agent pursuant to the Security Documents and Permitted Liens);

(d)        Credit Card Receivables which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);

(e)        Credit Card Receivables with respect to which the Acceptable Credit Card Processor has recourse to the Borrower in the event of non-payment by the holder of the applicable credit card;

(f)        Credit Card Receivables due from an issuer or payment processor of the applicable ~~Credit Card~~credit card which (i) is the subject of any proceeding under any Debtor Relief Law or (ii) is a target of Sanctions;

(g)        Credit Card Receivables which are not a valid, legally enforceable obligation of the applicable credit card issuer with respect thereto;

(h)        Credit Card Receivables which do not conform in all material respects to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables; or

(i)         Credit Card Receivables which the Administrative Agent determines in its Permitted Discretion to be uncertain of collection or which do not meet such other reasonable eligibility criteria for Credit Card Receivables as the Administrative Agent may determine; provided that~~,~~ the Administrative Agent may not change any of the eligibility criteria for Eligible Credit Card Receivables unless the Borrower is given at least three (3) days prior written notice of the implementation of such change and, upon delivery of such notice, the Administrative Agent

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shall be available to discuss the proposed change with the Borrower to afford the Borrower an opportunity to take such action as may be required so that the event condition or circumstance that is a basis for such ~~Reserve~~change no longer exists in a manner and to the extent reasonably satisfactory to the Administrative Agent in its Permitted Discretion; provided that, during such three (3) day period, Credit Extensions hereunder shall be subject to the Borrowing Base as if such change in eligibility criteria were given effect.

“Eligible In-Transit Inventory” means, as of any date of determination thereof, without duplication of other Eligible Inventory, In-Transit Inventory:

(a)        Which has been shipped from a foreign location for receipt by the Borrower or Procurement Company, but which has not yet been delivered to the Borrower or Procurement Company, which In-Transit Inventory has been in transit for forty-five (45) days or less from the date of shipment of such Inventory;

(b)        For which the purchase order is in the name of the Borrower or Procurement Company and title and risk of loss has passed to the Borrower or Procurement Company;

(c)        For which an Acceptable Document of Title has been issued, and as to which the Administrative Agent has control (as defined in the Uniform Commercial Code) over the documents of title which evidence ownership of the subject Inventory;

(d)        For which, if requested by the Administrative Agent, the Administrative Agent has received a Customs Broker/Carrier Agreement;

(e)                    Which is insured to the reasonable satisfaction of the Administrative Agent (including, without limitation, marine cargo insurance);

(f)        For which payment of the purchase price has been made by the Borrower or Procurement Company or the purchase price is supported by a commercial Letter of Credit, unless the Administrative Agent otherwise agrees; and

(g)        Which otherwise would constitute Eligible Inventory (except with respect to the requirements in clause (c) of the definition thereof);

provided that, the Administrative Agent may, in its Permitted Discretion, exclude any particular Inventory from the definition of “Eligible In-Transit Inventory” in the event (i) the Administrative Agent determines that such Inventory is subject to any Person’s right of reclamation, repudiation, stoppage in transit or (ii) any event has occurred or is reasonably anticipated by the Administrative Agent to arise which may otherwise adversely impact the value of such Inventory or the ability of the Administrative Agent to realize upon such Inventory; provided further that, in the case of clause (ii) hereof, the Administrative Agent shall give at least three (3) days prior written notice of the implementation of the exclusion of any particular Inventory from the definition of “Eligible In-Transit Inventory” (and, upon delivery of such notice, the Administrative Agent shall be available to discuss the proposed change with the Borrower to afford the Borrower an opportunity to take such action as may be required so that the event condition or circumstance that is a basis for such exclusion no longer exists in the manner and to the extent reasonably satisfactory to the Administrative Agent in its Permitted Discretion); provided further that, during such three (3) day

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period, Credit Extensions hereunder shall be subject to the Borrowing Base as if such change in eligibility criteria were given effect.

“Eligible Inventory” means, as of the date of determination thereof, without duplication, (i) Eligible In-Transit Inventory (provided that, in no event shall Eligible In-Transit Inventory included in Eligible Inventory exceed 20% of the Eligible Inventory included in the sum of the Revolving Borrowing Base and the FILO Borrowing Base), and (ii) items of Inventory of the Borrower and Procurement Company that are finished goods, merchantable and readily saleable to the public in the ordinary course of business, in each case that, (A) comply in all material respects with each of the representations and warranties respecting Inventory made by the Borrower and Procurement Company in the Loan Documents, and (B) are not excluded as ineligible by virtue of one or more of the criteria set forth below.  The following items of Inventory shall not be included in Eligible Inventory:

(a)        Inventory that is not solely owned by the Borrower or Procurement Company or the Borrower or Procurement Company does not have good, marketable and valid title thereto;

(b)        Inventory that is leased by or is on consignment to the Borrower or Procurement Company or which is consigned by the Borrower or Procurement Company to a Person which is not a Loan Party;

(c)        Inventory that is not located in the United States of America (excluding territories or possessions of the United States) either (i) at a location that is owned or leased by the Borrower or Procurement Company, except Inventory in transit between such owned or leased locations of any such Person or (ii) in-transit from a domestic location for receipt by the Borrower or Procurement Company at a domestic location that is owned or leased by the Borrower or Procurement Company within twenty-one (21) days of the date of shipment, which Inventory is fully insured (as required by this Agreement) for Cost of such Inventory and with respect to which the title has passed to the Borrower or Procurement Company;

(d)        Inventory that is comprised of goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete or slow moving, or custom items, work-in-process, raw materials, or that constitute, spare parts, promotional, marketing, packaging and shipping materials or supplies used or consumed in the Borrower’s or Procurement Company’s business, (iv) are seasonal in nature and which have been packed away for sale in the subsequent season (except to the extent the existence of such Inventory is accounted for in the most recent Inventory appraisal conducted pursuant to this Agreement), (v) are not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, or (vi) are bill and hold goods;

(e)        Inventory that is not subject to a perfected first-priority security interest and Lien in favor of the Administrative Agent;

(f)        Inventory that consists of samples, labels, bags, and other similar non-merchandise categories;

(g)        Inventory that is not insured in compliance with the provisions of Section 6.07 hereof;

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(h)        Inventory that has been sold to a buyer but not yet delivered to such buyer;

(i)         Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party which would require the payment of fees or royalties to, or the consent of, the licensor under such agreement for any sale or other disposition of such Inventory by the Administrative Agent, and the Administrative Agent shall have determined in its Permitted Discretion that it cannot sell or otherwise dispose of such Inventory in accordance with Article 8 without violating any such licensing, patent, royalty, trademark, trade name or copyright agreement;

(j)         [reserved];

(k)        Inventory acquired in a Permitted Acquisition and which is not of the type usually sold in the ordinary course of the Borrower’s and Procurement Company’s business, unless and until the Administrative Agent has completed or received (A) an appraisal of such Inventory from appraisers satisfactory to the Administrative Agent and establishes Inventory Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible Inventory, and (B) such other due diligence as the Administrative Agent may require, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent; or

(l)         Inventory which the Administrative Agent determines in its Permitted Discretion does not meet such other reasonable eligibility criteria for Inventory as the Administrative Agent may determine; provided that, the Administrative Agent may not change any of the eligibility criteria for Eligible Inventory unless the Borrower is given at least three (3) days prior written notice of the implementation of such change and, upon delivery of such notice, the Administrative Agent shall be available to discuss the proposed change with the Borrower to afford the Borrower an opportunity to take such action as may be required so that the event condition or circumstance that is a basis for such ~~Reserve~~change no longer exists in the manner and to the extent reasonably satisfactory to the Administrative Agent in its Permitted Discretion; provided that, during such three (3) day period, Credit Extensions hereunder shall be subject to the Borrowing Base as if such change in eligibility criteria were given effect.

“Environmental Laws” means any and all applicable Laws, rules, judgments, orders, decrees, permits, licenses, or governmental restrictions, in each case relating to pollution or the protection of the environment or the release into the environment of, or exposure to, any pollutant, contaminant or toxic or hazardous substance or waste, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) any Environmental Law or Environmental Permit, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any action, suit, investigation or proceeding, or contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

~~US\OMARAR\218~~5v1~~621.2~~3	9~~94~~7~~677.~~1410

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Contribution” has the meaning set forth in Section 4.01(l).

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Equity Issuance” means any issuance for cash by any Person to any other Person of (a) its Equity Interests, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 302 of ERISA or Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any Subsidiary or any of their respective ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any Subsidiary or any of their respective ERISA Affiliates from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan or the receipt by any Loan Party or any Subsidiary or any of their respective ERISA Affiliates of notice relating to the intent to terminate such plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is or is reasonably expected to be considered an “at-risk plan” or a plan in “endangered status” or “critical status” within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA, as applicable; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any Subsidiary or any of their respective ERISA Affiliates; (i) the conditions for the imposition of a lien under Section 430(k) of the Code or Section 303(k) of  ERISA shall have been or are reasonably expected to be met with respect to any Pension Plan; (j) the failure to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) with respect to a Pension Plan, whether or not waived; (k) the filing pursuant to Section 431 of the Code or Section 304(d) of ERISA of an application for the extension of any amortization

~~US\OMARAR\218~~5v1~~621.2~~3	9~~94~~7~~677.~~1410

period; (l) the failure to timely make a contribution required to be made with respect to any Pension Plan; (m) the filing pursuant to Section 302(c) of ERISA or Section 412(c) of the Code of an application for a waiver of the minimum funding standard with respect to any Pension Plan or (n) the occurrence of a non-exempt “prohibited transaction” with respect to which a Loan Party or any Subsidiary or any of their respective ERISA Affiliates is a “disqualified person” (each within the meaning of Section 4975 of the Code).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor ~~thereto~~person), as in effect from time to time.

“Eurodollar Rate” means:

(a)        for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

where, for purposes of this clause (a),

“Eurodollar Base Rate” means, for such Interest Period, the rate per annum equal to ~~(i)~~ the Ice Benchmark Administration Limited LIBOR Rate (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period) (“LIBOR”) ~~or a comparable or successor rate, which rate is approved by the Administrative Agent~~, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period~~, or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period~~; ~~and~~

(b)        for any interest calculation with respect to a Base Rate Loan on any date, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

where, for purposes of this clause (b),

“Eurodollar Base Rate” means the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time, determined two (2) Business Days prior to such date for Dollar deposits

~~US\OMARAR\218~~5v1~~621.2~~3	9~~94~~7~~677.~~1410

being delivered in the London interbank market for a term of one (1) month commencing that day ~~or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one (1) month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.~~

~~In no event shall~~; and

(c)        if the Eurodollar Rate ~~be less than zero.~~, as determined pursuant to clause (a) or (b) of this definition, shall be less than 1.00%, such rate shall be deemed 1.00% for purposes of this Agreement.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental, marginal or other reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).  The Eurodollar Rate for each outstanding Loan the interest on which is determined by reference to the Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Subsidiary” means any Subsidiary (a) that is (i) a Foreign Subsidiary, (ii) an Unrestricted Subsidiary, (iii) an Immaterial Subsidiary, (iv) prohibited by applicable Laws, regulation or by any Contractual Obligation existing on the Fourth Amendment Effective Date as set forth on Schedule E-1 or on the date after the Fourth Amendment Effective Date such Person becomes a Subsidiary (as long as such Contractual Obligation was not entered into in contemplation of such Person becoming a Subsidiary) from granting a Subsidiary Guaranty or that would require a governmental (including regulatory) or third party consent, approval, license or authorization in order to grant such Subsidiary Guaranty (unless such consent, approval, license or authorization has been received or to the extent that the Borrower has used commercially reasonable efforts (not involving spending money in excess of de minimis amounts) to obtain such consent, approval, license or authorization), (v) a direct or indirect Subsidiary if substantially all of its assets consist of Equity Interests of one or more direct or indirect Foreign Subsidiaries, (vi) a not-for-profit Subsidiary, or (vii)  not wholly owned directly by the Borrower or one or more of its wholly owned Restricted Subsidiaries, or (b) to the extent that the burden or cost (including any material adverse tax consequences) of obtaining a Subsidiary Guaranty therefrom outweighs the benefit afforded thereby (as reasonably determined by the Administrative Agent and the Borrower).

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“Excluded Swap Obligation” means, with respect to any Guarantor, any obligation in respect of a Secured Hedge Agreement if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such obligation arising under any Secured Hedge Agreement (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (determined after giving effect to Section 10.25 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s obligations in respect of Secured Hedge Agreements by any Borrower or other Loan Party) at the time the guaranty of such Guarantor or the grant of such Lien becomes effective with respect to such obligation under any Secured Hedge Agreement. If any obligation under any Secured Hedge Agreement arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Existing Credit Agreement” has the meaning specified in Section 4.01(c).

“Existing Letters of Credit” means the Letters of Credit described on Schedule 2.03 under the heading “Existing Letters of Credit”.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum ~~equal to~~calculated by the ~~weighted average of the rates on overnight Federal~~Federal Reserve Bank of New York based on such day’s federal funds transactions ~~with members of~~by depository institutions (as determined in such manner as the Federal Reserve ~~System arranged by Federal funds brokers on such day, as~~Bank of New York shall set forth on its public website from time to time) and published ~~by the Federal Reserve Bank of New York~~ on the ~~Business Day~~ next succeeding ~~such day~~Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that ~~(a)~~, if ~~such day is not a Business Day,~~ the Federal Funds Rate ~~for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day,~~as so determined would be less than 1.00%, then the Federal Funds Rate ~~for such day~~ shall be ~~the average rate (rounded upward, if necessary, to a whole multiple of~~deemed to be 1~~/1~~.00 ~~of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent~~% for the purposes of this Agreement.

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“Fee Letter” means, collectively, the Fee Letter, dated July 12, 2011, among the Borrower, Bank of America, MLPFS, and the other parties thereto, the “Second Amendment Fee Letter” referred to in the Second Amendment, the “Third Amendment Fee Letter” referred to in the Third Amendment, the “Fifth Amendment Fee Letter” referred to in the Fifth Amendment, and the “Seventh Amendment Fee Letter” referred to in the Seventh Amendment.

“Fifth Amendment” means the Fifth Amendment to the Credit Agreement, dated as of June 15, 2016.

“FILO Agent” has the meaning specified in the introductory paragraph to this Agreement.

“FILO Borrowing” means a borrowing consisting of the FILO Loans made on the Eighth Amendment Effective Date by a FILO Lender pursuant to Section 2.01(a)(ii).

“FILO Borrowing Base” means, at any time of calculation, an amount (not less than zero) equal to:

(a)        the face amount of Eligible Credit Card Receivables, multiplied by 10.0%;

plus

(b)        the Cost of Eligible Inventory, net of Inventory Reserves, multiplied by the product of (i) 10.0% multiplied by (ii) the Appraised Value of Eligible Inventory;

minus

(c)        with duplication of Availability Reserves maintained against the Revolving Borrowing Base, Availability Reserves with respect to Secured Bank Products and Secured Hedge Agreements pursuant to the last sentence of Section 9.15(a);

provided that, for every $1,000,000 in aggregate principal amount of the FILO Loans prepaid or repaid by the Borrower, the advance rate applicable to Eligible Inventory included in the FILO Borrowing Base, as set forth in clause (b)(i) above shall be reduced based on a rate of 25 basis points for every $1,000,000 (e.g., if the amount of such repayment or prepayment was $1,000,000, and the relevant advance rate, prior to such prepayment was 10.0%, such advance rate will be reduced to 9.75%); provided, further that under no circumstances shall the advance rate applicable to Eligible Inventory included in the FILO Borrowing Base be reduced to a rate below 0%.  Such reduction shall be effective on the next succeeding date following the date of the relevant prepayment on which a Borrowing Base Certificate is required to be delivered under Section 6.02(c).

The FILO Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent and the FILO Agent pursuant to Section 6.02(c), as adjusted to give effect to any Availability Reserve implemented or modified following such delivery as contemplated by clause (c) above.

“FILO Commitment” means, as to any FILO Lender, the commitment of such FILO Lender to make FILO Loans pursuant to Section 2.01(a)(ii).  The amount of each FILO Lender’s

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FILO Commitment is set forth on Schedule 2.01(a)(ii).  The aggregate amount of the FILO Lenders’ FILO Commitments on the Eighth Amendment Effective Date is $35,000,000.

“FILO Default Rate” means an interest rate equal to the interest rate (including any applicable margin) otherwise applicable to such FILO Loan plus 2.00% per annum, to the fullest extent permitted by applicable Laws.

“FILO Deficiency Reserve” means, at any time, the amount, if any, by which the then outstanding FILO Loans exceeds the FILO Borrowing Base.

“FILO Deficiency Reserve Correction Notice” has the meaning set forth in Section 9.15(c).

“FILO Event of Default” means (i) an Event of Default under Section 8.01(a) with respect to the FILO Loans or any other FILO Obligations, (ii) an Event of Default under Section 8.01(a) with respect to the Obligations (other than the FILO Obligations) as a result of failure of the Borrowers to pay all such Obligations then due and owing due on the earlier of the Maturity Date or the date on which the maturity of such Obligations is accelerated pursuant to Section 8.02(a)(ii), and (iii) an Event of Default under Section 8.01(b) or Section 8.01(c), as applicable, but only to the extent such Event of Default arises from the Loan Parties’ failure to comply with the provisions of Section 6.02(c) or Section 7.11.  Each determination of whether a FILO Event of Default has occurred and is continuing shall be made without giving effect to any waiver or modification of any such provision effected pursuant to the terms hereof without the consent of the FILO Agent.

“FILO Facility” means the FILO Commitments and the FILO Loans made pursuant thereto on the Eighth Amendment Effective Date, as provided in this Agreement.

“FILO Fee Letter” means the Fee Letter, dated as of the Eighth Amendment Effective Date, among the Borrower and the FILO Agent.

“FILO Lenders” means Lenders holding FILO Commitments and/or FILO Loans.

“FILO Loans” has the meaning specified in Section 2.01(a)(ii).

“FILO Note” means a promissory note made by the Borrower, substantially in the form of Exhibit C-2, in favor of a FILO Lender, evidencing the FILO Loans made by such FILO Lender to the Borrower.

“FILO Obligations” means all advances to, and debts (including principal, interest, fees (including, without limitation, the FILO Prepayment Premium, if applicable), costs, and expenses), liabilities, obligations, covenants and indemnities of, any Loan Party arising under any Loan Document with respect to the FILO Loans, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs and expenses that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

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“FILO Prepayment Premium” has the meaning given to such term in the FILO Fee Letter.

“FILO Rate” means, the higher of (a) 1.00% per annum, and (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/100th), determined on the first day of each calendar month, appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service as determined by the FILO Agent) as the London interbank offered rate for deposits in Dollars for an interest period of three (3) months as of such date (but if more than one rate is specified on such page, the rate will be an arithmetic average of all such rates).

“FILO Seasonal Reserve” means, (a) for the one-month period commencing on October 1st and ending on October 31st of each year, an amount equal to $5,000,000, (b) for the one-month period commencing on November 1st and ending on November 30th of each year, an amount equal to $10,000,000 and (c) for the period commencing on December 1st of each year and ending on the date, if any, that the EBITDA Condition is satisfied prior to September 30 of the immediately following calendar year, an amount equal to $15,000,000.

“FILO Secured Parties” means, collectively, the FILO Agent and the FILO Lenders.

“FILO Standstill Period” means, with respect to a FILO Event of Default, the period commencing on the date of the Administrative Agent’s and Borrowers’ receipt of written notice from the FILO Agent that a FILO Event of Default has occurred and is continuing and that the FILO Agent is requesting the Administrative Agent to accelerate the FILO Obligations or otherwise commence the enforcement of remedies, and ending on the date that is (i) forty-five (45) days after receipt of such notice with respect to a FILO Event of Default arising under Section 8.01(a) and (ii) sixty (60) days after such receipt of such notice with respect to any other FILO Event of Default.

“Financial Officer” means, with respect to any Loan Party, the chief financial officer, treasurer, assistant treasurer or controller of such Loan Party.  Any document delivered hereunder that is signed by a Financial Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Financial Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“First Amendment” means the First Amendment to the Credit Agreement, dated as of May 9, 2012.

“First Lien Administrative Agent” means the “Administrative Agent” as defined in the First Lien Credit Agreement.

“First Lien Collateral Agent” means the “Collateral Agent” as defined in the First Lien Credit Agreement.

“First Lien Credit Agreement” means the First Lien Credit Agreement, dated as of the Fourth Amendment Effective Date (as amended, supplemented or otherwise modified from time to time in accordance with its terms and with the terms hereof and the Intercreditor Agreement),

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among Holdings, the Borrower, the First Lien Lenders, the First Lien Administrative Agent and the First Lien Collateral Agent, including any replacement thereof entered into in connection with one or more Permitted Refinancings thereof.

“First Lien Loan Documents” means, collectively, (i)  the First Lien Credit Agreement and the other “Loan Documents” as defined in the First Lien Credit Agreement and (ii) any “Loan Documents” (or alternative definition serving an equivalent purpose) in respect of any Incremental First Lien Term Loan or Permitted Other First Lien Indebtedness (as defined in the First Lien Credit Agreement).

“First Lien Loans” means the “Term Loans” as defined in the First Lien Credit Agreement and shall, for the avoidance of doubt, include Incremental First Lien Term Loans (as defined in the First Lien Credit Agreement).

“Foreign Lender” has the meaning specified in Section 10.15(a)(i).

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower which is not a Domestic Subsidiary.

“Foreign Vendor” means a Person whose place of business is outside of the United States that sells In-Transit Inventory to the Borrower or Procurement Company.

“Fourth Amendment” means the Fourth Amendment to Credit Agreement, dated as of June 5, 2015.

“Fourth Amendment Effective Date” has the meaning specified in the Fourth Amendment.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Credit Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” of any Person means Indebtedness of such Person that by its terms matures more than one (1) year after the date of its creation or matures within one (1) year from any date of determination but is renewable or extendible, at the option of such Person, to a date more than one (1) year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one (1) year after such date.

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“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, as to any Person, without duplication, (a)  any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i)  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, Holdings and the Subsidiaries of the Borrower listed on Schedule I and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12.

“Guaranty” means, collectively, the Holdings Guaranty and the Subsidiary Guaranty.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, toxic mold, polychlorinated biphenyls, radon

~~US\OMARAR\218~~5v1~~621.2~~3	9~~94~~7~~677.~~1410

gas and infectious or medical wastes, and all other substances or wastes of any nature regulated as “hazardous” or “toxic,” or as a “pollutant” or a “contaminant,” pursuant to any Environmental Law.

“Hedge Bank” means any Person that (i) at the time it enters into a Secured Hedge Agreement, is a Lender or an Affiliate of a Lender, or (ii) is, as of the Closing Date, a Lender or an Affiliate of a Lender and a party to a Secured Hedge Agreement, in each case, in its capacity as a party to such Secured Hedge Agreement.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Holdings Guaranty” means the Holdings Guaranty made by Holdings in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit G-1.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“ICC” has the meaning specified in Section 2.03(g).

“Immaterial Subsidiary” means each Restricted Subsidiary designated as such by the Borrower to the Administrative Agent in writing that meets all of the following criteria as of the date of the most recent balance sheet required to be delivered pursuant to Section 6.01: (a) the assets of such Restricted Subsidiary and its Restricted Subsidiaries (on a consolidated basis) as of such date do not exceed an amount equal to 5.0% of the consolidated assets of the Borrower and its Restricted Subsidiaries as of such date; and (b) the revenues of such Restricted Subsidiary and its Restricted Subsidiaries (on a consolidated basis) for the fiscal quarter ending on such date do not exceed an amount equal to 5.0% of the consolidated revenues of the Borrower and its Restricted Subsidiaries for such period; provided, however, that (x) the aggregate assets of all Immaterial Subsidiaries and their Restricted Subsidiaries (on a consolidated basis) as of such date may not exceed an amount equal to 10.0% of the consolidated assets of the Borrower and its Restricted Subsidiaries as of such date; and (y) the aggregate revenues of all Immaterial Subsidiaries and their Restricted Subsidiaries (on a consolidated basis) for the fiscal quarter ending on such date may not exceed an amount equal to 10.0% of the consolidated revenues of the Borrower and its Restricted Subsidiaries for such period.

“Impacted Loans” has the meaning set forth in Section 3.03(a).

“Impositions” has the meaning set forth in Section 3.01(a).

~~“Increased Inspection Trigger Event” has the meaning provided in Section 6.10(b).~~

“Increased Collateral Monitoring Trigger Event” means (a) so long as any amount in respect of the FILO Loans remains outstanding, the failure of the Borrower to maintain Availability, at any time, of at least the greater of (i) $105,000,000 and (ii) 30.0% of the Combined Loan Cap, and (b) when no amount in respect of the FILO Loans remains outstanding, the failure of the Borrower to maintain Availability, at any time, of at least 20.0% of the Loan Cap.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

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(a)        all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)        the maximum amount of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c)        net obligations of such Person under any Swap Contract;

(d)        all obligations of such Person to pay the deferred purchase price of property or services (other than (w) any purchase price adjustment pursuant to the Acquisition Agreement, (x) trade accounts payable in the ordinary course of business, (y) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (z) expenses accrued in the ordinary course of business);

(e)        indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)        all Attributable Indebtedness;

(g)        all obligations of such Person in respect of Disqualified Equity Interests; and

(h)        all Guarantees of such Person in respect of any of the foregoing;

provided that, notwithstanding the foregoing, Indebtedness shall be deemed not to include Attributable Indebtedness, if any, arising out of Sale and Lease-Back Transactions permitted by Section 7.05(e).

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of Indebtedness of any Person that is non-recourse to such Person, for purposes of clause (e), shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnitees” has the meaning set forth in Section 10.05.

“Information” has the meaning specified in Section 10.08.

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“Insolvency Increase Amount” means, during any proceeding under Debtor Relief Laws, an amount equal to the result of (x) 5.00% of the sum of the Revolving Borrowing Base (calculated without giving effect to any FILO Seasonal Reserve), minus (y) any then outstanding Permitted Overadvances or Protective Advances made pursuant to clause (b) of the definition of Maximum Revolving Insolvency Amount (subject to the limitations set forth therein), whether such Permitted Overadvance or Protective Advance is made prior to or during any proceeding under Debtor Relief Laws; provided that such result shall not be less than zero.

“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, Internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing), indicia and other source and/or business identifiers, all of the goodwill related thereto, and all registrations and applications for registrations thereof; works of authorship and other copyrighted works (including copyrights for computer programs), and all registrations and applications for registrations thereof; inventions (whether or not patentable) and all improvements thereto; patents and patent applications, together with all continuances, continuations, divisions, revisions, extensions, reissuances, and reexaminations thereof; industrial design applications and registered industrial designs; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; all rights to sue and recover at law or in equity for any past, present or future infringement, dilution or misappropriation, or other violation thereof; and all common law and other rights throughout the world in and to all of the foregoing.

“Intellectual Property Security Agreement” means, collectively, the intellectual property security agreement, substantially in the form of Exhibit J hereto together with each intellectual property security agreement supplement executed and delivered pursuant to Section 6.12.

“Intercreditor Agreement” means the ABL/Term Intercreditor Agreement, dated as of the Fourth Amendment Effective Date, between the Administrative Agent, the First Lien Collateral Agent, the Second Lien Collateral Agent and acknowledged and agreed to by the Borrower, Holdings and the other Guarantors, as it may be further amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time in accordance with this Agreement.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the first (1st) day after the end of calendar month and the Maturity Date.

“Interest Payment Date for FILO Loans” means with respect to any FILO Loan, the first day of each calendar month.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate

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Loan and ending on the date one, two, three or six months thereafter, or to the extent consented to by all Lenders, nine or twelve months thereafter, as selected by the Borrower in its Committed Loan Notice; provided, that:

(a)        any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)        any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)        no Interest Period shall extend beyond the Maturity Date.

“In-Transit Inventory” means Inventory of the Borrower or Procurement Company which is in the possession of a common carrier and is in transit from a Foreign Vendor of the Borrower or Procurement Company from a location outside of the continental United States to a location of the Borrower or Procurement Company that is within the continental United States.

“Inventory” has the meaning given that term in the Uniform Commercial Code, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“Inventory Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria or in the determination of Appraised Value, such Reserves as may be established from time to time by the Administrative Agent in its Permitted Discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory, or which reflect such other factors as affect the market value of the Eligible Inventory or which reflect claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon the Inventory. Without limiting the generality of the foregoing, Inventory Reserves may, in the Administrative Agent’s Permitted Discretion, include (but are not limited to) Reserves based on:

(a)        obsolescence;

(b)        seasonality;

(c)        shrink;

(d)        imbalance;

(e)        change in Inventory character;

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(f)        change in Inventory composition;

(g)        change in Inventory mix;

(h)        mark-downs (both permanent and point of sale);

(i)         retail mark-ons and mark-ups inconsistent with prior period practice and performance, industry standards, current business plans or advertising calendar and planned advertising events;

(j)         out-of-date and/or expired Inventory; and

(k)        seller’s reclamation or repossession rights under any Debtor Relief Laws.

The amount of any Inventory Reserve established by the Administrative Agent hereunder shall have a reasonable relationship to the event, condition or other matter which is the basis for such Inventory Reserve.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of “Indebtedness” set forth in this Section 1.01 in respect of such Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person, or (d) the Disposition of any property for less than the fair market value thereof (other than Dispositions under Sections 7.05(d), (g) and (i)).  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning set forth in Section 5.16.

“IP Security Agreement Supplement” has the meaning specified in the Security Agreement.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Borrower (or any applicable Restricted Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

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“Joinder Agreement” means a joinder agreement, in substantially in the form of Exhibit I.

“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Borrower or any of its Subsidiaries, and (b) any Person in whom the Borrower or any of its Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.

“Junior Financing” has the meaning specified in Section 7.14(a).

“Junior Financing Documentation” means the documentation governing any Junior Financing.

~~“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Commitment hereunder at such time.~~

~~“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.~~

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means Bank of America and each other Lender reasonably acceptable to the Borrower and the Administrative Agent that agrees to issue Letters of Credit pursuant hereto, in each case in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

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“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Commitment hereunder at such time.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit.  A Letter of Credit may be a commercial letter of credit (including, without limitation, Bankers’ Acceptances) or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the Latest Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to $50,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“LIBOR” has the meaning specified in the definition of Eurodollar Rate.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 3.03(c).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such

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market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Liquidation” means the exercise by the Administrative Agent or the Administrative Agent of those rights and remedies accorded to the Administrative Agent under the Loan Documents and applicable Laws as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Administrative Agent, of any public, private or “going-out-of-business”, “store closing” or other similar sale or any other disposition of the Collateral for the purpose of liquidating the Collateral.  Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan” means an extension of credit by a Lender to the Borrower under Article 2, including in the form of a Revolving Credit Loan ~~or~~, a Swing Line Loan or a FILO Loan.

“Loan Cap” means, at any time of determination, the lesser of (i) the Aggregate Revolving Commitments at such time and (ii) the Revolving Borrowing Base~~, as reflected in the most recent Borrowing Base Certificate required to be delivered, pursuant to Section 6.02(c)~~ at such time.

“Loan Documents” means, collectively, (a) for purposes of this Agreement and the Notes and any amendment, supplement or other modification hereof or thereof and for all other purposes other than for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Fee Letter, (vi) the Intercreditor Agreement, (vii) all Borrowing Base Certificates ~~and~~, (viii) the Credit Card Notifications, (ix) all Compliance Certificates, and (x) the FILO Fee Letter and (b) for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Fee Letter, (vi) the Intercreditor Agreement, (vii) all Borrowing Base Certificates, (viii) the Credit Card Notifications, (ix) all Compliance Certificates, (x) the FILO Fee Letter, (xi) each Secured Bank Product Agreement, (~~vii~~xii) each Secured Cash Management Agreement, ~~(viii~~and (xiii) each Secured Hedge Agreement~~, (ix) the Intercreditor Agreement, (x) all Borrowing Base Certificates and (xi) the Credit Card Notifications~~.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Management Agreement” means that certain Management Agreement, dated as October 5, 2011, by and among GRD Holding I Corporation, AEA Investors LP, Three Cities Research, Inc. and Knowles Holdings LLC, as amended, supplemented or otherwise modified from time to

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time in accordance with the terms thereof, but only to the extent that such amendment, supplement or modification (i) does not increase the obligations of Holdings or any of its Subsidiaries to make payments thereunder and (ii) is otherwise permitted under the terms of the Loan Documents.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which the Borrower or any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders under any Loan Document.

“Maturity Date” means (a) with respect to the Revolving Credit Facility, the earliest of (~~a~~i) July 27, 2022, (~~b~~ii) the date of termination in whole of the ~~Commitments, the Letter of Credit Commitments, and the Swing Line~~Revolving Commitments pursuant to Section 2.06(a) or Section 8.02, and (~~c~~iii) the date that is ninety-one (91) days prior to the maturity date (as such date may be extended) of the First Lien Loans unless the First Lien Loans have been defeased, repaid, repurchased, or refinanced pursuant to a Permitted Refinancing prior to such date (and as a result of such Permitted Refinancing, the maturity date of the First Lien Loans is at least ninety-one (91) days after July 27, 2022) and (b) with respect to the FILO Facility, the earlier of (i) the date provided by the immediately preceding clause (a) as in effect from time to time and (ii) July 27, 2022.

“Maximum Rate” has the meaning specified in Section 10.10.

“Maximum Revolving Insolvency Amount” means an amount equal to the sum of (a) the result of (i) the Revolving Borrowing Base (calculated without giving effect to any FILO Deficiency Reserve), plus (ii) the FILO Borrowing Base, minus (iii) the sum of (x) the amount of Availability required to be maintained by the Borrower pursuant to Section 7.11, and (y) the Total FILO Outstandings, plus (b) without duplication, Permitted Overadvances and/or Protective Advances that satisfy the requirements contained in clauses (a)(i), (a)(ii) and (b) of each such definition (subject to the aggregate caps set forth in clause (b) of each such definition), plus (c) in addition to the Permitted Overadvances and Protective Advances described in clause (b) above, without duplication, Permitted Overadvances and/or Protective Advances in an aggregate amount up to the sum of (x) an amount up to the aggregate amount equal to payroll of the Loan Parties and their Subsidiaries for a two-week period, (y) an additional amount not to exceed $1,500,000 solely to the extent used to fund payroll of the Loan Parties and (z) an amount equal to one months’ rent and charges at all of the Loan Parties’ leased distribution centers and third party warehouse and bailee locations, plus (d) all then outstanding Unintentional Overadvances, plus (e) the Insolvency Increase Amount, plus (f) Revolving Credit Loans (including loans made pursuant to a DIP Financing that is a Conforming DIP) to fund the Carve Out; provided that the agent under such DIP Financing shall implement, and maintain, at all times, a borrowing base reserve in the full amount of the applicable Carve Out (as calculated from time to time during such proceeding).

“Measurement Period” means, at any date of determination, the most recently completed twelve (12) fiscal months (or, if only quarterly financial statements are then required to be

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delivered, on a rolling four (4) quarter basis) of the Borrower Parties for which financial statements have been or, if a Default under Section 6.01 then exists, were required to have been, delivered.

~~“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.~~

“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA subject to the provisions of Title IV of ERISA and to which any Loan Party or any Subsidiary or any of their respective ERISA Affiliates makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two (2) or more contributing sponsors (including a Loan Party or any Subsidiary or any of their respective ERISA Affiliates) at least two (2) of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

“Non-Consenting Lender” has the meaning specified in Section 3.07(d).

“Nonrenewal Notice Date” has the meaning provided in Section 2.03(b)(iii).

~~“Note” means a promissory note of the Borrower payable to a Lender, in substantially the form of Exhibit C hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Loans made or held by such Lender.~~

“Note” means a Revolving Credit Note or a FILO Note, as applicable.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means ~~all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Bank Product Agreement, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees, expense reimbursement, indemnities and other charges that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees, expense reimbursement, indemnities and other charges are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, L/C Borrowings, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document~~, collectively, the Revolving Obligations and ~~(b)~~ the ~~obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party~~FILO Obligations.

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Notwithstanding anything to the contrary contained in the foregoing, the Obligations ~~of any Guarantor~~ shall exclude any Excluded Swap Obligation.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Equity” has the meaning set forth in Section 4.01(l).

“Other Taxes” has the meaning specified in Section 3.01(b).

“Outstanding Amount” means (a) with respect to the Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans ((including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date); ~~and~~ (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date; and (c) with respect to the FILO Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments thereof.

“Overadvance” means any extension of credit hereunder (whether in the form of a Credit Extension, or advance made by the Administrative Agent), to the extent that, immediately after its having been made (or deemed made), Availability is less than zero (or, solely, for purposes of determining the existence of a Protective Advance or Unintentional Overadvance, any such Credit Extension, advance, or providing of credit support resulting in Availability being less than the amount required pursuant to Section 7.11).

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning set forth in Section 10.07(h).

“PATRIOT Act” has the meaning specified in Section 10.22.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006, as amended.

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“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained, sponsored or contributed to by a Loan Party or any Subsidiary or any ERISA Affiliate (or to which any such party would be deemed to be a “contributing sponsor” or “employer” if such plan were terminated) and which is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

“Permitted Acquisition” has the meaning specified in Section 7.02(i).

“Permitted Discretion” means the commercially reasonable judgment of the Administrative Agent exercised in good faith in accordance with customary business practices for comparable asset-based lending transactions.  In exercising such judgment, the Administrative Agent may consider any factors which it reasonably determines: (a) with respect to any Collateral issues, will or reasonably could be expected to adversely affect in any material respect the value of the Collateral, the enforceability or priority of the Administrative Agent’s Liens thereon or the amount which the Administrative Agent, the Lenders or ~~any Issuing Lender~~the L/C Issuer would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, (b) is evidence that any collateral report or financial information delivered to the Administrative Agent by any Person on behalf of the applicable Borrower is incomplete, inaccurate or misleading in any material respect, or (c) creates or reasonably could be expected to create a Default or Event of Default.  In exercising such judgment, the Administrative Agent may also consider, without duplication, such factors already included in or tested by the definitions of Eligible Inventory or Eligible Credit Card Receivables, as well as any of the following: (i) changes after the Closing Date in any material respect in demand for, pricing of, or product mix of Inventory; (ii) changes after the Closing Date in any material respect in any concentration of risk with respect to Accounts or Credit Card Receivables; (iii) any other factors or circumstances that will or would reasonably be expected to have a Material Adverse Effect and (iv) any other factors arising after the Closing Date that change in any material respect the credit risk of lending to the Borrowers on the security of the Collateral.

“Permitted Equity Issuance” means any sale or issuance of any Equity Interests (other than Disqualified Equity Interests) of Holdings, the proceeds of which are contributed to the common equity of the Borrower.

“Permitted Holders” means the Sponsor, Three Cities and the management of the Company; provided that in no event shall management of the Company, when taken together, be treated as Permitted Holders with respect to more than fifteen percent (15%) of the outstanding voting Equity Interests of Holdings or with respect to their ability to designate, or to vote or direct the voting of securities having the power to elect, more than fifteen percent (15%) of the board of directors of Holdings.

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“Permitted Investors” means the Sponsor and Three Cities.

“Permitted Liens” means those Liens permitted pursuant to Section 7.01.

“Permitted Overadvance” means ~~an~~any Overadvance made (or deemed to exist) by the Administrative Agent, in its discretion, and which:

(a)        is made to :

(i)         maintain, protect or preserve the Collateral and/or the Secured Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Secured Parties; or

(ii)       ~~(b) is made to~~ enhance the likelihood of, or to maximize the amount of, repayment of any Obligation; or

(iii)      ~~(c)~~ is made to pay any other amount chargeable to any Loan Party hereunder; and

(b)        ~~(d)~~ together with all other Permitted Overadvances then outstanding, shall not (i) exceed ~~five percent (~~5.00%~~)~~ of the Revolving Borrowing Base at any time or (ii) unless a Liquidation is occurring, remain outstanding for more than forty-five (45) consecutive Business Days~~, unless in each case, the Required Lenders otherwise agree.~~;

provided that~~,~~ the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.03 regarding the Revolving Credit Lenders’ obligations with respect to Letters of Credit or Section 2.04 regarding the Revolving Credit Lenders’ obligations with respect to Swing Line Loans, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for Unintentional Overadvances, and such Unintentional Overadvances shall not reduce the amount of Permitted Overadvances allowed hereunder, and further provided that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the principal amount of the Credit Extensions would exceed the Aggregate Revolving Commitments (as in effect prior to any termination of the Commitments pursuant to Section 2.06 ~~hereof~~or 8.02).

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to accrued and unpaid interest and a reasonable premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder; (b) such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; (c) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or

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extension is subordinated in right of payment to the Obligations on terms as favorable in all material respects to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; (d) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed, replaced or extended Indebtedness are either (i) customary for similar debt in light of then-prevailing market conditions  or (ii) not materially less favorable, taken as a whole, to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (d), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period); provided that, in all events (including in the event such Permitted Refinancing pertains to Senior Secured Debt) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed, replaced or extended Indebtedness, are not more restrictive as to the terms of this Agreement and the other Loan Documents  and the rights and remedies of the Administrative Agent and other Secured Parties hereunder and thereunder, or as to the ABL Priority Collateral, than those set forth in the Term Loan Facilities; (e) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor on the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; and (f) at the time thereof, no Default shall have occurred and be continuing.

“Permitted Store Closings” means sales or other dispositions of the Inventory not in the ordinary course of business in connection with Store closures (a) which Store closures do not exceed (i) in any fiscal year of the Borrower and its Subsidiaries, ten percent (10%) of the number of the Loan Parties’ Stores as of the beginning of such fiscal year (net of Store relocations and new Store openings) and (ii) in the aggregate from and after the Third Amendment Effective Date, twenty-five percent (25%) of the greater of (x) the number of the Loan Parties’ Stores in existence as of the Third Amendment Effective Date (net of Store relocations and new Store openings) and (y) the number of the Loan Parties’ Stores as of the beginning of any fiscal year beginning after the Third Amendment Effective Date (net of Store relocations and new Store openings) and (b) which sales of Inventory in connection with such Store closures shall, to the extent the Cost of such Inventory being sold (in any one transaction or series of related transactions) is in excess of $10,000,000, be in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Administrative Agent.

“Permitted Surviving Debt” has the meaning specified in Section 4.01(c).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of a Loan Party or any Subsidiary or any of their respective ERISA Affiliates or any such plan sponsored, maintained or contributed to by a

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Loan Party or any Subsidiary or any of their respective ERISA Affiliates on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Interests” has the meaning specified in the Security Agreement.

“Procurement Company” means At Home Procurement Inc., a Delaware corporation.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, in respect of a Specified Transaction or incurrence of Indebtedness subject to the Specified Incurrence Conditions, that such Specified Transaction or incurrence of Indebtedness subject to the Specified Incurrence Conditions and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable period of measurement in such covenant:  (a) income statement items (whether positive or negative) attributable to the property or Person, if any, subject to such Specified Transaction or incurrence of Indebtedness subject to the Specified Incurrence Conditions, (i) in the case of a Disposition of all or substantially all Equity Interests in any Restricted Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Restricted Subsidiaries, shall be excluded, and (ii) in the case of a purchase or other acquisition of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all or substantially all of the Equity Interests in a Person, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Pro Forma Excess Availability” shall mean, as of any date of calculation, after giving Pro Forma Effect to the transaction then to be consummated or payment to be made, Availability as of the date of such transaction or payment and for each of the sixty (60) days prior thereto.

“Pro Rata Share” means, (a) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, a fraction (expressed as a percentage, carried out to the ninth (9th) decimal place, and subject to adjustment as provided in Section 2.16), the numerator of which is the amount of the Revolving Commitments of such Revolving Credit Lender at such time and the denominator of which is the amount of the Aggregate Revolving Commitments at such time; provided, that if the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Revolving Credit Lender shall be determined based on the Pro Rata Share of such Revolving Credit Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof and (b) in respect of the FILO Facility, with respect to any FILO Lender (i) on the Eighth Amendment Effective Date immediately prior to the making of the FILO Loans, a fraction (expressed as a percentage, carried out to the ninth (9th) decimal place), the numerator of which is

~~US\OMARAR\218~~5v1~~621.2~~3	9~~94~~7~~677.~~1410

the amount of the FILO Commitments of such FILO Lender at such time and the denominator of which is the aggregate amount of the FILO Commitments of all FILO Lenders at such time and (ii) thereafter, a fraction (expressed as a percentage, carried out to the ninth (9th) decimal place), the numerator of which is the amount of the FILO Loans of such FILO Lender at such time and the denominator of which is the aggregate amount of the FILO Commitments of all FILO Lenders at such time.  The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.  The Pro Rata Share of each Lender shall be determined by the Administrative Agent and shall be conclusive absent manifest error.

“Protective Advance” means any extension of credit hereunder (whether in the form of a Credit Extension, or advance made by the Administrative Agent) that is made (or deemed to exist) by the Administrative Agent, in its discretion, and which:

(a)        is made to:

(i)         maintain, protect or preserve the Collateral and/or the Secured Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Secured Parties; or

(ii)       enhance the likelihood of, or to maximize the amount of, repayment of any Obligation; or

(iii)      is made to pay any other amount chargeable to any Loan Party hereunder; and

(b)        together with all other Protective Advances then outstanding, shall not (i) exceed, at any time, the result of (A) 5.00% of the Revolving Borrowing Base (calculated without giving effect to any FILO Seasonal Reserve), minus (B) the aggregate outstanding principal amount of all Permitted Overadvances at such time or (ii) unless a Liquidation is occurring, remain outstanding for more than forty-five (45) consecutive Business Days, unless in each case, the Required Lenders otherwise agree;

provided that the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.03 regarding the Revolving Credit Lenders’ obligations with respect to Letters of Credit or Section 2.04 regarding the Revolving Credit Lenders’ obligations with respect to Swing Line Loans, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for Unintentional Overadvances, and such Unintentional Overadvances shall not reduce the amount of Protective Advances allowed hereunder.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Purchase Option Event” has the meaning specified in Section 10.01-B(a).

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“Qualified ECP Guarantor” means in respect of any obligation under any Secured Hedge Agreement, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guaranty, keepwell, or grant of the relevant security interest becomes effective with respect to such obligation under such Secured Hedge Agreement or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified ~~IPO” means the issuance by the Borrower, Holdings, or any direct or indirect parent company of the Borrower to the extent proceeds of such Qualified IPO are contributed to the Borrower, of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).~~Equity Interest” means, with respect to any Person, Equity Interests of such Person that are not Disqualified Equity Interests.

“Recovery” has the meaning set forth in Section 8.08.

“Refinancing” has the meaning set forth in Section 4.01(c).

“Register” has the meaning set forth in Section 10.07(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, attorneys-in-fact, trustees and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived, with respect to a Pension Plan.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required FILO Lenders” means, as of any date of determination FILO Lenders holding more than 50% of the Outstanding Amount of the FILO Loans; provided, that the portion of the Total FILO Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required FILO Lenders.

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“Required Lenders” means, as of any date of determination, at least two unaffiliated Lenders (if there is more than one Lender) having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), and (b) unless terminated, the aggregate unused Commitments; provided, that the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Credit Lenders” means, as of any date of determination, at least two unaffiliated Revolving Credit Lenders (if there is more than one Revolving Credit Lender) having more than 50% of the sum of the (a) Total Revolving Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), and (b) unless terminated, the aggregate unused Revolving Commitments; provided, that the unused Revolving Commitment of, and the portion of the Total Revolving Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.

“Required Supermajority Lenders” means, as of any date of determination, at least two unaffiliated Lenders (if there is more than one Lender) having more than 66⅔% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), and (b) unless terminated, the aggregate unused Commitments; provided, that the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Supermajority Lenders.

“Reserves” means all (if any) Inventory Reserves and Availability Reserves.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, ~~chief financial officer, treasurer or assistant treasurer~~or Financial Officer of a Loan Party and, ~~as~~solely for the purposes of the delivery of incumbency certificates from time to time, any ~~document delivered on the Fourth Amendment Effective Date, any vice president,~~ secretary or assistant secretary of a Loan Party, and, solely for purposes of notices given pursuant to Article 2, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

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“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Payment Conditions” means, at the time of determination, with respect to any ~~specified payment,~~Restricted Payment subject to the Restricted Payment Conditions, the requirements that: (a) no Default or Event of Default then exists or would arise as a result of the making of such payment, (b) after giving effect to such payment, (i) Pro Forma Excess Availability shall be equal to or greater than 15.0% of the Combined Loan Cap and (ii) if the Pro Forma Excess Availability is less than 20.0% of the Combined Loan Cap, the Consolidated Fixed Charge Coverage Ratio, as ~~projected~~determined on a Pro-Forma Basis for the twelve (12) fiscal months (or, if only quarterly financial statements are then required to be delivered, on a rolling four (4) quarter basis) preceding such payment, is equal to or greater than 1.00:1.00.  Prior to undertaking any ~~payment~~Restricted Payment which is subject to the Restricted Payment Conditions, the Loan Parties shall deliver to the Administrative Agent a certificate from the Chief Financial Officer of the Borrower evidencing satisfaction of the conditions contained in clause (b) above, if applicable, on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Administrative Agent in good faith (which approval shall not be unreasonably withheld or delayed).

“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Revolving Borrowing Base” means, at any time of calculation, an amount equal to:

(a)        the face amount of Eligible Credit Card Receivables, multiplied by the Credit Card Advance Rate;

plus

(b)        the Cost of Eligible Inventory, net of Inventory Reserves, multiplied by the product of (i) the Appraisal Percentage multiplied by (ii) the Appraised Value of Eligible Inventory;

plus

(c)        at any time other than during a Cash Dominion Trigger Period, the lesser of (x) 100% of Borrowing Base Eligible Cash Collateral and (y) $20,000,000;

minus

(d)        the FILO Deficiency Reserve;

minus

(e)        the FILO Seasonal Reserve in effect at such time;

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minus

(f)        without duplication, the then amount of all Availability Reserves.

The Revolving Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent and the FILO Agent pursuant to Section 6.02(c), as adjusted to give effect to any Reserves, any FILO Deficiency Reserve or any FILO Seasonal Reserve, in each case, implemented or modified following such delivery.

“Revolving Commitment” means, as to each Lender, its obligation to (a) make Loans to the Borrower pursuant to Section 2.01(a)(i), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(a)(i) under the caption “Revolving Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be increased or decreased from time to time in accordance with this Agreement.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01(a).

“Revolving Credit Facility” means, at any time, the revolving credit facility provided in this Agreement for the making of Revolving Credit Loans and the issuance of Letters of Credit in an aggregate amount equal to the Aggregate Revolving Commitments at such time.

“Revolving Credit Increase Effective Date” has the meaning ~~specified~~set forth in Section 2.14(c).

“Revolving Credit Lenders” means Lenders holding Revolving Commitments and/or Revolving Credit Loans.

“Revolving Credit Loan” means any portion of an advance made hereunder by any Lender pursuant to Section 2.01(a)(i), for the avoidance of doubt, excluding any FILO Loan.

“Revolving Credit Note” means a promissory note made by the Borrower, substantially in the form of Exhibit C-1, in favor of a Revolving Credit Lender, evidencing the Revolving Credit Loans made by such Revolving Credit Lender to the Borrower.

“Revolving Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or any Subsidiary arising under any Loan Document or otherwise with respect to any Revolving Credit Loan, Letter of Credit, Secured Bank Product Agreement, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees, expense reimbursement, indemnities and other charges that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees, expense reimbursement,

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indemnities and other charges are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Revolving Obligations of the Loan Parties under the Loan Documents (and any of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, L/C Borrowings, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party or any of its Subsidiary to any Revolving Secured Party under any Loan Document, including commissions, charges, expenses, fees, indemnities and other amounts that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such commissions, charges, expenses, fees, indemnities and other amounts are allowed claims in such proceeding and (b) the obligation of any Loan Party or any of its Subsidiaries to reimburse any amount in respect of any of the foregoing that any Revolving Secured Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary in accordance with, and to the extent permitted by, the Loan Documents.  Notwithstanding anything to the contrary contained in the foregoing, the Revolving Obligations shall exclude any Excluded Swap Obligation.

“Revolving Purchase Date” has the meaning ~~specified in Section 2.01(a).~~set forth in Section 10.01-B(a).

“Revolving Purchase Notice” has the meaning set forth in Section 10.01-B(a).

“Revolving Purchasing Creditors” has the meaning set forth in Section 10.01-B(a).

“Revolving Secured Parties” means, collectively, the Administrative Agent, the Revolving Credit Lenders, the Hedge Banks, the Bank Product Providers, the Cash Management Banks and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(d).

“S&P” means Standard & Poor’s Financial Services LLC, a wholly-owned subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Borrower  or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person in contemplation of such leasing.

“Sanctioned Country” means at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person majority-owned or otherwise controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

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“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Scheduled Unavailability Date” has the meaning set forth in Section 3.03(c)(ii).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means Second Amendment to Credit Agreement, dated as of May 24, 2013.

“Second Lien Administrative Agent” means the “Administrative Agent” as defined in the Second Lien Credit Agreement.

“Second Lien Collateral Agent” means the “Collateral Agent” as defined in the Second Lien Credit Agreement.

“Second Lien Credit Agreement” means the Second Lien Credit Agreement, dated as of the Fourth Amendment Effective Date (as amended, supplemented or otherwise modified from time to time in accordance with its terms and with the terms hereof and the Intercreditor Agreement), among Holdings, the Borrower, the Second Lien Lenders, the Second Lien Administrative Agent and the Second Lien Collateral Agent, including any replacement thereof entered into in connection with one or more Permitted Refinancings thereof.  As of the Eighth Amendment Effective Date, the Loan Parties confirm that the Second Lien Credit Agreement and the commitments thereunder have been terminated and all Second Lien Loans and all other obligations thereunder have been repaid in full in cash.

“Second Lien Loan Documents” means, collectively, (i) the Second Lien Credit Agreement and the other “Loan Documents” as defined in the Second Lien Credit Agreement and (ii) any “Loan Documents” (or alternative definition serving an equivalent purpose) in respect of any Incremental Second Lien Term Loan or Permitted Other Second Lien Indebtedness (as defined in the Second Lien Credit Agreement).  As of the Eighth Amendment Effective Date, all Second Lien Loan Documents have been terminated and all obligations thereunder have been repaid in full in cash.

“Second Lien Loans” means the “Term Loans” as defined in the Second Lien Credit Agreement and shall, for the avoidance of doubt, include Incremental Second Lien Term Loans (as defined in the Second Lien Credit Agreement).  As of the Eighth Amendment Effective Date, the Loan Parties confirm that all Second Lien Loans have been repaid in full in cash.

“Secured Bank Product Agreement” means any Bank Product Agreement that is entered into by and between any Loan Party (or any Subsidiary of a Loan Party) and any Bank Product Provider.

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“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party (or any Subsidiary of a Loan Party) and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract permitted under Article 7 that is entered into by and between any Loan Party (or any Subsidiary of a Loan Party) and any Hedge Bank.

“Secured Net Leverage Ratio” has the meaning specified in the First Lien Credit Agreement as in effect on the Fourth Amendment Effective Date.

“Secured Obligations” has the meaning specified in the Security Agreement.

~~“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, the Bank Product Providers, the Cash Management Banks and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(d).~~

“Secured Parties” means, collectively, the Revolving Secured Parties and the FILO Secured Parties.  Where reference is made to the applicable Secured Parties, such reference shall mean, as the context requires, the Revolving Secured Parties or the FILO Secured Parties.

“Security Agreement” means, collectively, the Security Agreement dated the date hereof executed by the Loan Parties, substantially in the form of Exhibit H, together with each other security agreement supplement executed and delivered pursuant to Section 6.12.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Sellers” as defined in the Preliminary Statements to this Agreement.

“Senior Facilities” means the Revolving Credit Facility and the Term Loan Facility2.

“Senior Secured Debt” means Indebtedness that is either unsecured or secured by Senior Secured Debt Liens; provided that (A) (1) unless such Senior Secured Debt is incurred in the form of secured term loans on terms customary for similar debt in light of then-prevailing market conditions, the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Latest Maturity Date (other than customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) and (2) the covenants, events of default, guarantees, collateral and other terms of such Indebtedness are customary for similar senior secured debt in light of then-prevailing market conditions (it being understood that, unless such Senior Secured Debt is incurred in the form of secured term loans on terms customary for similar debt in light of then-prevailing market conditions, such Indebtedness shall not include any financial maintenance covenants that are more restrictive than the provisions of this Agreement) and in any event, when taken as a whole (other than interest rate and redemption premiums), (x) are not more restrictive to the Borrower and the Restricted Subsidiaries than those set forth in the Term Loan Facility (unless such Senior

2         As defined in this Agreement prior to giving effect to the Fourth Amendment.

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Secured Debt is incurred in the form of secured term loans on terms customary for similar debt in light of then-prevailing market conditions) and (y) are not more restrictive as to the terms of this Agreement (except, in the case of Senior Secured Debt that is incurred in the form of secured term loans, financial maintenance covenants customary for similar debt in light of then-prevailing market conditions) and the other Loan Documents and the rights and remedies of the Administrative Agent and other Secured Parties hereunder and thereunder, or as to the ABL Priority Collateral, than those set forth in the Term Loan Facility (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (2), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period); and (B) immediately before and immediately after giving Pro Forma Effect to the incurrence of such Indebtedness, no Default shall have occurred and be continuing.

“Senior Secured Debt Liens” means Liens on the Collateral securing Indebtedness that constitutes Senior Secured Debt, which Liens are either junior or pari passu to the Lien of the First Lien Administrative Agent on the Collateral (and which are junior and subordinate to the Lien of the Administrative Agent with respect to the ABL Priority Collateral), provided that such Liens are granted under security documents to a collateral agent for the benefit of the holders of such indebtedness and subject to the Intercreditor Agreement or another customary intercreditor agreement that is reasonably satisfactory to the Administrative Agent and that is entered into between the Administrative Agent (as collateral agent for the Lenders), such other collateral agent and the Loan Parties and which provides for lien sharing and for the junior or pari passu treatment of such Liens with the Liens securing the Obligations, as applicable.

“Settlement Date” has the meaning provided in Section 2.17(a).

“Seventh Amendment” means the Seventh Amendment to the Credit Agreement, dated as of July 27, 2017.

“Seventh Amendment Effective Date” has the meaning specified in the Seventh Amendment.

“Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website and that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount

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of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Incurrence Conditions” means, at the time of determination, with respect to any incurrence of Indebtedness subject to the Specified Incurrence Conditions, the requirements that: (a) no Default or Event of Default then exists or would arise as a result of the incurrence of such Indebtedness, and (b) after giving effect to the incurrence of such Indebtedness, (i) Pro Forma Excess Availability shall be equal to or greater than 12.5% of the Combined Loan Cap and (ii) the Consolidated Fixed Charge Coverage Ratio, as ~~projected~~determined on a Pro-Forma Basis for the twelve (12) fiscal months (or, if only quarterly financial statements are then required to be delivered, on a rolling four (4) quarter basis) preceding such transaction or payment, is equal to or greater than 1.00:1.00.  Prior to undertaking any incurrence of Indebtedness which is subject to the Specified Incurrence Conditions, the Loan Parties shall deliver to the Administrative Agent a certificate from the Chief Financial Officer of the Borrower evidencing satisfaction of the conditions contained in clause (b) above, if applicable, on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Administrative Agent in good faith (which approval shall not be unreasonably withheld or delayed).

“Specified Release Paragraph” has the meaning provided in Section 10.01-A.

“Specified Transaction” means any incurrence or repayment of Indebtedness (other than for working capital purposes) or Investment that results in a Person becoming a Subsidiary, any Permitted Acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of the Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise or any material restructuring of the Borrower or implementation of initiative not in the ordinary course of business and described in reasonable detail in the officer’s certificate of the Borrower that, by the terms of this Agreement, requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be tested on a “Pro Forma Basis” or after giving “Pro Forma Effect”.

“Specified Transaction Conditions” means, at the time of determination, with respect to any specified transaction or payment~~,~~ that is subject to the Specified Transaction Conditions, the requirements that: (a) no Default or Event of Default then exists or would arise as a result of entering into such transaction or the making of such payment, and (b) after giving effect to such transaction or payment, (i) Pro Forma Excess Availability shall be equal to or greater than 12.5% of the Combined Loan Cap and (ii) if the Pro Forma Excess Availability is less than 17.5% of the Combined Loan Cap, the Consolidated Fixed Charge Coverage Ratio, as ~~projected~~determined on

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a Pro-Forma Basis for the twelve (12) fiscal months (or, if only quarterly financial statements are then required to be delivered, on a rolling four (4) quarter basis) preceding such transaction or payment, is equal to or greater than 1.00:1.00.  Prior to undertaking any transaction or payment which is subject to the Specified Transaction Conditions, the Loan Parties shall deliver to the Administrative Agent a certificate from the Chief Financial Officer of the Borrower evidencing satisfaction of the conditions contained in clause (b) above, if applicable, on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Administrative Agent in good faith (which approval shall not be unreasonably withheld or delayed).

“Sponsor” means, collectively, as of the Closing Date (i) AEA Investors LP, and affiliates and associated funds of each such Person listed in this clause (i), (ii) Starr Investment Fund II, LLC, and affiliates and associated funds of each such Person listed in this clause (ii), and (iii) SPH GRD Holdings, LLC, and affiliates and associated funds of each such Person listed in this clause (iii), other than (x) any portfolio company of any of the foregoing or (y) any Debt Fund Affiliate (as defined in the Term Loan Facilities as in effect on the date hereof) of any of the foregoing.

“Store” means any retail Store (which may include any real property, fixtures, equipment, Inventory and other property related thereto) operated, or to be operated, by any Loan Party.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means, collectively, the Restricted Subsidiaries of the Borrower that are Guarantors.

“Subsidiary Guaranty” means, collectively, the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit G-2, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

“Supplemental Administrative Agent” has the meaning provided in Section 9.14(a).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is

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governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined in accordance with such Swap Contracts based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which~~, if in writing,~~ shall be substantially in the form of Exhibit B or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower..

“Swing Line Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the Revolving Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Revolving Commitments.

“Syndication Agent” means Wells Fargo Bank, National Association, as Syndication Agent under the Loan Documents.

“Synthetic Lease Obligation” means the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease.

“Taxes” has the meaning specified in Section 3.01(a).

“Term Loan Agents” means, collectively, the  First Lien Administrative Agent, the Second Lien Administrative Agent, the First Lien Collateral Agent, and the Second Lien Collateral Agent, each individually, a “Term Loan Agent”.

“Term Loan Documents” means, collectively, the First Lien Loan Documents and the Second Lien Loan Documents, or any documents governing the Permitted Refinancing of a Term

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Loan Facility, and each of the other agreements, documents and instruments providing for or evidencing any obligations in connection therewith, and any other document or instrument executed or delivered at any time in connection with any such obligations, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing in accordance with the terms hereof and the Intercreditor Agreement.

“Term Loan Facilities” means, collectively, the First Lien Credit Agreement and the Second Lien Credit Agreement, each individually, a “Term Loan Facility”.

“Term Loans” means, collectively, the First Lien Loans and the Second Lien Loans, each individually, a “Term Loan”.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent”) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“Third Amendment” means the Third Amendment to Credit Agreement, dated as of July 28, 2014.

“Third Amendment Effective Date” has the meaning specified in the Third Amendment.

“Three Cities” means Three Cities Research, Inc., and its affiliates and associated funds.

“Threshold Amount” means $20,000,000.

“Total FILO Outstandings” means, at any time of determination, the aggregate Outstanding Amount of all FILO Loans.

“Total Outstandings” means, at any time of determination, the sum of Total Revolving Outstandings and Total FILO Outstandings.

“Total Revolving Outstandings” means, at any time of determination, the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations.

“Transaction” means, collectively, (i) the Acquisition, (ii) the Equity Contribution, (iii) the Refinancing and (iv) the payment of all fees, premiums and expenses incurred in connection with the foregoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Unfinanced Capital Expenditures” means Capital Expenditures other than those made, as permitted hereunder, through (i) any purchase money financing or other financing secured by real properties (other than from Credit Extensions hereunder), (ii) capital lease transactions, (iii) equity contributions, (iv) the proceeds of any casualty insurance, condemnation or eminent domain, (v) the proceeds of any sale of assets (in the case of each of (iv) and (v), other than

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Inventory, Accounts and Credit Card Receivables), or (vi) the proceeds of any Sale and Lease-Back Transaction; provided that, in the case of (iv) through (vi), such proceeds are applied within twelve (12) months after the receipt thereof.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unintentional Overadvance” means an Overadvance, which, to the Administrative Agent’s knowledge, did not constitute an Overadvance when made but which has become an Overadvance resulting from changed circumstances beyond the control of the Administrative Agent, including, without limitation, (a) a reduction in the Appraised Value of property or assets included in the Revolving Borrowing Base or the FILO Borrowing Base, (b) components of the Revolving Borrowing Base or the FILO Borrowing Base on any date thereafter being deemed ineligible, (c) the imposition of, or increase in, any Reserve, the FILO Deficiency Reserve or the FILO Seasonal Reserve or a reduction in advance rates after the funding of any Loan or advance or the issuance, renewal or amendment of a Letter of Credit, (d) the return of uncollected checks or other items of payment applied to the reduction of Loans or other similar involuntary or unintentional actions, or (e) any misrepresentation by the Loan Parties.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (1) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided, that the Borrower shall only be permitted to so designate a Subsidiary as an Unrestricted Subsidiary after the Closing Date and so long as (a) no Default has occurred and is continuing or would result therefrom, (b) immediately after giving effect to such designation, the Borrower shall be in Pro Forma Compliance with the financial ~~covenants~~covenant set forth in Section 7.11, (c) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Borrower or any of its Restricted Subsidiaries) through Investments as permitted by, and in compliance with, Section 7.02, (d) without duplication of clause (c), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 7.02, (e) such Subsidiary shall have been or will promptly be designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants) under the Term Loan Facilities and all Permitted Refinancing in respect thereof and (f) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying compliance with the requirements of preceding clauses (a) through (e), and containing the calculations and information required by the preceding clause (b), and (2) any subsidiary of an Unrestricted Subsidiary.  The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that (i) no Default has occurred and is continuing or would result therefrom, (ii) immediately after giving effect to such Subsidiary Redesignation, the Borrower shall be in Pro Forma Compliance with the financial ~~covenants~~covenant set forth in Section 7.11 and (iii) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a

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Responsible Officer of the Borrower, certifying compliance with the requirements of preceding clauses (i) and (ii), and containing the calculations and information required by the preceding clause (ii); provided, further, that no Unrestricted Subsidiary that has been designated as a Restricted Subsidiary pursuant to a Subsidiary Redesignation may again be designated as an Unrestricted Subsidiary.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Lender” has the meaning set forth in Section 10.15(b).

“U.S. Tax Law Change” means, as applied in respect of any Lender or Agent, as the case may be, the occurrence after the date it first became a party to this Agreement (including, for the avoidance of doubt, by means of assignment) of the enactment of any applicable United States federal tax law or promulgation of any United States Treasury regulation or the entry into force, revocation or change or modification of any income tax convention to which the United States is a party, or change in the administrative application or administrative or judicial interpretation of any of the foregoing.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to

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suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02.   Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)        The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)        (i)        The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)        Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii)      The term “including” is by way of example and not limitation.

(iv)       The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)        In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d)        Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03.   Accounting Terms.

(a)        All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect for the period to which the Audited Financial Statements relate, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)        If at any time any change in GAAP or the application thereof would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or the application thereof (subject to the approval of the Required Lenders); provided, that (A) no such amendment may be requested by the Required Lenders in connection with the adoption or issuance of any accounting standards after the Closing Date that may result in the reclassification, in whole or in part, of leases that were treated as operating leases on the Closing Date into Capitalized Leases and (B) until so amended, (i) such

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ratio or requirement shall continue to be computed in accordance with GAAP or the application thereof prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or the application thereof.

Section 1.04.   Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one (1) place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05.  References to Agreements and Laws.  Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06.   Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07.  Timing of Payment or Performance.  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as specifically provided in Section 2.12 or as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08.   Currency Equivalents Generally.  Any amount specified in this Agreement (other than in Articles 2, 9 and 10) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by Bank of America ~~in Charlotte, North Carolina~~at the Administrative Agent’s Office at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in Dollars with such other currency.

Section 1.09.   Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one (1) or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

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Section 1.10.   Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

Section 1.11.   Divisions.  For all purposes under the Loan Documents, in connection with any Division: (a) if as a result of such Division any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if as a result of such Division any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE 2

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01.   Credit Facilities; Reserves.

(a)        ~~Section 2.01.~~ The Credit Facilities.

(i)         Revolving Credit ~~Borrowings~~Facility.~~(a)~~       Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make revolving loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed ~~at any time outstanding the lesser of (x) the amount of~~ such Revolving Credit Lender’s Revolving Commitment~~, or (y) such Lender’s Pro Rata Share of the Borrowing Base~~; provided~~, however,~~ that each of the applicable Credit Extension Conditions shall be satisfied after giving effect to any such Revolving Credit ~~Borrowing, (i) the Total Outstandings shall not exceed the Loan Cap, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment~~Loans.  Within the limits of each Revolving Credit Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01.  Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.  ~~Notwithstanding the foregoing, no Revolving Credit Loans shall be made on the Closing Date, except to fund any additional original issue discount or upfront fees pursuant to the provisions of the Fee Letter, provided that, Letters of Credit may be issued and outstanding on the Closing Date.~~

(ii)        FILO Facility.  Subject to the terms and conditions set forth herein, each FILO Lender severally agrees to make a term loan to the Borrowers (such loans, collectively, “FILO Loans”) on the Eighth Amendment Effective Date in an amount equal to such FILO Lender’s FILO Commitment; provided that, after giving effect to any such FILO Loans, (A) each of the applicable Credit Extension Conditions shall be satisfied and

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(B) the Total FILO Outstandings shall not exceed the FILO Borrowing Base, except to the extent a FILO Deficiency Reserve has been established in the amount of such excess.  Upon each applicable FILO Lender’s making of its portion of the FILO Loan on the Eighth Amendment Effective Date, the FILO Commitment of such FILO Lender shall be terminated.

(b)        The Administrative Agent shall have the right, at any time and from time to time after the Closing Date in its Permitted Discretion to establish, modify or eliminate Reserves upon three (3) days’ prior notice to the ~~Borrowers,~~Borrower (during which period the Administrative Agent shall be available to discuss any such proposed Reserve with the ~~Borrowers~~Borrower to afford the ~~Borrowers~~Borrower an opportunity to take such action as may be required so that the event condition or circumstance that is a basis for such Reserve no longer exists in the manner and to the extent reasonably satisfactory to the Administrative Agent in its Permitted Discretion); provided that, during such three (3) day period, Credit Extensions hereunder shall be subject to the Borrowing Base as if such new or modified Reserves were given effect.  Notwithstanding the foregoing, (i) no such prior notice of Reserves shall be required for  (~~1~~A) changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserve in accordance with the methodology of calculation previously utilized (such as, but not limited to, ~~Rent~~rent and Customer Credit Liabilities), or (~~2~~B) any changes to Reserves during the continuance of any Event of Default, and ~~provided, further, that~~(ii) the Administrative Agent may not implement Reserves with respect to matters which are already specifically reflected as ineligible Credit Card Receivables or ineligible Inventory or criteria deducted in computing the Appraised Value of Eligible Inventory.

Section 2.02.   Borrowings, Conversions and Continuations of Loans.

(a)        Each Borrowing, each conversion of ~~Revolving Credit~~ Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 1:00 p.m. (~~Charlotte, North Carolina~~Boston, Massachusetts time) (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion of Base Rate Loans to, or continuation of, Eurodollar Rate Loans, or of any conversion of Eurodollar Rate Loans to Base Rate Loans, ~~and~~ (ii) on the day of any requested Borrowing of Base Rate Loans; provided that the Borrower shall deliver a notice to Administrative Agent in respect of the FILO Borrowing one (1) Business Day prior to the Eighth Amendment Effective Date (or such shorter period as may be acceptable to the Administrative Agent) ; provided, however, that if the Borrower wishes to request Loans comprising Eurodollar Rate Loans having an Interest Period other than one (1), two (2), three (3) or six (6) months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 1:00 p.m. (~~Charlotte, North Carolina~~Boston, Massachusetts time) four (4) Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them.  Not later than 11:00 a.m. (~~Charlotte, North Carolina~~Boston, Massachusetts time) three (3) Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all Lenders.  Each telephonic notice by

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the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Except as provided in Section 2.03(c) and Section 2.04(c), each Borrowing of, or conversion to, Base Rate Loans shall be in a principal amount of $50,000 or a whole multiple of $10,000 in excess thereof.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Revolving Credit Borrowing or, on the Eighth Amendment Effective Date, the FILO Borrowing, a conversion of Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Credit Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.  Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

(b)        Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the Borrowing, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a).  In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than (i) with respect to any Base Rate Loans, 3:00 p.m. on the Business Day specified in the applicable Committed Loan Notice and (ii) with respect to any Eurodollar Rate Loans, 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, ~~if such Borrowing is~~in the case of the initial Credit Extension on the Closing Date, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice  with respect to any such Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.

(c)        Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan unless the Borrower pays the amount due under Section 3.05 in connection therewith.  During the existence

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of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)        The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)        After giving effect to all Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect.

(f)        The failure of any Lender to make ~~the Revolving Credit~~any Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its ~~Revolving Credit~~ Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the ~~Revolving Credit~~ Loan to be made by such other Lender on the date of any Borrowing.

(g)        The Administrative Agent, without the request of the Borrower, may advance any interest, fee, service charge, expenses, or other payment to which any Secured Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the account of the Borrower referenced in Section 2.11(a), notwithstanding that an Overadvance may result thereby.  The Administrative Agent shall advise the Borrower of any such advance or charge promptly after the making thereof.  Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrower’s obligations under Section 2.05(b)(ii).  Any amount which is added to the principal balance of the account of the Borrower as provided in this Section 2.02(g) shall bear interest at the interest rate then and thereafter applicable to Base Rate Loans.

(h)        The Administrative Agent, the Revolving Credit Lenders, the Swing Line Lender and the L/C Issuer shall have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance would result.  The Administrative Agent may, in its discretion, make Permitted Overadvances, including at any time that any condition precedent set forth in Section 4.02 has not been satisfied or waived, without the consent of the Borrower, the Revolving Credit Lenders, the Swing Line Lender and the L/C Issuer and the Borrower and each such Lender and, if applicable, the L/C Issuer shall be bound thereby.  Any Permitted Overadvance may constitute a Swing Line Loan. A Permitted Overadvance is for the account of the Borrowers and shall constitute a Base Rate Loan and an Obligation and shall be repaid by the Borrowers in accordance with the provisions of ~~Section~~Sections 2.05(b)(ii) and (iv).  The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent or any Revolving Credit Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding. The making by the Administrative Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of Section 2.03 regarding the Revolving Credit Lenders’ obligations to purchase participations with respect to Letter of Credits

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or of Section 2.04 regarding the Revolving Credit Lenders’ obligations to purchase participations with respect to Swing Line Loans.  The Administrative Agent shall have no liability for, and no Loan Party or Secured Party shall have the right to, or shall, bring any claim of any kind whatsoever against the Administrative Agent with respect to Unintentional Overadvances regardless of the amount of any such Overadvance(s). Upon the making of a Permitted Overadvance by the Administrative Agent (whether before or after the occurrence of a Default), each Revolving Credit Lender shall be deemed, without further action by any party hereto, unconditionally and irrevocably to have purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Permitted Overadvance in proportion to its Pro Rata Share of such Permitted Overadvance.  From and after the date, if any, on which any Revolving Credit Lender is required to fund its participation in any Permitted Overadvance purchased hereunder, the Administrative Agent shall promptly distribute to such Revolving Credit Lender, such Revolving Credit Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Permitted Overadvance. At any time that the conditions precedent set forth in Section 4.02 have been satisfied or waived, the Administrative Agent may request that the Revolving Credit Lenders make a Revolving Credit Loans to repay a Permitted Overadvance.  At any other time, the Administrative Agent may require the Revolving Credit Lenders to fund their risk participations in such Permitted Overadvances.

(i)         The Administrative Agent may, in its discretion, without duplication of Permitted Overadvances made pursuant to clause (h) above, make Protective Advances, including at any time that any condition precedent set forth in Section 4.02 has not been satisfied or waived, without the consent of the Borrower, the Revolving Credit Lenders, the Swing Line Lender and the L/C Issuer and the Borrower and each Revolving Credit Lender shall be bound thereby.  Any Protective Advance may constitute a Swing Line Loan. A Protective Advance is for the account of the Borrowers and shall constitute a Base Rate Loan and an Obligation and shall be repaid by the Borrowers in accordance with the provisions of Sections 2.05(b)(ii) and (iv).  The making of any such Protective Advance on any one occasion shall not obligate the Administrative Agent or any Revolving Credit Lender to make or permit any Protective Advance on any other occasion or to permit such Protective Advances to remain outstanding. The making by the Administrative Agent of a Protective Advance shall not modify or abrogate any of the provisions of Section 2.03 regarding the Revolving Credit Lenders’ obligations to purchase participations with respect to Letter of Credits or of Section 2.04 regarding the Revolving Credit Lenders’ obligations to purchase participations with respect to Swing Line Loans.  The Administrative Agent shall have no liability for, and no Loan Party or Secured Party shall have the right to, or shall, bring any claim of any kind whatsoever against the Administrative Agent with respect to Unintentional Overadvances regardless of the amount of any such Overadvance(s).  Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Revolving Credit Lender shall be deemed, without further action by any party hereto, unconditionally and irrevocably to have purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Pro Rata Share of such Protective Advance.  From and after the date, if any, on which any Revolving Credit Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Revolving Credit Lender, such Revolving Credit Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective

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Advance. At any time that the conditions precedent set forth in Section 4.02 have been satisfied or waived, the Administrative Agent may request that the Revolving Credit Lenders make a Revolving Credit Loans to repay a Protective Advance.  At any other time, the Administrative Agent may require the Revolving Credit Lenders to fund their risk participations in such Protective Advances.

(j)         Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

Section 2.03.   Letters of Credit.

(a)        The Letter of Credit Commitment.  Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or the other Loan Parties and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or the other Loan Parties and any drawings thereunder; provided, that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if, as of the date of such L/C Credit Extension~~, (x) the Total Outstandings would exceed the Loan Cap, (y) the aggregate Outstanding Amount~~ and after giving effect thereto, each of the ~~Revolving~~applicable Credit ~~Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender’s Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit~~Extension Conditions shall not be satisfied.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(i)         No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)       any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for

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which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which, in each case, such L/C Issuer in good faith deems material to it;

(B)       subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than (x) in the case of commercial letters of credit, one hundred and eighty (180) days and (y) in the case of standby Letters of Credit, twelve (12) months, in each case, after the date of issuance or last renewal, unless the L/C Issuer of such Letter of Credit has approved such expiry date;

(C)       the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless at the time of issuance, such Letter of Credit has been Cash Collateralized in accordance with the terms hereof;

(D)       the issuance of such Letter of Credit would violate one (1) or more policies of such L/C Issuer; or

(E)       any Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(ii)        No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iii)       Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article 9 with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 9 included each L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.

(b)        Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i)         Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit

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Application must be received by the applicable L/C Issuer and the Administrative Agent at least two (2) Business Days (or such later date and time as such L/C Issuer and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer:  (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the applicable L/C Issuer may reasonably request.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the applicable L/C Issuer may reasonably request.

(ii)        Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof.  Upon receipt by such L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or the other Loan Parties or enter into the applicable amendment, as the case may be.  Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii)       If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a standby Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided, that any such Auto-Renewal Letter of Credit must permit such L/C Issuer to prevent any such renewal at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal.  Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such renewal if (A) such L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in

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its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Revolving Credit Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower that one (1) or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv)       Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also (A) deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment, and (B) notify each Revolving Credit Lender of such issuance or amendment and the amount of such Revolving Credit Lender's Pro Rata Share therein, and upon a specific request by any Revolving Credit Lender, furnish to such Lender a copy of such Letter of Credit or amendment.

(c)        Drawings and Reimbursements; Funding of Participations.

(i)         Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof.  Within one (1) Business Day after the L/C Issuer notifies the Borrower of any payment by such L/C Issuer under a Letter of Credit (each such payment date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Pro Rata Share thereof.  In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)        Each Lender (including each Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

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(iii)       With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02  cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)       Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

(v)        Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02  (other than delivery by the Borrower of a Committed Loan Notice ).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)       If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate reasonably determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing.  If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender

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(through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)        Repayment of Participations.

(i)         If, at any time after an L/C Issuer has made a payment under any Letter of Credit issued by it and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the L/C Issuer (or the  Administrative Agent, for the account of such L/C Issuer) receives any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)        If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)        Obligations Absolute.  The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)         any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)        the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)       any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

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(iv)       any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)        any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of such Letter of Credit; or

(vi)       any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against any L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)        Role of L/C Issuer.  Each Revolving Credit Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the applicable L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the applicable L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the applicable L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of such L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against such L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing,

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the applicable L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)        Applicability of ISP98 and UCP.  Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance shall apply to each commercial Letter of Credit.

(h)        Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate then in effect for Eurodollar Rate Loans with respect to the Revolving Credit Facility times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided, however, that any Letter of Credit ~~Fees~~fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account.  Such letter of credit fees shall be computed on a quarterly basis in arrears.  Such letter of credit fees shall be due and payable on the first (1st) day after the end of each March, June, September and December, commencing with the first (1st) such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.

(i)         Fronting Fee and Documentary and Processing Charges Payable to an L/C Issuer.  The Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee (i) with respect to each commercial Letter of Credit issued by such L/C Issuer, at a rate to be separately agreed between the applicable L/C Issuer and the Borrower (but in any event not to exceed 0.125% per annum), computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the stated amount of such Letter of Credit, at a rate to be separately agreed between the Borrower and the applicable L/C Issuer (but in any event not to exceed 0.125% per annum), computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii)  with respect to each standby Letter of Credit, at a rate to be separately agreed between the applicable L/C Issuer and the Borrower (but in any event not to exceed 0.125% per annum), computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the on the first (1st) day after the end of each March, June,

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September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09.  In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable within five (5) Business Days of demand and are nonrefundable.

(j)         Conflict with Letter of Credit Application.  In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

Section 2.04.   Swing Line Loans.

(a)        The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that, after giving effect to any Swing Line Loan, ~~(i) the Total Outstandings shall not exceed the Loan Cap, and (ii) the aggregate Outstanding Amount~~each of the ~~Revolving~~applicable Credit ~~Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations at such time, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Commitment~~Extension Conditions shall be satisfied; provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan shall bear interest only at a rate based on the Base Rate.  Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(b)        Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 3:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the

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Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one (1) or more of the applicable conditions specified in Article 4 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(c)        Refinancing of Swing Line Loans.

(i)         The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding.  Such request may be made telephonically, so long as promptly followed by  writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Commitments and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)        If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)       If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender

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(acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate reasonably determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s committed Loan included in the relevant committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)       Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)        Repayment of Participations.

(i)         At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)        If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

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(e)        Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans.  Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f)        Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

Section 2.05.   Prepayments.

(a)        Optional.

(i)         Revolving Credit Loans.  The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans in whole or in part without premium or penalty (subject to the last sentence of this Section 2.05(a)(i)); provided~~,~~ that (1) such notice must be received by the Administrative Agent not later than 2:00 p.m. (~~Charlotte, North Carolina~~Boston, Massachusetts time) (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) one (1) Business Day prior to the date of prepayment of Base Rate Loans; and (2) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of 500,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or, in each case, if less, the entire principal amount thereof then outstanding).  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Revolving Credit Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Revolving Credit Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Pro Rata Share).  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.

(ii)        Swing Line Loans.  The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided, that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. (~~Charlotte, North Carolina~~Boston, Massachusetts time) on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii)       FILO Loans.  Subject to satisfaction of the Specified Transaction Conditions with respect to any applicable prepayment, the Borrower may, upon written

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notice to the Administrative Agent and the FILO Agent, from time to time voluntarily prepay FILO Loans; provided that (1) such written notice must be received by the Administrative Agent and the FILO Agent not later than 2:00 p.m. (Boston, Massachusetts time) three (3) Business Days prior to any date of prepayment of the FILO Loans and (2) any prepayment of FILO Loans shall be in a principal amount of at least $1,000,000.  Each such notice shall specify the date and amount of such prepayment of FILO Loans.  The FILO Agent will promptly notify each FILO Lender of its receipt of each such notice, and of the amount of such FILO Lender’s ratable portion of such prepayment (based on such FILO Lender’s Pro Rata Share).  If such notice is given by the Borrower, the Borrower shall make such prepayment specified in such notice shall be due and payable on the date specified therein, subject to compliance with the Specified Transaction Conditions. Each prepayment of FILO Loans permitted under this clause (iii) shall (x) be accompanied by the applicable FILO Prepayment Premium, if any, required by the FILO Fee Letter and all accrued but unpaid interest thereon, and (y) be applied to reduce the scheduled repayments required pursuant to Section 2.05(b)(iii) in direct order of maturity.

(iv)       ~~(iii)~~ Recission of Certain Prepayment Notices.  Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) ~~or~~, Section 2.05(a)(ii) or Section 2.05(a)(iii) if such prepayment would have resulted from a refinancing of the Revolving Credit Facility, which refinancing shall not be consummated or shall otherwise be delayed.

(b)        Mandatory.

(i)         If for any reason the Total Revolving Outstandings at any time exceed the Loan Cap then in effect (other than as a result of a Permitted Overadvance or a Protective Advance), the Borrower shall immediately prepay Revolving Credit Loans and Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless after the prepayment in full of the Revolving Credit Loans the Total Revolving Outstandings exceed the Loan Cap then in effect.  In addition, prior to the termination of the Aggregate Revolving Commitments and the repayment in full of all Revolving Credit Loans, if at any time (i) the aggregate amount of outstanding Revolving Credit Loans, Swing Line Loans and L/C Obligations is greater than zero and (ii) the Consolidated Cash Balance exceeds $35,000,000, then the Borrower shall, within three (3) Business Days thereafter, use the amount of such excess, first, to prepay Revolving Credit Loans and Swing Line Loans, and, second, to Cash Collateralize the outstanding L/C Obligations.

(ii)        During a Cash Dominion Trigger Period, the Borrower shall prepay the Revolving Credit Loans and Cash Collateralize the L/C Obligations in accordance with the provisions of  Section 6.15; and thereafter, prepay the outstanding principal amount of the FILO Loan (which prepayments of principal shall be applied in direct order of maturity).

(iii)       Commencing on September 30, 2020, the principal amount of the FILO Loans shall be repaid on each of March 31, June 30, September 30 and December 31 (or, if such day is not a Business Day, on the immediately preceding Business Day), in equal

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quarterly installments of $875,000.  If not previously repaid or prepaid, the remaining Outstanding Amount of the FILO Loans shall be repaid in full on the Maturity Date with respect to the FILO Facility.

(iv)       Permitted Overadvances and Protective Advances shall be payable as provided in Section 2.05(b)(ii) and upon demand by the Administrative Agent.

(c)        Funding Losses, Etc.  All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05.  Notwithstanding any of the other provisions of Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under Section 2.05(b)(i) and Section 2.05(b)(ii), other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with Section 2.05(b)(i) and Section 2.05(b)(ii).  Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with Section 2.05(b)~~.~~(i) and Section 2.05(b)(ii).

Section 2.06.   Termination or Reduction of Revolving Commitments.

(a)        Optional.  The Borrower may, upon written notice to the Administrative Agent, terminate the unused Revolving Commitments, or from time to time permanently reduce the unused Revolving Commitments; provided, that (i) any such notice shall be received by the Administrative Agent five (5) Business Days prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of $2,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Revolving Credit Facility.

(b)        Mandatory.  If after giving effect to any reduction or termination of unused Revolving Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c)        Application of Commitment Reductions; Payment of Fees.  The Administrative Agent will promptly notify the Lenders of any termination or reduction of the unused portions of the Revolving Commitments under this Section 2.06.  Upon any reduction of unused Revolving Commitments, the Revolving Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Pro Rata Share of the amount by which the Revolving Commitments are reduced (other than the termination of the Revolving Commitment of any Revolving Credit Lender as

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provided in Section 3.07).   All commitment fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

Section 2.07.   Repayment of Loans.

The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Loans outstanding on such date.

Section 2.08.   Interest.

(a)        Subject to the provisions of Section 2.08(b) and Section 2.08(c), (x) with respect to the Revolving Credit Facility, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Eurodollar Rate for such Interest Period, plus (B) the Applicable Rate for Eurodollar Rate Loans; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of (A) the Base Rate, plus (B) the Applicable Rate for Base Rate Loans; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of (A) the Base Rate plus (B) the Applicable Rate for Base Rate Loans ~~under the Revolving Credit Facility~~, and (y) each FILO Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the sum of (i) the FILO Rate, plus (ii) 9.00% per annum; provided that, if the FILO Agent cannot determine the FILO Rate as provided in Section 3.03, then such rate shall be a rate per annum equal to the sum of (i) the Base Rate, plus (ii) 8.00% per annum. The FILO Rate for any monthly payment shall be determined on the first day of the calendar month for which such rate is applicable and will apply for the month then being paid.

(b)        The Borrower shall pay interest on the principal amount of all overdue Obligations hereunder (including, for the avoidance of doubt, following the occurrence of an Event of Default pursuant to Section 8.01(f)) at a fluctuating interest rate per annum at all times equal to (i) with respect to the Revolving Obligations, the Default Rate, and (ii) with respect to the FILO Obligations, the FILO Default Rate, in each case, to the fullest extent permitted by applicable Laws.  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)        During the continuance of an Event of Default, the Borrower shall, ~~at the request of~~(x) effective upon notice from the Administrative Agent (which notice shall be given only upon instruction by the Required Revolving Credit Lenders), pay interest on the principal amount of all outstanding Revolving Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws, and (y) effective upon notice from the Administrative Agent (which notice shall be given only upon instruction by the Required FILO Lenders), pay interest on the principal amount of all outstanding FILO Obligations hereunder at a fluctuating interest rate per annum at all times equal to the FILO Default Rate to the fullest extent permitted by applicable Laws.

(d)        Interest on each Loan other than FILO Loans shall be due and payable in arrears on each Interest Payment Date applicable thereto and in the case of FILO Loans, all accrued interest

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thereon shall be payable in arrears on each Interest Payment Date for FILO Loans and, in each case, at such other times as may be specified herein.  ~~Interest~~All interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09.   Fees.  In addition to certain fees described in Section 2.03(h) and Section 2.03(i):

(a)        Commitment Fee.  The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, the Commitment Fee times the actual daily amount by which the Aggregate Revolving Commitments exceed the average Total Revolving Outstandings (excluding the principal amount of Swing Line Loans) for the immediately preceding quarter, subject to adjustment as provided in Section 2.16.  The ~~commitment fee~~Commitment Fee shall accrue at all times from the date hereof until the Maturity Date, including at any time during which one (1) or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the on the first (1st) day after the end of each March, June, September and December, commencing with the first (1st) such date to occur after the Closing Date, and on the Maturity Date.  The ~~commitment fee~~Commitment Fee shall be calculated quarterly in arrears.

(b)        ~~Other Fees~~Fee Letters.  The Borrower shall pay to (i) the Arrangers and the Administrative Agent ~~for their own respective accounts fees in the amounts and at~~, the fees specified in the Fee Letter and (ii) the FILO Agent, the fees specified in the FILO Fee Letter, in each case as and when payments of such fees is due as set forth therein and for the account of the ~~times~~parties specified ~~in the Fee Letter~~therein.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.10.   Computation of Interest and Fees.  All computations of interest for Base Rate Loans shall be made on the basis of a year of three hundred and sixty-five (365) or three hundred and sixty-six (366) days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred and sixty-five (365) day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided, that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11.   Evidence of Indebtedness.

(a)        The Credit Extensions made by each Lender shall be evidenced by one (1) or more accounts or records maintained by such Lender and evidenced by one (1) or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103 1(c), as agent for the Borrower, in each case in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the

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Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.  Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrower will issue, in lieu thereof, upon receipt of an indemnity bond or a satisfactory indemnity agreement, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

(b)        In addition to the accounts and records referred to in Section 2.11(a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c)        Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Section 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit the obligations of the Borrower under this Agreement and the other Loan Documents.

Section 2.12.   Payments Generally; Administrative Agent’s Clawback.

(a)        General.  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein, except that all payments of principal, interest, fees and premiums in respect of the FILO Loans shall be made to the FILO Agent for application to the FILO Loans in accordance with the terms of this Agreement and which FILO Obligations shall, notwithstanding anything to the contrary contained herein, be invoiced by the FILO Agent.  The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to

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such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(b)        (i) Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)        Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders  or an L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuer, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer in immediately available funds with interest thereon, for each day from and including the date such amount

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is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.

(c)        Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 2 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender on demand, without interest.

(d)        Obligations of the Lenders Several.  The obligations of the Lenders hereunder to make Revolving Credit Loans and FILO Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 9.07 are several and not joint.  The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Section 9.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, or to purchase its participation or to make its payment under Section 9.07.

(e)        Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)        Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal of Revolving Credit Loans, FILO Loans, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

(g)        Unallocated Funds.  If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Revolving Credit Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Revolving Credit Loans outstanding at such time and (b) the Outstanding Amount of all L/C Advances outstanding at such time, in repayment or prepayment of such of the outstanding Revolving Credit Loans or other Obligations then owing to such Lender.

Section 2.13.   Sharing of Payments.  If, other than as expressly provided elsewhere herein (including the application of funds arising from the existence of a Defaulting Lender), any Lender

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shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans funded by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans funded by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be,  pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing  Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon.  The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.  For the avoidance of doubt, the provisions of this Section shall not be construed to apply to the application of Cash Collateral provided for in Section 2.15 or to the assignments and participations described in Section 10.07.

Section 2.14.   Increase in Revolving Credit Facility.

(a)        Upon notice to the Administrative Agent, the Borrower may from time to time after the Seventh Amendment Effective Date, request an increase in the Commitments by an amount not exceeding $75,000,000; provided that any such request for an increase shall be in a minimum amount of the lesser of (x) $5,000,000 and (y) the entire remaining amount of increases available under this Section 2.14.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender or proposed Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).

(b)        Any proposed increase in the Commitments may be requested from the existing Lenders and new prospective Lenders who are Eligible Assignees (which additional Eligible Assignees shall be subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender, which approvals shall not be unreasonably withheld and each of whom shall execute a customary joinder agreement) or a combination thereof, as selected by, and with such allocations of committed amounts as may be determined by, the Administrative Agent and the

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Borrower (regardless of a Pro Rata Share of any individual Lender); provided that, any such request shall be made concurrently to the existing Lenders and such new prospective Lenders.  Any Lender approached to provide all or any portion of the increased Commitments may elect or decline, in its sole discretion, to provide such an increase. Any Lender not responding within the time period set forth in Section 2.14(a) shall be deemed to have declined to increase its Commitment.

(c)        If the Commitments are increased in accordance with this Section 2.14, the Administrative Agent and the Borrower shall determine the effective date (the “Revolving Credit Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Revolving Credit Increase Effective Date.  In connection with any increase in the Commitments, this Agreement and the other Loan Documents shall be amended in a writing (executed and delivered by the Loan Parties, the Administrative Agent and each Lender participating in such increased Commitments) to reflect any technical changes necessary to give effect to such Commitment increases in accordance with the terms as set forth herein.

(d)        As conditions precedent to such increase, (i) the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Revolving Credit Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party, certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and certifying that the conditions precedent set out in the following subclauses (ii) through (iv) have been satisfied or waived in accordance with Section 10.01, (ii) no Default shall have occurred and be continuing or would result from such increase, (iii) before and after giving effect to such increase, the representations and warranties contained in Article 5 and the other Loan Documents shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Revolving Credit Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this subclause (iii), the representations and warranties contained in Section 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) and (b), respectively, (iv) ~~after giving effect to such increase, the Borrower would be in Pro Forma Compliance with the financial covenant set out in Section 7.11 (regardless of whether a Covenant Trigger Period then exists), in each case for the twelve (12) month (or, as applicable, four (4) quarter) period to which the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) relates~~[reserved], and (v) clause (i) of the ABL Cap (as defined in the Term Loan Facilities) shall have been amended to reflect an amount equal to the amount of the Aggregate Revolving Commitments (after giving effect to the increase in Commitments contemplated hereby).  The amendment to this Agreement providing for the increase if the Commitments shall contain provisions that may be necessary to keep the outstanding Revolving Credit Loans, L/C Advances or Swing Line Loans (to the extent participated to Lenders), as the case may be, ratable with any revised Pro Rata Share of a Lender in respect of the Revolving Credit Facility arising from any nonratable increase in the Commitments under this Section 2.14, including, without limitation, provisions providing for the reallocation of the Commitments and Loans among Lenders.

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Section 2.15.   Cash Collateral.

(a)        Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations, in any amount not less than 100% of the then Outstanding Amount of all L/C Obligations unless an Event of Default exists, in which case the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations in any amount not less than 103% of the then Outstanding Amount of all L/C Obligations.  At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)        All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.  The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Revolving Credit Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)        Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Section 2.04, Section 2.05, Section 2.06, Section 2.16 or Section 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)        Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.15(d) may be otherwise applied in accordance with Section 8.04), and (y) the Person providing Cash Collateral and the

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L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.16.   Defaulting Lenders.

(a)        Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)         That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii)        Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to  Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans, participations in Swing Line Loans or L/C Borrowings under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02  were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender

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or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)      That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).

(iv)       During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Section 2.03 and Section 2.04, the “Pro Rata Share” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the ~~Committed~~ Loans of that Lender.

(v)        All or any part of such Defaulting Lender’s participation in Swing Line Loans shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Share (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent such reallocation does not cause the aggregate Revolving Credit Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment. Subject to Section 10.24, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(b)        If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the ~~Committed~~ Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

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Section 2.17.   Settlement Amongst Revolving Credit Lenders.

(a)        The amount of each Revolving Credit Lender’s Pro Rata Share of outstanding Revolving Credit Loans (including outstanding Swing Line Loans) shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Revolving Credit Loans (including Swing Line Loans) and repayments of Revolving Credit Loans (including Swing Line Loans) received by the Administrative Agent as of 3:00 p.m. on the first (1st) Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

(b)        The Administrative Agent shall deliver to each of the Revolving Credit Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Revolving Credit Loans and Swing Line Loans for the period and the amount of repayments received for the period.  As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Revolving Credit Lender its Pro Rata Share of repayments of Revolving Credit Loans, and (ii) each Revolving Credit Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Revolving Credit Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Credit Loans made by each Revolving Credit Lender shall be equal to such Lender’s Pro Rata Share of all Revolving Credit Loans outstanding as of such Settlement Date.  If the summary statement requires transfers to be made to the Administrative Agent by the Revolving Credit Lenders and is received prior to 1:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Revolving Credit Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent.  If and to the extent any Revolving Credit Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

ARTICLE 3

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01.   Taxes.

(a)        Except as provided in this Section 3.01, any and all payments by or on account of any obligation of the Borrower to or for the account of ~~any~~the Administrative Agent, the FILO Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges imposed by any Governmental Authority, and all liabilities (including additions to tax, penalties and interest) with respect thereto (collectively, “Impositions”), excluding, in the case of each Agent and each Lender, any Impositions (w) imposed on or measured by its overall net income or overall gross income, branch profits taxes imposed on it, and franchise (and similar) taxes imposed on it in lieu of net income taxes, in each

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case, by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized, in which its principal office is located or in which it maintains its Lending Office, (x) that are United States Federal withholding taxes and any penalties and interest with respect thereto (including, without limitation, taxes imposed under Section 881 of the Code subject to withholding pursuant to Section 1442 of the Code, whether or not in any such case withheld from any payment) other than as to any Lender or Agent, United States Federal withholding taxes imposed on or with respect to any payment under this Agreement to such Lender or Agent as a result of a U.S. Tax Law Change, except as provided in subclause (y), (y) that are withholding taxes and any penalties and interest with respect thereto and that are imposed under FATCA, and (z) that are imposed as a result of such Lender’s failure to comply with the requirements of Section 10.15 (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”); provided, however, that, if at the date of the Assignment and ~~Acceptance~~Assumption pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under this Section 3.01(a) in respect of United States withholding tax with respect to payments at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, imposed under applicable Laws with respect to the Lender assignee on such date.  Subject to Section 10.15, if the Borrower or the Administrative Agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to ~~any~~the Administrative Agent, the FILO Agent or any Lender, (i) the sum payable by the Borrower shall be increased as necessary so that after all such required deductions of Taxes are made (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or Administrative Agent, as applicable, shall make such deductions, (iii) the Borrower or Administrative Agent, as applicable, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) if the Borrower is required to make such deductions, within thirty (30) days after the date of such payment, the Borrower shall furnish to such Agent or Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

(b)        In addition but without duplication, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible, mortgage or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or perfection of a security interest with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c)        The Borrower agrees to indemnify each Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any Governmental Authority on amounts payable under this Section 3.01) paid by such Agent and such Lender, and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided such Agent or Lender, as the case may be, provides the Borrower with a written statement thereof setting forth in reasonable detail the basis and

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calculation of such amounts.  Payment under this Section 3.01(c) shall be made within thirty (30) days after the date such Lender or such Agent makes a written demand therefor.

(d)        Notwithstanding anything herein to the contrary, the Borrower shall not be required pursuant to this Section 3.01 to pay any additional amount to, or to indemnify, any Lender or Agent, as the case may be, to the extent that such Lender or such Agent becomes subject to Taxes subsequent to the Closing Date (or, if later, the date such Lender or Agent becomes a party to this Agreement) solely as a result of a change in the place of organization of such Lender or Agent, a change in the Lending Office of such Lender, or a change in the principal office of such Lender or Agent, except to the extent that any such change is requested or required by the Borrower or to the extent that such Lender or Agent was entitled, at the time of the change in place of organization or the change in Lending Office, to receive additional amounts from the Borrower pursuant to Section 3.01(a) and (c) (and provided~~,~~ that nothing in this clause (d) shall be construed as relieving the Borrower from any obligation to make such payments or indemnification in the event of a change that is a change in Law).

(e)        If any Lender or Agent determines that it has received a refund in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrower pursuant to this Section 3.01, it shall promptly remit such refund (including any interest included in such refund paid by the relevant taxation authority) to the Borrower, net of all out-of-pocket expenses of the Lender or Agent, as the case may be; provided, however, that the Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority.  Such Lender or Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided~~,~~ that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential).  Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(f)        Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrower and at the Borrower’s cost and expense, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to avoid or reduce to the greatest extent possible any indemnification or additional amounts being due under this Section 3.01, including to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided~~,~~ that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.01(f) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a) and (c).

(g)        For purposes of determining withholding Taxes imposed under FATCA, from and after the Eighth Amendment Effective Date, the Borrower and the Administrative Agent shall treat

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(and the Lenders hereby authorize the Administrative Agent to treat) this Agreement (and the Credit Extensions hereunder) as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 3.02.   Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal  for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.  Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.03.   Inability To Determine Rates.

(a)        If ~~the Required Lenders determine that for any reason~~ in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (i)  the Administrative Agent determines that (~~a~~A) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (~~b~~B) (x) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan~~, or (c)~~ and (y) the circumstances described in Section 3.03(c)(i) do not apply (in each case with respect to this clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason

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the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of Section 3.03(a), until the Administrative Agent upon ~~the~~ instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(b)        Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of Section 3.03(a), the Administrative Agent, in consultation with the Borrower, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of Section 3.03(a), (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

(c)        Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, but without limiting Sections 3.01(a) and (b) above, if the Administrative Agent determines (which determination shall be conclusive and binding upon all parties hereto absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined (which determination likewise shall be conclusive and binding upon all parties hereto absent manifest error), that:

(i)         adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)        the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of

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such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii)       syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing LIBOR in accordance with this Section 3.03 with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment.  Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

(d)        If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

(e)        Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than 1.00% for purposes of this Agreement.

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(f)        In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

(g)        If prior to the first day of a calendar month regarding any reference to the FILO Rate, the FILO Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the FILO Rate, the FILO Agent shall give notice thereof to the Borrower by telephone or telecopy as promptly as practicable thereafter and, until the FILO Agent notifies the Borrower that the circumstances giving rise to such notice no longer exist the FILO Loans shall bear interest with reference to the Base Rate and such interest shall be calculated as provided in Section 2.08(a)(y).

Section 3.04.   Increased Cost ~~And~~and Reduced Return; Capital Adequacy.

(a)        If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan (or, as the case may be, issuing or participating in Letters of Credit) the interest on which is determined by reference to the Eurodollar Rate or (in the case of a change in or in the interpretation of any Law relating to taxes) any other Loan or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes, Impositions expressly excluded from Taxes, and Other Taxes (in which case Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income (including branch profits), and franchise (and similar) taxes imposed in lieu of net income taxes, by any jurisdiction or any political subdivision thereof under the Laws of which such Lender is organized or maintains a Lending Office, and (iii) reserve requirements reflected in the Eurodollar Rate), then from time to time upon demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b)        If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

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(c)        The Borrower shall not be required to compensate a Lender pursuant to Section 3.04(a) or (b) for any such increased cost or reduction incurred more than one hundred and eighty (180) days prior to the date that such Lender demands, or notifies the Borrower of its intention to demand, compensation therefor; provided, that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

(d)        Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in Law after the date of this Agreement, regardless of the date enacted, adopted or issued.

Section 3.05.   Funding Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)        any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b)        any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

Section 3.06.   Matters Applicable to all Requests for Compensation.

(a)        A certificate of ~~any~~the Administrative Agent, the FILO Agent or any Lender claiming compensation under this Article 3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.  In determining such amount, ~~such~~the Administrative Agent, the FILO Agent or such Lender may use any reasonable averaging and attribution methods.

(b)        With respect to any Lender’s claim for compensation under Section 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of

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the event that gives rise to such claim.  If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurodollar Rate Loans, or to convert Base Rate Loans into Eurodollar Rate Loans if such suspension would reduce the compensation by the Borrower under Section 3.04, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided, that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)        If the obligation of any Lender to make or continue from one Interest Period to another any Eurodollar Rate Loan, or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s Eurodollar Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i)         to the extent that such Lender’s Eurodollar Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurodollar Rate Loans shall be applied instead to its Base Rate Loans; and

(ii)        all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurodollar Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Rate Loans shall remain as Base Rate Loans.

(d)        If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Eurodollar Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Pro Rata Shares.

Section 3.07.   Replacement of Lenders under Certain Circumstances.

(a)        If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurodollar Rate Loans as a result of any condition described in Section 3.02 or Section 3.03, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a “Non-Consenting Lender” (as defined below in this Section 3.07), then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, either (i) replace such Lender by causing such Lender to (and such Lender shall be

~~US\OMARAR\218~~5v1~~621.2~~3	9~~94~~7~~677.~~1410

obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided, that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person or (ii) terminate the Commitment of such Lender (if still in existence) and repay all obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date.

(b)        Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment or outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent.  Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment or  outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment (regardless of whether such replaced Lender has executed an Assignment and Assumption or delivered its Notes to the Borrower or the Administrative Agent) and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c)        Notwithstanding anything to the contrary contained above, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d)        In the event that (i) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain class of the Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

Section 3.08.   Survival.  All of the Borrower’s obligations under this Article 3 shall survive termination of the Aggregate Revolving Commitments and the FILO Commitment and repayment of all other Obligations hereunder, the assignment of rights by or the replacement of a Lender, and resignation of the Administrative Agent.

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Section 3.09.   Designation of At Home III as Borrower’s Agent; Joint and Several Liability.

(a)        Each ~~Borrower~~of At Home III and At Home Stores hereby agree that At Home III is hereby irrevocably ~~designates~~designated and ~~appoints At Home III as such Borrower’s~~appointed to act as agent of the Borrower to obtain Credit Extensions, the proceeds of which shall be available to ~~each~~the Borrower for such uses as are permitted under this Agreement.  As the disclosed principal for its agent, each ~~Borrower~~of At Home III and At Home Stores shall be obligated to each ~~Credit~~Secured Party on account of Credit Extensions so made as if made directly by the applicable ~~Credit~~Secured Party to ~~such Borrower~~At Home III or At Home Stores, as applicable, notwithstanding the manner by which such Credit Extensions are recorded on the books and records of the Borrower.  In addition, each Loan Party (other than ~~the Borrowers~~At Home III or At Home Stores) hereby irrevocably designates and appoints ~~the~~ At Home III as such Loan Party’s agent to represent such Loan Party in all respects under this Agreement and the other Loan Documents.

(b)        Each ~~Borrower~~of At Home III and At Home Stores recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers.  Consequently, each ~~Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers~~of At Home III and At Home Stores shall have joint and several liability in respect of all Obligations, without regard to any defense (other than the defense of payment), setoff or counterclaim which may at any time be available to or be asserted by any other Loan Party against the Secured Parties, or by any other circumstance whatsoever (with or without notice to or knowledge of the Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower’s liability hereunder, in bankruptcy or in any other instance, and such Obligations of the Borrower shall not be conditioned or contingent upon the pursuit by the Lenders or any other Person at any time of any right or remedy against the Borrower or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any Collateral or Guaranty therefor or right of offset with respect thereto. Each of At Home III and At Home Stores hereby acknowledge that this Agreement is the independent and several obligation of each of At Home III and At Home Stores (regardless of which Borrower shall have delivered a Request for Credit Extension) and may be enforced against each of At Home III and At Home Stores separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Borrower. Each of At Home III and At Home Stores hereby expressly waives, with respect to any of the Credit Extensions made to any other Borrower hereunder and any of the amounts owing hereunder by such other Loan Parties in respect of such Credit Extensions, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, the L/C Issuer or any Lender exhaust any right, power or remedy or proceed against such other Loan Parties under this Agreement or any other agreement or instrument referred to herein or against any other Person under any other guarantee of, or security for, any of such amounts owing hereunder.

(c)        At Home III shall act as a conduit for each Borrower (including itself, as a “Borrower”) on whose behalf At Home III has requested a Credit Extension.  Neither the Administrative Agent nor any other ~~Credit~~Secured Party shall have any obligation to see to the application of such proceeds therefrom.

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(d)        Any and all notices, requests, consents or other communications given to the Borrower (or, as applicable, from the Borrower) pursuant to this Agreement and the other Loan Documents shall be effective if given to (or, as applicable, from) At Home III for itself and on behalf of each other Borrower.

ARTICLE 4

CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSIONS

Section 4.01.   Conditions to Initial Credit Extensions.  The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)        The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i)         executed counterparts of this Agreement and a Guaranty from each Guarantor, as applicable;

(ii)        a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)       the Security Agreement, duly executed by each Loan Party, together with (subject to the last paragraph of this Section 4.01):

(A)       certificates representing the Pledged Interests referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

(B)       copies of proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all jurisdictions that the Administrative Agent may deem reasonably necessary in order to perfect and protect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement,

(C)       evidence that all other actions, recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created thereby shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (including, without limitation, receipt of duly executed payoff letters and UCC-3 termination statements);

(iv)       the Intellectual Property Security Agreement, duly executed by each Loan Party, together with (subject to the last paragraph of this Section 4.01) evidence that all action that the Administrative Agent in its reasonable judgment may deem reasonably

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necessary or desirable in order to perfect and protect the Liens created under the Intellectual Property Security Agreement has been taken;

(v)        such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(vi)       such documents and certifications (including, without limitation, ~~Organizational~~Organization Documents and good standing certificates) as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and the Guarantors is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

(vii)      an opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Loan Parties, addressed to each Agent and each Lender, as to the matters set forth in Exhibit K-1;

(viii)     opinions of local counsel for the Loan Parties, addressed to each Agent and each Lender, as to the matters set forth in Exhibit K-2;

(ix)       a customary certificate from the Chief Financial Officer of Holdings, certifying that Holdings and its Subsidiaries, on a consolidated basis after giving effect to the Transaction and the other transactions contemplated hereby, are Solvent;

(x)        (A) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company for each interim quarterly period subsequent to January 29, 2011 ended at least forty-five (45) days before the Closing Date, and (B) a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower as of and for the four (4) quarter period ending on the last day of the most recently completed four (4) fiscal quarter period ended at least ninety (90) days prior to the Closing Date (if such period is a fiscal year end) or at least forty-five (45) days prior to the Closing Date (if such period is a fiscal quarter end), prepared after giving effect to the Transaction as if the Transaction had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income);

(xi)       a Committed Loan Notice and/or Letter of Credit Application, as applicable, relating to the initial Credit Extension; and

(xii)      the Administrative Agent shall  have received a Borrowing Base Certificate dated the Closing Date, relating to the month ended on September 30, 2011, and executed by a Responsible Officer of the Borrower.

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(b)        Holdings shall have received the Equity Contribution and the Other Equity in the manner described in the definition of the “Transaction”, and shall have contributed the proceeds of the Equity Contribution and the Mezzanine Facility3 to the Borrower.  The Sponsor shall hold, directly or indirectly, a majority of the economic interests in the Company upon the closing of the Acquisition.

(c)        On the Closing Date, after giving effect to the Refinancing, neither Holdings, the Borrower nor any of its Subsidiaries shall have any outstanding Indebtedness for borrowed money other than the Revolving Credit Facility, the Term Loan Facility, the Mezzanine Facility, certain real estate financings, capital leases and other Indebtedness set forth in Schedule 7.03 (collectively, the “Permitted Surviving Debt”) (and, not in limitation of the foregoing, concurrently with the initial funding of the Revolving Credit Facility, all Indebtedness under the Loan and Security Agreement, dated as of May 12, 2005, as amended (the “Existing Credit Agreement”), will be refinanced, terminated or discharged and satisfied (the “Refinancing”) shall have been repaid, all guarantees thereof shall have been terminated and all Liens in connection therewith shall have been released).

(d)        The Acquisition shall be consummated pursuant to the Acquisition Agreement, substantially concurrently with the initial funding of the senior credit facilities and the issuance of notes under the Mezzanine Facility, without giving effect to any amendments thereto or waivers thereof that are materially adverse to the Lenders in their capacity as Lenders, without the consent of each Lender, such consent not to be unreasonably withheld or delayed (it being understood and agreed that any change in the definition of “Material Adverse Effect” shall be deemed to be a modification which is materially adverse to the Lenders).

(e)        Since January 29, 2011, there shall have not occurred any “Closing Material Adverse Effect” (defined as any event, change, effect or circumstance that, individually or in the aggregate, is or would reasonably be likely to be materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole); provided that no event, change, effect or circumstance resulting from any of the following shall be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect: (i) changes in general economic, financial market or business conditions, (ii) general changes or developments in any of the industries in which the Company or any of its Subsidiaries operate, (iii) the announcement of the Acquisition Agreement and the transactions contemplated hereby, including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Company and its Subsidiaries relating to or arising out of the announcement and performance of the Acquisition Agreement or the identity of Parent or its Affiliates, (iv) any action or omission taken at the written request of Purchaser and with the consent of the Lenders (it being understood that no such consent shall be required in connection with actions taken pursuant to the express requirements of the Acquisition Agreement), (v) changes in any applicable Laws or applicable accounting regulations or principles or interpretations thereof after the date hereof, (vi) global, national or regional political conditions, including any outbreak or escalation of hostilities or war (whether or not declared), sabotage, military actions or any act of terrorism or any earthquakes,

3         As defined in this Agreement prior to giving effect to the Fourth Amendment.

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floods, natural disasters or other acts of nature, (vii) any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect) or (viii) any negative change in the credit rating of the Company or any of its Subsidiaries or Purchaser or any of its Affiliates, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such change that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect) , except, in the case of clauses (i), (ii), (v) and (vi) above, to the extent that any such event, change, effect or circumstance has a disproportionate and adverse effect on the business of the Company and its Subsidiaries relative to other businesses in the industry in which the Company and its Subsidiaries operate.  The capitalized terms used in this definition (other than Acquisition Agreement) shall have the meanings set forth in the Acquisition Agreement.

(f)        The Closing Date shall have occurred on or before November 15, 2011.

(g)        The Administrative Agent shall have received, at least five (5) days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(h)        All fees and expenses required to be paid on the Closing Date shall have been paid in full in cash from the proceeds of the initial funding under the Revolving Credit Facility.

(i)         All actions necessary to establish that the Administrative Agent will have a perfected first priority security interest (subject to Permitted Liens) in the Collateral shall have been taken, in each case, to the extent such Collateral (including the creation or perfection of any security interest) is required to be provided on the Closing Date pursuant to the last paragraph of this Section 4.01.

(j)         The condition in Section 7.01(a)(i) of the Acquisition Agreement (but only with respect to the representations that are material to the interests of the Lenders, and only to the extent that Holdings has the right to terminate its obligations under the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement) shall have been satisfied.

(k)        The accuracy in all material respects of the representations and warranties made in Section 5.01(a) and (b)(ii), Section 5.02(a), 5.04, 5.13, 5.18, 5.21, and 5.23; provided, that to the extent any of the foregoing are qualified or subject to “Material Adverse Effect”, the definition thereof for purposes of this clause (k) shall be “Material Adverse Effect” as defined in the Merger Agreement.

(l)         Common equity contributions shall have been made in cash directly or indirectly to Holdings by the Sponsor (the “Equity Contribution”) (and Holdings will contribute such Equity Contribution to the Borrower) in an aggregate amount that (i) equals or exceeds $185,000,000 and (ii) when taken together with all common equity rolled over or directly or

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indirectly invested in common equity of Holdings and all common equity of Holdings issued to, or otherwise directly or indirectly acquired by, any existing shareholders and management of the Company (collectively, the “Other Equity”), is not less than 50% of the sum of (i) the aggregate amount of the Senior Facilities and the Mezzanine Facility funded on the Closing Date and (ii) the Equity Contribution and the Other Equity, it being understood and agreed that the Other Equity shall include at least $10,000,000 of common equity rolled over by the current Chief Executive Officer of the Company.  The Sponsor will hold, directly or indirectly, a majority of the economic interests in the Company upon the closing of the Acquisition.

Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Notwithstanding anything herein to the contrary, it is understood that, to the extent any Lien search or Collateral (including the creation or perfection of any security interest) is not or cannot be provided on the Closing Date (other than (i) Uniform Commercial Code lien searches, (ii) the pledge and perfection of Collateral with respect to which a Lien may be perfected solely by the filing of financing statements under the Uniform Commercial Code, and (iii) the pledge and perfection of security interests in the capital stock of the Borrower and its material wholly-owned Domestic Subsidiaries with respect to which a Lien may be perfected by the delivery of a stock certificate) after the Borrower’s use of commercially reasonable efforts to do so or without undue burden or expense, then the provision of any such Lien search and/or Collateral shall not constitute a condition precedent to the availability of Letters of Credit under the Revolving Credit Facility on the Closing Date, but may instead be provided within ninety (90) days after the Closing Date, subject to such extensions as are reasonably agreed by the Administrative Agent pursuant to arrangements to be mutually agreed between the Administrative Agent and the Borrower.

Section 4.02.   Conditions to All Credit Extensions.  The obligation of each Revolving Credit Lender to honor any Request for Credit Extension (other than on the Closing Date, and other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)        The representations and warranties of the Borrower and each other Loan Party contained in Article 5 or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, ~~and~~ except that for purposes of this Section 4.02, the representations and warranties contained in the first sentence of Section 5.05(a) and in Section 5.05(~~c~~e) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a), in the case of the first sentence of Section 5.05(a), and Section 6.01(b) or (c), ~~respectively~~in the case of Section 5.05(e).

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(b)        No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c)        The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)        After giving effect to ~~such~~the proposed Credit Extension~~, Availability~~ and the use of proceeds thereof, the Credit Extension Conditions shall be ~~not less than $1.00~~satisfied.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in ~~Section~~Sections 4.02(a), (b) and ~~(b~~ (d) have been satisfied on and as of the date of the applicable Credit Extension.  The conditions set forth in this Section 4.02 are for the sole benefit of the ~~Secured Parties~~Revolving Credit Lenders but until the Required Revolving Credit Lenders otherwise direct the Administrative Agent to cease making ~~Committed~~Revolving Credit Loans, the Revolving Credit Lenders will fund their Pro Rata Share of all Revolving Credit Loans and L/C Advances and participate in all Swing Line Loans and Letters of Credit whenever made or issued, which are requested by the Borrower and which, notwithstanding the failure of the Loan Parties to comply with the provisions of this Article 4, agreed to by the Administrative Agent, provided, however, the making of any such Revolving Credit Loans or the issuance of any Letters of Credit shall not be deemed a modification or waiver by any ~~Secured Party~~Revolving Credit Lender of the provisions of this Article 4 on any future occasion or a waiver of any rights or the ~~Secured Parties~~Administrative Agent or the Revolving Credit Lenders as a result of any such failure to comply.  Notwithstanding the immediately preceding sentence, other than in connection with (i) Permitted Overadvances or Protective Advances and (ii) a Conforming DIP, the Administrative Agent will not waive any condition in this Section 4.02 if it knows that the Loan Parties would breach Section 7.11 after giving effect to the applicable Credit Extension.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower represents and warrants to the ~~Agents~~Administrative Agent, the FILO Agent and the Lenders that:

Section 5.01.   Existence, Qualification and Power; Compliance with Laws.  Each Loan Party and each of its Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (b)(i) (other than with respect to the Borrower), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

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Section 5.02.   Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transaction, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment (except for Indebtedness to be repaid on the Closing Date in connection with the Transaction) to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except with respect to any conflict, breach, contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

Section 5.03.   Governmental Authorization; other Consents.  No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

Section 5.04.   Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto.  This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

Section 5.05.   Financial Statements; No Material Adverse Effect.

(a)        The Audited Financial Statements fairly present in all material respects the financial condition of the Company and its consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.  During the period from January 29, 2011 to and including the Closing Date, there has been (i) no sale, transfer or other disposition by the Company or any of its consolidated Subsidiaries of any material part of the business or property of the Company or any of its consolidated Subsidiaries, taken as a whole and (ii) no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of

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the Company or any of its consolidated Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Lenders prior to the Closing Date.

(b)        After giving effect to the Refinancing, as of the Closing Date (and thereafter, except as notified in writing to the Administrative Agent), Holdings does not have any material Indebtedness or other liabilities, direct or contingent, other than in connection with the Transaction and Permitted Surviving Debt; and from January 29, 2011 to the Closing Date, except as set forth on Schedule 5.05, the Company and its Subsidiaries have not incurred any material Indebtedness or other liabilities, direct or contingent, that, in accordance with GAAP, would be required to be disclosed in such financial statements, other than in connection with the Transaction.

(c)        Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)        The consolidated forecasted balance sheets, statements of income and statements of cash flows of the Borrower and its Subsidiaries delivered to the Lenders pursuant to Section 4.01 or Section 5.05 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts; it being understood that actual results may vary from such forecasts and that such variations may be material.

(e)        The financial statements delivered pursuant to Section 6.01(b) of this Agreement for the fiscal quarter ended October 26, 2019 fairly present in all material respects the financial condition of the Company and its consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, (i) except as otherwise expressly noted therein and (ii) subject to changes resulting from, normal year-end adjustments and the absence of footnotes.

Section 5.06.   Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or, as of the Closing Date, the consummation of the Transaction, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07.   No Default.  Neither the Borrower nor any Restricted Subsidiary of the Borrower is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.08.   Ownership of Property; Liens.

(a)        Each Loan Party and each of its Restricted Subsidiaries has good record and indefeasible title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title

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that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Permitted Liens.

(b)        Set forth on Schedule 5.08(b) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Restricted Subsidiaries, as of the ~~Fourth~~Eighth Amendment Effective Date, showing as of the ~~Fourth~~Eighth Amendment Effective Date the street address (to the extent available), county or other relevant jurisdiction, state and record owner.

(c)        Set forth on Schedule 5.08(c) hereto is a complete and accurate list of all leases and subleases of real property under which any Loan Party or any of its Restricted Subsidiaries is the lessee or sublessee, as applicable, as of the ~~Fourth~~Eighth Amendment Effective Date, showing as of the ~~Fourth~~Eighth Amendment Effective Date the street address (to the extent available), county or other relevant jurisdiction, state, lessor and lessee.

(d)        Except as set forth in Schedule 5.08(b), 5.08(c) and 5.08(d), there are no other locations where any tangible personal property of any of the Loan Parties is or may be located (other than vehicles and assets temporarily in transit or sent for repair).

Section 5.09.   Environmental Compliance.  Except as disclosed in Schedule 5.09:

(a)        There are no pending or, to the knowledge of the Borrower, threatened or contemplated claims or notices against the Borrower or any of its Subsidiaries alleging potential liability under, or responsibility for violation of, any Environmental Law relating to their respective businesses, operations and properties that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)        Except as could not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Borrower, (i) none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries requiring investigation, remediation, mitigation, removal, or assessment, or other response, remedial or corrective action, pursuant to Environmental Law; and (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries except for such releases, discharges or disposal that were in compliance with Environmental Laws.

(c)        ~~The Properties do not contain~~No property currently owned or operated by any Loan Party or any of its Subsidiaries contains any Hazardous Materials in amounts or concentrations which (i) constitute a violation of, (ii) require remedial action under, or (iii) could give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

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(d)        Neither the Borrower nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation, remediation, mitigation, removal, assessment or remedial, response or corrective action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for such investigation or remediation or mitigation or removal or assessment or remedial, response or corrective action that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(e)        All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or, to the knowledge of the Borrower, formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in liability to any Loan Party or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

Section 5.10.   Taxes.  The Borrower and its Subsidiaries have filed all Federal and state and other tax returns and reports required to be filed, and have paid all Federal and state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than thirty (30) days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (c) with respect to which the failure to make such filing or payment could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

Section 5.11.   ERISA Compliance.

(a)        Except as disclosed in Schedule 5.11(d), each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws.  Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service.  To the knowledge of the Borrower and Holdings, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b)        There are no pending or, to the knowledge of the Borrower and Holdings, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect.  There has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)        (i) No ERISA Event has occurred and neither any Loan Party or any Subsidiary nor any of their respective ERISA Affiliates is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Loan Party and each Subsidiary and each of their respective ERISA Affiliates has met all

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applicable requirements under the Pension Funding Rules in respect of each Pension Plan; (iii) as of the most recent valuation date for any Pension Plan (other than a Multiemployer Plan), the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher; (iv) neither any Loan Party nor any Subsidiary nor any of their respective ERISA Affiliates knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (v) neither any Loan Party nor any Subsidiary nor any of their respective ERISA Affiliates has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (vi) neither any Loan Party nor any Subsidiary nor any of their respective ERISA Affiliates has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA and (vii) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan, except with respect to each of the foregoing clauses of this Section 5.11(c), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(d)        Neither any Loan Party nor any Subsidiary nor any of their respective ERISA Affiliates maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than on the ~~Fourth~~Eighth Amendment Effective Date, those listed on Schedule 5.11(d) hereto.

(e)        None of the assets of any of the Loan Parties constitutes “plan assets” within the meaning of Section 3(42) of ERISA and the regulations promulgated thereunder, and none of the Loan Parties will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA, or otherwise) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

(f)        For the avoidance of doubt, until and through the date of the consummation of the Acquisition, references to Borrower in this Section 5.11 shall also be read to include the Company and any acquired Subsidiaries of the Company.

Section 5.12.   Subsidiaries; Equity Interests.  As of the ~~Seventh~~Eighth Amendment Effective Date, each Loan Party has no Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non -assessable and are owned by a Loan Party free and clear of all Liens except (a) those created under the Collateral Documents and (b) any nonconsensual Lien that is permitted under Section 7.01.

Section 5.13.   Margin Regulations; Investment Company Act.

(a)        The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Loan or any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

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(b)        None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.  Neither the making of any Loan, nor the issuance of any Letter of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of ~~any such~~the Investment Company Act or any rule, regulation or order of the SEC thereunder.

Section 5.14.   Disclosure.  The Borrower has disclosed to the ~~Agents~~Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to ~~any~~the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided, that, with respect to projected and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.  The information included in any Beneficial Ownership Certification delivered pursuant hereto, if applicable, is true and correct in all respects.

Section 5.15.   Compliance with Laws.  Each Loan Party and its Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.16.   Intellectual Property; Licenses, Etc. Each Loan Party and its Subsidiaries own, or possess the right to use, all ~~of the trademarks, service marks, trade names, copyrights, patents, franchises, licenses and other intellectual property~~ rights in Intellectual Property (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Set forth on Schedule 5.16 is a complete and accurate list of all registered or applications to register IP Rights owned or exclusively licensed by each Loan Party and its Subsidiaries as of the ~~Seventh~~Eighth Amendment Effective Date.  To the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary infringes upon any rights held by any other Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material

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Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.17.   Anti-Corruption Laws and Sanctions.  Each Loan Party has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Loan Party, its Subsidiaries and their respective officers and directors and, to the knowledge of such Loan Party, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Loan Party, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of any such Loan Party or Subsidiary, any agent of such Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or the use of proceeds thereof will violate Anti-Corruption Laws or applicable Sanctions.

Section 5.18.   Solvency.  The Loan Parties, on a consolidated basis, are Solvent.

Section 5.19.   ~~[Reserved]~~EEA Financial Institutions.  No Loan Party is an EEA Financial Institution.~~.~~

Section 5.20.   Labor Matters.  There are no collective bargaining agreements or Multiemployer Plans or other labor agreements with any union, labor organization or employee association to which a Loan Party or any Subsidiary is a party, other than those listed on Schedule 5.20, covering the employees of a Loan Party or any Subsidiary as of the ~~Seventh~~Eighth Amendment Effective Date.  None of the Loan Parties nor any Subsidiary is suffering or has suffered any disputes, strikes, walkouts, work stoppages, slowdowns, lockouts or other material labor difficulty within the last five (5) years and there are none pending, or to the knowledge of the Borrower and Holdings, threatened.  The consummation of the Acquisition will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any Subsidiary is bound.

Section 5.21.   Perfection, Etc.  Subject to Section 4.01 and Section 6.14, all filings and other actions necessary or desirable to perfect and protect the Lien in the Collateral created under the applicable Collateral Documents have been duly made or taken or otherwise provided for in a manner reasonably acceptable to Administrative Agent and are in full force and effect, and the applicable Collateral Documents create in favor of the Administrative Agent (as collateral agent) for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority Lien in the Collateral, securing the payment of the Secured Obligations, subject to Permitted Liens.  The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens created or permitted under the Loan Documents.

Section 5.22.   Tax Shelter Regulations.  The Borrower does not intend to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).  In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.  If the Borrower so notifies the Administrative Agent, the Borrower acknowledges that

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one or more of the Lenders may treat its Loans and/or its interest in Swing Line Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112 1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

Section 5.23.   PATRIOT Act.  To the extent applicable, Holdings and each of its Subsidiaries is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the PATRIOT Act.  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE 6

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:

Section 6.01.   Financial Statements.  Deliver to the Administrative Agent for further distribution to each Lender (and, additionally, directly to the FILO Agent), in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)        as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, consolidated financial statements of the Borrower and its Subsidiaries (including a balance sheet, statement of income or operations and statement of cash flows) as at the end of such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification or exception as to the scope of such audit;

(b)        as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, consolidated financial statements of the Borrower and its Subsidiaries (including a balance sheet, statement of income or operations and statement of cash flows) as at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial

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condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP (subject only to normal year-end audit adjustments and the absence of footnotes);

(c)        ~~at all times that Availability is less than twelve and one half of one percent (~~(i) so long as any amount in respect of the FILO Loans remains outstanding, for each fiscal month, and (ii) whether or not any amount in respect of the FILO Loans remains outstanding, for each fiscal month during which the Borrower shall have failed to maintain Availability, at all times, of at least 12.5%~~)~~ of the Combined Loan Cap (or, when no amount in respect of the FILO Loans remains outstanding, the Loan Cap), as soon as available, but in any event within thirty (30) days after the end of each such fiscal month of ~~each fiscal year of~~ the Borrower referred to in clause (i) or (ii) above, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal month, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal month and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP (subject only to normal year-end audit adjustments and the absence of footnotes); ~~and~~

(d)        as soon as available, but in any event no later than thirty (30) days after the end of each fiscal year of the Borrower, forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent and the Required Lenders, of (i) Availability (on a monthly basis) and (ii) consolidated balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries on a ~~quarterly~~monthly basis, in each case, for the remaining portion of the fiscal year following such fiscal year then ended; provided that, at the request of the Administrative Agent and/or FILO Agent, upon reasonable notice thereof, the Borrower shall hold a telephonic conference call with all Lenders who choose to attend such conference call, on which such conference call shall be reviewed the forecasts of the Borrower; it being understood that only one such call shall be held per fiscal year; and

(e)        as soon as available, but in any event contemporaneously with the delivery of each Borrowing Base Certificate delivered on a monthly or weekly basis pursuant to Section 6.02(c), (i) a Cash Flow Forecast, in each case covering the 13-week period commencing with the week in which such Cash Flow Forecast is delivered and (ii) a report in form and detail reasonably satisfactory to the FILO Agent (a “Cash Flow Variance Report”) in a form consistent with the form of Cash Flow Variance Report previously delivered to the Administrative Agent and the FILO Agent setting forth a comparison of actual consolidated cash flow, actual consolidated receipts and disbursements and actual Availability, in each case, of the Borrower and its Restricted Subsidiaries’ for the immediately preceding 13 week period, to the projected consolidated cash flow, projected consolidated receipts and disbursements and projected Availability set forth in the most recent Cash Flow Forecast previously delivered with respect to such period; provided that the requirement to deliver such Cash Flow Forecast and Cash Flow Variance Report set forth in the preceding clauses (i) and (ii) shall irrevocably cease to apply upon the earlier to occur of (x) the Borrower’s receipt of net cash proceeds from a sale and leaseback transaction or other real estate financing permitted by this Agreement in the amount of at least $30,000,000 or (y) the satisfaction of the EBITDA Condition for the Borrower’s fiscal year ending January 30, 2021.

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(f)        ~~(e)~~ Notwithstanding the foregoing, in the event that the Borrower or a direct or indirect parent thereof files reports with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, (i) the obligations in ~~paragraphs~~ Section 6.01(a) ~~and (b) of this~~or Section 6.01(b) may be satisfied with respect to financial information of Borrower and the Subsidiaries by furnishing Borrower’s (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that (x) to the extent such information relates to a direct or indirect parent of Borrower, such information is accompanied by a reconciliation that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to Borrower and the Subsidiaries on a stand-alone basis, on the other hand and (y) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of Ernst & Young LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification or exception as to the scope of such audit, and (ii) references to the Borrower, for purposes of the reporting requirements under Section 6.01 and 6.02, shall, at the election of the Borrower, refer to such reporting entity.

Section 6.02.    Certificates; other Information.  Deliver to the Administrative Agent for further distribution to each Lender (and, additionally, directly to the FILO Agent), in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)        no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default under Section 7.11 or, if any such Event of Default shall exist, stating the nature and status of such event;

(b)        no later than five (5) days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), and, when applicable Section 6.01(c), (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes~~; and which Compliance Certificate need not include financial covenant calculations unless a Covenant Trigger Event has occurred~~), and (ii) a copy of management’s discussion and analysis with respect to such financial statements and performance as compared to the prior fiscal period, other than such financial statements that are required to be delivered in respect of Section 6.01(c)(i);

(c)        ~~Within~~within fifteen (15) days after the end of each fiscal month (or, if such day is not a Business Day, on the next succeeding Business Day), a Borrowing Base Certificate showing the Revolving Borrowing Base and the FILO Borrowing Base as of the close of business as of the last day of the immediately preceding fiscal month, each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the Borrower; provided that, during a Borrowing Base Reporting Trigger Period, such Borrowing Base Certificate shall be delivered on Tuesday of each week (or, if Tuesday is not a Business Day, on the next succeeding Business

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Day), as of the close of business on the immediately preceding Saturday; provided, further that, in addition to the foregoing,

(i)         the Borrower shall deliver an updated Borrowing Base Certificate on each of October 1, November 1 and December 1 of each year solely to include an update to the amount of the FILO Seasonal Reserve in effect as of such applicable date,

(ii)        the Borrower shall (~~x~~A) provide notice (which may be by electronic mail) to the Administrative Agent prior to making any withdrawal from the Borrowing Base Eligible Cash Collateral Account and (~~y~~B) deliver an updated Borrowing Base Certificate within two (2) Business Days of making any withdrawal from the Borrowing Base Eligible Cash Collateral Account reflecting the Revolving Borrowing Base immediately after giving effect to such withdrawal; provided that, notwithstanding any provision herein or in any Loan Document to the contrary, the Administrative Agent shall have the right without notice to any Loan Party to immediately impose a Reserve in the amount of such withdrawal until such updated Borrowing Base Certificate is delivered, and

(iii)       in the event that (A) any Loan Party or any Restricted Subsidiary shall engage in a transaction or a series of related transactions permitted by Section 7.02, Section 7.04 or Section 7.05 (or any combination thereof) or (B) any Loan Party is deemed to be an Excluded Subsidiary, as applicable, and any such event results in (x) the Disposition (including pursuant to the sale of Equity Interests in a Restricted Subsidiary, or a merger, liquidation, amalgamation, division, contribution of assets, Equity Interests or Indebtedness or otherwise) or other transfer of assets included in the determination of the Revolving Borrowing Base or the FILO Borrowing Base, or (y) the exclusion and/or removal of assets which were included in the determination of the Revolving Borrowing Base or the FILO Borrowing Base (including, as a result of the application of the eligibility criteria set forth in the definition of Eligible Credit Card Receivables, Eligible Inventory and Eligible In-Transit Inventory), in each case, as determined by reference to the Borrowing Base Certificate most recently delivered to the Administrative Agent pursuant to this Section 6.02(c) and in an aggregate amount for any single or series of related transactions (or other applicable events) in excess of $5,000,000, then prior to or concurrently with the consummation of any such transaction or series of related transactions (or other applicable events), the Borrower shall deliver to the Administrative Agent for prompt further distribution to each Lender, an updated Borrowing Base Certificate reflecting such transactions or series of related transactions (or other applicable events) on a Pro Forma Basis as of the date of the most recently delivered Borrowing Base Certificate, and demonstrating that no Event of Default shall result from such transaction or series of related transactions (or other applicable events);

(d)        promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

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(e)        promptly after the furnishing thereof, copies of any requests or notices received by any Loan Party (other than in the ordinary course of business), statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any Term Loan Facility or Junior Financing Documentation in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(f)        promptly after the receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;

(g)        promptly after the assertion or occurrence thereof, notice of any action arising under any Environmental Law against or of any noncompliance or liability of by any Loan Party or any of its Subsidiaries with or under any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;

(h)        together with the delivery of each Compliance Certificate pursuant to Section 6.02(b), (i) a report supplementing Schedule 5.16 and Schedules 5.08(b), 5.08(c) and 5.08(d) hereto, including, in the case of supplements to Schedules 5.08(b), 5.08(c) and 5.08(d), an identification of all owned and leased real property disposed of by any Loan Party or any of its Subsidiaries since the delivery of the last supplements and a list and description of all real property acquired or leased since the delivery of the last supplements (including the street address (if available), county or other relevant jurisdiction, state, and (A) in the case of the owned real property, the record owner and (B) in the case of leases of property, lessor and lessee), and (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b);

(i)         ~~within one (1) Business Day after the occurrence of a Covenant Trigger Event, a certificate of a Financial Officer of the Borrower setting forth reasonably detailed calculations of the Consolidated Fixed Charge Coverage Ratio for (i) the fiscal month for which financial statements have been prepared or were required to have been prepared ended immediately preceding the first date that such ratio is required to be tested, and (ii) thereafter, as long as the Covenant Trigger Period exists, on the tenth (10th) Business Day after the end of each fiscal month, a certificate of a Financial Officer of the Borrower setting forth reasonably detailed calculations of the Consolidated Fixed Charge Coverage Ratio for the fiscal month most recently ended;~~promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation;

(j)         ~~The~~the financial and collateral reports described on Schedule 6.02 hereto, at the times set forth in such Schedule;

(k)        together with the annual financial statements required to be delivered pursuant to Section 6.01(a), but only if requested in writing by the Administrative Agent, a report summarizing

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the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent,  or any Lender through the Administrative Agent, may reasonably specify in such written request;

(l)         promptly after the Borrower has notified the Administrative Agent of any intention by the Borrower to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form; and

(m)       promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b) or (~~e~~f) or Section 6.02(d) or (e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant Internet or intranet website, if any, to which each Lender ~~and~~, the Administrative Agent and the FILO Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided~~,~~ that: (i) upon request of any Lender, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to such Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the L/C Issuers, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or

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its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

Section 6.03.   Notices.  Promptly notify the Administrative Agent and each Lender:

(a)        of the occurrence of any Default;

(b)        of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws and or in respect of IP Rights, or (iv) the occurrence of any ERISA Event or occurrence of conditions that could reasonably be expected to result in an ERISA Event, such notice to set forth the details of such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto;

(c)        of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(d)        of any failure by any Loan Party to pay rent at (i) any of the Loan Parties’ distribution centers or warehouses; (ii)  twenty-five percent (25%) or more of such Loan Party’s Store locations or (iii) any of such Loan Party’s locations if such failure continues for more than ten (10) days following the day on which such rent first came due and such failure would be reasonably likely to result in a Material Adverse Effect; and

(e)        of the filing of any Lien for unpaid Taxes against any Loan Party in excess of $3,000,000.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

Section 6.04.   Payment of Obligations.  Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Restricted Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; (c) all payments and all obligations in respect of all ~~Leases~~leases to which any Loan Party is a

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party; and (d) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.

Section 6.05.   Preservation of Existence, Etc.

(a)        Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05, (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

Section 6.06.   Maintenance of Properties.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice, and (c) keep all material ~~Leases~~leases to which any Loan Party is a party in full force and effect (provided that nothing in the foregoing clause (c) shall prevent any Loan Party to terminate or not to renew any ~~Lease~~lease in connection with the relocation or closure of the leased premises or otherwise in the ordinary course of business consistent with past practices).

Section 6.07.   Maintenance of Insurance.

(a)        Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons and providing for not less than thirty (30) days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

(b)        [Reserved].

(c)        Use commercially reasonable efforts to cause commercial general liability, property and casualty policies to (i) be endorsed to name the Administrative Agent or the Term Loan Agents (as may be required by the Intercreditor Agreement) as an additional insured, mortgagee or loss payee, as its interests may appear, and (ii) include a lenders’ loss payable clause (regarding personal property).

Section 6.08.   Compliance with Laws.  Comply with the requirements of all Laws, including, without limitation, ERISA and the Code, and all orders, writs, injunctions and decrees

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applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 6.09.   Books and Records.  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.

Section 6.10.   Inspection Rights.

(a)        Permit representatives and independent contractors of the Administrative Agent and each Revolving Credit Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, the rights under this Section 6.10 may be exercised only by a group of Revolving Credit Lenders coordinated by the Administrative Agent and not more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; and, provided, further, that when an Event of Default exists the Administrative Agent or any Revolving Credit Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.  The Administrative Agent and the Revolving Credit Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s accountants.

(b)        Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including investment bankers, consultants, accountants, and lawyers) retained by the Administrative Agent to conduct commercial finance examinations and other evaluations, including, without limitation, of (i) the Borrower’s practices in the computation of the Revolving Borrowing Base and the FILO Borrowing Base, (ii) the assets included in the Revolving Borrowing Base or the FILO Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, and (iii) the Loan Parties’ business plan, forecasts and cash flows.  Except as otherwise provided below, all such costs, fees and expenses of such professionals shall be at the expense of the Loan Parties.  The Loan Parties acknowledge and agree that the Administrative Agent (x) shall, in connection with the Eighth Amendment, undertake ~~one (1) commercial finance examination~~a commercial finance examination and shall use commercially reasonable efforts to cause such commercial finance examination to be completed on or before August 15, 2020, and (y) may (and, upon the written request of the FILO Agent, shall) undertake up to two (2) commercial finance examinations, on behalf of all Lenders, in each twelve (12) month period (inclusive of the commercial finance examination undertaken in clause (x) above for the twelve (12) month period following the Eighth Amendment Effective Date), in each case at the Loan Parties’ expense; provided that, if ~~Availability is less than 20% of the Loan Cap at~~ any ~~time (the “~~Increased ~~Inspection~~Collateral Monitoring Trigger Event~~”)~~ shall occur, the Administrative Agent may (and, ~~in its discretion,~~upon the written request of the FILO Agent, shall) undertake up to ~~two~~three (~~2~~3)

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commercial finance examinations, on behalf of all Lenders, in the twelve (12) month period after the occurrence of ~~any~~such Increased ~~Inspection~~Collateral Monitoring Trigger Event, in each case at the Loan Parties’ expense.  Notwithstanding the foregoing, the Administrative Agent may cause additional commercial finance examinations to be undertaken (i) as ~~it~~the Administrative Agent, in its discretion, deems necessary or appropriate, but not more than one (1) additional time during any twelve (12) month period, and at ~~its~~the Lenders’ own expense, or (ii) if a Default or Event of Default shall have occurred and be continuing, at the expense of the Loan Parties.  In the event the FILO Agent requests that the Administrative Agent conduct or cause to be conducted commercial finance examinations as and when permitted above, the Administrative Agent agrees that it shall, with reasonable promptness, cause the commencement of such commercial finance examination.

(c)        Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including appraisers) retained by the Administrative Agent to conduct appraisals of the Collateral, including, without limitation, the assets included in the Revolving Borrowing Base and the FILO Borrowing Base.  Except as otherwise provided below, all such costs, fees and expenses of such professionals shall be at the expense of the Loan Parties.  The Loan Parties acknowledge and agree that the Administrative Agent (x) shall ~~each undertake one (1)~~, in connection with the Eighth Amendment, engage an appraiser to conduct an Inventory appraisal, and the Administrative Agent shall have received the results of such inventory appraisal no later than August 15, 2020 (provided that, in the event such Inventory appraisal is not received on or before such date, the Administrative Agent shall implement an Availability Reserve equal to 2.5% of Appraised Value of Eligible Inventory until such time as such results are received, upon which receipt such Availability Reserve shall be released and the Revolving Borrowing Base and the FILO Borrowing Base shall be updated to reflect Appraised Value as set forth in such updated Inventory appraisal), and (y) may (and, upon the written request of the FILO Agent, shall) undertake up to two (2) Inventory appraisals, on behalf of all Lenders, in each twelve (12) month period (inclusive of the Inventory appraisal undertaken in ~~each~~clause (x) above for the twelve (12) month period following the Eighth Amendment Effective Date), in each case at the Loan Parties’ expense; provided that, if ~~an~~any Increased ~~Inspection~~Collateral Monitoring Trigger Event ~~has occurred~~shall occur, the Administrative Agent may (and, ~~in its discretion~~upon the written request of the FILO Agent, shall) undertake up to ~~two~~three (~~2~~3) Inventory appraisals in the twelve (12) month period after the occurrence of ~~any~~such Increased ~~Inspection~~Collateral Monitoring Trigger Event, ~~at the Loan Parties’ expense; provided further that during any Cash Dominion Trigger Period, the Administrative Agent may, in its discretion,~~in each ~~undertake up to three (3) Inventory appraisals in the twelve (12) month period after the commencement of the Cash Dominion Trigger Period,~~case at the Loan Parties’ expense.  Notwithstanding the foregoing, the Administrative Agent may cause additional appraisals to be undertaken (i) as ~~it~~the Administrative Agent, in its discretion, deems necessary or appropriate, but not more than one (1) additional time during any twelve (12) month period, and at ~~its~~the Lenders’ own expense, or (ii) if a Default or Event of Default shall have occurred and be continuing, at the expense of the Loan Parties.  In the event the FILO Agent requests that the Administrative Agent conduct or cause to be conducted appraisals as and when permitted above, the Administrative Agent agrees that it shall, with reasonable promptness, cause the commencement of such appraisals.

Section 6.11.   Use of Proceeds.  Subject to Section 2.01(a), use the proceeds of (a) the Revolving Credit Loans ~~to refinance the Indebtedness under the Existing Credit Agreement, to fund any additional original issue discount or upfront fees pursuant to the provisions of the Fee~~

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~~Letter (but not to fund the Acquisition), and~~ for general corporate purposes of the Borrower and its Restricted Subsidiaries and (b) the FILO Loans on the Eighth Amendment Effective Date to pay costs, expenses and fees associated with the Eighth Amendment and the transactions contemplated thereby, and to repay outstanding Revolving Credit Loans, in each case not in contravention of any Law or of any Loan Document.

Section 6.12.   Covenant to Guarantee Obligations and Give Security.

(a)        Upon the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party (provided that each of (i) any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary ~~and~~, (ii) any Excluded Subsidiary ceasing to be an Excluded Subsidiary but remaining a Restricted Subsidiary, and (iii) the formation of any Subsidiary that is a Division Successor shall be deemed to constitute the acquisition of a Restricted Subsidiary for all purposes of this Section 6.12), or upon the acquisition of any personal property (other than “Excluded Property” as defined in the Security Agreement), which personal property, in the reasonable judgment of the Administrative Agent, is not already subject to a perfected Lien in favor of the Administrative Agent for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower’s expense:

(i)         in connection with the formation or acquisition of a Subsidiary, within forty-five (45) days after such formation or acquisition or such longer period~~, not to exceed an additional thirty (30) days,~~ as the Administrative Agent may agree in its sole discretion, (A) cause each such Subsidiary that is neither an Excluded Subsidiary nor a Subsidiary that is owned directly or indirectly by a Foreign Subsidiary, to duly execute and deliver to the Administrative Agent a Joinder Agreement and a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents, and (B) (if not already so delivered) deliver certificates representing the Pledged Interests of such Subsidiary accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Pledged Debt of such Subsidiary indorsed in blank to the Administrative Agent, together with, if requested by the Administrative Agent, supplements to the Security Agreement with respect to the pledge of any Equity Interests or Indebtedness; provided, that only 65% of voting Equity Interests of any Foreign Subsidiary (or any direct or indirect Subsidiary if substantially all of its assets consist of Equity Interests of one or more direct or indirect Foreign Subsidiaries) shall be required to be pledged as Collateral and no such restriction shall apply to non-voting Equity Interests of such Subsidiaries; provided, further, that, (x) notwithstanding anything to the contrary in this Agreement, no assets of any Foreign Subsidiary (including Equity Interests owned by such Foreign Subsidiary in a Subsidiary) shall be required to be pledged as Collateral and (y) no Loan Party will transfer or permit a transfer of a Domestic Subsidiary to a Foreign Subsidiary~~.~~,

(ii)        within fifteen (15) days after such request, formation or acquisition, or such longer period, not to exceed an additional thirty (30) days, as the Administrative Agent may agree, furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries (other than Excluded Subsidiaries) in detail reasonably satisfactory to the Administrative Agent,

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(iii)       within ~~ninety~~forty-five (~~90~~45) days after such request, formation or acquisition, or such longer period~~, not to exceed an additional thirty (30) days,~~ as the Administrative Agent may agree in its sole discretion, duly execute and deliver, and cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver, to the Administrative Agent Security Agreement Supplements, IP Security Agreement Supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreement, and IP Security Agreement delivered on the Closing Date), securing payment of all the Obligations of the applicable Loan Party or such Subsidiary, as the case may be, under the Loan Documents and constituting Liens on all such properties,

(iv)       within ~~ninety~~forty-five (~~90~~45) days after such request, formation or acquisition, or such longer period~~, not to exceed an additional thirty (30) days,~~ as the Administrative Agent may agree in its sole discretion, take, and cause such Subsidiary that is not an Excluded Subsidiary to take, whatever action (including, without limitation, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents and delivery of stock and membership interest certificates) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens, subject only to Permitted Liens, on the properties purported to be subject to the Security Agreement Supplements, IP Security Agreement Supplements and security agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms,

(v)        within forty-five (45) days after the request of the Administrative Agent, deliver to the Administrative Agent, a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters as the Administrative Agent may reasonably request,

(vi)       [~~reserved],~~Reserved],

(vii)      at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent in its reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, Security Agreement Supplements, IP Security Agreement Supplements and security agreements; and

(viii)     deliver to the Administrative Agent evidence that all fees, costs and expenses have been paid in connection with the preparation, execution, filing, recordation and completion, as applicable, of any instrument, document or action required by this Section 6.12(a).

(b)        Notwithstanding the foregoing, the Administrative Agent shall not require a pledge of, nor take a security interest in those assets as to which the Administrative Agent shall determine, in its reasonable discretion, that the cost of obtaining such a Lien (including any mortgage, stamp,

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intangibles or other tax) are excessive in relation to the benefit to the Lenders of the security afforded thereby.  In addition, from and after the Seventh Amendment Effective Date, the Administrative Agent shall not take a mortgage or security interest in the real property of any Loan Party.

Section 6.13.   Compliance with Environmental Laws.  Except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, comply, and make all reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal or remedial, corrective or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that none of the Borrower or any of its Subsidiaries shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP.

Section 6.14.   Further Assurances.~~(a)~~             Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

~~(b)        [Reserved];~~

Section 6.15.   Cash Management.

(a)        On or prior to the Closing Date, deliver to the Administrative Agent copies of notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit L which have been executed on behalf of such Loan Party and delivered to such Loan Party’s credit card clearinghouses and processors listed on Schedule 5.17(b).

(b)        Within ninety (90) days after the Closing Date (or such longer period as the Administrative Agent may agree in writing), enter into a Blocked Account Agreement satisfactory in form and substance to the Administrative Agent with each Blocked Account Bank with respect to each DDA maintained with such Blocked Account Bank having funds on deposit in excess of $500,000 in any such DDA, and $2,000,000 (or $4,000,000 during the months of November and December of each year) in all such DDAs (collectively, the “Blocked Accounts”).

(c)        To the extent the balance on deposit in any DDA exceeds $7,500, cause the ACH or wire transfer no less frequently than the morning of the Business Day following the Business Day on which the balance in any such DDA exceeds $7,500 (and whether or not there are then any

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outstanding Obligations) to a Blocked Account all amounts on deposit in each such DDA (other than a DDA which is a Blocked Account) in excess of $500,000 in any such DDA and $2,000,000 in all such DDAs (net of any minimum balance, not to exceed $7,500.00, as may be required to be kept in the subject DDA by the depository institution at which such DDA is maintained) and all payments due from credit card processors and credit card issuers.

(d)        During a Cash Dominion Trigger Period, cause the ACH or wire transfer to the concentration account maintained by the Administrative Agent at Bank of America (the “Concentration Account”), no less frequently than daily or, in cause of clauses (iv) and (v) below, the morning of the Business Day following the Business Day on which the balance in any DDA referred to therein exceeds $7,500 (and whether or not there are then any outstanding Obligations), all cash receipts and collections received by each Loan Party from all sources, including, without limitation, the following:

(i)         all available cash receipts from the sale of Inventory (including without limitation, proceeds of credit card charges) and other assets (whether or not constituting Collateral);

(ii)        all proceeds of collections of Accounts;

(iii)       all net cash proceeds, and all other cash payments received by a Loan Party from any Person or from any source or on account of any Disposition or other transaction or event;

(iv)       the then contents of each DDA (net of any minimum balance, not to exceed $7,500.00, as the Borrower may be required to be kept in the subject DDA by the depository institution at which such DDA is maintained); and

(v)        the then entire ledger balance of each Blocked Account (net of any minimum balance, not to exceed $7,500.00, as may be required to be kept in the subject Blocked Account by the Blocked Account Bank).

(e)        The Concentration Account shall at all times during a Cash Dominion Trigger Period, be under the sole dominion and control of the Administrative Agent.  The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Concentration Account, without the consent of the Administrative Agent, (ii) the funds on deposit in the Concentration Account shall at all times be collateral security for all of the Obligations, (iii) the funds on deposit in the Concentration Account shall be applied to the Obligations as provided in this Agreement and (iv) any funds remaining on deposit in the Concentration Account after payment in full of the Obligations that are then due and payable shall be promptly (and in any event not later than the next Business Day after the receipt thereof) remitted to the Loan Parties to be used for any purpose not inconsistent with this Agreement.  In the event that, notwithstanding the provisions of this Section 6.15, any Loan Party receives or otherwise has dominion and control of any such cash receipts or collections, such receipts and collections shall be held in trust by such Loan Party for the  Administrative Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business

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Day following the receipt thereof, be deposited into the Concentration Account or dealt with in such other fashion as such Loan Party may be instructed by the Administrative Agent.

(f)        Upon the request of the Administrative Agent, cause bank statements and/or other reports to be delivered to the Administrative Agent not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above.

(g)        Maintain the Borrowing Base Eligible Cash Collateral Account at all times that Borrowing Base Eligible Cash Collateral is included in the Revolving Borrowing Base.  Borrower agrees that it shall have no rights of withdrawal from such account (i) during a Cash Dominion Trigger Period and (ii) unless Borrower has delivered notice and an updated Borrowing Base Certificate in accordance with Section 6.02(c) (it being understood and agreed that only the cash position in the previously delivered Borrowing Base Certificate needs to be updated) reflecting that no Overadvance shall exist immediately after giving effect to such withdrawal.

Section 6.16.   Physical Inventories.

(a)        Cause not less than one (1) physical inventories to be undertaken, at the expense of the Loan Parties, in each fiscal year and periodic cycle counts, in each case consistent with past practices, conducted by such inventory takers as are satisfactory to the Administrative Agent and following such methodology as is consistent with the methodology used in the immediately preceding inventory or as otherwise may be satisfactory to the Administrative Agent. The Administrative Agent, at the expense of the Loan Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party.   The Borrower, within thirty (30) days following the completion of such inventory, shall provide the Administrative Agent with a reconciliation of the results of such inventory (as well as of any other physical inventory or cycle counts undertaken by a Loan Party) and shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.

(b)        Permit the Administrative Agent, in its discretion, if any Default or Event of Default exists, to cause additional such inventories to be taken as the Administrative Agent determines (each, at the expense of the Loan Parties).

ARTICLE 7

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), (A) (except with respect to Section 7.15) the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly and (B) (with respect to Section 7.15) Holdings shall not:

Section 7.01.   Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

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(a)        Liens pursuant to (i) any Loan Document or (ii) any Term Loan Document pursuant to Section 7.03(b)(i)(y); provided, that Liens pursuant to any Term Loan Document shall be subject to the Intercreditor Agreement;

(b)        Liens existing on the ~~Fourth~~Eighth Amendment Effective Date and listed on Schedule 7.01 and any modifications, replacements, renewals or extensions thereof; provided, that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(c)        Liens for taxes, assessments or governmental charges which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)        statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)        pledges or deposits in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of  (including obligations in respect of bank guarantees issued for the account of Foreign Subsidiaries for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Restricted Subsidiaries;

(f)        deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations and (ii) those required or requested by any Governmental Authority other than letters of credit) incurred in the ordinary course of business;

(g)        easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the applicable Person;

(h)        Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i)         Liens securing Indebtedness permitted under  Section 7.03(b)(v); provided, that (i) such Liens attach concurrently with or within three hundred and sixty (360) days after the acquisition, repair, replacement or improvement (as applicable) of the property subject to such

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Liens (it being understood that until such Liens attach, the underlying property, unless such property is real property, shall be subject to a Lien in favor of the Administrative Agent), (ii) such Liens do not at any time encumber any property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(j)         leases, licenses, subleases or sublicenses granted to others in the ordinary course of business and not interfering in any material respect with the business of the Borrower or any of its Restricted Subsidiaries (other than Immaterial Subsidiaries);

(k)        Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties not overdue for a period of more than sixty (60) days in connection with the importation of goods in the ordinary course of business;

(l)         Liens (i) of a collection bank arising under Section 4 210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(m)       Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.02(i) or (o) to be applied against the purchase price for such Investment, or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n)        Liens on property of any Restricted Subsidiary that is a Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary to the extent permitted under Section 7.03(b)(vi) or Section 7.03(b)(vii);

(o)        Liens in favor of the Borrower or a Restricted Subsidiary of the Borrower securing Indebtedness permitted under Section 7.03(b)(iv);

(p)        Liens existing on property at the time of its acquisition or existing on the property of any Person that becomes a Subsidiary after the ~~Fourth~~Eighth Amendment Effective Date (other than Liens on the Equity Interests of any Person that becomes a Subsidiary); provided, that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(b)(v) or (x);

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(q)        Liens arising from precautionary Uniform Commercial Code financing statement filings regarding leases entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(r)         any interest or title of a lessor, sublessor, licensee, sublicensee, licensor or sublicensor under any lease or license agreement in the ordinary course of business permitted by this Agreement;

(s)        Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(t)         Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02;

(u)        Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(v)        [Reserved];

(w)       Senior Secured Debt Liens;

(x)        Liens arising or deemed to have arisen in connection with the Sale and Lease-Back Transactions permitted pursuant to Section 7.05(e);

(y)        Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(z)        (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries (other than Immaterial Subsidiaries);

(aa)      Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(bb)      Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

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(cc)      other Liens securing Indebtedness or other Obligations outstanding in an aggregate principal amount not to exceed $20,000,000;

(dd)      Liens securing Indebtedness permitted to be incurred pursuant to Section 7.03(b)(xviii); and

(ee)      Liens on already owned or hereinafter acquired real property, related assets, proceeds and products thereof and accessions thereto securing Indebtedness permitted to be incurred pursuant to Section 7.03(b)(xix).

Section 7.02.   Investments.  Make or hold any Investments, except:

(a)        Investments held by the Borrower or such Restricted Subsidiary in the form of Cash Equivalents;

(b)        loans or advances to officers, directors and employees of the Borrower and Restricted Subsidiaries (i) for travel, entertainment, relocation and analogous ordinary business purposes (including payroll payments in the ordinary course of business), and (ii) in connection with such Person’s purchase of Equity Interests of Holdings or any direct or indirect parent thereof in an aggregate amount for loans and advances described in clauses (i) and (ii) not to exceed $5,000,000 at any time outstanding;

(c)        Investments (i) by the Borrower or any of its Restricted Subsidiaries in any Loan Party (excluding Holdings but including any new Restricted Subsidiary which becomes a Loan Party), and (ii) by any Restricted Subsidiary of the Borrower that is not a Loan Party in any other such Restricted Subsidiary that is also not a Loan Party;

(d)        Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and Investments consisting of prepayments to suppliers in the ordinary course of business and consistent with past practice;

(e)        Investments arising out of transactions permitted under Sections 7.01, 7.03, 7.04, 7.05, 7.06~~;~~ and 7.14.

(f)        Investments existing on the ~~Fourth~~Eighth Amendment Effective Date and set forth on Schedule 7.02 and any modification, replacement, renewal or extension thereof; provided, that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02;

(g)        Investments in Swap Contracts permitted under Section 7.03;

(h)        promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05;

(i)         the purchase or other acquisition of all or substantially all of the property and assets or business of, any Person or of assets constituting a business unit, a line of business or division

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of such Person, or of all of the Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary that is wholly owned directly by the Borrower or one or more of its wholly owned Restricted Subsidiaries (including, without limitation, as a result of a merger or consolidation); provided, that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a “Permitted Acquisition”):

(i)         each applicable Loan Party and any such newly created or acquired Restricted Subsidiary shall have complied with the requirements of Section 6.12;

(ii)        if proceeds of any Credit Extension are used to fund any such purchase or other acquisition, (x) such purchase or other acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such purchase or other acquisition and such Person shall not have announced that it will oppose such purchase or other acquisition or shall not have commenced any action which alleges that such purchase or other acquisition shall violate applicable Law and (y) the legal structure of such purchase or other acquisition shall be acceptable to the Administrative Agent in its discretion;

(iii)       the total cash and noncash consideration (including, without limitation, the fair market value of all Equity Interests issued or transferred to the sellers thereof, earnouts and other contingent payment obligations to such sellers and all assumptions of Indebtedness in connection therewith) paid by or on behalf of the Borrower and its Restricted Subsidiaries for any such purchase or other acquisition of an entity that does not become a Guarantor or of assets that do not become Collateral, when aggregated with the total cash and noncash consideration paid by or on behalf of the Borrower and its Restricted Subsidiaries for all other purchases and other acquisitions made by the Borrower and its Restricted Subsidiaries of entities that do not become Guarantors or of assets that do not become Collateral, pursuant to this Section 7.02(i) after the Third Amendment Effective Date, shall not exceed $15,000,000;

(iv)       either (A) the Specified Transaction Conditions have been satisfied or (B) (1) no Default or Event of Default then exists or would arise as a result of entering into such purchase or other acquisition and (2) the total cash and noncash consideration (including, without limitation, the fair market value of all Equity Interests issued or transferred to the sellers thereof, earnouts and other contingent payment obligations to such sellers and all assumptions of Indebtedness in connection therewith) paid by or on behalf of the Borrower and its Restricted Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash and noncash consideration paid by or on behalf of the Borrower and its Restricted Subsidiaries for all other purchases and other acquisitions made by the Borrower and its Restricted Subsidiaries, shall not exceed $10,000,000 in any fiscal year; and

(v)        the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, at least one (1) Business Day prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the

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requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(j)         Investments in Joint Ventures, such Investments not to exceed $10,000,000 in the aggregate at any one time outstanding; provided that the Consolidated Fixed Charge Coverage Ratio, as projected on a Pro-Forma Basis for the twelve (12) fiscal months (or, if only quarterly financial statements are then required to be delivered, on a rolling four (4) quarter basis) preceding such Investment is equal to or greater than 1.00:1.00;

(k)        Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit and (ii) customary trade arrangements with customers consistent with past practices;

(l)         Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m)       the licensing, sublicensing or contribution of IP Rights pursuant to joint marketing arrangements with Persons other than Holdings and its Restricted Subsidiaries;

(n)        loans and advances to Holdings in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings in accordance with Section 7.06;

(o)        so long as immediately after giving effect to any such Investment, no Event of Default has occurred and is continuing, other Investments after the Third Amendment Effective Date not exceeding $30,000,000 in the aggregate; provided, however, that, such amount may be increased by the net cash proceeds of Permitted Equity Issuances;

(p)        Investments to the extent that payment for such Investments is made solely by the issuance of Equity Interests (other than Disqualified Equity Interests) of Holdings (or any direct or indirect parent of Holdings) to the seller of such Investments;

(q)        Investments of a Restricted Subsidiary that is acquired after the Closing Date or of a company merged or amalgamated or consolidated into the Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary, in each case in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation, do not constitute a material portion of the aggregate assets acquired by the Borrower and its Restricted Subsidiaries in such transaction and were in existence on the date of such acquisition, merger or consolidation; and

(r)         Investments not otherwise permitted under this Section 7.02; provided that the Specified Transaction Conditions have been satisfied.

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Any Investment consisting of assets included in the determination of the Revolving Borrowing Base or the FILO Borrowing Base shall be subject to compliance with Section 6.02(c), to the extent applicable.

Notwithstanding anything to the contrary set forth herein or in any other Loan Document, any sale, assignment, pledge, transfer or disposition of Intellectual Property owned or licensed by a Loan Party or a Restricted Subsidiary (whether by any Investment or other sale, contribution, pledge, assignment or other transfer of the Equity Interests of any Subsidiary that owns such Intellectual Property (including that of any Restricted Subsidiary)) that is reasonably necessary in connection with any exercise of rights or remedies with respect to Collateral to a Person that is not a Loan Party, shall be made expressly subject to the ABL License and any purchaser, assignee or other transferee thereof shall agree in writing (pursuant to an agreement in form and substance reasonably satisfactory to Administrative Agent) to be bound by the ABL License.

Section 7.03.   Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)        in the case of the Borrower:

(i)         Indebtedness in respect of Swap Contracts designed to hedge against fluctuations in interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and consistent with prudent business practice and not for speculative purposes; and

(ii)        [Reserved];

(b)        in the case of the Borrower and its Restricted Subsidiaries:

(i)         (x) Indebtedness of the Loan Parties under the Loan Documents and (y) Indebtedness of the Loan Parties under the Term Loan Documents in an unlimited amount; provided that the Specified Incurrence Conditions have been satisfied; provided further that if the Specified Incurrence Conditions have not been satisfied, the aggregate principal amount outstanding under the Term Loan Documents shall at no time exceed $480,000,000;

(ii)        Permitted Surviving Debt and other Indebtedness outstanding or committed to be incurred on the ~~Fourth~~Eighth Amendment Effective Date and listed on Schedule 7.03 and any Permitted Refinancing thereof;

(iii)       Guarantees of any Loan Party in respect of Indebtedness of the Borrower or a Restricted Subsidiary otherwise permitted hereunder;

(iv)       Indebtedness of (A) any Loan Party owing to any other Loan Party (other than Holdings), (B) of any Restricted Subsidiary that is not a Loan Party owed to (1) any other Restricted Subsidiary that is not a Loan Party or (2)  any Loan Party (other than Holdings) in respect of an Investment permitted under Section 7.02(c) or Section 7.02(o), and (C) of any Loan Party to any Restricted Subsidiary which is not a Loan Party; provided,

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that all such Indebtedness of any Loan Party in this clause (iv)(C) must be expressly subordinated to the Obligations;

(v)        Indebtedness (including Attributable Indebtedness and purchase money obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond and similar financings)) incurred to finance or refinance the purchase, repair, replacement, construction or improvement of fixed or capital assets, including capital lease obligations (or, subject to the requirements of the third proviso below, real property in operations (including stores and distribution centers)) within the limitations set forth in Section 7.01(b)(i) in an unlimited amount provided that the Specified Incurrence Conditions have been satisfied; provided, however, that if the Specified Incurrence Conditions have not been satisfied, the aggregate amount of all such Indebtedness incurred pursuant to this Section 7.03(b)(v) at any one time outstanding shall not exceed the greater of (1) $50,000,000 and (2) 45.00% of Consolidated Cash EBITDA on a Pro Forma Basis based on the most recent financial statements delivered pursuant to Section 6.01(a) or (b), including all Permitted Refinancing thereof; provided further that, (x) if the Secured Net Leverage Ratio is less than or equal to 3.50:1.00, Indebtedness under this Section 7.03(b)(v) may be used to finance mortgages on real property in operations (including stores and distribution centers) in an amount not to exceed 50% of the amount set forth in sub clause (1) or (2) above and (y) if the Secured Net Leverage Ratio is less than or equal to 3.00:1.00, Indebtedness under this Section 7.03(b)(v) may be used to finance mortgages on real property in operations (including stores and distribution centers) in an amount not to exceed 100% of the amount set forth in sub clause (1) or (2) above;

(vi)       Indebtedness in respect of Swap Contracts designed to hedge against fluctuations in interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

(vii)      Indebtedness (other than for borrowed money) secured by Liens permitted under Section 7.01 (other than Section 7.01(y));

(viii)     Indebtedness representing deferred compensation to employees of the Borrower and its Restricted Subsidiaries;

(ix)       Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings or its direct or indirect parent permitted by Section 7.06;

(x)        Indebtedness incurred by the Borrower or its Restricted Subsidiaries in a Permitted Acquisition or Disposition under agreements providing for the adjustment of the purchase price or similar adjustments;

(xi)       Indebtedness consisting of obligations of the Borrower or its Restricted Subsidiaries under deferred consideration or other similar arrangements incurred by such Person in connection with Permitted Acquisitions in an aggregate amount not to exceed $5,000,000 at ~~anytime~~any time outstanding;

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(xii)      Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(xiii)     Indebtedness in an aggregate principal amount not to exceed $20,000,000 at any time outstanding;

(xiv)     (A) Indebtedness consisting of (1) the financing of insurance premiums or (2) take-or-pay obligations contained in supply arrangements, in the case of the foregoing clauses (1) and (2) in the ordinary course of business and (B) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of bank guarantees issued for the account of Foreign Subsidiaries, warehouse receipts or similar instruments (other than letters of credit) issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations (other than obligations in respect of letters of credit) regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within thirty (30) days following the due date thereof;

(xv)      obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiaries;

(xvi)     Indebtedness incurred by a Loan Party constituting Senior Secured Debt in an unlimited amount; provided that the Specified Incurrence Conditions have been satisfied; provided further that if the Specified Incurrence Conditions have not been satisfied, the aggregate principal amount of all Senior Secured Debt shall at no time exceed $100,000,000;

(xvii)    Indebtedness incurred by the Borrower and its Restricted Subsidiaries not otherwise permitted under this Section 7.03; provided, that the Specified Transaction Conditions have been satisfied;

(xviii)   Indebtedness in an aggregate principal amount not to exceed $15,000,000 at any time outstanding; provided that after giving Pro Forma Effect to such incurrence, the Fixed Charge Coverage Ratio (as defined in the Senior Notes Indenture~~3~~4) would be at least 2.00 to 1.00; and

(xix)     Indebtedness secured by already owned or hereinafter acquired real property in operations (including stores and distribution centers), related assets, proceeds and products thereof, and accessions thereto in an unlimited amount; provided that the Specified Incurrence Conditions have been satisfied; provided, however, that if the Specified Incurrence Conditions have not been satisfied, the aggregate amount of all such Indebtedness incurred in reliance of this Section 7.03(b)(xix) at any one time outstanding shall not exceed the greater of (1) $75,000,000 and (2) 65.00% of Consolidated Cash EBITDA on a Pro Forma Basis based on the most recent financial statements delivered

~~3~~4         As defined in this Agreement prior to giving effect to the Fourth Amendment.

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pursuant to Section 6.01(a) or (b), as applicable; provided further  that, such amount shall be increased to the greater of: (a) (1) $112,500,000 and (2) 100.00% of Consolidated Cash EBITDA on a Pro Forma Basis based on the most recent financial statements delivered pursuant to Section 6.01(a) or (b), as applicable, if the Secured Net Leverage Ratio is less than or equal to 3.50:1.00 or (b) (1) $150,000,000 and (2) 130.00% of Consolidated Cash EBITDA on a Pro Forma Basis based on the most recent financial statements delivered pursuant to Section 6.01(a) or (b), as applicable, if the Secured Net Leverage Ratio is less than or equal to 3.00:1.00.

Section 7.04.    Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, other than a Consolidating Merger, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Division), except that, so long as no Event of Default exists or would result therefrom:

(a)        any Restricted Subsidiary may merge with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction), provided, that the Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of the Borrower pursuant to documents reasonably acceptable to the Administrative Agent, or (ii) any one (1) or more other Restricted Subsidiaries, provided, that when any Guarantor is merging with another Restricted Subsidiary, (A) the Guarantor shall be the continuing or surviving Person or (B) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03;

(b)        (i) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary may liquidate or dissolve, or the Borrower or any Subsidiary may (if the perfection and priority of the Liens securing the Obligations is not adversely affected thereby) change its legal form if the Borrower determines in good faith that such action is in the best interest of the Borrower and its Subsidiaries and is not materially disadvantageous to the Lenders (it being understood that in the case of any dissolution of a Subsidiary that is a Guarantor, such Subsidiary shall at or before the time of such dissolution transfer its assets to another Subsidiary that is a Guarantor; and in the case of any change in legal form, a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);

(c)        any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided, that if the transferor in such a transaction is a Guarantor, then (i) the transferee must either be the Borrower or a Guarantor or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;

(d)        any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided, that (i) the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Subsidiaries, shall have

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complied with the requirements of Section 6.12 or (ii)  to the extent constituting an Investment, such Investment must be a permitted Investment in accordance with Section 7.02; and

(e)        a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(d)(i)).

Any transaction permitted by any of Sections 7.04(a) through 7.04(e) shall be subject to compliance with Section 6.02(c), to the extent applicable.

Section 7.05.   Dispositions.  Make any Disposition, except:

(a)        Dispositions of obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries (including allowing any registrations or any applications for registration of any immaterial intellectual property to lapse or go abandoned);

(b)        Dispositions of inventory and goods held for sale in the ordinary course of business;

(c)        Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d)        (i) Dispositions permitted by Section 7.04, (ii) Investments permitted by Section 7.02, and (iii) Restricted Payments permitted by Section 7.06;

(e)        any financing transaction with respect to property (other than assets included in the Revolving Borrowing Base or the FILO Borrowing Base) built or acquired by the Borrower or any Restricted Subsidiary, including Sale and Lease-Back Transactions and asset securitizations permitted or not prohibited by this Agreement;

(f)        Dispositions of Cash Equivalents;

(g)        Dispositions of accounts receivable in connection with the collection or compromise thereof;

(h)        licensing or sublicensing of IP Rights in the ordinary course of business on customary terms;

(i)         sales of property (i) between Loan Parties (other than Holdings), (ii) between Restricted Subsidiaries (other than Loan Parties), or (iii) by Restricted Subsidiaries that are not Loan Parties to the Loan Parties (other than Holdings), in each case in the ordinary course of business;

(j)         leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Restricted Subsidiaries;

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(k)        transfers of property subject to Casualty Events upon receipt of the net cash proceeds of such Casualty Event;

(l)         Permitted Store Closings; and

(m)       Dispositions by the Borrower and its Restricted Subsidiaries not otherwise permitted under this Section 7.05; provided, that the Specified Transaction Conditions have been satisfied;

provided, however, that (i) any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(d), (g) and (i)), shall be for no less than the fair market value of such property at the time of such Disposition~~.~~  and (ii) any Disposition of assets included in the determination of the Revolving Borrowing Base or the FILO Borrowing Base shall be subject to compliance with Section 6.02(c), to the extent applicable. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Notwithstanding anything to the contrary set forth herein or in any other Loan Document, and whether or not constituting a Disposition for purposes hereof, any sale, assignment, pledge, transfer or disposition of Intellectual Property owned or licensed by a Loan Party or a Restricted Subsidiary (whether by any Investment or other sale, contribution, pledge, assignment or other transfer of the Equity Interests of any Subsidiary that owns such Intellectual Property (including that of any Restricted Subsidiary)) that is reasonably necessary in connection with any exercise of rights or remedies with respect to Collateral to a Person that is not a Loan Party, shall be made expressly subject to the ABL License and any purchaser, assignee or other transferee thereof shall agree in writing (pursuant to an agreement in form and substance reasonably satisfactory to Administrative Agent) to be bound by the ABL License.

Section 7.06.   Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, except:

(a)        each Restricted Subsidiary may make Restricted Payments to the Borrower and to Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Restricted Subsidiary, to the Borrower and any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests);

(b)        the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person;

(c)        the Borrower may make Restricted Payments with the cash proceeds contributed to its common equity from the net cash proceeds of any Permitted Equity Issuance, so long as, with respect to any such Restricted Payments, no Event of Default shall have occurred and be continuing or would result therefrom;

(d)        to the extent constituting Restricted Payments, the Borrower and its Restricted Subsidiaries may enter into transactions expressly permitted by Section 7.02, 7.04, 7.08 or 7.14;

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(e)        the Borrower or any Restricted Subsidiary may make Restricted Payments to Holdings, so long as, with respect to any such Restricted Payments, no Event of Default under Section 8.01(a), (f) or (g) shall have occurred and be continuing or would result therefrom:

(i)         the proceeds of which will be used to pay the tax liability in respect of consolidated, combined, unitary or affiliated returns for the relevant jurisdiction of Holdings and/or any direct or indirect parent entity of Holdings attributable to the Borrower and its Subsidiaries determined as if the Borrower and its Subsidiaries filed separately;

(ii)        the proceeds of which shall be used by Holdings to pay (or to make a Restricted Payment to its direct or indirect parent to enable it to pay) (A) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $2,000,000 in any fiscal year plus any reasonable and customary indemnification claims made by directors or officers of Holdings attributable to the ownership or operations of the Borrower and its Restricted Subsidiaries or (B) the fees and other amounts described in Section 7.08(d) to the extent that the Borrower would be then permitted under such Section 7.08(d) to pay such fees and other amounts directly;

(iii)       the proceeds of which shall be used by Holdings to pay its (and to make a Restricted Payment to its direct or indirect parent to enable it to pay) franchise and similar taxes and other expenses necessary to maintain its corporate existence;

(iv)       the proceeds of which will be used (but only if required to be so used pursuant to a binding agreement, unless no Default shall have occurred and be continuing or would result therefrom) to repurchase the Equity Interests of Holdings (or to make a Restricted Payment to its direct or indirect parent to enable it to repurchase its Equity Interest) from directors, employees or members of management of Holdings or any Restricted Subsidiary (or their estate, family members, spouse and/or former spouse), in an aggregate amount not in excess of (A) $15,000,000 in any calendar year; provided, that the Borrower may carry-over and make in any subsequent calendar year or years, in addition to the amount for such calendar year, the amount not utilized in the prior calendar year or years up to a maximum of $5,000,000; provided, further, that the amounts set forth in this clause (e)(iv) may be further increased by (A) the proceeds of any key-man life insurance maintained by Holdings (or its direct or indirect parent), the Borrower or a Restricted Subsidiary, plus (B) to the extent contributed in cash to the common equity of the Borrower, the ~~Net Proceeds~~net proceeds from the sale of Equity Interests of any of the Borrower’s direct or indirect parent companies, in each case to members of management, managers, directors or consultants of Holdings, the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date;

(v)        the proceeds of which are applied to the purchase or other acquisition by Holdings of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person that, provided that if such purchase or other acquisition

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had been made by the Borrower, it would have constituted a “Permitted Acquisition” permitted to be made pursuant to Section 7.02; provided, that (A) such Restricted Payment shall be made concurrently with the closing of such purchase or other acquisition and (B) Holdings shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or its Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or its Restricted Subsidiaries in order to consummate such purchaser or other acquisition;

(vi)       repurchases of Equity Interests of Holdings deemed to occur upon the non-cash exercise of stock options and warrants; and

(vii)      the proceeds of which shall be used by Holdings to pay, or to make Restricted Payments to allow any direct or indirect parent thereof to pay, other than to Affiliates of Holdings (other than Affiliates that are bona fide investment banks), a portion of any customary fees and expenses related to any unsuccessful equity offering by Holdings (or any direct or indirect parent thereof), or any unsuccessful debt offering by any direct or indirect parent of Holdings, in each case directly attributable to the operations of the Borrower and its Restricted Subsidiaries;

(f)        in addition to the foregoing  Restricted Payments, the Borrower may make additional Restricted Payments to Holdings in an unlimited amount, provided that (in the case of this Section 7.06(f)) the Restricted Payment Conditions have been satisfied;

(g)        Restricted Payments made (i) on the Closing Date to consummate the Transaction, (ii) out of the cash proceeds received by the Borrower in respect of working capital adjustments or purchase price adjustments pursuant to the Acquisition Agreement (provided that the condition set out in Section 4.01(b) would have been satisfied on the Closing Date if the actual amount of the Equity Contribution on the Closing Date had been reduced  by the amount of any Restricted Payment made in reliance on this clause (ii)) and (iii) in order to satisfy indemnity and other similar obligations under the Acquisition Agreement;

(h)        repurchases of Equity Interests to fund the payment of withholding or similar Taxes that are payable by any future, present or former employee, director, manager or consultant (or any spouse, former spouse, successor, executor, administrator, heir, legatee or distributee of any of the foregoing) in connection with the exercise of stock options; and

(i)         Restricted Payments on the Equity Interests of the Borrower (or Restricted Payments to Holdings or any other direct or indirect parent company of the Borrower to fund a Restricted Payment on such company’s Equity Interests) following consummation of a public offering of the Borrower’s Equity Interests or the Equity Interests of Holdings or any other direct or indirect parent company of the Borrower, of up to 6% per annum of the net cash proceeds received by or contributed to the Borrower in or from any such public offering; provided that immediately before and immediately after giving effect to any such Restricted Payment, no Default or Event of Default shall have occurred and be continuing.

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Section 7.07.   Change in Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the Third Amendment Effective Date or any business reasonably related or ancillary thereto.

Section 7.08.   Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than (a) transactions among Loan Parties (other than Holdings) and their Restricted Subsidiaries, (b) on fair and reasonable terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, (c) the Transaction, including the payment of, the amount of any purchase price adjustment pursuant to the Acquisition Agreement, and fees and expenses in connection with the consummation of the Transaction, (d) so long as no Event of Default under Section 8.01(a), (f) or (g) shall have occurred and be continuing, the payment of fees (including termination payments) to the Sponsor pursuant to the Management Agreement and related indemnities and reasonable expenses, (e) customary fees and indemnities may be paid to any directors of Holdings, the Borrower and its Restricted Subsidiaries (and, to the extent directly attributable to the operations of the Borrower and its Restricted Subsidiaries, to any direct or indirect parent of Holdings) and reasonable out of pocket costs of such Persons may be reimbursed, (f) the Borrower and its Restricted Subsidiaries may enter into employment and severance arrangements with officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business, (g) the Borrower and its Restricted Subsidiaries may make payments pursuant to the tax sharing agreements among the Borrower and its Restricted Subsidiaries, (h) Restricted Payments permitted under Section 7.06, (i) Investments in the Borrower’s Subsidiaries and Joint Ventures (to the extent any such Subsidiary that is not a Restricted Subsidiary or any such Joint Venture is only an Affiliate as a result of Investments by Holdings and its Restricted Subsidiaries in such Subsidiary or Joint Venture) to the extent otherwise permitted under Section 7.02, (j) any payments required to be made pursuant to the Acquisition Agreement, and (k) so long as no Default shall have occurred and be continuing, transactions pursuant to agreements in existence on the ~~Fourth~~Eighth Amendment Effective Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect ~~and (l) the mortgages set forth on Schedule 7~~.~~03.~~

Section 7.09.   Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document or Term Loan Document) that limits the ability (a) of any Restricted Subsidiary of the Borrower to make Restricted Payments to the Borrower or any Guarantor which is a Restricted Subsidiary of the Borrower or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for (i) any agreement in effect on the Third Amendment Effective Date, (ii) any agreement in effect at the time any Restricted Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, (iii) customary restrictions contained in the Senior Secured Debt (provided that such restrictions do not restrict the Liens securing the Obligations or the first priority status thereof); (iv) any agreement in connection with a Disposition permitted by Section 7.05, (v) customary provisions in joint venture agreements or other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business or (vi) customary provisions restricting assignment of any agreement entered into in the

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ordinary course of business, or (b) of the Borrower or any Loan Party (other than Holdings) to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Revolving Credit Facility and the Obligations or under the Loan Documents except for (i) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03(b)(v) but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (ii) customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto, (iii) customary restrictions contained in the Specified Refinancing Debt (provided that such restrictions do not restrict the Liens securing the Obligations or the first priority status thereof), (iv) restrictions arising in connection with cash or other deposits permitted under Sections 7.01 or 7.02 and limited to such cash or deposit, or (v) customary provisions restricting assignment of any agreement entered into in the ordinary course of business.

Section 7.10.   Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.  The Borrower will not request any Credit Extension, and the Borrower shall not use, and the Borrower shall procure that its Subsidiaries and its and their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent that such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or the European Union, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 7.11.   ~~Financial Covenants.~~Minimum Availability Covenant.  Permit Availability, at any time, to be less than the greater of (i) $35,000,000, and (ii) 10.0% of the Combined Loan Cap.

~~(a)        Consolidated Fixed Charge Coverage Ratio. During a Covenant Trigger Period, permit the Consolidated Fixed Charge Coverage Ratio on a rolling twelve (12) month basis, as of the end of any fiscal month (commencing with the fiscal month immediately preceding the first (1st) day of any such Covenant Trigger Period), to be less than 1.00 to 1.00.~~

~~(b)        [Reserved].~~

Section 7.12.   Amendments of Organization Documents.  Amend any of its Organization Documents in a manner materially adverse to the Administrative Agent or the Lenders.

Section 7.13.   Accounting Changes.  Make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP, or (b) fiscal year.

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Section 7.14.   Prepayments, Etc. of Indebtedness.

(a)        Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any unsecured Indebtedness permitted to be incurred under Section 7.03(b)(xvii) (collectively, together with any Permitted Refinancing of the foregoing, “Junior Financing”), except (i) a prepayment of Junior Financing; provided that the Specified Transaction Conditions have been satisfied, (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests), or (iii) the prepayment of any Junior Financing or Permitted Refinancing thereof, in an aggregate amount not to exceed the amount, if any, that is then available for Restricted Payments pursuant to Section 7.06(f) (as such amount may be reduced from time to time in accordance with the terms of such Section 7.06(f)); (b) make any payment in violation of any subordination terms of any Junior Financing Documentation or (c) amend, modify or change in any manner materially adverse to the interests of the Administrative Agent or the Lenders any term or condition of any Junior Financing Documentation. For the avoidance of doubt, the FILO Loans shall not constitute a Junior Financing.

(b)        Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal and interest and mandatory prepayments of principal and interest shall be permitted) any FILO Loans, except to the extent the Specified Transaction Conditions are satisfied after giving effect to any such prepayment, redemption, purchase, defeasance or other satisfaction of the FILO Loans.

Section 7.15.   Holding Company.  In the case of Holdings, (i) conduct, transact or otherwise engage in any business or operations other than those incidental to its ownership of the Equity Interests of the Borrower and the performance of the Loan Documents, (ii) incur any Indebtedness (other than pursuant to any Loan Document or Term Loan Document and other than Guarantees of Junior Financings), (iii) create, incur, assume or suffer to exist any Lien on any Equity Interests of the Borrower (other than Liens pursuant to any Loan Document or Term Loan Document or non-consensual Liens arising solely by operation of law); or (iv) permit the Borrower to be a Subsidiary that is not wholly owned by Holdings.  Nothing in this Section 7.15 shall prevent Holdings from (i) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (ii) the performance of its obligations with respect to the Loan Documents and the Term Loan Documents, (iii) any public offering of its common stock or any other issuance or sale of its Equity Interests (other than Disqualified Equity Interests), (iv) payment of dividends, making contributions to the capital of the Borrower, (v) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower, (vi) holding any cash (but not operating any property), (vii) providing indemnification to officers, managers and directors, (viii) any activities incidental to compliance with the provisions of the Securities Act of 1933, as amended and the Exchange Act of 1934, as amended, any rules and regulations promulgated thereunder, and the rules of national securities exchanges, in each case, as applicable to companies with listed equity or debt securities, as well as activities incidental to investor relations, shareholder meetings and reports to shareholders or debtholders and (ix) any activities incidental to the foregoing; provided that, notwithstanding the foregoing, nothing herein shall prohibit or prevent Holdings from participating in a Consolidating Merger.

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Section 7.16.   Deposit Accounts; Credit Card Processors.  Open new DDAs unless the Loan Parties shall have delivered to the Administrative Agent appropriate Blocked Account Agreements consistent with the provisions of Section 6.15 and otherwise satisfactory to the Administrative Agent within ninety (90) days (or such longer period as the Administrative Agent may agree in writing) of opening such new DDA, provided that no such Blocked Account Agreements shall be required for DDAs with balances of less than $500,000 in any account or less than $2,000,000 (or $4,000,000 during the months of November and December of each year) in the aggregate for all accounts.  No Loan Party shall maintain any bank accounts or enter into any agreements with credit card processors or credit card issuers other than the ones expressly permitted hereby or contemplated in Section 6.15 ~~hereof~~.

ARTICLE 8

EVENTS OF DEFAULT AND REMEDIES

Section 8.01.   Events of Default.  Any of the ~~following~~events referred to in the below clauses of this Section 8.01 shall constitute an “Event of Default”:

(a)        Non-Payment.  The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, any L/C Obligation or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any fee due hereunder, or any other amount payable hereunder or with respect to any other Loan Document; or

(b)        Specific Covenants.  The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.02(c) (within five (5) days (if required to be delivered monthly) and three (3) days (if required to be delivered weekly)), Section 6.03(a), Section 6.05 (solely with respect to the Borrower), Section 6.15 or Article 7 ~~(subject to, in the case of the financial covenants contained in Section 7.11, the cure rights contained in Section 8.03)~~, or Holdings fails to perform or observe any term, covenant or agreement contained in Section 7.15; or

(c)        Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (i) a Responsible Officer obtaining knowledge thereof or (ii) notice thereof by the Administrative Agent to the Borrower; or

(d)        Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)        Cross-Default.  Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate

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principal amount of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness; provided, further, that such failure is unremedied and is not validly waived by the holders of such Indebtedness in accordance with the terms of the documents governing such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Section 8.02; or (ii) there occurs under any Swap Contract an early termination date with respect to all transactions outstanding thereunder resulting from (A) any default or event of default under such Swap Contract as to which the Borrower or any Restricted Subsidiary is the defaulting party or (B) any Termination Event under and as defined in such Swap Contract as to which the Borrower or any Restricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)        Insolvency Proceedings, Etc.  Any Loan Party or any of its Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)        Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Restricted Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h)        Judgments.  There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage) and there is a period of forty-five (45) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

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(i)         ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or any Subsidiary or any of their respective ERISA Affiliates under Title IV of ERISA to the Pension Plan or the PBGC in an aggregate amount which either alone or with other ERISA Events that have occurred could reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any Subsidiary or any of their respective ERISA Affiliates fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

(j)         Invalidity of Loan Documents.  Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Revolving Commitments and the FILO Commitment), or purports to revoke or rescind any Loan Document; or

(k)        Change of Control.  There occurs any Change of Control; or

(l)         Collateral Documents.  Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create a valid and perfected first priority lien on and security interest in the Collateral covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such perfection or priority is not required pursuant to Section 4.01, Section 6.12 or Section 6.14 or results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements.

Solely for the purpose of determining whether a Default or Event of Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary shall be deemed to exclude any Immaterial Subsidiary (provided however that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).

Section 8.02.   Remedies upon Event of Default.

(a)        Remedies Generally.  If any Event of Default occurs and is continuing, the Administrative Agent may, or, at the request of the Required Lenders shall, take any or all of the following actions:

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(i)         ~~(a)~~ declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(ii)        ~~(b)~~ declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document (including, without limitation, the FILO Prepayment Premium, if applicable) to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the ~~Borrower~~Loan Parties;

(iii)       ~~(c)~~ require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to 103% of the then Outstanding Amount thereof); ~~and~~

(iv)       ~~(d)~~ exercise on behalf of itself, the L/C Issuers and the Lenders all rights and remedies available to it, the L/C Issuers and the Lenders under the Loan Documents, under any document evidencing Indebtedness in respect of which the Revolving Credit Facility has been designated as “Designated Senior Debt,” and/or under applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

~~Section 8.03.   Right to Cure. Notwithstanding anything to the contrary contained in Section 8.01 or 8.02, in the event that the Borrower fails to comply with the requirements of the covenants set forth in Section 7.11, then until the expiration of the fifth (5th) day subsequent to the date the relevant Compliance Certificate is required to be delivered pursuant to Section 6.02(b), the Borrower shall have the right to issue common equity for cash (the “Cure Right”), and upon the receipt by the Borrower of such cash (the “Cure Amount”) pursuant to the exercise by the Borrower of such Cure Right, the calculation of EBITDA as used in the covenants set forth in Section 7.11 shall be recalculated giving effect to the following pro forma adjustments:~~

~~(a)        EBITDA shall be increased, solely for the purpose of measuring the covenants set forth in Section 7.11 and not for any other purpose under this Agreement (including but not limited to determining the satisfaction of the Restricted Payment Conditions, the Specified Transaction Conditions, Specified Incurrence Conditions, availability or amount of any covenant baskets or carve-outs), by an amount equal to the Cure Amount; provided that the receipt by the Borrower of the Cure Amount pursuant to the Cure Right shall be deemed to have no other effect whatsoever under this Agreement and any reduction in Indebtedness, if applicable, from the Cure Amount shall not reduce Consolidated Scheduled Funded Debt Payments for purpose of calculating the Consolidated Fixed Charge Coverage Ratio; and~~

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No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.

(b)        ~~If, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the covenants set forth in Section 7.11, the Borrower shall be deemed to have satisfied the requirements of the covenants set forth in Section 7.11 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the covenants set forth in Section 7.11 that had occurred shall be deemed cured for the purposes of this Agreement; and~~FILO Standstill, Etc.  If at any time while any FILO Loan is outstanding any FILO Event of Default occurs and is continuing (unless the FILO Agent has waived such FILO Event of Default) and the FILO Standstill Period has expired, the Administrative Agent, at the written request of the FILO Agent (which written request shall only be given at the direction of the Required FILO Lenders), shall, within a reasonable time after receipt of such request (but in any event within two (2) Business Days with respect to clause (i) below, only) take any or all of the following actions:

~~(c)        Upon receipt by the Administrative Agent of written notice, prior to the expiration of the tenth (10th) day subsequent to the date the relevant financial statements are required to be delivered pursuant to Section 6.01 (the “Anticipated Cure Deadline”), that the Borrower intends to exercise the Cure Right in respect of a fiscal quarter (or month, as applicable), the Lenders shall not be permitted to accelerate Loans held by them or to exercise remedies against the Collateral on the basis of a failure to comply with the requirements of the covenants set forth in Section 7.11 until such failure is not cured pursuant to the exercise of the Cure Right on or prior to the Anticipated Cure Deadline.~~

~~Notwithstanding anything herein to the contrary, (i) in each four-fiscal-quarter period (or twelve (12) fiscal month period, as applicable) there shall be at least two (2) fiscal quarters (or six (6) fiscal months, as applicable) in respect of which the Cure Right is not exercised, (ii) there can be no more than four (4) fiscal quarters (or fiscal months, as applicable) in respect of which the Cure Right is exercised during the term of this Agreement, and (iii) for purposes of this Section 8.03, the Cure Amount utilized shall be no greater than the amount required for purposes of complying with the covenants set forth in Section 6.11.~~

(i)         declare the FILO Loans (with accrued interest thereon) and all other FILO Obligations owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties; or

(ii)       whether or not the maturity of the FILO Loans shall have been accelerated pursuant hereto, proceed to exercise any and all other remedies available under the Loan Documents at law or in equity on behalf of the FILO Lenders, including commencing and prosecuting any suits, actions or proceedings at law or in equity in any court of competent jurisdiction and collecting the Collateral or any portion thereof and enforcing any other right in respect of any Collateral, all in such manner as the Administrative Agent may determine in its reasonable discretion; provided, however, that

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none of the FILO Lenders or the FILO Agent will request or direct the Administrative Agent to commence or continue the exercise of any secured creditor remedies or direct or request the Administrative Agent to seek or continue any rights and remedies under this Agreement, any of the other Loan Documents or applicable Law on behalf of the FILO Agent and the FILO Lenders so long as the Administrative Agent is diligently pursuing in good faith the exercise of its rights and remedies against all or a material portion of the Collateral, including through actions taken by the Loan Parties with the consent of the Administrative Agent. For the avoidance of doubt, the Administrative Agent shall have no liability for a failure to follow any such request or direction.

Section 8.03.   [Reserved].

Section 8.04.   Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.04 and amounts payable under Article 3) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, disbursements and other charges of counsel payable under Section 10.05) arising under the Loan Documents and amounts payable under Article 3, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to the extent not previously reimbursed by the Lenders, to payment to the Administrative Agent of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Overadvances;

Fourth, to the extent that Swing Line Loans have not been refinanced by a Revolving Credit Loan, payment to the Swing Line Lender of that portion of the Obligations constituting accrued and unpaid interest on the Swing Line Loans;

Fifth, to the extent that Swing Line Loans have not been refinanced by a Revolving Credit Loan, to payment to the Swing Line Lender of that portion of the Obligations constituting unpaid principal of the Swing Line Loans;

Sixth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Sixth payable to them;

Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Loans, the L/C Borrowings, Obligations then owing under Secured Hedge Agreements (but only

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with respect to any Lender or an Affiliate of a Lender (other than Bank of America or its Affiliates)), up to the maximum amount specified by such provider in writing to the Administrative Agent in accordance with Section 9.12,  which amount may be established or increased (by further written notice to the Administrative Agent from time to time in accordance with Section 9.12)), and Obligations then owing under Secured Cash Management Agreements (but only with respect to any Lender or an Affiliate of a Lender (other than Bank of America or its Affiliates)), up to the maximum amount specified by such provider in writing to the Administrative Agent in accordance with Section 9.12, which amount may be established or increased (by further written notice to the Administrative Agent from time to time in accordance with Section 9.12)), ratably among the Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Seventh held by them;

Eighth, to the Administrative Agent for the account of each L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Section 2.04 and 2.15;

Ninth, to the payment of all other Obligations (excluding any Obligations owing pursuant to any Secured Bank Product Agreements) of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date;

Tenth, to payment of that portion of the Obligations owing pursuant to any Secured Bank Product Agreements and, to the extent not paid in clause Seventh, above, Obligations owing pursuant to any Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Bank Product Providers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Tenth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or its order or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause ~~Fifth~~Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Bank Product Agreements, Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Bank Product Provider, Cash Management Bank or Hedge Bank, as the case may be.  Each Bank Product Provider, Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of

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the Administrative Agent pursuant to the terms of Article 9 hereof for itself and its Affiliates as if a “Lender” party hereto.

Section 8.05.   Turnover by the FILO Secured Parties.

(a)        So long as any Revolving Obligation and FILO Obligation is outstanding, and notwithstanding anything to the contrary contained in Section 8.04, each FILO Secured Party hereby agrees that, after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the FILO Obligations (i) by the Administrative Agent for the account of any FILO Secured Party, or (ii) directly by any FILO Secured Party, shall in each case, subject to the provisions of Sections 2.15 and 2.16, be (A) segregated by (x) the Administrative Agent, or (y) if applicable, such FILO Secured Party and promptly paid over to the Administrative Agent in the same form as received with any necessary endorsements, and (B) thereafter applied by the Administrative Agent (together with, for the avoidance of any doubt, all other amounts received on account of any Obligations) to effect an application of such proceeds to Obligations in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.04 and amounts payable under Article 3) payable to the Administrative Agent in its capacity as such, including any such fees, indemnities, expenses and other amounts expenses, indemnities and other amounts accrued after the commencement of any proceeding under any Debtor Relief Laws, whether or not allowed in such proceeding under any Debtor Relief Laws;

Second, to payment of that portion of the Revolving Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Revolving Credit Lenders and the L/C Issuers (including fees, disbursements and other charges of counsel payable under Section 10.05) arising under the Loan Documents and amounts payable under Article 3, including any such fees, indemnities, and other amounts accrued after the commencement of any proceeding under any Debtor Relief Laws, whether or not allowed in such proceeding under any Debtor Relief Laws, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to the extent not previously reimbursed by the Lenders, to payment to the Administrative Agent of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Overadvances and Protective Advances;

Fourth, to the extent that Swing Line Loans have not been refinanced by a Revolving Credit Loan, payment to the Swing Line Lender of that portion of the Revolving Obligations constituting accrued and unpaid interest on the Swing Line Loans, including default interest and any interest accrued after the commencement of any proceeding under any Debtor Relief Laws, whether or not allowed in such proceeding under any Debtor Relief Laws;

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Fifth, to the extent that Swing Line Loans have not been refinanced by a Revolving Credit Loan, to payment to the Swing Line Lender of that portion of the Revolving Obligations constituting unpaid principal of the Swing Line Loans;

Sixth, to payment of that portion of the Revolving Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Revolving Credit Loans and L/C Borrowings, including default interest and Letter of Credit Fees and any interest accrued after the commencement of any proceeding under any Debtor Relief Laws, whether or not allowed in such proceeding under any Debtor Relief Laws, ratably among the Revolving Credit Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Sixth payable to them;

Seventh, to payment of that portion of the Revolving Obligations constituting unpaid principal of the Revolving Credit Loans, the L/C Borrowings, Revolving Obligations then owing under Secured Hedge Agreements (but only with respect to any Revolving Credit Lender or an Affiliate of a Revolving Credit Lender (other than Bank of America or its Affiliates)), up to the maximum amount specified by such provider in writing to the Administrative Agent in accordance with Section 9.12, which amount may be established or increased (by further written notice to the Administrative Agent from time to time in accordance with Section 9.12)), and Obligations then owing under Secured Cash Management Agreements (but only with respect to any Revolving Credit Lender or an Affiliate of a Revolving Credit Lender (other than Bank of America or its Affiliates)), up to the maximum amount specified by such provider in writing to the Administrative Agent in accordance with Section 9.12, which amount may be established or increased (by further written notice to the Administrative Agent from time to time in accordance with Section 9.12)), ratably among the Revolving Credit Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Seventh held by them;

Eighth, to the Administrative Agent for the account of each L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Section 2.04 and 2.15;

Ninth, to the payment of all other Revolving Obligations (excluding any Revolving Obligations owing pursuant to any Secured Bank Product Agreements) of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Revolving Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Revolving Obligations owing to the Administrative Agent and the other Revolving Secured Parties on such date;

Tenth, to the payment of that portion of the Revolving Obligations owing pursuant to any Secured Bank Product Agreements and, to the extent not paid in clause Seventh, above, Obligations owing pursuant to any Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Bank Product Providers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Tenth held by them;

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Eleventh, to the payment of that portion of the FILO Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.04 and amounts payable under Article 3) payable to the FILO Agent in its capacity as such, including any such fees, indemnities, expenses and other amounts expenses, indemnities and other amounts accrued after the commencement of any proceeding under any Debtor Relief Laws, whether or not allowed in such proceeding under any Debtor Relief Laws;

Twelfth, to the payment of that portion of the FILO Obligations constituting fees (including any FILO Prepayment Premium), indemnities and other amounts (other than principal and interest) payable to the FILO Lenders (including fees, disbursements and other charges of counsel payable under Section 10.05) arising under the Loan Documents and amounts payable under Article 3, including any such fees, indemnities, and other amounts accrued after the commencement of any proceeding under any Debtor Relief Laws, whether or not allowed in such proceeding under any Debtor Relief Laws, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Thirteenth, to the payment of that portion of the FILO Obligations constituting unpaid interest on the FILO Loans, ratably among the FILO Lenders, in proportion to the respective amounts described in this clause Thirteenth held by them;

Fourteenth, to the payment of that portion of the FILO Obligations constituting unpaid principal of the FILO Loans, ratably among the FILO Lenders, in proportion to the respective amounts described in this clause Fourteenth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or its order or as otherwise required by Law.

The application of proceeds as provided in this Section 8.05(a) may not be modified or altered without the consent of the Administrative Agent and each Lender directly and adversely affected thereby.

(b)        Each FILO Secured Party hereby appoints the Administrative Agent its attorney-in-fact, with full authority in the place and stead of such FILO Secured Party and in the name of such FILO Secured Party, or otherwise, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Agreement and the other Loan Documents which the Administrative Agent may deem necessary to accomplish the purposes of this Section 8.05 (solely for purposes of effecting the application of proceeds as provided in this Section 8.05).  The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable until the indefeasible payment of all Revolving Obligations.  Each FILO Secured Party hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof (for the limited purposes hereof).

(c)        Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as

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Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

(d)        Notwithstanding the foregoing, Obligations arising under Secured Bank Product Agreements, Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Bank Product Provider, Cash Management Bank or Hedge Bank, as the case may be.  Each Bank Product Provider, Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article 9 hereof for itself and its Affiliates as if a “Lender” party hereto.

Section 8.06.   DIP Financings; Proceedings under Debtor Relief Laws.  Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, if any Loan Party shall be subject to any proceeding with respect to any Debtor Relief Laws:

(a)        If the Administrative Agent or any Revolving Secured Party shall seek to provide any Loan Party with, or consent to a third party providing, any DIP Financing, with such DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code or other applicable Law would be Collateral), the FILO Agent and each FILO Lender agrees and confirms that it shall be deemed to have consented to such DIP Financing and to the Liens securing the same (or securing any claim for diminution in value in connection therewith) and that it shall not object to any such DIP Financing or to the Liens securing the same (or securing any claim for diminution in value in connection therewith) (nor support any other Person objecting to such DIP Financing or to the Liens securing the same (or securing any claim for diminution in value in connection therewith) or request the Administrative Agent make any such objection), on any grounds whatsoever so long as (i) the Administrative Agent retains its Lien on the Collateral to secure the FILO Obligations, subordinate to the Liens securing such DIP Financing which satisfies the terms and conditions of this Section 8.06 (and any Lien securing any claim for diminution in value in connection therewith), but otherwise with the same relative priority as existed immediately prior to the commencement of such proceeding with respect to Debtor Relief Laws (provided that, if in connection with any DIP Financing provided, or consented to, by the Administrative Agent or the Revolving Secured Parties, any Liens on the Collateral held by the Administrative Agent, for the benefit of the Revolving Secured Parties, or any Liens securing such DIP Financing, are subject to a surcharge or are subordinated to an administrative priority claim or are subject to a Carve Out, court ordered charge, fee or other similar interest or right, and so long as the amount of such surcharge, claim, Carve Out, court ordered charge, fee or other similar interest or right is reasonable under the circumstances, then the Liens of the Administrative Agent on the Collateral securing the FILO Obligations, shall also be subordinated to such surcharge, claim, Carve Out, court ordered charge, fee or other similar interest or right to the same extent as the Revolving Obligations and/or DIP Financing, as applicable, and (ii) the aggregate principal amount of loans and letter of credit accommodations outstanding under any such DIP Financing, together with the Total Revolving Outstandings (giving effect to any repayments), does not exceed the Maximum Revolving Insolvency Amount, (iii) such agreement contains a minimum Availability covenant, in each case,

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no less restrictive than contained in Section 7.11(a) of this Agreement, (iv) the agent under such DIP Financing shall implement, and maintain, at all times, a reserve against all borrowing bases under such DIP Financing in the amount of the Carve Out, and (v) to the extent any term or condition contained in such DIP Financing (x) corresponds to a term or condition contained in this Agreement the modification or waiver of which would, pursuant to Section 10.01 or Section 10.01-A, require the consent of the FILO Agent, the FILO Lenders or the Required FILO Lenders and (y) would be less restrictive to the Loan Parties than the corresponding term or condition contained in this Agreement, such term or condition shall be approved by the FILO Agent, the FILO Lenders or the Required FILO Lenders in its or their, as applicable, reasonable discretion; provided that this clause (v) shall not apply amendments, modifications or changes required to implement the Insolvency Increase Amount (a DIP Financing complying with the provisions of this paragraph referred to herein as a “Conforming DIP”).

(b)        The FILO Agent and the FILO Lenders hereby agree that they shall not, and shall not permit any Affiliate controlled by any of them to, (a) provide or offer to provide any DIP Financing to the Loan Parties or (b) or endorse (except as provided in clause (i) above) the provision of any DIP Financing to the Loan Parties in any proceeding with respect to Debtor Relief Laws pursuant to which Liens that are senior or pari passu in priority to the Liens securing the Obligations are granted on the Collateral.

(c)        All adequate protection granted to the Administrative Agent in any proceeding with respect to Debtor Relief Laws, including all Liens granted to the Administrative Agent in any proceeding with respect to Debtor Relief Laws as adequate protection, are intended to be for the benefit of all Secured Parties and shall be subject to Section 8.04 and Section 8.05, subject to any court order affecting the rights and interests of the parties hereto not in conflict with the terms hereof.  Without limiting the foregoing, the FILO Agent, on behalf of the FILO Lenders, shall have the right to seek adequate protection for the FILO Loans solely in the form of payment of interest at the then applicable rate on the FILO Loans and reimbursement of reasonable expenses of the FILO Agent (including fees, disbursements and other charges of counsel to the FILO Agent payable under Section 10.04); provided, however, that the Administrative Agent, on behalf of itself and the Revolving Secured Parties, may contest (or support any other Person contesting) any request by the FILO Agent or any FILO Lender for such adequate protection from proceeds of Collateral unless each of the following conditions is satisfied: (w) such payments are approved by a final order of the United States Bankruptcy Court approving a DIP Financing consented to by the Administrative Agent or any Revolving Secured Party, (x) the Administrative Agent and the Revolving Secured Parties are also receiving adequate protection payments covering their interest, fees and expenses, (y) the amount of all such payments is added to the Maximum Revolving Insolvency Amount, and (z) the FILO Agent and FILO Lenders agree to pay over an amount not to exceed the payments so received if the Revolving Obligations and all obligations under such DIP Financing are not paid in full in such proceeding with respect to Debtor Relief Laws.

(d)        The FILO Agent and each FILO Lender agrees not to (A) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any proceeding with respect to Debtor Relief Laws in respect of any Loan Party, without the prior written consent of the Administrative Agent, or (B) oppose any request by the Administrative Agent, any Revolving Secured Party, or, in the case of any DIP Financing consented to by the Administrative Agent or any Revolving Secured Party, any Person providing such DIP Financing for relief from the

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automatic stay or any other stay in any proceeding with respect to Debtor Relief Laws in respect of any Loan Party.

(e)        In the event that any FILO Secured Party becomes a judgment lien creditor in respect of any Collateral securing the Obligations, such judgment lien shall be subordinated to any Lien on such Collateral securing the Revolving Obligations on the same basis and to the same extent as the Liens on the Collateral of the Administrative Agent securing the FILO Obligations are subordinated (including with respect to the proceeds thereof being subject to Section 8.05) to those Liens securing the Revolving Obligations hereunder.

Section 8.07.   Separate Classification.  Whether or not it is held that the Revolving Obligations and the FILO Obligations together constitute only one secured claim (rather than separate classes of secured claims), the FILO Secured Parties hereby agree that in any proceeding under any Debtor Relief Laws of any Loan Party, all payments and distributions shall applied as if the Revolving Obligations and the FILO Obligations were separate classes of secured claims against the Loan Parties in respect of the Collateral with the effect that the holders of the Revolving Obligations and the holders of the FILO Obligations shall be entitled to receive payment of all amounts owing to them as set forth pursuant to the priorities in Section 8.05 hereof (whether or not allowed in such proceeding under any Debtor Relief Laws, and including in respect of post-petition interest and expenses) that would be owing to them as if the holders of the Revolving Obligations and the holders of the FILO Obligations were so classified as a separate claim and secured by a separate Lien, with the holders of each of the FILO Obligations and the Revolving Obligations hereby acknowledging and agreeing to turn over to the holders of the Revolving Obligations or the FILO Obligations, as applicable, payments or proceeds of Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence.

Section 8.08.   Avoidance and Reinstatement.  If a Revolving Secured Party or a FILO Secured Party receives payment or property on account of a Revolving Obligation or a FILO Obligations and the payment is subsequently invalidated, avoided, declared to be fraudulent or preferential, set aside or otherwise required to be transferred to a trustee, receiver or the estate of any Loan Party (in each instance, to the extent required by applicable law, a “Recovery”), then, to the extent of the Recovery, the Revolving Obligations or the FILO Obligations intended to have been satisfied by the payment will be reinstated as Revolving Obligations or FILO Obligations, as applicable, as of the date of such payment, and no payment with respect to, or discharge of the Revolving Obligations or the FILO Obligations, as applicable, will be deemed to have occurred for all purposes hereunder. If this Agreement is terminated prior to a Recovery, this Agreement will be reinstated in full force and effect, and such prior termination will not diminish, release, discharge, impair, or otherwise affect the obligations of the Loan Parties from the date of reinstatement. Upon such reinstatement of the Obligations, each Revolving Secured Party and FILO Secured Party will disgorge and deliver to the Administrative Agent any Collateral or proceeds thereof received in payment of, or to discharge, the Obligations to effect the reinstatement required pursuant to the terms hereof. No Revolving Secured Party or FILO Secured Party may benefit from a Recovery, and any distribution made to a Revolving Secured Party or FILO Secured Party as a result of a Recovery will be paid over to the Administrative Agent for application to the Obligations in accordance with Section 8.05 (after application to any DIP Financing that is a Conforming DIP or is otherwise consented to by the FILO Agent).

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Section 8.09.   Payments Over.  In the event that, notwithstanding the provisions of this Article 8, payments or proceeds of Collateral shall be received by any Revolving Secured Party or any FILO Secured Party in violation of the priorities set forth herein, such payments or proceeds of Collateral shall be held in trust for the benefit of and shall be paid over to or delivered to the Administrative Agent upon the Administrative Agent’s or the Required Lenders’ written demand.

Section 8.10.   Subrogation.  Until the Revolving Obligations are paid in full in cash, the FILO Secured Parties shall have no right of subrogation to the rights of the Revolving Secured Parties to receive payments or distributions of cash or property applicable to the Revolving Obligations. For purposes of such subrogation, no payments or distributions to the Revolving Secured Parties of any cash or property to which the FILO Secured Parties would be entitled except for the provisions of this Agreement, and no payment over to the Revolving Secured Parties pursuant to this Agreement by the FILO Secured Parties, as between any Loan Party, its creditors (other than the Revolving Secured Parties), and the FILO Secured Parties shall be deemed to be a payment by the Loan Parties to or on account of the FILO Obligations.

ARTICLE 9

ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01.   Appointment and Authorization of Agents.

(a)        Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, ~~no~~the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall ~~any~~the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against ~~any~~the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to ~~any~~the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)        Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (i) provided to the ~~Agents~~Administrative Agent in this Article 9 with respect to any acts taken or omissions suffered by such Swing Line Lender in connection with Swing Line Loans made by it or proposed to be made by it as fully as if the term “Administrative Agent” as used in this Article 9 and in the definition of “Agent-Related Person” included the Swing Line Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Swing Line Lender.

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(c)        The Swing Line Lender shall act on behalf of the Lenders with respect to any Swing Line Loans made by it, and the Swing Line Lender shall have all of the benefits and immunities (i) provided to the ~~Agents~~Administrative Agent in this Article 9 with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article 9 and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(d)        The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each L/C Issuer and each of the Lenders (including in its capacities as a potential Bank Product Provider, Cash Management Bank and a potential Hedge Bank and on behalf of its Affiliates acting in such capacities) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender, L/C Issuer, Bank Product Provider, Cash Management Bank and Hedge Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article 9 (including, without limitation, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02.   Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 9.03.   ~~Liability~~Exculpatory Provisions.  Neither the Administrative Agent nor any other Agent or Agent-Related Person shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Agents (including the Administrative Agent) or each Agent-Related Person, as applicable:~~.  No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein, to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction), or (b)~~

(a)        shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

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(b)        shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent or Agent-Related Person is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent or Agent-Related Person shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent or Agent-Related Person to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c)        shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, such Agent or such Agent-Related Person in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;

(d)        shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and non-appealable judgment.  No Agent (including the Administrative Agent) shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Borrower, the FILO Agent, a Lender or an L/C Issuer; and

(e)        shall not be responsible ~~in any manner to any Lender or participant~~ for or have any ~~recital,~~duty to (i) ascertain or inquire into (A) any statement, warranty or representation ~~or warranty~~ made ~~by any Loan Party or any officer thereof, contained herein or in~~in or in connection with this Agreement or any other Loan Document, ~~or in~~(B) the contents of any certificate, report~~, statement~~ or other document ~~referred to or provided for in, or received by the Administrative Agent under~~delivered hereunder or thereunder or in connection ~~with, this Agreement~~herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other ~~Loan Document~~terms or conditions set forth herein or therein or the occurrence of any Default, ~~or~~(D) the validity, enforceability, effectiveness~~,~~ or genuineness~~, enforceability or sufficiency~~ of this Agreement ~~or~~, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien ~~or security interest created or~~ purported to be created ~~under~~by the Collateral Documents, (E) the value or ~~for any failure~~the sufficiency of any ~~Loan Party or any~~Collateral, or (F) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other ~~party~~than to ~~any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to~~confirm receipt of items expressly required to be delivered to such Agent (including the Administrative Agent) or (ii) inspect the properties, books or records of any Loan Party or any Affiliate thereof.

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Section 9.04.   Reliance by Agents.

(a)        Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent.  Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of Lenders of Lenders as may be expressly required hereby in any instance) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such ~~greater~~other number of percentage of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b)        For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 9.05.   ~~Notice of Default~~[Reserved].  ~~.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.”  The Administrative Agent will notify the Lenders of its receipt of any such notice.  The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article 8; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.~~

Section 9.06.   Credit Decision; Disclosure of Information by Agents.  Each Lender and each L/C Issuer expressly acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent-Related Person hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.  Each Lender and each L/C Issuer represents to each Agent that it has, independently and without reliance upon any Agent-Related

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Person and based on such documents and information as it has deemed appropriate, made its own credit analysis, appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder.  Each Lender and each L/C Issuer also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by ~~any~~the Administrative Agent herein, ~~such~~the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.  Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

Section 9.07.   Indemnification of Agents.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent and each other Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless the Administrative Agent and each other Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided~~, however,~~ that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities ~~to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted~~resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final, non-appealable judgment of a court of competent jurisdiction; provided~~, however,~~ that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07.  In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.  Without limitation of the foregoing, each Lender shall reimburse the

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Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses ~~(including the fees, disbursements and other charges of counsel)~~ incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto, provided further that the failure of any Lender to indemnify or reimburse the Administrative Agent shall not relieve any other Lender of its obligation in respect of its Pro Rata Share thereof.  The undertaking in this Section 9.07 shall survive termination of the ~~Aggregate~~ Commitments, the payment of all other Obligations and the resignation of the Administrative Agent, the Swing Line Lender or any L/C Issuer.

Section 9.08.   Agents in their Individual Capacities.  Any Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though it were not an Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that such Agent shall be under no obligation to provide such information to them.  With respect to its Loans, such Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include such Agent in its individual capacity.

Section 9.09.   Successor Agent.

(a)        The Administrative Agent may resign as the Administrative Agent upon thirty (30) days’ notice to the Lenders.  If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) (which consent of the Borrower shall not be unreasonably withheld or delayed).  If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders.  Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent,” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated.  After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article 9 and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.  If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative

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Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents.  After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

(b)        Any resignation by Bank of America as Administrative Agent pursuant to this Section 9.09 shall also constitute its resignation as an L/C Issuer and as Swing Line Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

Section 9.10.  Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)        to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)        to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the

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Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the ~~Agents~~Administrative Agent and ~~their respective~~its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any other Debtor Relief Laws or similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law; provided that the consent of the Required FILO Lenders shall be required to credit bid all or any portion of the FILO Obligations.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the equity interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.01), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any equity interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of the

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Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Notwithstanding anything to the contrary set forth in the foregoing paragraph, each of the Secured Parties hereby agrees that the Administrative Agent, on behalf of itself and the other Revolving Secured Parties, may credit bid the Revolving Obligations in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision of other applicable law, including the Uniform Commercial Code) and each FILO Secured Party agrees not to object to such credit bid, so long as such credit bid does not exceed the amount of the Revolving Obligations. Each of the Secured Parties hereby agrees that the Required FILO Lenders may direct the Administrative Agent to, on behalf of the FILO Secured Parties, credit bid the FILO Obligations in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision of other applicable Law, including the Uniform Commercial Code), and the Administrative Agent agrees to take such direction from the Required FILO Lenders and to not object thereto, in each case, so long as such credit bid does not exceed the amount of the FILO Obligations and all Revolving Obligations shall be paid in full in cash upon the effectiveness of any such sale under Section 363 of the Bankruptcy Code (or any similar provision of other Debtor Relief Law) (and any such credit bid of the FILO Obligations shall provide for the same). The Secured Parties hereby agree that, in the event the Administrative Agent takes any action to credit bid the FILO Obligations upon the direction of the Required FILO Lenders on behalf of the FILO Secured Parties, the Administrative Agent shall be entitled to all of the benefits of Sections 9.07 and 10.04 hereof in connection with such action.

Section 9.11.   Collateral and Guaranty Matters.  Each of the Lenders (including in their capacities as potential Hedge Banks, Bank Product Providers and potential Cash Management Banks) and each L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)        to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Revolving Commitments  and payment in full of all Obligations (other than (A) contingent indemnification obligations not yet accrued and payable and (B) obligations and liabilities under Secured Bank Product Agreements, Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Bank Product Provider, Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

(b)        to release (and, if requested by the Borrower, the Administrative Agent shall so release) any Lien on any property granted to or held by the Administrative Agent under any Loan Document on such property that is permitted by Section 7.01(i);

(c)        to enter into the Intercreditor Agreement;

(d)        in the event both Holdings and At Home III participate in a Consolidating Merger, to release (and, if requested by the Borrower, the Administrative Agent shall so release) any Lien

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on the Equity Interests of At Home III, granted by Holdings to Administrative Agent under any Loan Document and to return any stock certificates evidencing such Equity Interests held by the Administrative Agent to the Borrower; and

(e)        to release (x) (and, if requested by the Borrower, the Administrative Agent shall so release) Holdings from its obligations under the Holdings Guaranty if both Holdings and At Home III participate in a Consolidating Merger and (y) any Guarantor from its obligations under the Guaranty if such Person is an Excluded Subsidiary or ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11.  In each case as specified in this Section 9.11, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

Section 9.12.   Secured Bank Product Agreements, Secured Cash Management Agreements and Secured Hedge Agreements.  No Bank Product Provider, Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.0~~3~~4 or Section 8.05, as applicable, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article 9 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Bank Product Agreements, Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations describing the nature and stating the maximum amount of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider, Cash Management Bank or Hedge Bank (in the case of any Bank Product Provider, Cash Management Bank or Hedge Bank other than Bank of America and its Affiliates), as the case may be.  Without limiting the foregoing, the Administrative Agent shall have no obligation to calculate the amount to be distributed pursuant to Section 8.0~~3~~4 or Section 8.05, as applicable, with respect to any Obligations arising under Secured Bank Product Agreements, Secured Cash Management Agreements and Secured Hedge Agreements, and may request a reasonably detailed calculation of such amount from the applicable Secured Party.  Any such calculation provided by a Secured Party shall be deemed the maximum amount to be distributed to such Secured Party pursuant to Section 8.04 or Section 8.05.  If a Secured Party fails to deliver such calculation within five (5) days ~~(or such later date as the Administrative Agent shall reasonably agree)~~ following such request by the Administrative Agent, the Administrative Agent ~~may~~shall assume the amount to be distributed is zero.

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Section 9.13.   Other Agents; Arranger and Managers.  None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “joint lead arranger,” or “bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.14.   Appointment of Supplemental Administrative Agents.

(a)        It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction.  It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b)        In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article 9 and of Section 9.07(obligating the Borrower to pay the Administrative Agent’s expenses and to indemnify the Administrative Agent) that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c)        Should any instrument in writing from the Borrower, Holdings or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent.  In case any Supplemental Administrative Agent, or a successor thereto,

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shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

Section 9.15.   Reserves; FILO Deficiency Reserve and FILO Seasonal Reserve.

(a)        At any time that a FILO Event of Default has occurred and is continuing or Availability is less than 25.0% of the Combined Loan Cap, upon the written request of the FILO Agent, the Administrative Agent shall establish an Availability Reserve to reflect the reasonably anticipated liabilities and obligations of the Loan Parties or any Subsidiary thereof with respect to any Secured Bank Product Agreement or Secured Hedge Agreement then provided or outstanding and for which any Revolving Credit Lender or its Affiliates is the Bank Product Provider or Hedge Bank, as applicable. The amount of the applicable Availability Reserve shall be determined by the Administrative Agent in good faith consistent with past practices for similarly situated borrowers and shall be reviewed and adjusted by the Administrative Agent periodically (but no less frequently than with the delivery of a Borrowing Base Certificate) to reflect any material changes in the credit exposure with respect to such Secured Bank Product Agreements and Secured Hedge Agreements for such Availability Reserves have been established.  Any Availability Reserve established pursuant to this Section 9.15(a) shall automatically be released and no longer required from and including the date of which such FILO Event of Default is no longer continuing or, if such Availability Reserve has been imposed pursuant to clause (ii) above, the date of which the Borrower have delivered a Borrowing Base Certificate evidencing Availability equal to or in excess of the level indicated in this Section 9.15(a).  The foregoing provisions are intended solely to establish circumstances in which the Administrative Agent must establish, at the direction of the FILO Agent, an Availability Reserve with respect to any Secured Bank Product Agreement or Secured Hedge Agreement.  The provisions of this Section 9.15(a) shall not limit the right of the Administrative Agent to establish additional Availability Reserves at such time and in such amounts as the Administrative Agent determines in its Permitted Discretion.  The Administrative Agent hereby agrees, at any time a FILO Event of Default has occurred and is continuing or Availability is less than 25.0% of the Combined Loan Cap to promptly upon the reasonable written request of the FILO Agent (and, in any event, within six (6) Business Days thereafter), provide the FILO Agent the aggregate amount of the Obligations in respect of the Secured Bank Product Agreements or Secured Hedge Agreements  outstanding at such time; provided, that no right or benefit of the Administrative Agent hereunder shall at any time in any way be prejudiced or impaired by any failure of the Administrative Agent to provide such information.  If at any time at any time a FILO Event of Default has occurred and is continuing or Availability is less than 25.0% of the Combined Loan Cap, the Administrative Agent shall fail to maintain Availability Reserves in respect of any Secured Bank Product Agreement or Secured Hedge Agreement as and to the extent required by this Section 9.15, the FILO Agent may include such Reserve against the FILO Borrowing Base.

(b)        Notwithstanding anything to the contrary contained in this Agreement, as long as any FILO Loans remain outstanding, the Administrative Agent shall (a) maintain Reserves (without limiting the right of the Administrative Agent to include additional Reserves) of the type existing on the Eighth Amendment Effective Date, which Reserves shall be calculated by the same methodology as used prior to the Eighth Amendment Effective Date and (B) use substantially the

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same methodology to determine eligibility criteria with respect to the Revolving Borrowing Base as used prior to the Eighth Amendment Effective Date; provided that, subject to Section 2.01(b), (x) the Administrative Agent may eliminate any Reserve concurrent with, or after elimination of, the risk, event or circumstance that gave rise to the establishment of such Reserve, (y) the Administrative Agent may change the methodology used to calculate any Reserve if the effect of such change is to increase the amount of such Reserve and (z) the Administrative Agent may reduce, eliminate or modify any Reserves to the extent imposed or established after the Eighth Amendment Effective Date; provided further that, in connection with a DIP Financing consented to by Administrative Agent or any Revolving Secured Party, the Person providing such DIP Financing may release or eliminate any Availability Reserves that relate to claims or rights that are not senior in priority to such DIP Financing.  For clarity, the foregoing shall not limit the right of the Administrative Agent, (i) to modify the amount of any of the Reserves based upon mathematical calculations (e.g. based on an increase or reduction in deposits at the time of calculation) or (ii) without regard to clause (i) hereof, to increase any Reserve from the level in effect at the time of the Eighth Amendment Effective Date and thereafter to reduce the amount of such Reserve to an amount not less than the amount thereof in effect on the Eighth Amendment Effective Date, in the case of each of clauses (i) and (ii), in a manner otherwise permitted by this Agreement.

(c)        Notwithstanding anything to the contrary in this Agreement or any other Loan Document, as long as any portion FILO Loan is outstanding, the Administrative Agent shall implement and maintain the FILO Deficiency Reserve and the FILO Seasonal Reserve, if applicable.  For the purposes of determining the FILO Deficiency Reserve, each of the FILO Secured Parties and the Loan Parties agrees that the Administrative Agent shall be entitled to rely solely on the calculation thereof made by the Borrower as reflected in the most recent Borrowing Base Certificate delivered by the Borrower to the Administrative Agent, unless the Administrative Agent is notified in writing by the FILO Agent that such calculation is inaccurate and providing the Administrative Agent with the correct calculation of the FILO Deficiency Reserve (a “FILO Deficiency Reserve Correction Notice”), and, in such event, the Administrative Agent shall be entitled to rely solely on the calculation of the FILO Deficiency Reserve made by the FILO Agent as reflected in the FILO Deficiency Reserve Correction Notice.  Upon receipt by the Administrative Agent of a Borrowing Base Certificate or a FILO Deficiency Reserve Correction Notice, as applicable, the Administrative Agent shall have a three (3) Business Day period of time to implement any FILO Deficiency Reserve or any adjustments to the FILO Deficiency Reserve then in effect as set forth in such Borrowing Base Certificate or such FILO Deficiency Reserve Correction Notice, as the case may be, and shall thereafter maintain such FILO Deficiency Reserve until further adjustment, if any, pursuant to receipt of a subsequent Borrowing Base Certificate or FILO Deficiency Reserve Correction Notice.  Each of the FILO, on behalf of the FILO Secured Parties, and the Loan Parties agrees that no Revolving Secured Party shall have any liability for relying on the calculation of the FILO Deficiency Reserve as set forth in a Borrowing Base Certificate delivered by the Borrower or in any FILO Deficiency Reserve Correction Notice delivered by the FILO Agent, as the case may be.  Each of the FILO Agent, on behalf of the FILO Secured Parties, and the Loan Parties agrees that in the event of any discrepancy or dispute between the FILO Secured Parties and the Loan Parties as to the amount of the FILO Deficiency Reserve, the Revolving Secured Parties shall rely (and shall be entitled to rely) solely on the calculation of the FILO Deficiency Reserve as determined by the FILO Secured Parties and shall have no liability to any Person for doing so.  In all cases, the Revolving Borrowing Base and the FILO Borrowing

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Base shall be calculated based upon the most recent Borrowing Base Certificate received by the Administrative Agent pursuant to this Agreement or FILO Deficiency Reserve Correction Notice received by the Administrative Agent from the FILO Agent prior to the making of any Credit Extension or other advance (it being understood and agreed that the use of cash collateral in a proceeding under Debtor Relief Laws as to which the Revolving Secured Parties have not given their consent (and as to which the Revolving Secured Parties have contested in good faith) shall not constitute a funding of a Credit Extension or other advance).

Section 9.16.   Appointment and Resignation of FILO Agent.

(a)        Each FILO Secured Party hereby irrevocably designates TCG Senior Funding L.L.C. as FILO Agent under this Agreement and the other Loan Documents. Each FILO Secured Party hereby irrevocably authorizes the FILO Agent (x) to enter into the Loan Documents to which it is a party, and (y) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto.  The FILO Agent shall act on behalf of the FILO Secured Parties with respect to the FILO Loans and the FILO Obligations associated therewith, and, as among the FILO Secured Parties, the FILO Agent shall have all of the benefits and immunities provided to the Administrative Agent in this Article 9 with respect to any acts taken by or omissions of the FILO Agent in connection with the FILO Obligations as fully as if the term “Administrative Agent” as used in this Article 9 included the FILO Agent with respect to such acts or omissions.

(b)        The FILO Agent may resign at any time by giving thirty (30) Business Days’ written notice thereof to the other FILO Lenders, the Administrative Agent and the Borrower.  Upon any such resignation of the FILO Agent, the Required FILO Lenders shall have the right to appoint a successor FILO Agent, which, shall be reasonably satisfactory to the Administrative Agent and, so long as there is no Event of Default continuing, shall be reasonably satisfactory to the Borrower.  If no successor FILO Agent shall have been so appointed by the Required FILO Lenders, and/or none shall have accepted such appointment within thirty (30) days after the retiring FILO Agent’s giving of notice of resignation, the retiring FILO Agent may, on behalf of the other FILO Secured Parties, appoint a successor FILO Agent which shall either be a commercial bank (or an affiliate thereof) or a commercial finance company specializing in providing financings comparable to the FILO Loans, in either such case, organized under the laws of the United States of America or of any State thereof which, shall be reasonably satisfactory to the Administrative Agent and, so long as there is no Event of Default continuing, shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as FILO Agent by a successor FILO Agent, such successor FILO Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring FILO Agent and the retiring FILO Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring FILO Agent’s resignation hereunder as FILO Agent, the provisions of this Article 9, to the extent made applicable to the FILO Agent pursuant to Section 9.16(a),  shall inure to its benefit as to any actions taken or omitted to be taken by the retiring FILO Agent (i) while it was FILO Agent under this Agreement and (ii) after such resignation for so long as it continues to act in any capacity hereunder or under the other Loan Documents.

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Section 9.17.   Certain ERISA Matters.

(b)        Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)         such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)        the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)       (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)       such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(c)        In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and

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not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE 10

MISCELLANEOUS

Section 10.01. Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (I) the Administrative Agent and the Borrower may, with the consent of the other, amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, omission, typographical error, mistake, defect or inconsistency, to comply with local law or the advice of local counsel, or to cause one or more Loan Documents to be consistent with other Loan Documents and (II) that no such amendment, waiver or consent shall:

(a)        extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02  or the waiver of any Event of Default shall not constitute an extension or increase of any Commitment of any Lender);

(b)        postpone any date scheduled for any payment of principal of, or interest on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder, without the written consent of each Lender directly affected thereby;

(c)        reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d)        change any provision of this Section 10.01, Section 8.04, Section 2.06(c) or the definition of “Required Lenders”, “Required Supermajority Lenders” ,  or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in this Section 10.01(d)), without the written consent of each Lender;

(e)        other than in a transaction permitted under Section 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

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(f)        other than in connection with a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the value of the Guaranty, without the written consent of each Lender;

(g)        modify the definition of “Permitted Overadvance” so as to increase the amount thereof or, except as otherwise provided in such definition, the time period for which a Permitted Overadvance may remain outstanding without the written ~~Consent~~consent of each Lender;

(h)        increase any advance rate percentage set forth in the definition of “Revolving Borrowing Base” without the written ~~Consent~~consent of each Lender~~;~~ or otherwise change the definition of the term “Revolving Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrower would be increased without the written consent of the Required Supermajority Lenders, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves;

and provided, further that (i)  no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuers under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the ~~affected~~Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, ~~any~~the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (v) a Lender may agree to extend the maturity date of its Loans and the termination date of its Commitment upon the request of the Borrower and with the consent of the Administrative Agent, at rates and for fees as may be agreed by such Lenders, and without the consent of any other Lender, provided that (x) the offer to extend such maturity and termination date is extended to all Lenders on a pro rata basis and (y) the Borrower shall pay all Obligations owing to any non-extending Lenders on the original scheduled maturity date.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting  Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, the maturity of any of its Loans may not be extended and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

This Section 10.01 shall be subject to any contrary provision of Section 2.12 or 2.14.

Section 10.01-A.  Certain FILO Consent Rights, Etc.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in addition to any required consent under Section 10.01, (i) no amendment, waiver or consent shall, unless in writing and signed by the FILO

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Agent in addition to the Lenders required herein, affect the rights or duties of, or any fees or other amounts payable to, the FILO Agent under this Agreement or any other Loan Document, and (ii) unless the Required FILO Lenders have consented thereto, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall:

(a)        except in connection with, and solely with respect to, a Conforming DIP, (i) except as provided in Section 2.14, increase the aggregate Revolving Commitments, (ii) subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be, or (iii) add new tranches of Indebtedness under this Agreement that are senior to or pari passu in right of repayment with the Credit Extensions;

(b)        (i) other than in connection with the provision of a Conforming DIP to implement the Insolvency Increase Amount, change the definitions of “Revolving Borrowing Base” or any component definition thereof, or increase the advance rates applied to eligible assets in the Revolving Borrowing Base, or (i) change the definitions of “Availability”, “Combined Loan Cap”, “FILO Borrowing Base” or any component definition of the foregoing, or increase the advance rates applied to eligible assets in the FILO Borrowing Base, if in each case, as a result thereof, the amounts available to be borrowed by the Borrower would be increased; provided that the foregoing shall not limit the discretion of the Administrative Agent (subject to Section 9.15) to change, establish or eliminate any Reserves without the consent of any Lenders;

(c)        change the definitions of “Permitted Overadvance”, “Protective Advance” or “Unintentional Overavance” if in each case, as result thereof, the Insolvency Increase Amount or the Maximum Revolving Insolvency Amount would be increased;

(d)        change the definitions of “Carve Out”, “Conforming DIP”, “DIP Financing”, “Insolvency Increase Amount” or “Maximum Revolving Insolvency Amount”;

(e)        change the definitions of “Bank Product Agreement”, “Borrowing Base Certificate”, “Cash Management Agreement”, “Eligible Assignee” (in a manner which would directly make assignments of the FILO Loan more restrictive or would permit the Loan Parties or their Affiliates to be Eligible Assignees), “FILO Event of Default”, “FILO Obligations” or “FILO Standstill Period”;

(f)        (i) change the definitions “FILO Deficiency Reserve” (or any component definition of such term) or “FILO Seasonal Reserve”, (ii) cease to deduct from the Revolving Borrowing Base (or fail to establish or maintain) the FILO Deficiency Reserve or (iii) cease to deduct from the Revolving Borrowing Base (or fail to establish or maintain) the FILO Seasonal Reserve;

(g)        change the definitions of “Borrowing Base Reporting Trigger Period”, “Cash Dominion Trigger Period” or “Increased Collateral Monitoring Triggering Event” (or any component definition of such terms) in a way that would be more favorable to the Loan Parties;

(h)        amend, modify or waive the provisions of Section 7.11 in a manner that would reduce the amount set forth in clause (i) thereof or that would reduce the percentage (or the calculation of what such percentage is being applied to) set forth in clause (ii) thereof;

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(i)         change the definitions of “Consolidated EBITDA”, “Consolidated Fixed Charge Coverage Ratio” (or any component definition thereof), “Restricted Payment Condition”, “Specified Transaction Conditions”, “Pro Forma Excess Availability”, “Senior Secured Debt”, “Senior Secured Debt Liens” or “Specified Incurrence Conditions”, in each case, in a way that would be more favorable to the Loan Parties;

(j)         (i) change the definitions of “Cash Flow Forecast”, “Cash Flow Variance Report”, “EBITDA Condition” or  “Required FILO Lenders” or (ii) change the definition of “Pro Rata Share” in manner adverse to the FILO Lenders;

(k)        change the definition of “FILO Default Rate” or, if implemented, waive any application of the FILO Default Rate;

(l)         increase the interest rates applicable to the Revolving Obligations as of the Eighth Amendment Effective Date (other than any increase occurring because of fluctuations in underlying rate indices or imposition of the Default Rate), or of the Default Rate applicable to Revolving Obligations, unless such increase is accompanied by an equivalent increase in the interest rates applicable to the FILO Obligations, or the FILO Default Rate; provided, however, that, for the avoidance of doubt, the foregoing shall not apply to any interest or fees payable to the Administrative Agent or any lender in connection with any DIP Financing that is a Conforming DIP; or

(m)       change, modify or waive any of the provisions of (i) Section 2.05(b)(iii), (ii) Section 2.08 in a manner that relates to the FILO Obligations, (iii) Section 2.09(b)(ii), (iv) Section 2.13 in a manner adverse to the FILO Lenders, (v) Section 6.01(c), (vi) Section 6.01(e), (vii) Section 6.02(c) in a manner that reduces the frequency of the delivery of Borrowing Base Certificates or eliminates any requirement to deliver Borrowing Base Certificates as set forth in Section 6.02(c) as of the Eighth Amendment Effective Date, (viii) Section 6.10(b) and (c) in a manner that reduces the frequency of appraisals or field examinations or is otherwise adverse to the FILO Lenders, (ix) Section 6.16, (x) the last sentence of Section 4.02, (xi) Section 7.15(b) in a way that would further restrict prepayment of the FILO Obligations, (xii) Section 8.01 in any manner which would also constitute a waiver of any FILO Event of Default, (xiii) Section 8.02(b), (xiv) Section 8.04 or Section 8.05, (xv) Section 8.06, (xvi) Section 9.12 in a manner adverse to the FILO Lenders, (xvi) Section 9.15, (xvii) this Section 10.01-A or (xviii) Section 10.01-B;

The FILO Fee Letter may be amended, or rights or privileges thereunder waived, in each case, at any time after the Eighth Amendment Effective Date, in a writing executed only by the parties thereto, and with the consent of the Administrative Agent.

For the avoidance of any doubt and notwithstanding Sections 10.01, 10.01-A or anything else to the contrary in this Agreement or any other Loan Document, the FILO Agent and each FILO Secured Party, agrees that, other than with respect to amounts payable pursuant to Section 8.06(c), the payment of principal, interest and fees on account of FILO Obligations may be limited in connection with the provision of a DIP Financing that is a Conforming DIP or is otherwise consented to by the FILO Agent.

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Notwithstanding Sections 10.01, 10.01-A or anything else to the contrary in this Agreement or any other Loan Document, the FILO Agent and each FILO Secured Party, agrees that neither it nor they will raise any objection to, or oppose, and shall be deemed to have consented to the release of any Loan Party from its obligations under any Loan Document or to any private or public sale or other disposition of all or any portion of the Collateral (and any post-petition or post-filing assets subject to adequate protection Liens or comparable Liens under any Debtor Relief Law in favor of the Administrative Agent) free and clear of any Liens and other claims (a) at any time after the occurrence and during the continuance of an Event of Default under this Agreement if the Administrative Agent has consented to such release or sale; provided, however, that after the occurrence and during the continuance of an Event of Default under this Agreement and prior to the commencement of any proceeding under Debtor Relief Laws involving any Loan Party, any such sale by the Administrative Agent shall be made in accordance with applicable Law and the Administrative Agent shall provide not less than five (5) Business Days’ prior written notice to the FILO Agent of any proposed sale, or (b) under Section 363 of the Bankruptcy Code (or other similar provision of any Debtor Relief Law) in each case under the foregoing clauses (a) and (b), if the Administrative Agent has consented to such release or sale, and in connection with each of the foregoing clauses (a) and (b), each FILO Secured Party shall be deemed to have consented to such release and hereby irrevocably authorizes the Administrative Agent to release any Lien on any of the Collateral; provided that any Lien of the Administrative Agent on such Collateral attaches to the net proceeds of such sale or other disposition of the Collateral received by the Administrative Agent and that all proceeds of the Collateral received by the Administrative Agent from such sale or other disposition are, after application to any DIP Financing, applied in accordance with Section 8.05 hereof.  This paragraph shall be referred to herein as the “Specified Release Paragraph”.

Section 10.01-B.  FILO Purchase Option for Revolving Obligations.

(a)        If Administrative Agent shall notify the FILO Agent of its intention to (by itself or at the direction of the Required Lenders) sell, lease or otherwise dispose of all or substantially all of the Collateral whether by private or public sale in accordance with the Specified Release Paragraph (the foregoing event is referred to herein as a, “Purchase Option Event”), the FILO Lenders shall have the opportunity to purchase all (but not less than all) of the Revolving Obligations; provided that such option shall expire if the applicable FILO Lenders fail to deliver a written notice (a “Revolving Purchase Notice”) to the Administrative Agent within five (5) Business Days following the first date the FILO Agent obtains knowledge of the occurrence of a Purchase Option Event, which Revolving Purchase Notice shall (i) be signed by the applicable FILO Lenders committing to such purchase (the “Revolving Purchasing Creditors”) and indicate the percentage of the Revolving Obligations to be purchased by each Revolving Purchasing Creditor (which aggregate commitments must add up to one hundred percent (100%) of the Revolving Obligations) and (ii) confirm that the offer contained therein is irrevocable.  Upon receipt of such Revolving Purchase Notice by the Administrative Agent, the Revolving Purchasing Creditors shall have from the date of delivery thereof to and including the date that is five (5) Business Days after the Revolving Purchase Notice was received by the Administrative Agent to purchase all (but not less than all) of the Revolving Obligations (the date of such purchase, the “Revolving Purchase Date”).

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(b)        On the Revolving Purchase Date, the Administrative Agent and the other Revolving Secured Parties shall, subject to any required approval of any Governmental Authority, if any, sell to the Revolving Purchasing Creditors all (but not less than all) of the Revolving Obligations.  On such Revolving Purchase Date, the Revolving Purchasing Creditors shall (i) pay to the Administrative Agent, for the benefit of the Revolving Secured Parties, as directed by the Administrative Agent, in immediately available funds the full amount (at par) of all Revolving Obligations together with all accrued and unpaid interest and fees thereon, all in the amounts specified by the Administrative Agent and determined in good faith in accordance with the Loan Documents or other applicable documents, (ii) furnish such amount of cash collateral in immediately available funds as the Administrative Agent determines is reasonably necessary to secure the Revolving Secured Parties on terms reasonably satisfactory to the Administrative Agent in connection with any (x) asserted indemnification claims, and (y) all Revolving Obligations in respect of or relating to Letters of Credit but not in any event in an amount greater than 103% thereof, and (iii) agree to reimburse the Revolving Secured Parties for any loss, cost, damage or expense resulting from the granting of provisional credit for any checks, wire or ACH transfers that are reversed or not final or other payments provisionally credited to the Revolving Obligations and as to which the Administrative Agent and the other Revolving Secured Parties have not yet received final payment as of the Revolving Purchase Date.  Such purchase price shall be remitted by wire transfer in immediately available funds to such bank account of the Administrative Agent (for the benefit of the applicable Revolving Secured Parties) as the Administrative Agent shall have specified in writing to the FILO Agent.  Interest and fees shall be calculated to but excluding the Revolving Purchase Date if the amounts so paid by the applicable Revolving Purchasing Creditors to the bank account designated by the Administrative Agent are received in such bank account prior to 11:00 a.m. (Boston, Massachusetts time), and interest shall be calculated to and including such Revolving Purchase Date if the amounts so paid by the Revolving Purchasing Creditors to the bank account designated by the Administrative Agent are received in such bank account after 11:00 a.m. (Boston, Massachusetts time).  Notwithstanding anything to the contrary contained in the Loan Documents, the Loan Parties hereby consent to and approve the assignment of the Revolving Obligations contemplated by this Section.

(c)        Any purchase pursuant to the purchase option described in this Section shall, except as provided below, be expressly made without representation or warranty of any kind by the Administrative Agent  or the other Revolving Secured Parties as to the Revolving Obligations, the Collateral or otherwise, and without recourse to the Administrative Agent and the other Revolving Secured Parties as to the Revolving Obligations, the Collateral or otherwise, except that the Administrative Agent and each of the other Revolving Secured Parties, as to itself only, shall represent and warrant only as to (i) the principal amount of the Revolving Obligations being sold by it, (ii) that such Person has not created any Lien on, or sold any participation in, any Revolving Obligations being sold by it, and (iii) that such Person has the right to assign the Revolving Obligations being assigned by it.

(d)        In connection with any purchase of Revolving Obligations pursuant to this Section, each Revolving Secured Party agrees to enter into and deliver to the Revolving Purchasing Creditors on the Revolving Purchase Date, as a condition to closing, an assignment agreement substantially in the form of Exhibit E to this Agreement or any other form approved by the Administrative Agent and, at the expense of the Loan Parties, each of the Revolving Secured Parties shall deliver all possessory Collateral (if any), together with any necessary endorsements

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and other documents (including any applicable stock powers or note powers), then in such Revolving Secured Party’s possession or in the possession of its agent or bailee, or turn over control as to any pledged Collateral, deposit accounts or securities accounts of which such Revolving Secured Party or its agent or bailee then has control, as the case may be, to the FILO Agent to act as the successor Administrative Agent and otherwise take such actions as may be reasonably appropriate to effect an orderly transition to the FILO Agent to act as the successor Administrative Agent.  Upon the consummation of the purchase of the Revolving Obligations pursuant to this Section, the Administrative Agent shall be deemed to have resigned as an “agent” or “administrative agent” or “collateral agent” (or any similar role) for the Secured Parties or the Revolving Secured Parties, as applicable, under the Loan Documents; provided the Administrative Agent (and all other agents under this Agreement) shall be entitled to all of the rights and benefits of a former “agent” or “administrative agent” or “collateral agent” under this Agreement.

Notwithstanding the foregoing purchase of the Revolving Obligations by the Revolving Purchasing Creditors, the Revolving Secured Parties shall retain those contingent indemnification obligations and other obligations under the Loan Documents which by their terms would survive any repayment of the Revolving Obligations.

Section 10.02. Notices; Effectiveness; Electronic Communications.

(a)        General.  Unless otherwise expressly provide herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)         if to the Borrower, the Administrative Agent, the FILO Agent an L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)        if to any ~~other~~ Lender (including any FILO Lender), to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)        Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article 2 if such Lender or such L/C Issuer, as applicable, has notified the

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Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under such Article 2 by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)        The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall any Agent-Related Person (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to Holdings, the Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)        Change of Address, Etc.  Each of Holdings, the Borrower, the Administrative Agent, each L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, each L/C Issuer and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

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Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)        Reliance by Administrative Agent, L/C Issuer and Lenders.  The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03. Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) each L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of

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the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders

Section 10.04. Expenses and Taxes.  The Borrower agrees (a) to pay or reimburse the ~~Agents~~Administrative Agent and the FILO Agent for all reasonable costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel (limited to the reasonable fees, disbursements and other charges of (x) one counsel to the Administrative Agent and, if necessary, of one (1) local counsel in each relevant jurisdiction and of special counsel~~)~~ and (y) one counsel to the FILO Agent and, if necessary, of one (1) local counsel in each relevant jurisdiction and of special counsel, and (b) to pay or reimburse each Agent, the FILO Agent and each Lender for all out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law or in connection with any workout or restructuring), including the fees, disbursements and other charges of counsel (limited to the fees, disbursements and other charges of (i) one (1) counsel to ~~the Agents~~Administrative Agent and the Revolving Credit Lenders taken as a whole, and, if necessary, of one (1) local counsel in each relevant jurisdiction and of special counsel and, in the event of any actual or potential conflict of interest, one (1) additional counsel for each Revolving Credit Lender subject to such conflict and (ii) one (1) counsel to the FILO Agent and the FILO Lenders taken as a whole and, if necessary, of one (1) local counsel in each relevant jurisdiction and of special counsel and, in the event of any actual or potential conflict of interest, one (1) additional counsel for each FILO Lender subject to such conflict), in each case without duplication for any amounts paid (or indemnified) under Section 3.01.  The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by ~~any~~the Administrative Agent.  All amounts due under this Section 10.04 shall be paid within twenty (20) Business Days after invoiced or demand therefor.  The agreements in this Section 10.04 shall survive the termination of the Aggregate Revolving Commitments and the repayment of all other Obligations.  If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by ~~any~~the Administrative Agent, the FILO Agent or any Lender, in its sole discretion.

Section 10.05. Indemnification by the Borrower.  Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Arranger, each Agent-Related Person, the FILO Agent each Lender, each L/C Issuer and their respective Affiliates, partners, directors, officers, employees, counsel, agents and, in the case of any funds, trustees and advisors and attorneys-in-fact (collectively the “Indemnitees”) from and against (and will reimburse each Indemnitee as the same are incurred for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), expenses and disbursements (including the fees, disbursements and other charges of (i) one (1) counsel to the Indemnitees taken as a whole, (ii) in the case of any

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conflict of interest, additional counsel to the affected Lender or group of Lenders, limited to one (1) such additional counsel so long as representation of each such party by a single counsel is consistent with and permitted by professional responsibility rules, and (iii) if necessary, one (1) local counsel in each relevant jurisdiction and special counsel) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with or by reason of (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned, leased or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or material breach of its express obligations under the Loan Documents by such Indemnitee.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other information transmission systems (including electronic telecommunications) in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated.  Should any investigation, litigation or proceeding be settled with the consent of the Borrower, or if there is a judgment against an Indemnitee in any such investigation, litigation or proceeding, the Borrower shall indemnify and hold harmless each Indemnitee in the manner set forth above.  All amounts due under this Section 10.05 shall be payable within twenty (20) Business Days after demand therefor.  The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Revolving Commitments and the repayment, satisfaction or discharge of all the other Obligations.  For the avoidance of doubt, any indemnification relating to

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Impositions, other than Impositions arising from a non-Imposition claim, shall be covered by Section 3.01 and shall not be covered by this Section 10.05.

Section 10.06. Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to any ~~Agent, to any L/C Issuer~~Secured Party, or any ~~Lender, or any Agent, any L/C Issuer or any Lender~~Secured Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such ~~Agent, such L/C Issuer or such Lender~~Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by ~~any~~the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.07. Successors And Assigns.

(a)        The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)        Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided~~,~~ that (i) except (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount shall need be assigned, and (B) in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Commitment or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative

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Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 (or, in the case of the FILO Loans, $1,000,000), unless each of the Administrative Agent (and, in the case of the FILO Loans, the FILO Agent) and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (x) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (y) prohibit  any Lender from assigning all or a portion of its rights and obligations among separate ~~Facilities~~facilities on a non-pro rata basis; (iii) no consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required; and (C) the consent of each L/C Issuer (each such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility; (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (except, (x) in the case of contemporaneous assignments by any Lender to one (1) or more Approved Funds, only a single processing and recording fee shall be payable for such assignments and (y) the Administrative Agent, in its sole discretion, may elect to waive such processing and recording fee in the case of any assignment); (v) no such assignment shall be made to (A) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A) or (B) a natural person; (vi) no Commitments ~~or~~, Revolving Credit Loans or FILO Loans may be assigned to any Permitted Holder; (vii) the assigning Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent; and (viii) in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share; provided that notwithstanding the foregoing, in the event that

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any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.  Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be subject to the obligations under Section 3.01 and 10.15(d) and entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

(c)        The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the ~~Agents~~Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as Defaulting Lender.  The Register shall be available for inspection by the Borrower, ~~any~~the Administrative Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  This Section 10.07(c) shall be construed so that the Loans and Commitments are at all times maintained in “registered form” within the meaning of Sections 163(f), 165(j), 871(h)(2), 881(c)(2) and 4701 of the Code and Section 5f103-1(c) of the United States Treasury Regulations.

(d)        Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the ~~Agents~~Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and

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obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the applicable Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant.  Subject to Section 10.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided, such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e)        A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a change in or in the interpretation of any Law that occurs after such Participant acquired the applicable participation.  A Participant shall not be entitled to the benefits of Section 3.01 and Section 3.04 unless such Participant agrees, for the benefit of the Borrower, to comply with obligations, restrictions and limitations under such Sections, Section 3.07 and Section 10.15 as though it were a Lender (it being understood that the documentation required under Section 10.15 shall be delivered to the participating Lender).  Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.07 with respect to any Participant.

(f)        Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)        Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(h)        The applicable Lender, acting solely for this purpose as an agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant, and the amount of each Participant’s interest in such Lender's rights and/or obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitment, Loan, Letter of Credit or

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any of its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable rights and/or obligations of such Lender under this Agreement.

Section 10.08.  Confidentiality.  Each of the ~~Agents~~Administrative Agent, the FILO Agent and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its directors, officers, employees and agents, including accountants, legal counsel and other advisors, and other Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information); (b) to the extent requested by any regulatory authority having jurisdiction over such Agent,  Lender or its respective Affiliates or in connection with any pledge or assignment permitted under Section 10.07(f); (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this  Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (g) with the consent of the Borrower; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (i) to any of its respective Affiliates (provided that ~~such~~the Administrative Agent or the applicable Lender, as applicable, shall be responsible for its Affiliates’ compliance with this Section 10.08) solely in connection with the Transaction, (j) to the extent that such Information is received by the Administrative Agent, the FILO Agent, or such ~~Agent or~~ Lender, as applicable, from a third party that is not, to the knowledge of the Administrative Agent, the FILO Agent, or such ~~Agent or~~ Lender, as applicable, subject to confidentiality obligations to the Borrower, (k) to the extent that such Information is independently developed by the Administrative Agent, the FILO Agent, or such ~~Agent or~~ Lender, as applicable, (l) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (m) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender).  In addition, the ~~Agents~~Administrative Agent, the FILO Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the ~~Agents~~Administrative Agent, the FILO Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions.  For the purposes of this  Section 10.08, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof relating to any Loan Party or its business, other than any such information that is publicly available to ~~any~~the Administrative Agent, the FILO Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this  Section 10.08; provided~~,~~ that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery

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as confidential.  Any Person required to maintain the confidentiality of Information as provided in this  Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the FILO Agent, the Lenders and each L/C Issuer acknowledges that (i) the Information may include material non-public information concerning the Borrower, Holdings or a Subsidiary of either, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

Section 10.09. Setoff.  In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Administrative Agent and such Lender may have.  Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Foreign Subsidiary constitute security, or shall the proceeds of such assets be available for, payment of the Obligations of the Borrower or any Domestic Subsidiary, it being understood that (a) the Equity Interests of any Foreign Subsidiary that is directly owned by a Domestic Subsidiary does not constitute such an asset (and may be pledged to the extent set forth in Section 6.12) and (b) the provisions hereof shall not limit, reduce or otherwise diminish in any respect the Borrower’s obligations to make any mandatory prepayment pursuant to Section 2.05(b).

Section 10.10. Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the

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“Maximum Rate”).  If ~~any~~the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by ~~an~~the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11. Counterparts.  This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document.  The ~~Agents~~Administrative Agent may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided, that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 10.12. Integration; Effectiveness.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided, that the inclusion of supplemental rights or remedies in favor of the ~~Agents~~Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

Section 10.13. Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by ~~any~~the Administrative Agent or any Lender or on their behalf and notwithstanding that ~~any~~the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit (unless such Letter of Credit is Cash Collateralized in accordance with the terms hereof) shall remain outstanding.

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Section 10.14. Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.15. Tax Forms.

(a)        (i) Each Lender and Agent that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “Foreign Lender”) shall deliver to the Borrower and the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), (w) the forms described in Section 10.15(a)(ii), (x) two (2) duly signed, properly completed, original copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, United States withholding tax on payments to be made to such Foreign Lender by the Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or (y) two (2) duly signed, properly completed, original copies of IRS Form W-8BEN or any successor thereto and a certificate that establishes in writing to the Borrower and the Administrative Agent that such Foreign Lender is not (i) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (ii) a 10-percent shareholder within the meaning of Section 871(h)(3)(B) of the Code, or (iii) a controlled foreign corporation related to the Borrower with the meaning of Section 864(d) of the Code.  Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Borrower and the Administrative Agent such additional duly completed and signed original copies of one or more of such forms and/or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities or such other evidence as is satisfactory to the Borrower and the Administrative Agent (in either case, in its sole discretion)) as may then be available under then current United States laws and regulations to avoid or reduce, United States withholding taxes in respect of payments to be made to such Foreign Lender by the Borrower or other Loan Party pursuant to this Agreement, or any other Loan Document, in each case, (1) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (2) after the occurrence of any event requiring a change in the most recent form, certificate or other evidence previously delivered by it to the Borrower and the Administrative Agent (including, for the avoidance of doubt, due to a designation of a new Lending Office) and (3) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (B) promptly notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(ii)        Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Lender under any of the Loan Documents (for example, in the case of a typical participation by

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such Foreign Lender), shall deliver to the Borrower and the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as prescribed by the last sentence of Section 10.15(a)(i) or as may be necessary in the determination of the Borrower or the Administrative Agent (in either case, in the reasonable exercise of its discretion), (A) two (2) duly signed, properly completed, original copies of the forms or statements required to be provided by such Foreign Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Foreign Lender acts for its own account that is not subject to United States withholding tax, and (B) two (2) duly signed, properly completed, original copies of IRS Form W-8IMY (or any successor thereto), together with any information such Foreign Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender.

(iii)      The Borrower shall not be required to pay any additional amount or any indemnity payment under Section 3.01 to (A) any Foreign Lender with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a), to the extent such Taxes were imposed pursuant to a Law in effect on the later of (i) the date on which such Foreign Lender became a party to this Agreement and (ii) the date on which the relevant beneficial owner became a beneficial owner, (B) any Foreign Lender if such Foreign Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a), or (C) any U.S. Lender if such U.S. Lender shall have failed to satisfy the provisions of Section 10.15(b); provided, that if such Lender shall have satisfied the requirement of this Section 10.15(a) or Section 10.15(b), as applicable, on the date such Lender became a Lender (including, for the avoidance of doubt, as a result of an assignment) or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) or Section 10.15(b) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, or certificates at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate (but not including (1) any change to the extent that such change does not result in additional withholding being imposed but results in withholding being performed by a different withholding agent and (2) in the case of any Foreign Lender providing an IRS Form W8-IMY, any change that would result in no additional withholding if the Person or Persons with respect to which such Foreign Lender acted as an intermediary in providing the Form W-8IMY provided directly to the Borrower or the Administrative Agent IRS Forms W-8BEN, W-8IMY or W-8ECI (or successor forms), together with any other applicable documentation that such Person or Persons were legally entitled to provide).

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(iv)       The Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents.

(b)        Each Lender and Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall deliver to the Administrative Agent and the Borrower two (2) duly signed, properly completed, original copies of IRS Form W-9, or any successor thereto, on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement, including, for the avoidance of doubt, by means of an assignment), certifying that such U.S. Lender is entitled to an exemption from United States backup withholding.  If such U.S. Lender fails to deliver such forms, then the Administrative Agent and/or the Borrower may withhold from any payment to such U.S. Lender an amount equivalent to the applicable backup withholding imposed by the Code.

(c)        In addition, each Lender and Agent shall deliver to the Administrative Agent and the Borrower such other tax forms or other documents as shall be prescribed by applicable Laws or reasonably requested by the Administrative Agent or the Borrower to demonstrate, where applicable, whether or not payments under this Agreement and the other Loan Documents to such Lender or Agent are exempt from application of the United States federal withholding taxes imposed pursuant to FATCA.

(d)        If any Governmental Authority asserts that the Borrower or the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Foreign Lender or U.S. Lender (other than, in the case of an assertion against the Borrower, Impositions for which the Borrower is responsible under Section 3.01), such Foreign Lender or U.S. Lender shall indemnify the Borrower and the Administrative Agent therefor.  The obligation of the Foreign Lenders or U.S. Lenders, severally, under this Section 10.15 shall survive the termination of the Aggregate Revolving Commitments, the repayment of all other Obligations hereunder, the assignment of rights by or the replacement of a Lender, and the resignation of the Administrative Agent.

(e)        Without limiting the obligations of Lenders and Agents pursuant to Section 10.15(a) through (c), any Lender or Agent that is entitled to an exemption from or reduction of any other withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without such withholding or at a reduced rate of withholding; provided, however, that the completion, execution and submission of such documentation shall not be required if in the Lender’s or Agent’s reasonable judgment such completion, execution or submission would subject such Lender or Agent to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or Agent.

Notwithstanding any other provision of this Section 10.15, a Lender shall not be required to deliver any form that such Lender is not legally able to deliver.

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Section 10.16. Governing Law; Jurisdiction; Etc.

(a)        GOVERNING LAW.  THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)        SUBMISSION TO JURISDICTION.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)        WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)        SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN ~~Section~~SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.17. WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY

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CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS ~~Section~~SECTION 10.1~~7~~6 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.18. Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent shall have been notified by each Lender, Swing Line Lender and L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

Section 10.19.  No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Holdings acknowledges and agrees, and acknowledges and agrees that it has informed its other Affiliates, that: (a) (i) no fiduciary, advisory or agency relationship between any of the Borrower, Holdings and their respective Subsidiaries and any Agent or any Arranger is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether any Agent or any Arranger has advised or is advising any of the Borrower, Holdings and their respective Subsidiaries on other matters, (ii) the arranging and other services regarding this Agreement provided by the ~~Agents~~Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Borrower, Holdings and their respective Subsidiaries, on the one hand, and the ~~Agents~~Administrative Agent and the Arrangers, on the other hand, (iii) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iv) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the ~~Agents~~Administrative Agent and the Arrangers each is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, Holdings or any of their respective Affiliates, or any other Person and (ii) neither ~~any~~the Administrative Agent nor any Arranger has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the ~~Agents~~Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and neither ~~any~~the Administrative Agent nor any Arranger has any obligation to disclose any of

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such interests and transactions to the Borrower, Holdings or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower and Holdings hereby waives and releases any claims that it may have against the ~~Agents~~Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.20. Affiliate Activities.  Each of the Borrower and Holdings acknowledge that each Agent and each Arranger (and their respective Affiliates) is a full service securities firm engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals.  In the ordinary course of these activities, it may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and/or instruments.  Such investment and other activities may involve securities and instruments of the Borrower, Holdings and their respective affiliates, as well as of other entities and persons and their Affiliates which may (a) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Loan Documents (b) be customers or competitors of the Borrower, Holdings and their respective Affiliates, or (c) have other relationships with the Borrower, Holdings and their respective Affiliates.  In addition, it may provide investment banking, underwriting and financial advisory services to such other entities and persons.  It may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Borrower, Holdings and their respective Affiliates or such other entities.  The transactions contemplated hereby and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph.

Section 10.21. Electronic Execution of Assignments and Certain other Documents.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Laws, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.22. USA PATRIOT ACT.  Each Lender that is subject to the PATRIOT Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender,

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provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the PATRIOT Act.

Section 10.23. Press Releases.

(a)        Each Secured Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of the Administrative Agent or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to the Administrative Agent and without the prior written consent of the Administrative Agent unless (and only to the extent that) such Secured Party or Affiliate is required to do so under Law and then, in any event, such ~~Credit~~Secured Party or Affiliate will consult with the Administrative Agent before issuing such press release or other public disclosure.

(b)        Each Loan Party consents to (i) the publication by the Administrative Agent, the FILO Agent or any Lender of advertising material consisting of “tombstone” advertisements relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo or trademark, and (ii) the submission to industry trade organizations of information necessary and customary for inclusion in league table measurements, provided that in each case, such materials do not contain any of the Loan Parties financial or other confidential information.  The Administrative Agent, the FILO Agent or such Lender, as applicable, shall provide a draft reasonably in advance of any advertising material to the Borrower for review and comment prior to the publication thereof.

Section 10.24. Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in ~~this Agreement~~any Loan Document or in any other ~~Loan Document~~agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Lender that is an Affected Financial Institution arising under ~~this Agreement or~~ any ~~other~~ Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)        the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any ~~party hereto~~Lender that is an ~~EEA~~Affected Financial Institution; and

(b)        the effects of any Bail-in Action on any such liability, including, if applicable:

(i)         a reduction in full or in part or cancellation of any such liability;

(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

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(iii)       the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.

Section 10.25. Keepwell.  Each Qualified ECP Guarantor (if any) hereby jointly and severally, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to guaranty and otherwise honor all Obligations in respect of Secured Hedge Agreements (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.25 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.25, or otherwise under the other Loan Documents, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section 10.25 shall remain in full force and effect until payment in full of the Obligations.  Each Qualified ECP Guarantor intends that this Section 10.25 constitute, and this Section 10.25 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 10.26. Intercreditor Agreement.  Each Lender, each L/C Issuer and each other Secured Party hereby (a) authorizes the Administrative Agent to enter into the Intercreditor Agreement, (b) consents to the subordination of the Liens on the Collateral other than the ABL Priority Collateral securing the Obligations on the terms set forth in the Intercreditor Agreement, and (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement.

Section 10.27.  Acknowledgment Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)        In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against

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such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)        As used in this Section 10.27, the following terms have the following meanings:

(i)         “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii)        “Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)       “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)       “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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~~IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first above written.~~

~~BORROWERS:~~	~~AT HOME HOLDING III INC.~~

~~By:~~
~~Name:~~
~~Title:~~

~~AT HOME STORES LLC~~

~~By:~~
~~Name:~~
~~Title:~~

~~GUARANTORS:~~

~~AT HOME COMPANIES LLC~~

~~AT HOME HOLDING II INC.~~

~~1600 EAST PLANO PARKWAY, LLC~~

~~2650 WEST INTERSTATE 20, LLC~~

~~11501 BLUEGRASS PARKWAY LLC~~

~~12990 WEST CENTER ROAD LLC~~

~~1944 SOUTH GREENFIELD ROAD LLC~~

~~4700 GREEN ROAD LLC~~

~~4304 WEST LOOP 289 LLC~~

~~642 SOUTH WALNUT AVENUE LLC~~

~~15065 CREOSOTE ROAD LLC~~

~~335 N. ACADEMY BOULEVARD (1031), LLC~~

~~1660 W. MIDWAY BOULEVARD (1031), LLC~~

~~3003 WEST VINE, LLC~~

~~7613 NORTH EAST LOOP 1604, LLC~~

~~334 CHICAGO DRIVE, LLC~~

~~4949 GREENWOOD DRIVE, LLC~~

~~2251 SOUTHWYCK BLVD, LLC~~

~~1605 BUFORD HWY, LLC~~

~~1267 CENTRAL PARK DR, LLC~~

~~4801 183A TOLL ROAD, LLC~~

~~19000 LIMESTONE COMMERCIAL DR, LLC~~

~~5501 GROVE BLVD, LLC~~

~~1600 W. KELLY AVENUE, LLC~~

~~1919 WELLS RD, LLC~~

~~7697 WINCHESTER RD, LLC~~

~~1000 TURTLE CREEK DRIVE LLC~~

~~2201 PORTER CREEK DR LLC~~

~~2000 E. SANTA FE LLC~~

~~301 S TOWN EAST MALL DR LLC~~

~~621 SW 19TH STREET LLC~~

9947677.1410 US\OMARAR\2185v1621.23

~~4200 AMBASSADOR CAFFERY PKWY LLC~~

~~4405 PHEASANT RIDGE DR LLC~~

~~6360 RIDGEWOOD COURT DR LLC~~

~~AT HOME RMS INC.~~

~~AT HOME PROCUREMENT INC.~~

~~AT HOME GIFT CARD LLC~~

~~1376 E. 70TH STREET LLC~~

~~25 PACE BLVD LLC~~

~~2780 WILMA RUDOLPH BOULEVARD LLC~~

~~E.         WILLIAMS FIELD RD LLC~~

~~3000 KIRBY DRIVE LLC~~

~~By:~~
~~Name:~~
~~Title:~~

~~3551 S 27TH STREET LLC~~

~~4833 WATERVIEW MEADOW DR LLC~~

~~10800 ASSEMBLY PARK DR LLC~~

~~1050 W. ELLIOTT RD LLC~~

~~15255 N NORTHSIGHT BLVD LLC~~

~~1811 MONOCACY BLVD LLC~~

~~2016 GRAND CYPRESS DR LLC~~

~~2301 EARL RUDDER FRWY S LLC~~

~~24340 NORTHWEST FREEWAY LLC~~

~~2520 MACARTHUR RD LLC~~

~~300 TANGER OUTLET BLVD LLC~~

~~3002 FIREWHEEL PARKWAY LLC~~

~~3015 W 86TH ST LLC~~

~~361 NEWNAN CROSSING BYPASS LLC~~

~~4825 MARBURG AVENUE LLC~~

~~535 PLEASANT GROVE RD LLC~~

~~5540 STATE HIGHWAY 121 LLC~~

~~602 US HWY 287 LLC~~

~~7050 WATTS RD LLC~~

~~8651 AIRPORT FREEWAY LLC~~

~~9570 FIELDS ERTEL ROAD LLC~~

~~By:~~
~~Name:~~
~~Title:~~

9947677.1410 US\OMARAR\2185v1621.23

~~BANK OF AMERICA, N.A., as Administrative Agent~~		

~~By:~~		
	~~Name:~~ 	
	~~Title:~~ 	

~~BANK OF AMERICA, N.A., as a Lender~~		

~~By:~~		
	~~Name:~~ 	
	~~Title:~~ 	

9947677.1410 US\OMARAR\2185v1621.23

ANNEX B-1

CERTAIN UPDATED EXHIBITS TO AMENDED CREDIT AGREEMENT

[see attached]

Form of Committed Loan Notice

EXHIBIT A

[FORM OF] COMMITTED LOAN NOTICE

To:       Bank of America, N.A., as Administrative Agent

[TCG Senior Funding L.L.C.]1

Re:       At Home Stores

Date:    [__________ __], 20[__]

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 5, 2011 (as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time in accordance with its terms, the “Credit Agreement”), among (a) At Home Holding III Inc. (formerly known as GRD Holding III Corporation), a Delaware corporation (“Holding III”), and At Home Stores LLC (as successor in interest for Garden Ridge, L.P.), a Delaware limited liability company (collectively, the “Borrowers” and each individually, a “Borrower”), (b) At Home Holding II Inc. (formerly known as GRD Holding II Corporation), a Delaware corporation, (c) the other Guarantors party thereto, (d) the Lenders from time to time party thereto, (e) Bank of America, N.A., as administrative agent and collateral agent for all Lenders (in such capacities, including any successor thereto in such capacities,  the “Administrative Agent”) and (f) TCG Senior Funding L.L.C., as agent for the FILO Lenders (in such capacities, including any successor thereto in such capacity, the “FILO Agent”).  Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The undersigned Responsible Officer of Holding III hereby gives you notice, on behalf of the Borrowers and pursuant to Credit Agreement, of the Borrowers’ request for (select one):

◻ a Revolving Credit Borrowing

◻ a conversion of Revolving Credit Loans from [______]2 to the Type of Revolving Credit Loans set forth in item 3 below

◻ a continuation of Revolving Credit Loans that are Eurodollar Rate Loans

[◻ the FILO Borrowing]3

1         Insert bracketed language if the Committed Loan Notice is for the FILO Borrowing.

2         Insert existing Type of Revolving Credit Loans to be converted (i.e., Base Rate Loans or Eurodollar Rate Loans).

3         Insert in the case of the FILO Borrowing on the Eighth Amendment Effective Date.

Form of Committed Loan Notice

1.         On                                                                   (a Business Day).4

2.         In the amount of $                                           .5

3.         [Comprised of:

◻ Eurodollar Rate Loans with an Interest Period of _______ month(s)6

◻ Base Rate Loans.]7

4.         The proceeds of which are to be disbursed to the following account:

Bank Name:

ABA No. / Swift No.:

Account No.:

Reference:

[The undersigned hereby represents and warrants that the conditions set forth in Section 4.02 of the Credit Agreement shall be satisfied on and as of [for the Revolving Credit Borrowings: the date of the Revolving Credit Borrowing] [for the FILO Borrowing: the Eighth Amendment Effective Date], both immediately before and immediately after giving effect to the [Revolving Credit Borrowing] [FILO Borrowing] and the application of the proceeds thereof [for the FILO Borrowing: and that after giving effect to the FILO Borrowing, the Total FILO Outstandings shall not exceed the FILO Borrowing Base, except to the extent a FILO Deficiency Reserve has been established in the amount of such excess].]8

Delivery of an executed counterpart of a signature page of this Committed Loan Notice by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Committed Loan Notice.

[Signature Page Follows]

4         In the case of the FILO Borrowing, insert the Eighth Amendment Effective Date.

5         In the case of the FILO Borrowing, insert $35,000,000.

6         1, 2, 3 or 6 months, or, if consented by all Lenders, 9 or 12 months.

7         In the case of the FILO Borrowing, delete this Section 3.

8         Include this sentence in the case of a Committed Loan Notice that requests a Revolving Credit Borrowing or the FILO Borrowing.

Form of Committed Loan Notice

IN WITNESS WHEREOF, the undersigned Responsible Officer has executed and delivered this Committed Loan Notice as of the date first written above.

AT HOME HOLDING III INC.

By:
Name:
Title:

Form of Committed Loan Notice

EXHIBIT B

[FORM OF] SWING LINE LOAN NOTICE

To:       Bank of America, N.A., as Administrative Agent

Re:       At Home Stores

Date:    [__________ __], 20[__]

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 5, 2011 (as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time in accordance with its terms, the “Credit Agreement”), among (a) At Home Holding III Inc. (formerly known as GRD Holding III Corporation), a Delaware corporation, and At Home Stores LLC (as successor in interest for Garden Ridge, L.P.), a Delaware limited liability company (collectively, the “Borrowers” and each individually, a “Borrower”), (b) At Home Holding II Inc. (formerly known as GRD Holding II Corporation), a Delaware corporation, (c) the other Guarantors party thereto, (d) the Lenders from time to time party thereto, (e) Bank of America, N.A., as administrative agent and collateral agent for all Lenders (in such capacities, including any successor thereto in such capacities,  the “Administrative Agent”) and (f) TCG Senior Funding L.L.C., as agent for the FILO Lenders (in such capacity, including any successor thereto in such capacity, the “FILO Agent”).  Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The undersigned Responsible Officer of At Home Holding III Inc. hereby gives you notice, on behalf of the Borrowers and pursuant to Credit Agreement, of the Borrowers’ request for a Swing Line Borrowing:

1.         On___________________________________(a Business Day).

2.         In the amount of $_______________________.

The Swing Line Borrowing requested herein complies with the provisions of Section 2.04 of the Credit Agreement.

The undersigned hereby represents and warrants that the conditions set forth in Sections 4.02(b), (c) and (d) of the Credit Agreement shall be satisfied on and as of the date of the applicable Swing Line Borrowing both immediately before and immediately after giving effect to the applicable Swing Line Borrowing and to the application of the proceeds thereof.

Delivery of an executed counterpart of a signature page of this Swing Line Loan Notice by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Swing Line Loan Notice.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Responsible Officer has executed and delivered this Swing Line Loan Notice as of the date first written above.

AT HOME HOLDING III INC.

By:
Name:
Title:

Form of Swing Line Loan Notice

EXHIBIT C-1

[FORM OF] REVOLVING CREDIT NOTE

FOR VALUE RECEIVED, the undersigned (collectively, and jointly and severally, the “Borrower”), hereby promises to pay to [_____________________] or its registered assigns (the “Revolving Credit Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the aggregate unpaid principal amount of each Revolving Credit Loan made by the Revolving Credit Lender to the Borrower under that certain Credit Agreement, dated as of October 5, 2011 (as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time in accordance with its terms, the “Credit Agreement”), among (a) the Borrowers, (b) Holdings, (c) the other Guarantors party thereto, (d) the Lenders from time to time party thereto, (e) Bank of America, N.A., as administrative agent and collateral agent for all Lenders (in such capacities, including any successor thereto in such capacities,  the “Administrative Agent”) and (f) TCG Senior Funding L.L.C., as agent for the FILO Lenders (in such capacity, including any successor thereto in such capacity, the “FILO Agent”).  Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The Borrower promises to pay interest on the aggregate unpaid principal amount of each Revolving Credit Loan made by the Revolving Credit Lender to the Borrower under the Credit Agreement from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Revolving Credit Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Credit Agreement.  This Revolving Credit Note is entitled to the benefits, and is subject to the terms and conditions, of the Credit Agreement and the other Loan Documents.  This Revolving Credit Note is also entitled to the benefits of the Guaranty and is secured by the Collateral.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Revolving Credit Loans made by the Revolving Credit Lender shall be evidenced by one or more loan accounts or records maintained by the Revolving Credit Lender in the ordinary course of business.  The Revolving Credit Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

Form of Revolving Credit Note

Delivery of an executed counterpart of a signature page of this Revolving Credit Note by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Revolving Credit Note.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

AT HOME HOLDING III INC.

By:
Name:
Title:

AT HOME STORES LLC

By:
Name:
Title:

REVOLVING CREDIT LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Revolving Credit Loan Made	Amount of Revolving Credit Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT D

[FORM OF] COMPLIANCE CERTIFICATE

To:       Bank of America, N.A., as Administrative Agent

TCG Senior Funding L.L.C., as FILO Agent

Re:       At Home Stores

Date:    [__________ __], 20[__]

Financial Statement Date: ________ __], 20[__]

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 5, 2011 (as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time in accordance with its terms, the “Credit Agreement”), among (a) At Home Holding III Inc. (formerly known as GRD Holding III Corporation), a Delaware corporation, and At Home Stores LLC (as successor in interest for Garden Ridge, L.P.), a Delaware limited liability company (collectively, the “Borrower” and each individually, a “Borrower”), (b) At Home Holding II Inc. (formerly known as GRD Holding II Corporation), a Delaware corporation, (c) the other Guarantors party thereto, (d) the Lenders from time to time party thereto, (e) Bank of America, N.A., as administrative agent and collateral agent for all Lenders (in such capacities, including any successor thereto in such capacities, the “Administrative Agent”) and (f) TCG Senior Funding L.L.C., as agent for the FILO Lenders (in such capacity, including any successor thereto in such capacity, the “FILO Agent”).  All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement

Pursuant to Section 6.02(b) of the Credit Agreement, the undersigned [insert title of Responsible Officer] of the Borrowers hereby certifies as of the date hereof that he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on behalf of the Borrowers, and hereby further certifies to the Administrative Agent and the Lenders as follows:

[Use following paragraph 1 for fiscal year-end financial statements]

1.         Attached hereto as Schedule 1 are (i) the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the Financial Statement Date set forth above, together with the report and opinion of an independent certified public accountant required by such section and (ii) a management’s discussion and analysis with respect to such financial statements and performance as compared to the prior fiscal period.

Form of Compliance Certificate

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.   Attached hereto as Schedule 1 are (i) the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the Financial Statement Date set forth above, which financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes, and (ii) a management’s discussion and analysis with respect to such financial statements and performance as compared to the prior fiscal period.

[Use following paragraph 1 for fiscal month-end financial statements required by Section 6.01(c)(i) of the Credit Agreement]

1.  Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(c)(i) of the Credit Agreement for the fiscal month of the Borrower ended as of the above date.9

[Use following paragraph 1 for fiscal month-end financial statements required by Section 6.01(c)(ii) of the Credit Agreement]

1.   Attached hereto as Schedule 1 are (i) the unaudited financial statements required by Section 6.01(c)(ii) of the Credit Agreement for the fiscal month of the Borrower ended as of the above date.  Such financial statements fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes, and (ii) a management’s discussion and analysis of the financial statements and performance of the Borrower and its Subsidiaries for such period and the then elapsed portion of the fiscal year of the Borrower ended as of the Financial Statement Date, as compared to the comparable periods in the previous fiscal year of the Borrower.10

2.         A review of the activities of the Loan Parties and the Restricted Subsidiaries during the fiscal period covered by the financial statements delivered pursuant to Section 1 of this Compliance Certificate has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Loan Parties and the Restricted Subsidiaries performed and observed all their respective obligations under the Loan Documents, and

[select one:]

9         Required so long as any amount in respect of the FILO Loans remains outstanding.

10       Required, whether or not any amount in respect of the FILO Loans remains outstanding, for each fiscal month during which the Borrower shall have failed to maintain Availability, at all times, of at least 12.5% of the Combined Loan Cap (or, when no amount in respect of the FILO Loans remains outstanding, the Loan Cap).

2

[to the knowledge of the undersigned during such fiscal period, the Loan Parties and the Restricted Subsidiaries performed and observed each applicable covenant of the Loan Documents, and no Default has occurred and is continuing.]

--or--

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

3.         Attached hereto as Schedule 2 are all supplements to Schedules 5.08(b), 5.08(c) and 5.08(d) and Schedule 5.16 to the Credit Agreement.11

4.         Attached as Schedule 3 is a description of each event, condition or circumstance during the previous fiscal quarter requiring a mandatory prepayment under Section 2.05(b) of the Credit Agreement. 12

[Signature Page Follows]

11       Required, except if the Compliance Certificate is being delivered in connection with financial statements under Section 6.01(c)(i) of the Credit Agreement.

12       Include if Compliance Certificate is being delivered in connection with fiscal quarter-end or year-end financial statements.

3

IN WITNESS WHEREOF, the undersigned Responsible Officer of the Borrower has executed this Compliance Certificate as of the date first set forth above.

AT HOME HOLDING III INC.

By:
Name:
Title:

SCHEDULE 1

to the Compliance Certificate

2

SCHEDULE 2

to the Compliance Certificate

[SCHEDULE 3

to the Compliance Certificate]

EXHIBIT E

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the [facility][respective facilities] identified below (including, without limitation, participations in L/C Obligations and in Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.         Assignor:         ______________________________

2.         Assignee:         ______________________________ [which is an Affiliate/Approved Fund of [identify Lender]]

3.         Borrowers:      At Home Holding III Inc., a Delaware corporation

At Home Stores LLC, a Delaware limited liability company

4.         Administrative Agent: Bank of America, N.A.

5.         Credit Agreement:      Credit Agreement, dated as of October 5, 2011, among (a) the Borrowers, (b) Holdings, (c) the other Guarantors party thereto, (d) the Lenders from time to time party thereto, (e) the Administrative Agent and (f) TCG Senior Funding L.L.C., as FILO Agent

6.         Assigned Interest:

Form of Assignment and Assumption

Facility Assigned	Aggregate Amount of [Revolving Credit]Commitment][Revolving Credit Loans][FILO Loans] for all [Revolving Credit Lenders][FILO Lenders]	Amount of [Revolving Credit Commitment] /[Revolving Credit Loans][FILO Loans] Assigned	Percentage Assigned of [Revolving Credit Commitment]/ [Revolving Credit Loans][FILO Loans]13

Revolving Credit Facility	$		$14%
FILO Facility	$		$15%

7.         Trade Date:     __________________

Effective Date:  __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

13       Set forth, to at least 9 decimals, as a percentage of the applicable Commitments/Loans of all Lenders under the Revolving Credit Facility or the FILO Facility, as applicable.

14       Not less than $5,000,000, unless the assignment is to a Lender, an Affiliate of a Lender or an Approved Fund, with respect to a Lender; the Assigned Interest is equal to the entire remaining [Commitment / Loans] of the Assignor; or the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower, otherwise consent.

15       Not less than $1,000,000, unless the assignment is to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender, the Assigned Interest is equal to the entire remaining FILO Loans of the Assignor; or the Administrative Agent, the FILO Agent and, so long as no Event of Default has occurred and is continuing, the Borrower, otherwise consent.

2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR: [NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE: [NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][16] Accepted:	

BANK OF AMERICA, N.A., as Administrative Agent	

By:	
Name:	
Title:	

[Consented to:	

BANK OF AMERICA, N.A., as L/C Issuer	

By:	
Name:	
Title: ]17	

[Consented to:	

AT HOME HOLDING III INC.	

By:	
Name:	
Title:	

16       To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

17       To be added in the case of any assignment in respect of the Revolving Credit Facility.

AT HOME STORES LLC		

By:		
	Name:	
	Title: ]18	

18       To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

2

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1.      Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) the sale and assignment of the Assigned Interest is made by this Assignment and Assumption in accordance with the terms and conditions contained in the Credit Agreement; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.      Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the FILO Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the FILO Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.         Payments.  From and after the Effective Date, the Administrative Agent, or, if applicable, the FILO Agent, shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.         Recordation Fee.  Unless waived by the Administrative Agent in accordance with Section 10.07(b)(iv) of the Credit Agreement, this Assignment and Assumption shall be delivered to the Administrative Agent with a processing and recordation fee of in the amount required by Section 10.07(b)(iv) of the Credit Agreement.

4.         General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by and construed in accordance with the law of the State of New York without giving effect to the conflicts of law principles thereof, but including Section 5-1401 of the New York General Obligations Law.

EXHIBIT F

[FORM OF] BORROWING BASE CERTIFICATE

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

ANNEX B-2

CERTAIN ADDITIONAL EXHIBITS TO AMENDED CREDIT AGREEMENT

[see attached]

EXHIBIT C-2

[FORM OF] FILO NOTE

FOR VALUE RECEIVED, the undersigned (collectively, and jointly and severally, the “Borrower”), hereby promises to pay to [_____________________] or its registered assigns (the “FILO Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the aggregate unpaid principal amount of each FILO Loan made by the FILO Lender to the Borrower under that certain Credit Agreement, dated as of October 5, 2011 (as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time in accordance with its terms, the “Credit Agreement”), among (a) the Borrowers, (b) Holdings, (c) the other Guarantors party thereto, (d) the Lenders from time to time party thereto, (e) Bank of America, N.A., as administrative agent and collateral agent for all Lenders (in such capacities, including any successor thereto in such capacities,  the “Administrative Agent”) and (f) TCG Senior Funding L.L.C., as agent for the FILO Lenders (in such capacity, including any successor thereto in such capacity, the “FILO Agent”).  Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The Borrower promises to pay interest on the aggregate unpaid principal amount of each FILO Loan made by the FILO Lender to the Borrower under the Credit Agreement from the date of such FILO Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit  Agreement.  Subject to the terms of the Credit Agreement, all payments of principal and interest shall be made to the FILO Agent for the account of the FILO Lenders in Dollars in immediately available funds at the address provided for the FILO Agent pursuant to the Credit Agreement.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This FILO Note is one of the FILO Notes referred to in the Credit Agreement.  This FILO Note is entitled to the benefits, and is subject to the terms and conditions, of the Credit Agreement and the other Loan Documents.  This FILO Note is also entitled to the benefits of the Guaranty and is secured by the Collateral.  Subject to the terms of the Credit Agreement, upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this FILO Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. FILO Loans made by the FILO Lender shall be evidenced by one or more loan accounts or records maintained by the FILO Lender in the ordinary course of business.  The FILO Lender may also attach schedules to this FILO Note and endorse thereon the date, amount and maturity of its FILO Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this FILO Note.

Form of FILO Note

Delivery of an executed counterpart of a signature page of this FILO Note by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this FILO Note.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

THIS FILO NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

AT HOME HOLDING III INC.

By:
Name:
Title:

AT HOME STORES LLC

By:
Name:
Title:

FILO LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Amount of FILO Loan Made	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT I

[FORM OF] JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder”) is made as of ________ __, 20__, by and among:

_______________________, a _________________________ (the “New Guarantor”), with its principal executive offices at ________________________; and

BANK OF AMERICA, N.A., a national banking association having a place of business at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as administrative agent and collateral agent (in such capacities , the “Administrative Agent”) for its own benefit and the benefit of the other Secured Parties (as defined in the Credit Agreement referred to below); and

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

A.        Reference is made to that certain Credit Agreement, dated as of October 5, 2011 (as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time in accordance with its terms, the “Credit Agreement”), among (a) At Home Holding III Inc. (formerly known as GRD Holding III Corporation), a Delaware corporation, and At Home Stores LLC (as successor in interest for Garden Ridge, L.P.), a Delaware limited liability company (collectively, the “Borrowers” and each individually, a “Borrower”), (b) At Home Holding II Inc. (formerly known as GRD Holding II Corporation), a Delaware corporation (“Holdings”), (c) the other Guarantors party thereto (together with Holdings, collectively, the “Existing Guarantors”), (d) the Lenders from time to time party thereto, (e) Bank of America, N.A., as administrative agent and collateral agent for all Lenders (in such capacities, including any successor thereto in such capacities, the “Administrative Agent”) and (f) TCG Senior Funding L.L.C., as agent for the FILO Lenders (in such capacity, including any successor thereto in such capacity, the “FILO Agent”).  All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement.

B.         Reference is made to a certain Security Agreement, dated as of October 5, 2011 (as the same may be amended, extended, supplemented or otherwise modified from time to time, the “Security Agreement”), by and between the Grantors (as defined therein) from time to time party thereto and the Administrative Agent.

C.         Reference is made to a certain Subsidiary Guaranty, dated as of October 5, 2011 (as may be amended, extended, supplemented or otherwise modified from time to time, the “Subsidiary Guaranty”), by and between the Guarantors (as defined therein) from time to time party thereto in favor of the Secured Parties.

Form of Joinder Agreement

D.        The New Guarantor desires to become a party to, and be bound by the terms of, the Credit Agreement and the other Loan Documents in the same capacity and to the same extent as the Existing Guarantors thereunder.

E.         Pursuant to the terms of the Credit Agreement, in order for the New Guarantor to become party to the Credit Agreement and the other Loan Documents as provided herein, the Borrowers, the Existing Guarantors and the New Guarantor are required to execute this Joinder.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Joinder and Assumption of Obligations.  Effective as of the date of this Joinder, the New Guarantor hereby acknowledges that the New Guarantor has received and reviewed a copy of the Credit Agreement and the other Loan Documents, and hereby:

(a)        joins in the execution of, and becomes a party to, the Credit Agreement and the other Loan Documents as a Guarantor thereunder, as indicated with its signature below;

(b)        without limiting clause (a) above, joins in the execution of, and becomes a party to, the Security Agreement as a Grantor (as defined therein) thereunder, as indicated with its signature below;

(c)        without limiting clause (a) above, joins in the execution of, and becomes a party to the Subsidiary Guaranty as a Guarantor (as defined therein) thereunder, as indicated with its signature below;

(d)        covenants and agrees to be bound by all covenants, agreements, liabilities and acknowledgments of a Guarantor under the Credit Agreement and as a Guarantor or “Grantor” (or equivalent term) under the other Loan Documents as of the date hereof (other than covenants, agreements, liabilities and acknowledgments that relate solely to an earlier date), in each case, with the same force and effect as if the New Guarantor was a signatory to the Credit Agreement and the other Loan Documents and was expressly named as a Guarantor or “Grantor” (or equivalent term) therein;

(e)        makes all representations, warranties, and other statements of a Guarantor under the Credit Agreement and of a Guarantor or “Grantor” (or equivalent term) under the other Loan Documents, as of the date hereof (other than representations, warranties and other statements that relate solely to an earlier date), in each case, with the same force and effect as if the New Guarantor was a signatory to the Credit Agreement and the other Loan Documents and was expressly named as a Guarantor or “Grantor” (or equivalent term) therein;

(f)        assumes and agrees to perform all applicable duties and Obligations required of a Guarantor under the Credit Agreement and of a Guarantor or “Grantor” (or equivalent term) under the other Loan Documents;

(g)        as security for the payment or performance, as the case may be, in full of the Secured Obligations (as defined in the Security Agreement), grants to the Administrative Agent a security interest in all of such New Guarantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement), whether now owned or hereafter acquired by such New Guarantor, wherever located, and whether now or hereafter existing or arising, with the same force and effect as if the New Guarantor was a signatory to the Security Agreement and was expressly named as a “Grantor” therein; and

(h)        jointly and severally with the other Existing Guarantors absolutely, unconditionally and irrevocably guarantees the punctual payment, whether at scheduled maturity or by acceleration, demand or otherwise, of all Guaranteed Obligations (as defined in the Subsidiary Guaranty), with the same force and effect as if the New Guarantor was a signatory to the Subsidiary Guaranty and was expressly named as a “Guarantor” therein.

2.   Supplemental Schedules; Other Documents.

(a)        To the extent that any changes in any representations, warranties, and covenants require any amendments to the schedules to the Credit Agreement or any of the other Loan Documents, such schedules are hereby updated, as evidenced by any supplemental schedules (if any) annexed to this Joinder.

(b)        The New Guarantor (and each other Loan Party, to the extent requested by the Administrative Agent) shall each have delivered the following to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent:

i.       Certificate of Legal Existence and Good Standing issued by the Secretary of the State of its incorporation or organization.

ii.      A certificate of an authorized officer of the due adoption, continued effectiveness, and setting forth the text, of each corporate resolution adopted in connection with the assumption of obligations under the Credit Agreement and the other Loan Documents, and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents, together with true and accurate copies of all Organization Documents.

iii.     A supplemental perfection certificate.

3.   Ratification of Loan Documents.  Except as specifically amended by this Joinder and the other documents executed and delivered in connection herewith, all of the terms and conditions of the Credit Agreement and of the other Loan Documents shall remain in full force and effect as in effect prior to the date hereof, without releasing any Loan Party or Collateral thereunder.  The parties hereto acknowledge and agree that this Joinder satisfies the requirement under Section 6.12 of the Credit Agreement requiring any new direct or indirect Subsidiaries of any Loan Party to deliver a guaranty or guaranty supplement.

4.   Miscellaneous.

(a)        This Joinder may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.  Delivery of an executed counterpart by facsimile or other electronic transmission shall be equally as effective as delivery of an original executed counterpart.

(b)        This Joinder expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)        Any determination that any provision of this Joinder or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Joinder.

(d)        The Borrowers agree to reimburse the Administrative Agent for its fees and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Joinder as provided in Section 10.04 of the Credit Agreement.

(e)        The New Guarantor warrants and represents that such New Guarantor is not relying on any representations or warranties of the Administrative Agent or the Lenders or their counsel in entering into this Joinder.

(f)        THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder to be duly executed and delivered by its proper and duly authorized officer as of the date set forth above.

NEW GUARANTOR:

[___________________]

By:
Name:
Title:

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:	

BORROWERS:	

AT HOME HOLDING III INC., as a Borrower	

By:	
Name:	
Title:	

AT HOME STORES LLC, as a Borrower	

By:	
Name:	
Title:	

EXISTING GUARANTORS:	

[INSERT OTHER LOAN PARTIES], as a Guarantor	

By:	
Name:	
Title:	

ANNEX C

CERTAIN UPDATED SCHEDULES TO AMENDED CREDIT AGREEMENT

[see attached]

Schedule I to
the Credit Agreement

GUARANTORS

1.   AT HOME COMPANIES LLC (f/k/a Garden Holdings Inc.)

2.   AT HOME HOLDING II INC. (f/k/a GRD Holding II Corporation)

3.   AT HOME PROPERTIES LLC (f/k/a 29 Northwest LLC)

4.   1600 EAST PLANO PARKWAY, LLC

5.   2650 WEST INTERSTATE 20, LLC

6.   11501 BLUEGRASS PARKWAY LLC

7.   12990 WEST CENTER ROAD LLC

8.   1944 SOUTH GREENFIELD ROAD LLC

9.   4700 GREEN ROAD LLC

10. 4304 WEST LOOP 289 LLC

11. 642 SOUTH WALNUT AVENUE LLC

12. 15065 CREOSOTE ROAD LLC

13. 335 N. ACADEMY BOULEVARD (1031), LLC

14. 1660 W. MIDWAY BOULEVARD (1031), LLC

15. 3003 WEST VINE, LLC

16. 7613 NORTH EAST LOOP 1604, LLC

17. 334 CHICAGO DRIVE, LLC

18. 4949 GREENWOOD DRIVE, LLC

19. 2251 SOUTHWYCK BLVD, LLC

20. 1605 BUFORD HWY, LLC

21. 1267 CENTRAL PARK DR, LLC

22. 4801 183A TOLL ROAD, LLC

23. 19000 LIMESTONE COMMERCIAL DR, LLC

24. 5501 GROVE BLVD, LLC

25. 1600 W. KELLY AVENUE, LLC

26. 1919 WELLS RD, LLC

27. 7697 WINCHESTER RD, LLC

28. 1000 TURTLE CREEK DRIVE LLC

29. 2201 PORTER CREEK DR LLC

30. 2000 E. SANTA FE LLC

31. 301 S TOWN EAST MALL DR LLC

32. 621 SW 19TH STREET LLC

33. 4200 AMBASSADOR CAFFERY PKWY LLC

34. 4405 PHEASANT RIDGE DR LLC

35. 6360 RIDGEWOOD COURT DR LLC

36. AT HOME RMS INC.

37. AT HOME PROCUREMENT INC.

38. AT HOME GIFT CARD LLC

39. 1376 E. 70TH STREET LLC

40. 25 PACE BLVD LLC

41. 2780 WILMA RUDOLPH BOULEVARD LLC

42. E. WILLIAMS FIELD RD LLC

43. 3000 KIRBY DRIVE LLC

44. 3551 S 27TH STREET LLC

45. 4833 WATERVIEW MEADOW DR LLC

46. 10800 ASSEMBLY PARK DR LLC

47. 1050 W. ELLIOTT RD LLC

48. 15255 N NORTHSIGHT BLVD LLC

49. 1811 MONOCACY BLVD LLC

50. 2016 GRAND CYPRESS DR LLC

51. 2301 EARL RUDDER FRWY S LLC

52. 24340 NORTHWEST FREEWAY LLC

53. 2520 MACARTHUR RD LLC

54. 300 TANGER OUTLET BLVD LLC

55. 3002 FIREWHEEL PARKWAY LLC

56. 3015 W 86TH ST LLC

57. 361 NEWNAN CROSSING BYPASS LLC

58. 4825 MARBURG AVENUE LLC

59. 535 PLEASANT GROVE RD LLC

60. 5540 STATE HIGHWAY 121 LLC

61. 602 US HWY 287 LLC

62. 7050 WATTS RD LLC

63. 8651 AIRPORT FREEWAY LLC

64. 9570 FIELDS ERTEL ROAD LLC

65. 10460 SW FELLOWSHIP WAY LLC

66. 1160 GEMINI PLACE LLC

67. 1720 N HARDIN BLVD LLC

68. 216 GABLE CROSSING DRIVE LLC

69. 3820 W WISCONSIN AVENUE LLC

70. COMPASS CREEK PARKWAY LLC

Schedule E-1 to
the Credit Agreement

Excluded Subsidiaries

1.    2827 DUNVALE, LLC

2.    NODAL ACQUISITIONS, LLC

3.    RHOMBUS DEV, LLC

4.    TRANSVERSE II DEVELOPMENT LLC

12

Schedule 2.01 to
the Credit Agreement

COMMITMENTS AND PRO RATA SHARES

Schedule 2.01(a)(i) Revolving Commitments

Revolving Credit Lender Name	Revolving Commitment	Pro Rata Share of Revolving Commitments
Bank of America, N.A.	$132,142,857	31.092436941%
Wells Fargo Bank, National Association	$121,428,571	28.571428471%
U.S. Bank National Association	$60,714,286	14.285714353%
Regions Bank	$50,000,000	11.764705882%
BBVA USA	$60,714,286	14.285714353%
Total:	$425,000,000.00	100.000000000%

Schedule 2.01(a)(ii) FILO Commitments

FILO Lender Name	FILO Commitment	Pro Rata Share of FILO Commitments
TCG BDC, Inc.	$921,000.00	2.631428571%
TCG BDC II SPV LLC	$9,210,500.00	26.315714286%
TCG BDC II SPV 2 LLC	$9,210,500.00	26.315714286%
Carlyle Tactical Private Credit Fund	$1,842,000.00	5.262857143%
CCOF Main SPV, L.P.	$13,816,000.00	39.474285714%
Total:	$35,000,000.00	100.000000000%

13

Schedule 5.08(b) to
the Credit Agreement

OWNED REAL PROPERTY

Street Address	County	State	Owner
15255 N Northsight Blvd	Maricopa	AZ	15255 N Northsight Blvd LLC
1000 Turtle Creek Drive	Hattiesburg	MS	1000 Turtle Creek Drive LLC
300 Tanger Outlet Blvd	Chatham	GA	300 Tanger Outlet Blvd LLC
3002 Firewheel Parkway	Dallas	TX	3002 Firewheel Parkway LLC
2016 Grand Cypress Drive	Pasco	FL	2016 Grand Grand Cypress Dr LLC
2301 Earl Rudder Freeway	College Station	TX	2301 Earl Rudder Frwy S LLC
NEC W. Wisconsin Ave & Interstate 4	Outagamie	WI	3820 W Wisconsin Avenue LLC
361 Newnan Crossing Bypass	Coweta	GA	361 Newnan Crossing Bypass LLC
3015 W 86th Street	Marion	IN	3015 W 86th St LLC
4825 Marburg Avenue	Hamilton	OH	4825 Marburg Avenue LLC
9570 Fields Ertel Rd	Clermont	OH	9570 Fields Ertel Road LLC
7050 Watts Rd	Dane	WI	7050 Watts Rd LLC
8651 Airport Freeway	Tarrant	TX	8651 Airport Freeway LLC

14

Schedule 5.08(c) to
the Credit Agreement

LEASED REAL PROPERTY

Street Address	County	State	Lessor	Lessee
11501 Bluegrass Parkway Jeffersontown, KY 40299	Jefferson	Kentucky	Spirit Master Funding X, LLC	11501 Bluegrass Parkway LLC
5280 Summer Avenue Memphis, TN 38122	Shelby	Tennessee	Belz Investco GP	At Home Stores LLC (as successor to Garden Ridge, L.P.)
2727 Towne Center Drive Mesquite, TX 75150	Dallas	Texas	GR Mesquite, LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
701 South MacArthur Oklahoma City, OK 73128	Oklahoma	Oklahoma	Store Master Funding III, LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
11415 Carolina Place Parkway Pineville, NC 28134	Mecklenburg	North Carolina	The Fee Owners as listed in the Second Amendment to Lease Agreement	At Home Stores LLC (as successor to Garden Ridge, L.P.)
11015 East 51st Street South Tulsa, OK 74146	Tulsa	Oklahoma	Store Master Funding III, LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
20780 Gulf Freeway Webster, TX 77598	Harris	Texas	Clear Lake Center, L.P.	At Home Stores LLC (as successor to Garden Ridge, L.P.)
35 Park Woodruff Drive Greenville, SC 29607	Greenville	South Carolina	National Retail Properties, Inc.	At Home Stores LLC (as successor to Garden Ridge, L.P.)
2875 George Busbee Parkway Kennesaw, GA 30144	Cobb	Georgia	Store Master Funding III, LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
1887 Willow Trail Parkway Norcross, GA 30093	DeKalb	Georgia	Store Capital Acquisitions, LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
5000 Mount Zion Parkway Stockbridge, GA 30281	Henry	Georgia	Cole GR Stockbridge LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
2512 South Stemmons Freeway Lewisville, TX 75067	Denton	Texas	ZAM II Properties, LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
1287 Central Park Drive O’Fallon, IL 62269	St. Clair	Illinois	VEREIT HM CNAV Portfolio I, LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
1996 Pavilion Way Lexington, KY 40509	Fayette	Kentucky	HAP Property Owner, LP	At Home Stores LLC (as successor to Garden Ridge, L.P.)
5608 Southwest Loop 820 Fort Worth, TX 76132	Tarrant	Texas	Store Master Funding III, LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)

15

Street Address	County	State	Lessor	Lessee
3599 Park Mill Run Drive Hilliard, OH 43026	Franklin	Ohio	National Retail Properties, LP	At Home Stores LLC (as successor to Garden Ridge, L.P.)
6103 Landmark Center Blvd. Greensboro, NC 27407	Guilford	North Carolina	National Retail Properties, LP	At Home Stores LLC (as successor to Garden Ridge, L.P.)
6840 Loop 410 Northwest San Antonio, TX 78238	Bexar	Texas	National Retail Properties, LP	At Home Stores LLC (as successor to Garden Ridge, L.P.)
5151A US Highway 290 West Austin, TX 78735	Travis	Texas	Parkview Partners Limited	At Home Stores LLC (as successor to Garden Ridge, L.P.)
16960 Southwest Freeway Sugarland, TX 77479	Fort Bend	Texas	Starlight Sugar Land Texas LP	At Home Stores LLC (as successor to Garden Ridge, L.P.)
2650 West Interstate 20 Grand Prairie, TX 75052	Dallas	Texas	LCN ATH Gulfport (Multi) LLC	At Home Stores LLC
1517 Sams Circle Chesapeake, VA 23320	Norfolk	Virginia	TKC XXIX, LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
665 Gravois Bluffs Boulevard Fenton, MO 63026	St. Louis	Missouri	Gravois Bluffs III., L.L.C.	At Home Stores LLC (as successor to Garden Ridge, L.P.)
11801 Chenal Parkway Little Rock, AR 72211	Pulaski	Arkansas	South Square, LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
7965 Lyles Lane Northwest Concord, NC 28027	Cabarrus	North Carolina	Marketplace at Concord Mills, LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
12605 Gessner Road Houston, TX 77064	Harris	Texas	Seritage SRC Finance LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
1333 Kemper Road Springdale, OH 45246	Hamilton	Ohio	Springdale-Kemper RE, LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
45160 Utica Park Boulevard Utica, MI 48315	Macomb	Michigan	Utica Park Place Owner LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
2000 Casteel Drive Coraopolis, PA 15108	Allegheny	Pennsylvania	ZAM II CASTEEL LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
12990 West Center Road Omaha, NE 68144	Douglas	Nebraska	SFI 59, L.P.	12990 West Center Road LLC
7400 Douglas Boulevard Douglasville, GA 30135	Douglas	Georgia	National Retail Properties, Inc.	At Home Stores LLC (as successor to Garden Ridge, L.P.)
11500 Midlothian Turnpike Richmond, VA 23235	Chester-field	Virginia	RPI Chesterfield LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
956 North Route 59 Aurora, IL 60504	DuPage	Illinois	GATEWAY MERIDIAN, INC.,	At Home Stores LLC (as successor to Garden Ridge, L.P.)

Street Address	County	State	Lessor	Lessee
4874 Houston Road Florence, KY 41042	Boone	Kentucky	VEREIT MT Florence KY LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
9450 FM 1960 Bypass Humble, TX 77338	Harris	Texas	National Retail Properties, LP	At Home Stores LLC (as successor to Garden Ridge, L.P.)
401 International Center Drive Sandston, VA 23150	Henrico	Virginia	National Retail Properties, LP	At Home Stores LLC (as successor to Garden Ridge, L.P.)
11100 East Colonial Drive Orlando, FL 32817	Orange	Florida	CVJCR Properties Ltd. LLP	At Home Stores LLC (as successor to Garden Ridge, L.P.)
301 Noble Creek Drive Noblesville, IN 46060	Hamilton	Indiana	National Retail Properties, LP	At Home Stores LLC (as successor to Garden Ridge, L.P.)
7667 South Shelby Street Indianapolis, IN 46227	Marion	Indiana	Greenwood Place Phase II, LP	At Home Stores LLC (as successor to Garden Ridge, L.P.)
3900 Troup Highway Tyler, TX 75703	Smith	Texas	JKS-Tyler 1044, LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
1944 South Greenfield Road Mesa, AZ 85206	Maricopa	Arizona	Spirit Master Funding VII, LLC	1944 South Greenfield Road LLC
4700 Green Road Raleigh, NC 27604	Wake	North Carolina	CT016 Raleigh LLC	4700 Green Road LLC
16778 Interstate 45 South Woodlands, TX 77384	Montgomery	Texas	Balexe LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
4304 West Loop 289 Lubbock, TX 79407	Lubbock	Texas	SVCN 5 LLC	4304 West Loop 289 LLC
6085 Rivers Avenue North Charleston, SC 29406	Charleston	South Carolina	Randall Benderson 1993-1 Trust	At Home Stores LLC (as successor to Garden Ridge, L.P.)
642 South Walnut Avenue New Braunfels, TX 78130	Comal	Texas	LCN ATH Gulfport (Multi) LLC	At Home Stores LLC
6060 East Main Street Columbus, OH 43213	Franklin	Ohio	Trustees Main/270 LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
482 McBrien Road Chattanooga, TN 37412	Hamilton	Tennessee	Daniel G Kamin Chattanooga LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
15065 Creosote Road Gulfport, MS 39503	Harrison	Mississippi	LCN ATH Gulfport (Multi) LLC	At Home Stores LLC
1660 West Midway Boulevard Broomfield, CO 80020	Broom-field	Colorado	Spirit Master Funding VIII, LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
335 North Academy Boulevard Colorado Springs, CO 80909	El Paso	Colorado	VEREIT HM CNAV Portfolio I, LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
4620 Stadium Drive Kalamazoo, MI 49024	Kalamazoo	Michigan	University Commons, LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)

Street Address	County	State	Lessor	Lessee
3003 West Vine Kissimmee, FL 34741	Osceola	Florida	VEREIT HM Kissimmee FL, LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
7613 North East Loop 1604 Live Oak, TX 78233	Bexar	Texas	Spirit Realty, L.P.	7613 North East Loop 1604, LLC
4949 Greenwood Drive Corpus Christi, TX 78416	Nueces	Texas	Spirit Master Funding VIII, LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
334 Chicago Drive Jenison, MI 49428	Ottawa	Michigan	Spirit Master Funding VIII, LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
4215 University Drive Suite A2 Durham, NC 27707	Durham	North Carolina	Durham (Parkway) UY, LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
10140 North 91st Avenue Peoria, AZ 85435	Maricopa	Arizona	Seritage SRC Finance LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
19000 Limestone Commercial Drive, #500 Pflugerville, TX 78660	Travis	Texas	A-S 93 SH 130-SH 45, LP	19000 Limestone Commercial Dr, LLC
3100 Washtenaw Avenue Ypsilanti, MI 48197	Washtenaw	Michigan	Seritage KMT Finance LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
12025 North 32nd Street Phoenix, AZ 85028	Maricopa	Arizona	Seritage KMT Finance LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
3700 South Campbell Avenue Springfield, MO 65807	Greene	Missouri	Seritage KMT Finance LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
4801 183A Toll Road Cedar Park, TX 78613	Williamson	Texas	RPAI Cedar Park Town Center, L.L.C.	4801 183A Toll Road LLC
1919 Wells Road Orange Park, FL 32073	Clay	Florida	LCN ATH Orange Park (Multi) LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
1605 Buford Highway Buford, GA 30518	Gwinnett	Georgia	Spirit Master Funding VIII, LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
2244 South Reynolds Road Toledo, OH 43614	Lucas	Ohio	LCN ATH Gulfport (Multi) LLC	At Home Stores LLC
7697 Winchester Road Memphis, TN 38125	Shelby	Tennessee	VEREIT Real Estate, LP	At Home Stores LLC
1600 West Kelly Avenue Pharr, TX 78577	Hidalgo	Texas	LCN ATH Gulfport (Multi) LLC	At Home Stores LLC
5501 Grove Boulevard Hoover, AL 35226	Jefferson	Alabama	LCN ATH Orange Park (Multi) LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
20 O'Fallon Square O'Fallon, MO 63366	St. Charles	Missouri	Transform Holdco LLC	At Home Stores LLC
209 South Royal Boulevard Franklin, TN 37064	Williamson	Tennessee	Brixmor Watson Glen LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)

Street Address	County	State	Lessor	Lessee
2088 Interchange Boulevard Unit #500 Erie, PA 16565	Erie	Pennsylvania	PA-Eastway, Inc.	At Home Stores LLC
10331 University Avenue Clive, IA 50325	Polk	Iowa	Transform Holdco LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
601 North State Highway 291 Lee’s Summit, MO 64086	Jackson	Missouri	U.S. Realty 87 Associates	At Home Stores LLC
2201 Porter Creek Drive Fort Worth, TX 76177	Tarrant	Texas	VEREIT Real Estate, LP	At Home Stores LLC
6360 Ridgewood Court Drive Jackson, MS 39211	Hinds	Mississippi	VEREIT Real Estate, LP	At Home Stores LLC
3710 Annex Drive Nashville West, TN 37209	Davidson	Tennessee	ULAX Estates, Inc.	At Home Stores LLC (as successor to Garden Ridge, L.P.)
2000 East Santa Fe Olathe, KS 66062	Johnson	Kansas	LCN ATH Orange Park (Multi) LLC	At Home Stores LLC
11150 Lomas Boulevard Albuquerque, NM 87112	Bernalillo	New Mexico	Lomas Retail NM LLC	At Home Stores LLC
5223 Cobblestone Road Sheffield Village, OH 44035	Lorain	Ohio	Cobblestone Square II, Ltd.	At Home Stores LLC
1401 N. Memorial Pkwy. Huntsville, AL 35816	Madison	Alabama	EBR Huntsville, LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
2063 Watson Boulevard Warner Robins, GA 31093	Houston	Georgia	Hareff LLC	At Home Stores LLC
2420 Wisteria Boulevard Snellville, GA 30278	Gwinnett	Georgia	JBL Wisteria Shopping Center, LLC	At Home Stores LLC
1120 McRae Boulevard El Paso, TX 79925	El Paso	Texas	River Oaks Properties, Ltd.	At Home Stores LLC
3000 McIntyre Square Drive Pittsburgh, PA 15237	Allegheny	Pennsylvania	McIntyre Square Associates	At Home Stores LLC
1135 W. Riverdale Road Riverdale, UT 84405	Weber	Utah	SDC Riverdale, LLC	At Home Stores LLC
301 South Towne East Mall Drive Wichita, KS 67207	Sedgwick	Kansas	LCN ATH Orange Park (Multi) LLC	At Home Stores LLC
3201 Mayfair Road Wauwatosa, WI 53222	Milwaukee	Wisconsin	LAURIE INDUSTRIES, Inc., KINPARK Associates, and FUNDAMENTALS COMPANY	At Home Stores LLC
1840 Greeley Mall Greeley, CO 80631	Weld	Colorado	Greeley Mall Co LLC	At Home Stores LLC
1000 Esplanade Boulevard Kenner, LA 70065	Jefferson	Louisiana	Sterik Pavilion, L.P.	At Home Stores LLC
8300 Sudley Road Manassas, VA 20109	Prince William	Virginia	JPMG Manassas Mall Owner LLC	At Home Stores LLC
1165 South University Avenue Provo, UT 84061	Utah	Utah	Agree Limited Partnership	At Home Stores LLC
420 Northeast Barry Road Kansas City, MO 64155	Clay	Missouri	Oak Barry, LLC	At Home Stores LLC
1801 East Highway 69 Prescott, AZ 86301	Yavapai	Arizona	Yavapai-Prescott Indian Tribe	At Home Stores LLC

Street Address	County	State	Lessor	Lessee
14230 Burnhaven Drive Burnsville, MN 55306	Dakota	Minnesota	Builders Palmdale, LLC	At Home Stores LLC
190 South 500 West Bountiful, UT 84010	Davis	Utah	WBC Partners DELAWARE, LLC	At Home Stores LLC
621 Southwest 19th Street Moore, OK 73160	Cleveland	Oklahoma	LCN ATH Orange Park (Multi) LLC	At Home Stores LLC
4405 Northeast Pheasant Ridge Drive Blaine, MN 55014	Anoka	Minnesota	VEREIT Real Estate, L.P.	At Home Stores LLC
2704 Central Expressway Plano, TX 75074	Collin	Texas	Kohl’s Department Stores, Inc.	At Home Stores LLC
2060 Crossroads Boulevard #2001 Waterloo, IA 50702	Black Hawk	Iowa	Waterloo Center LLC	At Home Stores LLC
4200 Ambassador Caffery Pkwy Lafayette, LA 70508	Lafayette Parish	Louisiana	LCN ATH Orange Park (Multi) LLC	At Home Stores LLC
203 West 9000 South Sandy, UT 84070	Salt Lake	Utah	Sandy Tech Center One, LLC	At Home Stores LLC
1072 West Mercury Boulevard Hampton, VA 23666	Hampton City	Virginia	KB Riverdale, LLC	At Home Stores LLC
3111 Midwestern Parkway Wichita Falls, TX 76308	Wichita	Texas	Sikes Senter, LLC	At Home Stores LLC
2200 N Maple Avenue, #2004 Rapid City, SD 57701	Penning-ton	South Dakota	SM Rushmore Mall, LLC	At Home Stores LLC
4101 E 42nd St Bldg. G Odessa, TX 79762	Ector	Texas	MCM Properties, LTD	At Home Stores LLC
4601 South 27th Street Greenfield, WI 53221	Milwaukee	Wisconsin	Wienm Properties	At Home Stores LLC
8421 US Highway 281 San Antonio, TX 78216	Bexar	Texas	RE Pecan LLC	At Home Stores LLC
312 Schillinger Road South Mobile, AL 36608	Mobile	Alabama	White-Spunner Realty, Inc.	At Home Stores LLC
150 North Shore Boulevard Slidell, LA 70460	St Tammany Parish	Louisiana	Sizeler North Shore General Partnership	At Home Stores LLC
13307 Midway Road Farmers Branch, TX 75244	Dallas	Texas	Daniel G. Kamin Farmers Branch, LLC	At Home Stores LLC
855 Town Center Drive York, PA 17408	York	Pennsylvania	Manchester Mall Associates, LLC	At Home Stores LLC
2851 Dale Boulevard Dale City, VA 22193	Prince William	Virginia	Daniel G. Kamin Dale City, Enterprises	At Home Stores LLC
2101 South Telegraph Road Bloomfield Hills, MI 48302	Oakland	Michigan	Stamford United Limited Partnership	At Home Stores LLC
13907 Manchester Road Town and Country, MO 63011	St. Louis	Missouri	RPAI US Management LLC	At Home Stores LLC
3131 East Manchester Expressway Columbus, GA 31909	Muscogee	Georgia	Peachtree Mall, LLC	At Home Stores LLC
161 Washington Ave Ext Albany, NY 12205	Albany	New York	Washington Commons Newco LLC	At Home Stores LLC
9090 Destiny USA Drive Syracuse, NY 13204	Onondaga	New York	Carousel Center Company L.P.	At Home Stores LLC

Street Address	County	State	Lessor	Lessee
5036 Pinnacle Square Trussville, AL 35235	Jefferson	Alabama	Belk, Inc.	At Home Stores LLC
1500 Eastdale Mall Montgomery, AL 36117	Montgomery	Alabama	Eastdale Mall, LLC	At Home Stores LLC
5417 Bay Road Kochville Township, MI 48604	Saginaw	Michigan	Saginaw Landmark Partners, LLC	At Home Stores LLC
2780 Wilma Rudolph Boulevard Clarksville, TN 37040	Montgomery	Tennessee	VEREIT Real Estate, L.P.	At Home Stores LLC
1807 North Dixie Highway Building Unit 517401 Elizabethtown, KY 42701	Hardin	Kentucky	Brixmor GA Elizabethtown LLC	At Home Stores LLC
13910 Metrotech Drive Chantilly, VA 20151	Fairfax	Virginia	The Sully Limited Partnership	At Home Stores LLC
101 West Lincoln Hwy Merrillville, IN 46410	Lake	Indiana	Seritage KMT Finance LLC	At Home Stores LLC
1110 Fall River Ave Seekonk, MA 02771	Bristol	Massachusetts	Wal-Mart Real Estate Business Trust	At Home Stores LLC
1100 Jefferson Road Rochester, NY 14623	Henrietta	New York	1100 Jefferson Partners LLC	At Home Stores LLC
10405 S. Eastern Ave. Henderson, NV 89052	Clark	Nevada	Seritage KMT Finance LLC	At Home Stores LLC
989 Church Road Cherry Hill, NJ 08002	Camden	New Jersey	Cherry Hill Joint Venture	At Home Stores LLC
1376 East 70th Street Shreveport, LA 71105	Caddo (Parish)	Louisiana	VEREIT Real Estate, L.P.	At Home Stores LLC
32101 Gratiot Avenue Roseville, MI 48066	Macomb	Michigan	Seritage SRC Finance LLC	At Home Stores LLC
300 West 14 Mile Rd Troy, MI 48083	Oakland	Michigan	Seritage SRC Finance LLC	At Home Stores LLC
120 Mall Plaza Blvd Monroeville, PA 15146	Allegheny	Pennsylvania	L&M Associates, LP	At Home Stores LLC
3655 Plank Road Fredericksburg, VA 22407	Spotsylvania	Virginia	Spotsylvania Crossing DE, LLC	At Home Stores LLC
1160 Gemini PL Columbus, OH 43240	Delaware	Ohio	Polaris AH, LLC	At Home Stores LLC
19411 Atrium Place Katy, TX 77084	Harris	Texas	Ten West Partners, LP	At Home Stores LLC
4833 Waterview Meadow Drive Richmond, TX 77053	Fort Bend	Texas	VEREIT Real Estate, L.P.	At Home Stores LLC
3551 South 27th Street Rogers, AR 72768	Benton	Arkansas	VEREIT Real Estate, L.P.	At Home Stores LLC
10800 Assembly Park Drive Wixom, MI 48393	Oakland	Michigan	VEREIT Real Estate, L.P.	At Home Stores LLC
1891 East Williams Field Road Gilbert, AZ 85295	Maricopa	Arizona	NAI Horizon	At Home Stores LLC
3000 Kirby Drive Pearland, TX 77584	Brazoria	Texas	Cole AH Pearland TX, LLC	At Home Stores LLC
5540 State Hwy 121 Plano, TX 75024	Collin	Texas	Spirit Realty, L.P.	At Home Stores LLC
Willowbrook Blvd. & I-23 Wayne, NJ 07470	Passaic	New Jersey	PL Wayne LLC	At Home Stores LLC

Street Address	County	State	Lessor	Lessee
4480 Indian Ripple Road Beavercreek, OH 45440	Greene	Ohio	JASUE Trust	At Home Stores LLC
650 Bald Hill Road Warwick, RI 02886	Kent	Rhode Island	Seritage SRC Finance LLC	At Home Stores LLC
4645 Commercial Drive New Hartford, NY 13413	Oneida	New York	Goodrich New Hartford LLC	At Home Stores LLC
1890 Fruitville Pike Lancaster, PA 17601	Lancaster	Pennsylvania	KMART Plaza Lancaster, PA LP	At Home Stores LLC
1002 E. State Road 50 Clermont, FL 34711	Lake	Florida	R&M Retail, LP	At Home Stores LLC
602 US Hwy 287 Mansfield, TX 76063	Tarrant	Texas	Spirit Realty, L.P.	At Home Stores LLC
2520 MacArthur Road Whitehall, PA 18052	Lehigh	Pennsylvania	Spirit Realty, L.P.	At Home Stores LLC
300 Providence Highway Dedham, MA 02026	Norfolk	Massachusetts	OCW Retail-Dedham LLC	At Home Stores LLC
3049 West Ridge Road Rochester, NY 14626	Monroe	New York	West Ridge K Center, LLC	At Home Stores LLC
3750 Flagg Lane Lake Mary, FL 32746	Seminole	Florida	EBR Lake Mary, LLC	At Home Stores LLC
100 N. Galleria Drive Middletown, NY 10941	Orange	New York	Walmart, Inc.	At Home Stores LLC
3530 State Road 30 Lafayette, IN 47905	Tippecanoe	Indiana	CRICKM LAFAYETTE TRUST	At Home Stores LLC
5555 Youngstown-Warren Road, Unit #2 Niles, OH 44446	Trumbull	Ohio	Boulevard Centre LLC	At Home Stores LLC
4645 Commercial Drive Council Bluffs, IA 51501	Pottawattamie	Iowa	EP Paseo South Holdings, LLC	At Home Stores LLC
1181 Tolland Turnpike Manchester, CT 06042	Hartford	Connecticut	The Plaza at Burr Corners LLC	At Home Stores LLC
49 N. Green River Road Evansville, IN 47715	Vanderburgh	Indiana	Green River Plaza, LLC	At Home Stores LLC
1811 Monocacy Blvd. Frederick, MD 21701	Frederick	Maryland	Spirit Realty, L.P.	At Home Stores LLC
1323 Augusta West Parkway Augusta, GA 30909	Richmond	Georgia	Brixmor Augusta West Plaza LLC	At Home Stores LLC
209 Kentlands Blvd. Gaithersburg, MD 20878	Montgomery	Maryland	Kentlands Square LLC	At Home Stores LLC
300 Tanger Outlet Boulevard Pooler, GA 31322	Chatham	Georgia	Tanger Properties Limited Partnership	At Home Stores LLC
535 Pleasant Grove Rd Mount Juliet, TN 37122	Wilson	Tennessee	Store Master Funding III, LLC	At Home Stores LLC
1050 W Elliot Rd. Tempe, AZ 85284	Maricopa	Arizona	Store Master Funding III, LLC	At Home Stores LLC
1930 N. Jersey 88 Brick, NJ 08724	Ocean	New Jersey	Brixmor Laurel Square Owner, LLC	At Home Stores LLC
11501 Parkside Dr, Farragut, TN 37934	Knox	Tennessee	Jensen Investments, LLC	At Home Stores LLC
5070 Jonestown Road Harrisburg, PA 17122	Dauphin	Pennsylvania	PAL Associates-Harrisburg, L.L.C.	At Home Stores LLC
265 Illinois 83 Elmhurst, IL 60126	DuPage	Illinois	Elmhurst Crossing Limited Partnership	At Home Stores LLC

Street Address	County	State	Lessor	Lessee
1647 Crofton Center Crofton, MD 21114	Anne Arundel	Maryland	Crofton 450 LLC	At Home Stores LLC
301 37th Avenue SE Puyallup, WA 98374	King	Washington	NLA Puyallup, LLC	At Home Stores LLC
955 S Hover St Longmont, CO 80503	Boulder	Colorado	SFLP LLC	At Home Stores LLC
26532 Towne Centre Dr. Suites 1A & 1B Lake Forest, CA 92610	Orange	California	Foothill Ranch, LLC	At Home Stores LLC
5101 Fashion Dr. Nanuet, NY 10954	Rochester	New York	Angelo Gordon Real Estate, Inc.	At Home Stores LLC
2663 Canyon Springs Pkwy. Riverside, CA 92507	Riverside	California	MGP X Properties, LLC	At Home Stores LLC
12080 Carmel Mountain Rd. San Diego, CA 92128	San Diego	California	Pacific Carmel Mountain Holdings, LP	At Home Stores LLC
101 Randall Road Lake in the Hills, IL 60156	Mc Henry	Illinois	Amerco Real Estate Company	At Home Stores LLC
7980 Plaza Blvd. Mentor, OH 44060	Lake	Ohio	DFT-Mentor Erie Commons, LLC	At Home Stores LLC
5700 Route 42 N Turnersville, NJ 08012	Camden	New Jersey	Turnersville UE LLC	At Home Stores LLC
1001 E. Sunset Dr. Bellingham, WA 98266	Whatcom	Washington	PK II Sunset Square LLC	At Home Stores LLC
7453 South Plaza Center Drive West Jordan, UT 84084	Salt Lake	Utah	Seritage SRC Finance LLC	At Home Stores LLC
24340 Northwest Freeway Cypress, TX 77429	Harris	Texas	Store Master Funding III, LLC	At Home Stores LLC
3019 Peoples St. Johnson City, TN 37604	Washington	Tennessee	Trinity Development Partners, LLC	At Home Stores LLC
7619 N. Division St. Spokane, WA 99208	Spokane	Washington	7619 Spokane, LLC	At Home Stores LLC
8221 Troy Pike Dayton, OH 45254	Montgomery	Ohio	ARC NPHUBOH001, LLC	At Home Stores LLC
100 Gander Way Palm Beach Gardens, FL 33403	Palm Beach	Florida	PEBB PBG, LLC	At Home Stores LLC
25813 US Hwy 19 N Clearwater, FL 3376	Pinellas	Florida	RPT Realty, LP	At Home Stores LLC
4932 Portage Street North Canton, OH 44720	Stark	Ohio	Deville Developments, LLC	At Home Stores LLC
101 N Barrington Rd Schaumburg, IL 60194	Cook	Illinois	ARC PTSCHIL001, LLC	At Home Stores LLC
2656 Atlanta Hwy. Athens, GA 30606	Clarke	Georgia	PCDP Athens, LLC	At Home Stores LLC
201 West Neider Avenue Coeur d’Alene, ID 83815	Kootenai	Idaho	201 West Neider, LLC	At Home Stores LLC
3175 W. 3rd St. Bloomington, IN 47404	Monroe	Indiana	Bryan Rental, Inc.	At Home Stores LLC
655 Sunland Park Dr. El Paso, TX 79912	El Paso	Texas	KRG Sunland, LP	At Home Stores LLC
5000 San Dario Ave. Laredo, TX 78041	Webb	Texas	Daniel G. Kamin Laredo, LLC	At Home Stores LLC
8320 Delta Shores Circle South Sacramento, CA 95832	Sacramento	California	M&H VI Projects, LLC	At Home Stores LLC

Street Address	County	State	Lessor	Lessee
2620 Moreland Road Willow Grove, PA 19090	Montgomery	Pennsylvania	New Willow Grove PA Retail LLC	At Home Stores LLC
2201 Zeier Rd. Madison, WI 53704	Dane	Wisconsin	Flintlock Capital, LLC	At Home Stores LLC
13180 S. Cicero Ave. Crestwood, IL 60445	Cook	Illinois	Brixmor SPE 3 LLC	At Home Stores LLC
1075 Shaw Ave Clovis, CA 93612	Fresno	California	MAIN-CULVER ASSOCIATES, LLC	At Home Stores LLC
6845 S. 27th St. Lincoln, NE 68512	Lancaster	Nebraska	MJM X 1, LLC	At Home Stores LLC
1601 W 41st St. Sioux Falls, SD 57105	Minnehaha	South Dakota	Retail on 41st Street, LLC	At Home Stores LLC
6135 Junction Blvd Rego Park, NY 11374	Queens	New York	Kohl’s Department Stores, INC	At Home Stores LLC
867 N Columbia Center Blvd. Kennewick, WA 99336	Benton	Washington	Corvallis WA LLC	At Home Stores LLC
2121 NW 138th Street Oklahoma City, OK 73134	Oklahoma	Oklahoma	Kestrel L.L.C.	At Home Stores LLC
301 Nassau Park Blvd. Princeton, NJ 08540	Mercer	New Jersey	West Windsor Property Investors, L.P.	At Home Stores LLC
905 S 24th St Billings, MT 59102	Yellowstone	Montana	905 South 24th Street West Owner, LLC	At Home Stores LLC
2341 NJ-66 Ocean Township, NJ 07712	Monmouth	New Jersey	WS II Acquisition LLC	At Home Stores LLC
2530 Rudkin Road Union Gap, WA 98903	Yakima	Washington	Yakima Theatres, Inc.	At Home Stores LLC
5255 E Broadway Blvd. Tucson, AZ 85711	Pima	Arizona	Sunbelt Stores Co., LP	At Home Stores LLC
750 Newhall Dr San Jose, CA 95110	Santa Clara	California	Lowe’s Home Centers, LLC	At Home Stores, LLC
6716 Governor Ritchie Hwy. Glen Burnie, MD 21061	Anne Arundel	Maryland	Wakefern Food Corp “Sub Landlord”	At Home Stores LLC
216 Gable Crossing Dr. Avon, IN 46123	Hendricks	Indiana	Store Master Funding III, LLC	At Home Stores LLC
6126 US 301 Ellenton, FL 34222	Manatee	Florida	North River Village GEC, LLC	At Home Stores LLC
1600 East Plano Parkway Plano, TX 75074	Collin	Texas	Broadstone Home Texas, LLC	At Home Stores LLC (as successor to Garden Ridge, L.P.)
4040 Forest Lane Garland, TX 75042	Dallas	Texas	4040 Forest Lane Partners LLC	At Home Stores LLC
Six Logistics Drive Carlisle, PA 17013	Cumberland	Pennsylvania	LIT Industrial Limited Partnership	At Home Procurement Inc.
7301 Metropolis Drive, Bldg. #6 Austin, TX 78744	Austin	Texas	Cyrus One	At Home Stores LLC

Schedule 5.08(d) to
the Credit Agreement

OTHER LOCATIONS OF TANGIBLE PERSONAL PROPERTY

None.

25

Schedule 5.09 to
the Credit Agreement

ENVIRONMENTAL MATTERS

None.

26

Schedule 5.11(a) to
the Credit Agreement

ERISA COMPLIANCE

None.

Schedule 5.11(d) to
the Credit Agreement

PENSION PLANS

None.

28

Schedule 5.12 to
the Credit Agreement

SUBSIDIARIES AND OTHER EQUITY INVESTMENTS

Name of Subsidiary	Jurisdiction
At Home Holding III Inc. (f/k/a GRD Holding III Corporation)	Delaware
At Home Companies LLC (f/k/a Garden Holdings Inc.)	Delaware
At Home Stores LLC (f/k/a Garden Ridge Management, LLC)	Delaware
At Home Procurement Inc.	Delaware
At Home RMS Inc.	Delaware
At Home Properties LLC (f/k/a 29 Northwest LLC)	Delaware
1600 East Plano Parkway, LLC	Delaware
2650 West Interstate 20, LLC	Delaware
2827 Dunvale, LLC	Delaware
8651 Airport Freeway LLC	Delaware
11501 Bluegrass Parkway LLC	Delaware
12990 West Center Road LLC	Delaware
1944 South Greenfield Road LLC	Delaware
4700 Green Road LLC	Delaware
4304 West Loop 289 LLC	Delaware
642 South Walnut Avenue LLC	Delaware
15065 Creosote Road LLC	Delaware
335 N. Academy Boulevard (1031), LLC	Delaware
1660 W. Midway Boulevard (1031), LLC	Delaware
3003 West Vine, LLC	Delaware
7613 North East Loop 1604, LLC	Delaware
334 Chicago Drive, LLC	Delaware
4949 Greenwood Drive, LLC	Delaware
2251 Southwyck Blvd, LLC	Delaware
1605 Buford Hwy, LLC	Delaware
1267 Central Park Dr, LLC	Delaware
4801 183A Toll Road, LLC	Delaware
19000 Limestone Commercial Dr, LLC	Delaware
5501 Grove Blvd, LLC	Delaware
1600 W. Kelly Avenue, LLC	Delaware
1919 Wells Rd, LLC	Delaware
7697 Winchester Rd, LLC	Delaware
1000 Turtle Creek Drive LLC	Delaware
2201 Porter Creek Dr LLC	Delaware
2000 E. Santa Fe LLC	Delaware
301 S Town East Mall Dr LLC	Delaware
621 SW 19th Street LLC	Delaware
4200 Ambassador Caffery Pkwy LLC	Delaware
4405 Pheasant Ridge Dr LLC	Delaware
6360 Ridgewood Court Dr LLC	Delaware

At Home Gift Card LLC	Virginia
1376 E. 70th Street LLC	Delaware
25 Pace Blvd LLC	Delaware
2780 Wilma Rudolph Boulevard LLC	Delaware
E. Williams Field Rd LLC	Delaware
3000 Kirby Drive LLC	Delaware
3551 S 27TH Street LLC	Delaware
4833 Waterview Meadow DR LLC	Delaware
10800 Assembly Park DR LLC	Delaware
1050 W. Elliott Rd LLC	Delaware
15255 N Northsight Blvd LLC	Delaware
1811 Monocacy Blvd LLC	Delaware
2016 Grand Cypress Dr LLC	Delaware
2301 Earl Rudder Frwy S LLC	Delaware
24340 Northwest Freeway LLC	Delaware
2520 MacArthur Rd LLC	Delaware
300 Tanger Outlet Blvd LLC	Delaware
3002 Firewheel Parkway LLC	Delaware
3015 W 86th St LLC	Delaware
361 Newnan Crossing Bypass LLC	Delaware
4825 Marburg Avenue LLC	Delaware
535 Pleasant Grove Rd LLC	Delaware
5540 State Highway 121 LLC	Delaware
602 US Hwy 287 LLC	Delaware
7050 Watts Rd LLC	Delaware
9570 Fields Ertel Road LLC	Delaware
10460 SW Fellowship Way LLC	Delaware
1160 Gemini Place LLC	Delaware
1720 N Hardin Blvd LLC	Delaware
216 Gable Crossing Drive LLC	Delaware
3820 W Wisconsin Avenue LLC	Delaware
Compass Creek Parkway LLC	Delaware
Nodal Acquisitions, LLC	Delaware
Rhombus Dev, LLC	Delaware
Transverse II Development	Delaware
2020 SPE Holdings	Cayman Islands

30

Schedule 5.16 to
the Credit Agreement

SCHEDULE OF INTELLECTUAL PROPERTY

I.           Patents

U.S. PATENTS AND PATENT APPLICATIONS

None.

FOREIGN PATENTS AND PATENT APPLICATIONS

None.

II.         Domain Names and Trademarks

DOMAIN NAMES

gardenridge.bz

gardenridge.cc

gardenridge.us

gardenridgesavings.com

gardenridge.com

gardenridge.xyz (owned but inactive)

gardenridge.biz (owned but inactive)

athome.com

Athomeinc.co

Athomeinc.com (owned but inactive)

Athomeinc.org

Athomeinc.us

Athomeshop.co

Athomeshop.us (owned but inactive)

Athomestore.co

Athomestore.us

Athomestores.co

Athomestores.net

Athomestores.us

designhomequarters.com (owned but inactive)

designhomequarters.net (owned but inactive)

designhomequarters.xyz (owned but inactive)

shopeathome.co (owned but inactive)

shopeathome.net (owned but inactive)

shopeathome.us (owned but inactive)

U.S. TRADEMARKS

All trademarks registrations and applications listed below are held in the name of At Home Stores LLC.

Domain Name/Mark	Ctry	Application No.	Filing Date	Registration No.	Reg. Date
AT HOME (stylized)	U.S.	74-665475	04/25/1995	2273201	08/31/1999
AT HOME (with design)	U.S.	86-118622	11/14/2013	4769555	07/07/2015
AT HOME (with design and claiming color)	U.S.	88-295243	02/09/2019	5871899	10/01/2019

31

THE HOME DÉCOR & CRAFT MARKETPLACE	U.S.	76-125381	09/08/2000	2533151	01/22/2002
THE HOME DÉCOR SUPERSTORE	U.S.	86-066990	09/17/2013	4557696 See Note 1	06/24/2014
Welcome to the Home of Endless Possibilities. . .	U.S.	86-269054	05/01/2014	4674501	01/20/2015
ANY REASON TO REDECORATE	U.S.	86-952960	03/25/2016	5172936	03/28/2017
AT HOME INSIDER PERKS	U.S.	87-488518	06/14/2017	5692521	03/05/2019
AT HOME THE HOME & HOLIDAY DECOR SUPERSTORE (with design)	U.S.	87-582941	08/24/2017	5412969	02/27/2018
THE HOME & HOLIDAY DECOR SUPERSTORE (with design)	U.S.	87-606224	09/13/2017	5414943	02/27/2018
FOREST FAIRY TALES	U.S.	86-509615	01/21/2015	5082805	11/15/2016
HEAVEN AND EARTH	U.S.	86-509661	01/21/2015	5105628	12/20/2016
HOLIDAY HOEDOWN	U.S.	86-509681	01/21/2015	5082806	11/15/2016
MIDNIGHT PLUME	U.S.	86-509725	01/21/2015	5082807	11/15/2016
REGAL RENAISSANCE	U.S.	86-509739	01/21/2015	5069328	10/25/2016
SEAS & GREETINGS	U.S.	86-919801	02/25/2016	5174625	04/04/2017
PEPPERMINT JAZZ	U.S.	86-509786	01/21/2015	5082808	11/15/2016
AT HOME (with design)	U.S.	88-295244	02/09/2019	5871900	10/01/2019
TINY DREAMERS EXCLUSIVELY AT HOME (stylized color)	U.S.	88-729249	12/16/2019	Pending 1(b)	Pending 1(b)
TINY DREAMERS EXCLUSIVELY AT HOME (stylized b&w)	U.S.	88-729247	12/16/2019	Pending 1(b)	Pending 1(b)
THE HOME DÉCOR SUPERSTORE	U.S.	88-504118	07/08/2019	Pending 1(a)	Pending 1(a)
AT HOME THE HOME DÉCOR SUPERSTORE	U.S.	86-720524	08/10/2015	4981710	06/21/2016

Note 1 – Registered on the Supplemental Register.

FOREIGN TRADEMARKS

32

None.

III.        Trade Names

At Home

Garden Ridge

IV.        Registered Copyrights

None.

V.          Exclusive Licenses - IP Rights

(a)         Trademark Purchase and Assignment Agreement, (b) Trademark Assignment, and (c) Trademark License Agreement, each by and between Apex, LLC and Garden Ridge Finance Corporation, dated December 17, 2013, each relating to the acquisition by Garden Ridge Finance Corporation from Apex, LLC of the AT HOME (stylized) trademark represented by U.S. Trademark Registration number 2,273,201.

(b)         Trademark License Agreement by Garden Ridge Finance Corporation, as Licensor, and Corsicana Bedding, Inc., as Licensee, dated May 22, 2014, granting Licensee the right to use At Home logo on certain bedding merchandise sold to At Home related entities.

(c)         Trademark Purchase and License Agreement between Garden Ridge Finance Corporation and B&T Homes, LLC dated August 26, 2014, pursuant to which Garden Ridge Finance Corporation purchased from, and licensed back to, B&T Homes, LLC certain trademark rights.

(d)         Trademark License Agreement by Garden Ridge Finance Corporation, as Licensor, and Shalom International Corp, as Licensee, dated August 4, 2014, granting Licensee the right to use At Home logo on certain bedding merchandise sold to At Home related entities.

(e)         License and Endorsement Agreement between At Home Procurement Inc., as Licensee, and Grace Mitchell At Home, LLC as Licensor, dated October 24, 2019, granting Licensee a limited license to use certain of Licensor’s trademarks as further stated in the Agreement.

33

Schedule 5.17(b) to
the Credit Agreement

Credit Card Arrangements

1.          Master Services Agreement dated as of May 19, 2014 between First Data Merchant Services Corporation d/b/a Express Merchant Processing Solutions and Garden Ridge Corporation.

2.          Bankcard Addendum to Master Services Agreement dated as of May 19, 2014 among Garden Ridge Corporation, Wells Fargo Bank, N.A. and First Data Merchant Services Corporation d/b/a  Express Merchant Processing Solutions.

3.          Merchant Services Agreement for Discover Card Acceptance dated August 23, 2007 between Garden Ridge L.P. and DFS Services LLC.

4.          Co-Brand and Private Label Consumer Credit Card Program Agreement dated as of September 7, 2016 between At Home Stores LLC and Synchrony Bank.

5.          Commercial Card Agreement dated as of April 30, 2019 between At Home Holding III Inc. and Compass Bank.

34

Schedule 5.20 to
the Credit Agreement

LABOR MATTERS

None.

35

Schedule 6.02 to
the Credit Agreement

Collateral Reports

A. Annually within 90 days after the end of each fiscal year
1. Audited Financial statements including:
- Consolidated Balance Sheets
- Consolidated Statements of Income
- Consolidated Statements of Cash Flows
- Notes to Consolidated Financial Statements
- Management’s Discussion and Analysis

- Certificate of independent certified public accounts certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default under Section 7.11 of the Credit Agreement or, if any such Event of Default shall exist, stating the nature and status of such event (1)

2. Compliance Certificate (2)

B. Quarterly within 45 days after the end of each of the first three fiscal quarters (3)
1. Financial statements including:
- Consolidated Balance Sheets
- Consolidated Statements of Income
- Consolidated Statements of Shareholders’ Equity
- Consolidated Statements of Cash Flows
- Notes to Consolidated Financial Statements
- Management’s Discussion and Analysis
2. Compliance Certificate (2)

C. Annually within 30 days after the end of each fiscal year (4)
1. Projections including:
- Consolidated Balance Sheets, on a monthly basis
- Consolidated Statements of Income, on a monthly basis
- Consolidated Statements of Cash Flows, on a monthly basis
- Monthly Availability Forecast

D. Within 15 Days after the end of each fiscal month (5)
1. Borrowing Base Certificate
2. Cash Flow Forecast and Cash Flow Variance Report (6)

E. On October 1, November 1 and December 1 of each year
- An updated Borrowing Base Certificate solely to include an update to the amount of the FILO Seasonal Reserve in effect as of each such applicable date

F. Notices
The Borrower must promptly notify the Administrative Agent if the following shall occur:
- Change in any Loan Party’s senior executive officers
- Discharge by any Loan Party of its present registered public accounting firm or any withdrawal or resignation by such accounting firm

(1) Certification to be received no later than 5 days after delivery of financials.
(2) Compliance Certificate to be received no later than 5 days after delivery of financials.

(3) Springs to monthly financial reporting (in addition to quarterly financial reporting) and due within 30 days after the end of each fiscal month (i) so long as any amount in respect of the FILO Loans remains outstanding, for each fiscal month and (ii) whether or not any amount in respect of the FILO Loans remains outstanding, for each fiscal month during which the Borrower shall have failed to maintain Availability, at all times, of at least 12.5% of the Combined Loan Cap (or, when no amount in respect of the FILO Loans remains outstanding, the Loan Cap).

(4) At the request of the Administrative Agent and/or FILO Agent, upon reasonable notice thereof, the Borrower shall hold a telephonic conference call with all Lenders who choose to attend such conference call, on which such conference call shall be reviewed the forecasts of the Borrower; it being understood that only one such call shall be held per fiscal year.

(5) Springs to weekly borrowing base reporting during a Borrowing Base Reporting Trigger Period and shall be delivered by Tuesday of each week.

(6) The requirement to deliver a Cash Flow Forecast and Cash Flow Variance Report shall irrevocably cease to apply upon the earlier to occur of (x) the Borrower’s receipt of net cash proceeds from a sale and leaseback transaction or other real estate financing permitted by the Credit Agreement in the amount of at least $30,000,000 or (y) the satisfaction of the EBITDA Condition for the Borrower’s fiscal year ending January 30, 2021.

37

Schedule 7.01 to
the Credit Agreement

EXISTING LIENS

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

Schedule 7.02 to
the Credit Agreement

EXISTING INVESTMENTS

INVESTMENT PROPERTY

Part I

Equity Interests

None.

Part II

Debt Investments

None.

Schedule 7.03 to
the Credit Agreement

PERMITTED SURVIVING DEBT

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

Schedule 7.08 to
the Credit Agreement

TRANSACTIONS WITH AFFILIATES

None.

Schedule 10.02 to
the Credit Agreement

ADMINISTRATIVE AGENT’S OFFICE,

CERTAIN ADDRESSES FOR NOTICES

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

ANNEX D

POST-CLOSING OBLIGATIONS

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]